The information in this prospectus supplement and the accompanying prospectus is not complete and may be amended. We may not sell these securities until we deliver a final prospectus supplement and accompanying prospectus. This prospectus supplement and the accompanying prospectus are not an offer to sell nor are they seeking an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 17, 2009
Prospectus Supplement
(To Prospectus Dated March 17, 2009)
$1,369,522,000
Nissan Auto Receivables 2009-A Owner Trust,
Issuing Entity

Nissan Auto Receivables Corporation II,	Nissan Motor Acceptance Corporation,
Depositor	Servicer/Sponsor
The issuing entity expects to issue fixed rate notes only, however, reserves the right to issue floating rate notes.

You should review carefully the factors set forth under “Risk Factors” beginning on page S-14 of this prospectus supplement and page 8 in the accompanying prospectus.
The main source for payments of the notes are collections on a pool of motor vehicle retail installment contracts and monies on deposit in a reserve account. The securities are asset-backed securities and represent obligations of the issuing entity only and do not represent obligations of or interests in Nissan Motor Acceptance Corporation, Nissan Auto Receivables Corporation II, Nissan North America, Inc. or any of their respective affiliates. Neither the securities nor the receivables are insured or guaranteed by any government agency. This prospectus supplement may be used to offer and sell the securities only if it is accompanied by the prospectus dated March 17, 2009.
•	The issuing entity may issue up to seven classes of notes described in the table below. The issuing entity will also issue certificates that represent fractional undivided interests in the issuing entity, will not bear interest, and are not being offered to the public, but instead will initially be issued to Nissan Auto Receivables Corporation II. One or more classes of notes may be initially retained by Nissan Auto Receivables Corporation II or conveyed to an affiliate of Nissan Auto Receivables Corporation II.

•	The notes accrue interest from March 25, 2009.

•	The principal of and interest on the notes will generally be payable on the 15th day of each month, unless the 15th day is not a business day, in which case payment will be made on the following business day. The first payment will be made on April 15, 2009.

•	On the closing date, the notes (other than any notes then retained by Nissan Auto Receivables Corporation II or conveyed to an affiliate of Nissan Auto Receivables Corporation II) will be eligible collateral under the Federal Reserve Bank of New York’s Term Asset-Backed Securities Loan Facility, subject to those considerations discussed under “Risk Factors – Loss of TALF eligibility or the lack of availability of a TALF loan may adversely affect your financing options and the liquidity and market value of your notes” in this prospectus supplement.

		Principal Amount	Interest Rate	Final Scheduled Distribution Date
Class A-1 Notes		$357,000,000	%	April 15, 2010
Class A-2a Notes	}	$323,000,000	%
Class A-2b Notes			One-Month LIBOR +%	July 15, 2011
Class A-3a Notes	}	$493,000,000	%
Class A-3b Notes			One-Month LIBOR +%	February 15, 2013
Class A-4a Notes	}	$196,522,000	%

Class A-4b Notes			One-Month LIBOR +(2)%	August 17, 2015(2)
Total		$1,369,522,000

	Price to Public(1)	Underwriting Discount(1)	Proceeds to the Depositor(1)
Per Class A-1 Note	%	%	%
Per Class A-2a Note	%	%	%
Per Class A-2b Note	%	%	%
Per Class A-3a Note	%	%	%
Per Class A-3b Note	%	%	%
Per Class A-4a Note	%	%	%
Per Class A-4b Note	%	%	%

(1)	Total price to the public is $ , total underwriting discount is $ and total proceeds to the Depositor are $ . If all of the classes of offered notes are not sold at the initial offering price, the underwriter may change the public offering price and the other selling terms. After the initial public offering, the underwriters may change the public offering price and selling concessions and reallowance discounts to dealers.

(2)	Not applicable.
Enhancement:
•	Reserve account, with an initial deposit of at least $3,713,454.80 and subject to adjustment as described in this prospectus supplement.
•	A yield supplement overcollateralization amount as described in this prospectus supplement.
•	Certificates with an original principal balance of at least $115,859,920.97 are subordinated to the notes to the extent described in this prospectus supplement.
•	If applicable, interest rate swap agreement(s) with , a , as swap counterparty, to mitigate the risk associated with an increase in the floating interest rate of each class of the floating rate notes, if any.
          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Banc of America Securities LLC	J.P. Morgan
Citi Deutsche Bank Securities HSBC RBS Greenwich Capital Société Générale Corporate & Investment Banking
The date of this prospectus supplement is March           , 2009.

Important Notice About Information Presented in This
Prospectus Supplement and the Accompanying Prospectus
     Information about the securities is provided in two separate documents that progressively provide varying levels of detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to a particular class of securities, including your class; and (2) this prospectus supplement, which will supplement the accompanying prospectus by providing the specific terms that apply to your class of securities.
     Cross-references are included in this prospectus supplement and in the accompanying prospectus that direct you to more detailed descriptions of a particular topic. You can also find references to key topics in the Table of Contents in this prospectus supplement and in the accompanying prospectus.
     You can find a listing of the pages where capitalized terms used in this prospectus supplement are defined under the caption “Index of Terms” beginning on page S-73 in this prospectus supplement and under the caption “Index of Terms” beginning on page 79 in the accompanying prospectus.
     You should rely only on the information contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus. We have not authorized anyone to give you different information. We make no claim with respect to the accuracy of the information in this prospectus supplement or the accompanying prospectus as of any dates other than the dates stated on the respective cover pages. We are not offering the notes in any jurisdiction where it is not permitted.

i

ii

iii

SUMMARY OF TRANSACTION PARTIES(1)

(1)	This chart provides only a simplified overview of the relationships between the key parties to the transaction. Please refer to this prospectus supplement and the accompanying prospectus for a further description of the relationships between the key parties.

FLOW OF FUNDS(1)

(1)	This chart provides only a simplified overview of the priority of the monthly distributions. The order in which funds will flow each month as indicated above is applicable for so long as no event of default has occurred. For more detailed information or for information regarding the flow of funds upon the occurrence of an event of default, please refer to this prospectus supplement and the accompanying prospectus for a further description.

SUMMARY OF MONTHLY DEPOSITS TO AND WITHDRAWALS FROM ACCOUNTS(1)

Depositor
Obligors on Receivables
Payments on Receivables
Servicer
Principal & Interest on Receivables
Servicer Advances
Reimbursement of Servicer Advances from prior Collection Periods
Administrative Payments
Total Servicing Fees
Swap Termination Payments, if any
New Swap Receipts, if any
Swap Counterparty, if any
Net Swap Payments, if any
Swap Termination Payments, if any
Withdrawals from Reserve Account
Reserve Account
Collection Account
Deposits to Reserve Account
Interest and Principal
Payments on Certificates/Currency Swap Counterparty, if any
Excess Funds From Reserve Account
Noteholders
Certificateholders/Currency Swap Counterparty, if any
Depositor

(1)	This chart provides only a simplified overview of the monthly flow of funds. Please refer to this prospectus supplement and the accompanying prospectus for a further description.

SUMMARY
          This summary highlights selected information from this prospectus supplement and may not contain all of the information that you need to consider in making your investment decision. This summary provides an overview of certain information to aid your understanding and is qualified in its entirety by the full description of this information appearing elsewhere in this prospectus supplement and the accompanying prospectus. You should carefully read both documents to understand all of the terms of the offering.

Issuing Entity:	Nissan Auto Receivables 2009-A Owner Trust. The issuing entity was established by a trust agreement dated as of January 23, 2009, as amended and restated by an amended and restated trust agreement dated as of February 13, 2009, and will be the entity that issues the notes and the certificates.

Depositor:	Nissan Auto Receivables Corporation II.

Servicer/Sponsor and Administrator:	Nissan Motor Acceptance Corporation.

Owner of the Certificates:	Nissan Auto Receivables Corporation II.

Indenture Trustee:	U.S. Bank National Association.

Owner Trustee:	Wilmington Trust Company.

Swap Counterparty:	The issuing entity expects to issue fixed rate classes of notes only, however, the issuing entity retains the right, in its sole discretion, to issue floating rate classes of notes in addition to the fixed rate classes of notes. If any floating rate classes of notes are issued, will be the swap counterparty. The long-term credit rating currently assigned to the swap counterparty by Moody’s Investor Services, Inc. is currently at least “Aa2”, by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. is currently at least “AA-” and by Fitch Ratings is currently at least “AA-”. The short-term credit rating currently assigned to the swap counterparty by Moody’s Investor Services, Inc. is currently at least “Prime-1”, by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. is currently at least “A-1+” and by Fitch Ratings is currently at least “F1+”.

Cut-off Date:	Close of business on February 28, 2009.

Closing Date:	March 25, 2009.

Issuing Entity Property:	The primary assets of the issuing entity will consist of a pool of motor vehicle retail installment contracts, referred to herein as the receivables, collections on the receivables, payments due under the interest rate swap agreement for any class of floating rate notes, if any, and security interests in the vehicles financed by the receivables, together with the amounts on deposit in various accounts.

The receivables will be sold by the sponsor to the depositor and then transferred by the depositor to the issuing entity in exchange for the notes and the certificates.

The principal balance of the receivables as of the cut-off date was $1,543,885,698.40. As of the cut-off date, the receivables had the following characteristics:

Number of Receivables	79,187
Average Principal Balance	$19,496.71
Weighted Average Annual Percentage Rate	4.504%
Approximate Weighted Average Original Payments to Maturity	61.05 payments
Approximate Weighted Average Remaining Payments to Maturity	53.28 payments

You should refer to “The Issuing Entity — Property of the Issuing Entity” in this prospectus supplement and “The Issuing Entities — Property of the Issuing Entities” in the accompanying prospectus and “The Receivables” in this prospectus supplement and in the accompanying prospectus for more information on the property of the issuing entity.

Offered Notes:	The offered notes may consist of the Class A-1 notes, the Class A-2a notes, the Class A-2b notes, the Class A-3a notes, the Class A-3b notes, the Class A-4a notes and the Class A-4b notes, as described on the cover page of this prospectus supplement. The Class A-2a notes and the Class A-2b notes are referred to in this prospectus supplement collectively as the “Class A-2 notes;” the Class A-3a notes and the Class A-3b notes are referred to in this prospectus supplement collectively as the “Class A-3 notes;” and the Class A-4a notes and the Class A-4b notes are referred to in this prospectus supplement collectively as the “Class A-4 notes.” The issuing entity expects to issue the Class A-2a notes, the Class A-3a notes and the Class A-4a notes only, however, the issuing entity retains the right, in its sole discretion, to issue the Class A-2b notes, the Class A-3b notes and the Class A-4b notes. If issued, the Class A-2b notes, the Class A-3b notes and the Class A-4b notes will be floating rate notes. All other classes of offered notes will be fixed rate notes. The allocation of the principal balance between the Class A-2a notes and the Class A-2b notes, between the Class A-3a notes and the Class A-3b notes, and between the Class A-4a notes and the Class A-4b notes, respectively, will be determined on the day of pricing of the notes offered hereunder. The principal balance of the Class A-2 notes may be allocated entirely to the Class A-2a notes or the Class A-2b notes, with no principal balance allocated to the Class A-2b notes or Class A-2a notes, respectively, in which case no Class A-2b notes or Class A-2a notes, respectively, would be issued. Likewise, the principal balance of the Class A-3 notes may be allocated entirely to the Class A-3a notes or the Class A-3b notes, with no principal balance allocated to the Class A-3b notes or Class A-3a notes, respectively, in which case no Class A-3b notes or Class A-3a notes, respectively, would be issued. Furthermore, the principal balance of the Class A-4 notes may be allocated entirely to the Class A-4a notes or the Class A-4b notes, with no principal balance allocated to the Class A-4b notes or Class A-4a notes, respectively, in which case no Class A-4b notes or Class A-4a notes, respectively, would be issued. If it is determined that all of the Class A-2 notes will be issued as fixed rate notes, the discussion in this prospectus supplement pertaining to the Class A-2a notes will apply, and if it is determined that all of the Class A-2 notes will be issued as floating rate notes, the discussion in this prospectus supplement pertaining to the Class A-2b notes will apply, but in each case, the Class A-2 notes will simply be referred to as “Class A-2 notes.” Similarly, if it is determined that all of the Class A-3 notes will be issued as fixed rate notes, the discussion in this prospectus supplement pertaining to the Class A-3a notes will apply, and if it is determined that all of the Class A-3 notes will be issued as floating rate notes, the discussion in this prospectus supplement pertaining to the Class A-3b notes will apply, but in each case, the Class A-3 notes will simply be referred to as “Class A-3 notes.” Additionally, if it is determined that all of the Class A-4 notes will be issued as fixed rate notes, the discussion in this prospectus supplement pertaining to the Class A-4a notes will apply, and if it is determined that all of the Class A-4 notes will be issued as floating rate notes, the discussion in this prospectus supplement pertaining to the Class A-4b notes will apply, but in each case, the Class A-4 notes will simply be referred to as “Class A-4 notes.”

One or more classes of notes may be initially retained by the depositor or conveyed to an affiliate of the depositor.

Certificates:	The issuing entity will also issue at least $115,859,920.97 initial principal amount of certificates. The issuing entity is not offering the certificates to the public. The certificates will initially be issued to the depositor.

The certificates will represent fractional undivided interests in the issuing entity and will not bear interest. The issuing entity will not make any distributions on the certificates until all interest on and principal of the notes have been paid in full.

Terms of the Notes:	Distribution Dates:

Interest on and principal of each class of notes will generally be payable on the 15th day of each month, unless the 15th day is not a business day, in which case such payment will be made on the following business day. The first payment will be made on April 15, 2009.

Denominations:

The notes will be issued in minimum denominations of $25,000 and integral multiples of $1,000 in excess thereof in book-entry form (provided that any notes retained by the depositor or conveyed to an affiliate of the depositor will be issued as definitive notes).

Per annum interest rates:

Each class of notes will have a fixed or adjustable rate of interest (which we refer to in this prospectus supplement as “fixed rate notes” and “floating rate notes,” respectively), as follows:

Class	Interest Rates
A-1%
A-2a	%
A-2b	One-month LIBOR + %
A-3a	%
A-3b	One-month LIBOR + %
A-4a	%
A-4b	One-month LIBOR + %

Interest Periods and Payments:

Interest on the notes will accrue in the following manner, except that on the first distribution date, interest on all of the notes will accrue from and including the closing date:

Class	From (including)	To (excluding)	Day Count Convention
A-1	Prior Distribution Date	Current Distribution Date	Actual/360
A-2a	15th of prior month	15th of current month	30/360
A-2b	Prior Distribution Date	Current Distribution Date	Actual/360
A-3a	15th of prior month	15th of current month	30/360
A-3b	Prior Distribution Date	Current Distribution Date	Actual/360
A-4a	15th of prior month	15th of current month	30/360
A-4b	Prior Distribution Date	Current Distribution Date	Actual/360

Interest payments on each class of notes will be paid, pro rata with any senior swap termination payment to the swap counterparty, if any, on a pro rata basis.

Principal:

Principal of the notes will be payable on each distribution date to the Class A-1 notes until the principal amount thereof is reduced to zero, then to the Class A-2 notes (pro rata among the Class A-2a notes and the Class A-2b notes, if applicable) until the amount thereof is reduced to zero, then to the Class A-3 notes

(pro rata among the Class A-3a notes and the Class A-3b notes, if applicable) until the amount thereof is reduced to zero and then to the Class A-4 notes (pro rata among the Class A-4a notes and the Class A-4b notes, if applicable) until the amount thereof is reduced to zero, in an amount equal to the excess, if any, of (a) the sum of the aggregate outstanding principal balance of (i) the notes and (ii) the certificates as of the preceding distribution date (after giving effect to any principal payments made on the notes on such distribution date) (or, in the case of the first distribution date, as of the closing date) over (b) the Adjusted Pool Balance as of the end of the related collection period. No distributions will be paid on the certificates until the principal amount of each class of notes has been reduced to zero.

Principal payments on the notes as described above will be made from all available amounts after the servicing fee has been paid, any net swap payment and senior swap termination payment have been made to the swap counterparty, if any, certain advances have been reimbursed, and after payment of interest on the notes.

Notwithstanding the foregoing, after the occurrence of an event of default under the indenture and an acceleration of the notes (unless and until the acceleration has been rescinded), available amounts (after the swap counterparty has been paid the net swap payment, if any, due under the interest rate swap agreement(s), the servicing fee has been paid and certain advances have been reimbursed to the servicer) will be applied to pay: (a) first, pro rata, any senior swap termination payment due to the swap counterparty and interest on the Class A-1 notes, the Class A-2 notes (pro rata among the Class A-2a notes and the Class A-2b notes, if applicable), the Class A-3 notes (pro rata among the Class A-3a notes and the Class A-3b notes, if applicable) and the Class A-4 notes (pro rata among the Class A-4a notes and the Class A-4b notes, if applicable), on a pro rata basis, based on the amount of the noteholders’ interest distributable amount due to such class, until the accrued interest on such classes has been paid in full, (b) second, principal of the Class A-1 notes, until the outstanding principal balance of the Class A-1 notes has been paid in full, and (c) third, principal of the Class A-2 notes (pro rata among the Class A-2a notes and the Class A-2b notes, if applicable), the Class A-3 notes (pro rata among the Class A-3a notes and the Class A-3b notes, if applicable) and the Class A-4 notes (pro rata among the Class A-4a notes and the Class A-4b notes, if applicable), on a pro rata basis, based on the respective outstanding principal balances of those classes of notes, until the outstanding principal balances of those classes of notes have been paid in full.

If, after the occurrence of an event of default under the indenture and an acceleration of the notes, the acceleration has been rescinded, available amounts (after the servicing fee, any net swap payment, any senior swap termination payment and interest on the notes have been paid and certain advances have been reimbursed to the servicer) will be applied to pay principal first to the Class A-1 notes until they are paid in full, then to the Class A-2 notes (pro rata among the Class A-2a notes and the Class A-2b notes, if applicable), until they are paid in full, then to the Class A-3 notes (pro rata among the Class A-3a notes and the Class A-3b notes, if applicable), until they are paid in full, and then to the Class A-4 notes (pro rata among the Class A-4a notes and the Class A-4b notes, if applicable), until they are paid in full.

Final Scheduled Distribution Dates: The issuing entity must pay the outstanding principal balance of each class of notes by its final scheduled distribution date as follows:

Class	Final Scheduled Distribution Date
A-1	April 15, 2010
A-2a	July 15, 2011
A-2b	July 15, 2011
A-3a	February 15, 2013
A-3b	February 15, 2013
A-4a	August 17, 2015
A-4b	August 17, 2015

You should refer to “The Notes — Payments of Principal” and “Distributions on the Notes — Calculation of Available Amounts” in this prospectus supplement for more detailed information regarding payments of principal.

Interest Rate Swap Agreement(s):	The issuing entity expects to issue fixed rate classes of notes only, however, the issuing entity retains the right, in its sole discretion, to issue floating rate classes of notes in addition to the fixed rate classes of notes. On the closing date, for each class of the floating rate notes, if any, the issuing entity will enter into a corresponding transaction pursuant to an interest rate swap agreement with the swap counterparty to hedge the floating interest rate on each class of such notes. The interest rate swap transaction for each class of floating rate notes will have an initial notional amount equal to the principal balance of the related class of floating rate notes on the closing date, which notional amount will decrease by the amount of any principal payments paid on such class of floating rate notes.

The notional amount under each interest rate swap transaction will at all times be equal to the outstanding note balance of the related class of floating rate notes.

In general, under each interest rate swap agreement, if any, on each distribution date, the issuing entity will be obligated to pay the swap counterparty a fixed rate payment based on a per annum fixed rate, determined on a “30/360” basis, times the notional amount of the interest rate swap agreement for a class of floating rate notes, if any, and the swap counterparty will be obligated to pay a per annum floating interest rate payment based on one-month LIBOR, determined on an “actual/360” basis, times the notional amount of the corresponding interest rate swap agreement. Payments (other than swap termination payments) on the interest rate swap agreement(s), if any, will be exchanged on a net basis, and will be aggregated such that the net payments due under the interest rate swap agreement(s) for any distribution date will result in a single net swap payment or net swap receipt for such distribution date. Any net swap payment owed by the issuing entity to the swap counterparty on the interest rate swap agreement(s) ranks higher in priority than all payments on the notes.

Each interest rate swap agreement may be terminated upon an event of default or other termination event specified in such interest rate swap agreement. If an interest rate swap agreement is terminated due to an event of default or other termination event, a termination payment may be due to the swap counterparty by the issuing entity out of available funds or by the swap counterparty to the issuing entity.

If the issuing entity fails to make a net swap payment due under the interest rate swap agreement(s) or if a bankruptcy event occurs with respect to the issuing entity, a senior swap termination payment may be due to the swap counterparty that will be paid pro rata with payments of interest on the notes and will be higher in priority than payments of principal of the notes. Subordinated swap termination payments, which may be due because of an event of default or termination event under the interest rate swap agreement(s) not involving the issuing entity’s failure to make a net swap payment or a bankruptcy event with respect to the issuing entity, will be subordinate to payments of principal of and interest on the notes.

The issuing entity’s obligation to pay any net swap payment and any other amounts due under each interest rate swap agreement is secured under the indenture by the issuing entity’s property.

For a more detailed description of the interest rate swap agreement(s) and the swap counterparty, see “The Notes — Interest Rate Swap Agreement(s)” and “The Swap Counterparty” in this prospectus supplement.

Servicing/Administration:	Nissan Motor Acceptance Corporation will service the receivables. In addition, Nissan Motor Acceptance Corporation will perform the administrative obligations required to be performed by the issuing entity or the owner trustee under the indenture and the trust agreement. On each distribution date, Nissan Motor Acceptance Corporation will be paid a fee for performing its servicing and administrative obligations in an amount equal to one-twelfth of 1.00% of the principal balance of the receivables as of the last day of the preceding collection period, or in the case of the first distribution date, as of the cut-off date. As additional compensation, the servicer will be entitled to retain all supplemental servicing fees, if any. The servicing fee, together with any portion of the servicing fee that remains unpaid from prior distribution dates, will be payable on each distribution date from available amounts on deposit in the collection account, and will be paid to the servicer prior to the payment of principal of and interest on the notes.

You should refer to “Description of the Transfer and Servicing Agreements — Compensation for Servicer and Administrator” in this prospectus supplement for more detailed information regarding the servicing fees to be paid to Nissan Motor Acceptance Corporation.

Optional Purchase:	The notes will be paid in full on any distribution date on which the servicer exercises its option to purchase the receivables. The servicer may purchase the receivables when the outstanding aggregate principal balance of the receivables, as of the last day of the related collection period, declines to 5% or less of the original aggregate principal balance of the receivables on the cut-off date.

You should refer to “Description of the Transfer and Servicing Agreements — Optional Purchase” in this prospectus supplement for more detailed information regarding the optional purchase of the notes.

Enhancement:	The enhancement of the offered notes will be the subordination of the certificates, the interest rate swap agreement(s), if any, the reserve account and the yield supplement overcollateralization amount. The enhancement is intended to protect you against losses and delays in payments on your notes by absorbing losses on the receivables and other shortfalls in cash flows.

Subordination of the Certificates:

The certificates have an initial principal balance of at least $115,859,920.97 and represent approximately 7.80% of the initial principal amount of all the notes and the certificates. The certificates will not receive any distributions until all interest on and principal of the notes have been paid in full. The certificates will not receive any interest payments.

Reserve Account:

On each distribution date, the issuing entity will use funds in the reserve account for distribution to the noteholders to cover any shortfalls in interest and principal required to be paid on the notes and any net swap payments and senior swap termination payments payable to the swap counterparty, if any. The reserve account will be pledged to the indenture trustee to secure the notes and the interest rate swap agreement(s), if any, but will not be an asset of the issuing entity.

If the principal amount of a class of notes is not paid in full on the related final scheduled distribution date, the indenture trustee will withdraw amounts from the reserve account (if available) to pay that class in full.

The sale and servicing agreement sets forth the specified reserve account balance, which is the amount that is required to be on deposit in the reserve account. On the closing date, the depositor will make a deposit of at least $3,713,454.80 into the reserve account, which is approximately 0.25% of the initial outstanding principal balance of all of the notes and the certificates. Thereafter, on any distribution date while the notes are outstanding, the reserve account will generally be required to have a balance of not less than 0.75% of the Adjusted Pool Balance as of the cut-off date. On each distribution date, after making required payments to the servicer, to the swap counterparty, if any, and on the notes, and prior to making payments on the certificates, the issuing entity will make a deposit into the reserve account to fund and maintain the specified reserve account balance.

On each distribution date, after all appropriate deposits to and withdrawals from the reserve account, any amounts on deposit in the reserve account in excess of the specified reserve account balance will be released to the depositor.

Funds in the reserve account on each distribution date will be available to cover shortfalls in payments on the notes and any net swap payments and senior swap termination payments under the interest rate swap agreement(s), if any, as described in “Subordination; Reserve Account; YSOC Amount — Reserve Account” in this prospectus supplement.

You should refer to “Subordination; Reserve Account; YSOC Amount — Reserve Account” in this prospectus supplement for more detailed information regarding the reserve account.

The Yield Supplement Overcollateralization Amount:

The yield supplement overcollateralization amount or “YSOC Amount” with respect to any collection period and the related distribution date is the aggregate amount by which the principal balance as of the last day of such collection period of each receivable (other than a receivable that is a non-collectible or defaulted receivable or a receivable that has been purchased by the servicer or repurchased by the depositor due to certain breaches), exceeds the present value of each scheduled payment of each such receivable assuming the discount rate of such receivable is the greater of the Required Rate or the receivable’s contract rate and that such scheduled payments (assumed to be equal monthly payments that amortize the receivable principal balance to zero, using its contract rate, over the remaining term of the contract) are made on the last day of each month and each month has 30 days. On the closing date, the YSOC Amount will equal approximately 3.79% of the pool balance as of the cut-off date. At any time the “Adjusted Pool Balance” shall equal the pool balance minus the YSOC Amount, which represents the aggregate present value (as described above) of the receivables for the related collection period.

You should refer to “Subordination; Reserve Account; YSOC Amount — YSOC Amount” in this prospectus supplement for more detailed information regarding YSOC Amount.

Events of Default:	The notes are subject to specified events of default under the indenture, as described under “Description of the Indenture — Events of Default” and “— Remedies Upon an Event of Default” in the accompanying prospectus. Among these events are the failure to pay interest on the notes for five days after it is due or the failure to pay principal on a class of notes on the related final scheduled distribution date.

If an event of default under the indenture occurs and continues, the indenture trustee or the holders of at least a majority of the outstanding principal amount of the notes may declare the notes to be immediately due and payable. That declaration, under some circumstances, may be rescinded by the holders of at least a majority of the outstanding principal amount of the notes.

After an event of default under the indenture and the acceleration of the notes, funds on deposit in the collection account and any of the issuing entity’s other accounts with respect to the affected notes will be applied to pay principal of and interest on the notes in the order and amounts described under “Distributions on the Notes — Payment of Distributable Amounts” in this prospectus supplement.

After an event of default under the indenture, the indenture trustee may, under certain circumstances:
1.	institute proceedings in its own name for the collection of all amounts then payable on the notes;

2.	take any other appropriate action to protect and enforce the rights and remedies of the indenture trustee and the noteholders; or

3.	sell or otherwise liquidate the assets of the issuing entity, if the event of default under the indenture relates to a failure by the issuing entity to pay interest on the notes when due or principal of the notes on their respective final scheduled distribution dates.

For more information regarding the events constituting an event of default under the indenture and the remedies available following such default, you should refer to “The Notes — Events of Default; Rights Upon Event of Default” in this prospectus supplement and “Description of the Indenture — Events of Default” and “— Remedies Upon an Event of Default” in the accompanying prospectus.

Tax Status:	On the closing date, and subject to certain assumptions and qualifications, Mayer Brown LLP, special tax counsel to the issuing entity, will render an opinion to the effect that the notes (other than notes retained, if any, by the depositor or conveyed to an affiliate of the depositor) will be classified as debt for federal income tax purposes and that the issuing entity will not be characterized as an association or a publicly traded partnership taxable as a corporation.

The depositor will agree, and the noteholders and beneficial owners will agree by accepting the notes or a beneficial interest therein, to treat the notes as debt for federal income tax purposes.

You should refer to “Material Federal Income Tax Consequences” in this prospectus supplement and “Material Federal Income Tax Consequences — Tax Treatment of Issuing Entity” and “— State and Local Tax Considerations” in the accompanying prospectus.

ERISA Considerations:	The notes (other than the notes initially retained by the depositor or conveyed to an affiliate of the depositor) are eligible for purchase by employee benefit plans and individual retirement accounts, subject to those considerations discussed under “ERISA Considerations” in this prospectus supplement and in the accompanying prospectus.

You should refer to “ERISA Considerations” in this prospectus supplement and in the accompanying prospectus. If you are a benefit plan fiduciary considering purchase of the notes you are, among other things, encouraged to consult with your counsel in determining whether all required conditions have been satisfied.

Eligibility for Purchase by Money Market Funds:
The Class A-1 notes will be eligible for purchase by money market funds under Rule 2a-7 under the Investment Company Act of 1940, as amended. A money market fund is encouraged to consult its legal advisors regarding the eligibility of such notes under Rule 2a-7 and whether an investment in such notes satisfies such fund’s investment policies and objectives.

Term Asset-Backed Securities Loan Facility Considerations:
On the closing date, the notes (other than any notes then retained by the depositor or conveyed to an affiliate of the depositor) will be eligible collateral under the Federal Reserve Bank of New York’s Term Asset-Backed Securities Loan Facility, subject to those considerations discussed under “Risk Factors – Loss of TALF eligibility or the lack of availability of a TALF loan may adversely affect your financing options and the liquidity and market value of your notes” in this prospectus supplement.

You should refer to “TALF Considerations” and “Risk Factors – Loss of TALF eligibility or the lack of availability of a TALF loan may adversely affect your financing options and the liquidity and market value of your notes” in this prospectus supplement. If you are an investor intending to pledge the notes as collateral for loans borrowed from the Federal Reserve Bank of New York under its Term Asset-Backed Securities Loan Facility, you are encouraged to consult with your financial and legal advisors regarding the program requirements of, eligibility for, and related legal and economic risks in connection with, loans under the Term Asset-Backed Securities Loan Facility.

CUSIP Numbers:	Each class of notes will have the following CUSIP number:

Class	CUSIP Number
A-1	65476A AA3
A-2a	65476A AB1
A-2b	65476A AC9
A-3a	65476A AD7
A-3b	65476A AE5
A-4a	65476A AF2
A-4b	65476A AG0

Ratings:	On the closing date, each class of notes to be issued will receive the following ratings from Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody’s Investors Service, Inc. and Fitch Ratings or their respective successors:

Class	Standard & Poor’s	Moody’s	Fitch
A-1	A-1+	Prime-1	F1+
A-2a	AAA	Aaa	AAA
A-2b	AAA	Aaa	AAA
A-3a	AAA	Aaa	AAA
A-3b	AAA	Aaa	AAA
A-4a	AAA	Aaa	AAA
A-4b	AAA	Aaa	AAA

Ratings on the notes will be monitored by the rating agencies listed above while the notes are outstanding. Ratings on the notes may be lowered, qualified or withdrawn at any time. A rating is based on each rating agency’s independent evaluation of the receivables and the availability of any credit enhancement for the notes. A rating, or a change or withdrawal of a rating, by one rating agency will not necessarily correspond to a rating, or a change or a withdrawal of a rating, from the other rating agency.

RISK FACTORS
     You should consider the following risk factors (and the factors set forth under “Risk Factors” in the accompanying prospectus) in deciding whether to purchase the notes of any class.

Loss of TALF eligibility or the lack of availability of a TALF loan may adversely affect your financing options and the liquidity and market value of your notes

On the closing date, the notes (other than any notes then retained by the depositor or conveyed to an affiliate of the depositor) will be eligible collateral under the Federal Reserve Bank of New York’s Term Asset-Backed Securities Loan Facility (“TALF”). Under TALF, subject to the program terms and conditions, the Federal Reserve Bank of New York (the “FRBNY”) may make loans secured by eligible asset-backed securities to eligible borrowers on a non-recourse basis. However, the FRBNY is under no obligation to extend credit to investors requesting TALF loans. The FRBNY has expressly reserved the right to change the terms and conditions of the TALF program, including the size of the program, pricing, loan maturity, collateral haircuts, and asset and borrower eligibility requirements, and TALF is scheduled to expire on December 31, 2009 unless extended by the FRBNY.

A potential investor holding eligible collateral that wishes to borrow under TALF must, among other things, comply with the terms and conditions of the TALF program, satisfy certain eligibility requirements and enter into arrangements with a primary dealer that will act as an agent for that investor in connection with the related TALF loan. None of the sponsor, the depositor, the issuing entity or any of their subsidiaries or affiliates can give you any assurances that you will be an eligible borrower or that you will be able to borrow any funds under TALF.

Although the notes will be eligible collateral for TALF on the closing date, as discussed under “TALF Considerations” in this prospectus supplement, there can be no assurance that the notes will be eligible collateral for new TALF loans sought at any time after the closing date (or TALF loans sought to be assigned after the closing date), including due to changes in the terms and conditions of the TALF program or the characteristics of the notes or receivables.

If you intend to obtain a TALF loan to finance your investment but do not obtain a TALF loan to finance your investment, you may have limited or no alternative financing options and your expected return on your investment in the notes may be significantly reduced. Additionally, if the notes cease to be eligible collateral under TALF or if the terms of the TALF program change, those changes may cause the notes to become less attractive to potential purchasers of the notes. Further, the FRBNY has indicated that assignment of TALF loans to other eligible borrowers may only occur with the consent of the FRBNY and prior to the expiration of the TALF program. As a result of the foregoing, you may not be able to sell your notes when you want to do so or you may not be able to obtain the price that you wish to receive. See "—You may have difficulty selling your notes and/or obtaining your desired price due to the absence of a secondary market” and "—Loss of liquidity in the secondary market may adversely affect your notes” in this prospectus supplement.

This prospectus supplement does not purport to describe all the requirements of participation in the TALF program or the associated risks or the availability or advisability of financing an investment in the notes with loans from the FRBNY under TALF. Potential investors in the notes should consult with their own financial and legal advisors with respect to the program requirements of, eligibility for, and related legal and economic risk in connection with, TALF loans. For more information about the notes and TALF, see “TALF Considerations” in this prospectus supplement.

You may have difficulty selling your notes and/or obtaining your desired price due to the absence of a secondary market

The issuing entity will not list the notes on any securities exchange. Therefore, in order to sell your notes, you must first locate a willing purchaser. The absence of a secondary market for the notes could limit your ability to resell them. Currently, no secondary market exists for the notes. We cannot assure you that a secondary market will develop. The underwriters intend to make a secondary market for the notes by offering to buy the notes from investors that wish to sell. However, the underwriters are not obligated to offer to buy the notes and may stop making offers at any time. In addition, the underwriters’ offered prices, if any, may not reflect prices that other potential purchasers would be willing to pay were they given the opportunity. There have been times in the past where there have been very few buyers of asset-backed securities and, thus, there has been a lack of liquidity. There may be similar lack of liquidity at times in the future.

As a result of the foregoing restrictions and circumstances, you may not be able to sell your notes when you want to do so or you may not be able to obtain the price that you wish to receive.

Payment priorities increase risk of loss or delay in payment to certain notes
Based on the priorities described under “The Notes — Payments of Interest” and “The Notes — Payments of Principal” in this prospectus supplement, classes of notes that receive payments, particularly principal payments, before other classes will be repaid more rapidly than the other classes. In addition, because principal of each class of notes will be paid sequentially (so long as no event of default has occurred), classes of notes that have higher (i.e. 2 being higher than 1) sequential numerical class designations will be outstanding longer and therefore will be exposed to the risk of losses on the receivables during periods after other classes have been receiving most or all amounts payable on their notes, and after which a disproportionate amount of credit enhancement may have been applied and not replenished.

Because of the priority of payment on the notes, the yields of the Class A-2 notes, the Class A-3 notes and the Class A-4 notes will be relatively more sensitive to losses on the receivables and the timing of such losses than the Class A-1 notes. Accordingly, the Class A-2 notes will be relatively more sensitive to losses on the receivables and the timing of such losses than the Class A-1 notes; the Class A-3 notes will be relatively more sensitive to losses on the receivables and the timing of such losses than the Class A-1 notes and the Class A-2 notes; and the Class A-4 notes will be relatively more sensitive to losses on the receivables and the timing of such losses than the Class A-1 notes, the Class A-2 notes and the Class A-3 notes. If the actual rate and amount of losses exceed your expectations, and if amounts in the reserve account are insufficient to cover the resulting shortfalls, the yield to maturity on your notes may be lower than anticipated, and you could suffer a loss.

Classes of notes that receive payments earlier than expected are exposed to greater reinvestment risk, and classes of notes that receive principal later than expected are exposed to greater risk of loss. In either case, the yields on your notes could be materially and adversely affected.

Geographic concentration of the states of origination of the receivables may increase the risk of loss on your investment	As of the cut-off date, Nissan Motor Acceptance Corporation’s records indicate that the addresses of the originating dealers of the receivables were most highly concentrated in the following states:

Percentage of Aggregate Cut-off
Date Principal Balance
California	16.71%
Florida	7.72%
New York	6.35%
Illinois	5.86%

No other state, based on the addresses of originating dealers, accounted for more than 5.00% of the total principal balance of the receivables as of the cut-off date. Economic conditions or other factors affecting these states in particular could adversely affect the delinquency, credit loss, repossession or prepayment experience of the issuing entity.

Prepaid simple interest contracts may affect the weighted average life of the notes
If an obligor on a simple interest contract makes a payment on the contract ahead of schedule, the weighted average life of the notes could be affected. This is because the additional payment will be treated as a principal prepayment and applied to reduce the principal balance of the related contract and the obligor will generally not be required to make any scheduled payments during the period for which it has paid ahead. During this prepaid period, interest will continue to accrue on the principal balance of the contract, as reduced by the application of the additional payment, but the obligor’s contract would not be considered delinquent. While the servicer may be required to make interest advances during this period, no principal advances will be made. Furthermore, when the obligor resumes his required payments, the payments so paid may be insufficient to cover the interest that has accrued since the last payment by the obligor. This situation will continue until the regularly scheduled payments are once again sufficient to cover all accrued interest and to reduce the principal balance of the contract.

The payment by the issuing entity of the prepaid principal amount of the notes will generally shorten the weighted average life of the notes. However, depending on the length of time during which a prepaid simple interest contract is not amortizing as described above, the weighted average life of the notes may be extended. In addition, to the extent the servicer makes advances on a prepaid simple interest contract that subsequently goes into default, the loss on this contract may be larger than would have been the case had advances not been made because liquidation proceeds for the contract will be applied first to reimburse the servicer its advances.

Nissan Motor Acceptance Corporation’s portfolio of retail installment contracts has historically included simple interest contracts that have been paid ahead by one or more scheduled monthly payments. There can be no assurance as to the number of contracts in the issuing entity that may become prepaid simple interest contracts as described above or the number or the principal amount of the scheduled payments that may be paid ahead.

The return on your notes could be reduced by shortfalls due to extreme weather conditions and natural disasters	Extreme weather conditions could cause substantial business disruptions, economic losses, unemployment and an economic downturn. As a result, the related obligors’ ability to make payments on the receivables could be adversely affected. The issuing entity’s ability to make payments on the notes could be adversely affected if the related obligors were unable to make timely payments.

In addition, natural disasters may adversely affect the obligors of the receivables. The effect of natural disasters on the performance of the receivables is unclear, but there may be an adverse effect on general economic conditions, consumer confidence and general market liquidity. Investors should consider the possible effects on delinquency, default and prepayment experience on the performance of the receivables.

Risk of loss or delay in payment may result from delays in the transfer of servicing due to the servicing fee structure

Because the servicing fee is structured as a percentage of the principal balance of the receivables, the amount of the servicing fee payable to the servicer may be considered insufficient by potential replacement servicers if servicing is required to be transferred at a time when much of the aggregate outstanding principal balance of the receivables has been repaid. Due to the reduction in the servicing fee as described in the foregoing, it may be difficult to find a replacement servicer. Consequently, the time it takes to effect the transfer of servicing to a replacement servicer under those circumstances may result in delays and/or reductions in the interest and principal payments on your notes.

Recent economic developments may adversely affect the performance and market value of your notes
Recently, the United States has experienced a period of economic slowdown that may adversely affect the performance and market value of your notes. Rising unemployment and the continued lack of availability of credit may lead to increased default rates. This period may be accompanied by decreased consumer demand for automobiles and declining values of automobiles securing outstanding automobile loan contracts, which weakens collateral coverage and increases the amount of a loss in the event of default. Significant increases in the inventory of used automobiles during periods of economic slowdown may also depress the prices at which repossessed automobiles may be sold or delay the timing of these sales.

Delinquencies and losses with respect to automobile loans generally have increased in recent months and may continue to increase. See “Prepayments, Delinquencies, Repossessions and Net Losses – Delinquency, Repossession and Credit Loss Information” and “Static Pool Information” in this prospectus supplement for delinquency and loss information regarding certain automobile loans originated and serviced by Nissan Motor Acceptance Corporation.

The amounts received upon disposition of the financed vehicles may be adversely affected by discount pricing incentives, marketing incentive programs and other factors

Discount pricing incentives or other marketing incentive programs on new cars by Nissan North America, Inc. or by its competitors that effectively reduce the prices of new cars may have the effect of reducing demand by consumers for used cars. Additionally, the pricing of used vehicles is affected by the supply and demand for those vehicles, which, in turn, is affected by consumer tastes, economic factors (including the price of gasoline), the introduction and pricing of new car models and other factors. The reduced demand for used cars resulting from discount pricing incentives or other marketing incentive programs introduced by Nissan North America, Inc. or any of its competitors or other factors may reduce the prices consumers will be willing to pay for used cars, including vehicles that secure the receivables. As a result, the proceeds received by the issuing entity upon any foreclosures of financed vehicles may be reduced and may not be sufficient to pay the underlying receivables.

You may suffer losses due to receivables with low annual percentage rates
The receivables may include receivables that have annual percentage rates that are less than the interest rates on the notes. If that is the case, interest paid on the higher coupon receivables and collections related to the YSOC Amount will compensate for the lower coupon receivables. Excessive prepayments on the higher coupon receivables may adversely impact your notes by reducing such interest payments available.

The ratings of the notes may be withdrawn or revised which may have an adverse effect on the market price of the notes

A security rating is not a recommendation to buy, sell or hold the notes. The ratings are an assessment by Moody’s Investors Service, Inc., Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc. and Fitch Ratings or their respective successors of the likelihood that interest on a class of notes will be paid on a timely basis and that a class of notes will be paid in full by its final scheduled distribution date. Ratings on the notes may be lowered, qualified or withdrawn at any time without notice from the issuing entity or the depositor. The ratings do not consider to what extent the notes will be subject to prepayment or that the outstanding principal amount of any class of notes will be paid prior to the final scheduled distribution date for that class of notes.

Risks of delays, reductions and/or accelerations in the payments of interest on and principal of the notes associated with the interest rate swap agreement(s)

The issuing entity expects to issue fixed rate classes of notes only, however, the issuing entity retains the right, in its sole discretion, to issue floating rate classes of notes in addition to the fixed rate classes of notes. The issuing entity will enter into an interest rate swap transaction for each class of floating rate notes, if any, under a separate interest rate swap agreement because the receivables owned by the issuing entity bear interest at fixed rates, while each of the Class A-2b notes, the Class A-3b notes and the Class A-4b notes, if any such class is issued, will bear interest at a floating rate. The issuing entity may use payments made by the swap counterparty to make interest and other payments on each distribution date.

During those periods in which the weighted average of the floating rates payable by the swap counterparty is substantially greater than the weighted average of the fixed rates payable by the issuing entity, the issuing entity will be more dependent on receiving payments from the swap counterparty in order to make interest payments on the notes without using amounts that would otherwise be used to make principal payments of the notes. If the swap counterparty fails to pay a net swap receipt, and collections on the receivables and funds on deposit in the reserve account are insufficient to make payments of interest on the notes, you may experience delays and/or reductions in the interest on and principal payments of your notes.

During those periods in which the weighted average of the floating rates payable by the swap counterparty under the interest rate swap agreement(s) is less than the weighted average of the fixed rates payable by the issuing entity under the related interest rate swap agreement(s), the issuing entity will be obligated to make a net swap payment to the swap counterparty. The issuing entity’s obligation to pay a net swap payment to the swap counterparty is secured by the issuing entity’s property.

An event of default under the indenture may result in payments on your notes being accelerated. The swap counterparty’s right to receive a net swap payment will be higher in priority than all payments on the notes. If a net swap payment is due to the swap counterparty on a distribution date and there are insufficient collections on the receivables and insufficient funds on deposit in the reserve account to make payments of interest on and principal of the notes, you may experience delays and/or reductions in the interest on and principal payments of your notes.

As more fully described in this prospectus supplement in “The Notes — Interest Rate Swap Agreement(s),” an interest rate swap agreement, if any, generally may not be terminated except upon failure of either party to the interest rate swap agreement to make payments when due; a bankruptcy of either party to the interest rate swap agreement or other insolvency events with respect to the swap counterparty, illegality; failure of the swap counterparty to provide financial information as required by Regulation AB or to post eligible collateral or assign the interest rate swap agreement to an eligible counterparty if it is unable to provide that financial information, certain tax or merger events that affect the swap counterparty’s creditworthiness or ability to make payments, or any other breach of the interest rate swap agreement on the part of the swap counterparty; a material misrepresentation by the swap counterparty in the interest rate swap agreement; or failure of the swap counterparty to obtain a guarantee, post collateral, assign the interest rate swap agreement to an eligible counterparty or take other remedial action if the swap counterparty’s credit ratings drop below the levels required by the interest rate swap agreement. Depending on the reason for the termination, a termination payment may be due to the issuing entity or to the swap counterparty. Any such termination payment could, if market interest rates and other conditions have changed materially, be substantial.

If the swap counterparty, if any, fails to make a termination payment owed to the issuing entity under an interest rate swap agreement, if any, the issuing entity may not be able to enter into a replacement interest rate swap agreement. If this occurs, the amount available to pay principal of and interest on the notes will be reduced to the extent the interest rate on the classes of floating rate notes, if any, exceeds the fixed rate the issuing entity would have been required to pay the swap counterparty under the interest rate swap agreement.

If an interest rate swap agreement is terminated and no replacement interest rate swap agreement is entered into and collections on the receivables and funds on deposit in the reserve account are insufficient to make payments of interest on and principal of your notes, you may experience delays and/or reductions in the interest on and principal payments of your notes.

Lack of liquidity in the secondary market may adversely affect your notes
The secondary market for asset-backed securities is experiencing significantly reduced liquidity. This period of illiquidity may continue and may adversely affect the market value of your notes. See “Risk Factors — You may have difficulty selling your notes and/or obtaining your desired price due to the absence of a secondary market” in this prospectus supplement.

The rate of depreciation of certain financed vehicles could exceed the amortization of the outstanding principal amount of the loan on those financed vehicles, which may result in losses

There can be no assurance that the value of any financed vehicle will be greater than the outstanding principal amount of the related receivable. New vehicles normally experience an immediate decline in value after purchase because they are no longer considered new. As a result, it is highly likely that the principal amount of the related receivable will exceed the value of the related vehicle during the earlier years of a receivable’s term. Defaults during these earlier years are likely to result in losses because the proceeds of repossession are less likely to pay the full amount of interest and principal owed on the receivable. The frequency and amount of losses may be greater for receivables with longer terms, because these receivables tend to have a somewhat greater frequency of delinquencies and defaults and because the slower rate of amortization of the principal balance of a longer term receivable may result in a longer period during which the value of the financed vehicle is less than the remaining principal balance of the receivable. The frequency and amount of losses may also be greater for obligors with little or no equity in their vehicles because the principal balances for such obligors are likely to be greater for similar loan terms and vehicles than for obligors with a more significant amount of equity in the vehicle. Additionally, although the frequency of delinquencies and defaults tends to be greater for receivables secured by used vehicles, the amount of any loss tends to be greater for receivables secured by new vehicles because of the higher rate of depreciation described above and the recent decline in used car prices (especially light-duty truck and sport utility vehicles prices).

Retention of notes by the depositor or an affiliate of the depositor may reduce the liquidity of such notes
Some or all of one or more classes of notes may be retained by the depositor or conveyed to an affiliate of the depositor. Accordingly, the market for such a retained class of notes may be less liquid than would otherwise be the case. In addition, if any retained notes are subsequently sold in the secondary market, demand and market price for notes of that class already in the market could be adversely affected.

THE ISSUING ENTITY
General
     The Nissan Auto Receivables 2009-A Owner Trust (the “Issuing Entity”) is a Delaware statutory trust governed in accordance with the second amended and restated trust agreement dated as of the Closing Date (the “Trust Agreement”), between Nissan Auto Receivables Corporation II, as depositor (the “Depositor”), and Wilmington Trust Company, as owner trustee (the “Owner Trustee”). The Issuing Entity will not engage in any activity other than as duly authorized in accordance with the terms of the Basic Documents. On the Closing Date, the authorized purposes of the Issuing Entity will be limited to:
1.	acquiring, holding and managing the Receivables and the other assets of the Issuing Entity and proceeds therefrom;

2.	issuing the Notes and the Certificates;

3.	making payments on the Notes and the Certificates;

4.	entering into and performing its obligations under each Basic Document to which it is a party;

5.	subject to compliance with the Basic Documents, engaging in such other activities, including, without limitation, if applicable, entering into one or more Interest Rate Swap Agreement(s), as may be required in connection with conservation of the Issuing Entity’s property and the making of distributions to the holders of the Notes and Certificates; and

6.	engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental to or connected with those activities.
     The term “Basic Documents” refers to the Indenture, together with the Trust Agreement, the Purchase Agreement, the Certificate of Trust, the Sale and Servicing Agreement, each Interest Rate Swap Agreement, if any, the Administration Agreement and the Securities Account Control Agreement.
     The Issuing Entity will initially be capitalized through (a) the issuance of the Notes and at least $115,859,920.97 aggregate principal amount of the certificates (the “Certificates”), and (b) the YSOC Amount, in the initial amount of $58,503,777.43. The Issuing Entity will exchange the Notes and the Certificates for the Receivables and certain other assets from the Depositor pursuant to the Sale and Servicing Agreement among the Issuing Entity, the Servicer and the Depositor (the “Sale and Servicing Agreement”). The Notes that will be received by the Depositor in exchange for the Receivables, other than the Notes, if any, retained by the Depositor or conveyed to an affiliate of the Depositor, are being offered hereby. The Certificates will initially be issued to the Depositor.
     Nissan Motor Acceptance Corporation (“NMAC”) will be appointed to act as the servicer of the Receivables (in that capacity, the “Servicer”). The Servicer will service the Receivables pursuant to the Sale and Servicing Agreement and will be compensated for those services as described under "Description of the Transfer and Servicing Agreements — Compensation for Servicer and Administrator” in this Prospectus Supplement and “Description of the Transfer and Servicing Agreements — Servicing Compensation” in the accompanying Prospectus.
     Pursuant to agreements between NMAC and the Dealers, each Dealer will repurchase from NMAC those contracts that do not meet specified representations and warranties made by the Dealer. These Dealer repurchase obligations are referred to in this Prospectus Supplement as “Dealer Recourse.” Those representations and warranties relate primarily to the origination of the contracts and the perfection of the security interests in the related financed vehicles, and do not relate to the creditworthiness of the related Obligors or the collectibility of those contracts. The sales by the Dealers of installment contracts to NMAC do not generally provide for recourse against the Dealers for unpaid amounts in the event of a default by an Obligor, other than in connection with the breach of the aforementioned representations and warranties.
     Notes owned by the Issuing Entity, the Depositor and their respective affiliates will be entitled to all benefits afforded to the Notes except that they generally will not be deemed outstanding for the purpose of making requests, demands, authorizations, directions, notices, consents or other actions under the Basic Documents.

     The Issuing Entity’s principal offices are in Wilmington, Delaware, in care of Wilmington Trust Company, as Owner Trustee, at the address set forth below under “The Owner Trustee and the Indenture Trustee” in this Prospectus Supplement. The fiscal year of the Issuing Entity begins on April 1 of each year.
     The Depositor, on behalf of the Issuing Entity, will file with the Securities and Exchange Commission (the “SEC”) periodic reports of the Issuing Entity required to be filed with the SEC under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations of the SEC thereunder. For more information on where you can obtain a copy of these and other reports, you should refer to “Where You Can Find More Information About Your Notes” in the accompanying Prospectus.
Capitalization and Liabilities of the Issuing Entity
     The following table illustrates the capitalization of the Issuing Entity as of the Closing Date, as if the issuance and sale of the Notes and the issuance of the Certificates had taken place on that date:

Amount
Class A-1 Notes	$357,000,000.00
Class A-2 Notes	$323,000,000.00
Class A-3 Notes	$493,000,000.00
Class A-4 Notes	$196,522,000.00
Certificates	$115,859,920.97

Subtotal (Adjusted Pool Balance)	$1,485,381,920.97

Initial YSOC Amount	$58,503,777.43

Total	$1,543,885,698.40

     The Issuing Entity may also be liable for payments to the Swap Counterparty, if any, as described in this Prospectus Supplement under “The Notes — Interest Rate Swap Agreement(s).”
Property of the Issuing Entity
     After giving effect to the transactions described in this Prospectus Supplement, the property of the Issuing Entity will include:
1.	the Receivables;

2.	security interests in the Financed Vehicles and any related property;

3.	amounts due or collected under the Receivables after the close of business on February 28, 2009 (the “Cut-off Date”);

4.	the rights to proceeds from claims on physical damage, credit, life and disability insurance policies covering the Financed Vehicles or the Obligors;

5.	NMAC’s right to receive payments from Dealers pursuant to repurchase by the Dealers of Receivables which do not meet specified representations made by the Dealers (“Dealer Recourse”);

6.	the rights of the Depositor under, as applicable, the Sale and Servicing Agreement, the Purchase Agreement and each Interest Rate Swap Agreement, if any;

7.	the right of the Depositor to realize upon any property (including the right to receive future net liquidation proceeds) that secures a Receivable;

8.	the right of the Depositor to rebates of premiums and other amounts relating to insurance policies and other items financed under the Receivables in effect as of the Cut-off Date; and

9.	all proceeds of the foregoing.

     The Reserve Account will be established with and maintained by the Indenture Trustee and pledged to the Indenture Trustee and, if applicable, the Swap Counterparty to secure payments on the Notes and under the Interest Rate Swap Agreement(s), if any, but the Reserve Account will not be part of the Issuing Entity.
     Holders of the Notes will be dependent on payments made on the Receivables and proceeds received in connection with the sale or other disposition of the related Financed Vehicles for payments on the Notes. Pursuant to the Purchase Agreement, NMAC will sell and assign to the Depositor, without recourse, its entire interest in the Receivables, including the security interest in the Financed Vehicles. On the Closing Date, the Depositor will transfer and assign to the Issuing Entity, without recourse, pursuant to the Sale and Servicing Agreement, its entire interest in the Receivables, including the security interests in the Financed Vehicles. See “Material Legal Aspects of the Receivables — Security Interests” in the accompanying Prospectus.
THE OWNER TRUSTEE AND THE INDENTURE TRUSTEE
     Wilmington Trust Company will be the Owner Trustee under the Trust Agreement. Wilmington Trust Company is a Delaware banking corporation with trust powers incorporated in 1903 and its corporate trust office is located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890. Wilmington Trust Company has served as owner trustee in numerous asset-backed transactions involving pools of motor vehicle receivables. NMAC, the Depositor and their respective affiliates may maintain normal commercial banking relationships with the Owner Trustee and its affiliates. The fees and expenses of the Owner Trustee will be paid by the Depositor or by NMAC on behalf of the Depositor.
     Wilmington Trust Company is subject to various legal proceedings that arise from time to time in the ordinary course of business. Wilmington Trust Company does not believe that the ultimate resolution of any of these proceedings will have a materially adverse effect on its services as Owner Trustee.
     Wilmington Trust Company has provided the above information for purposes of complying with Subpart 229.1100—Asset-Backed Securities (Regulation AB), 17 C.F.R. §§ 229.1100-229.1123. Other than the above two paragraphs, Wilmington Trust Company has not participated in the preparation of any other information contained in this Prospectus Supplement or the accompanying Prospectus.
     For a description of the roles and responsibilities of the Owner Trustee, see “Description of the Trust Agreement” in the accompanying Prospectus. For a description of the roles and responsibilities of the Indenture Trustee, see “Description of the Indenture” in the accompanying Prospectus.
     U.S. Bank National Association will act as indenture trustee, note registrar and paying agent (the “Indenture Trustee”) under the indenture dated as of the Closing Date (the “Indenture”) between the Issuing Entity and the Indenture Trustee. U.S. Bancorp, with total assets exceeding $266 billion as of December 31, 2008, is the parent company of the Indenture Trustee, the sixth largest commercial bank in the United States. As of December 31, 2008, U.S. Bancorp served approximately 14.9 million customers, operated 2,791 branch offices in 24 states and had over 54,000 employees. A network of specialized U.S. Bancorp offices across the nation, inside and outside its 24-state footprint, provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, governments and institutions.
     The Indenture Trustee has one of the largest corporate trust businesses in the country with offices in 46 U.S. cities. The Indenture will be administered from the Indenture Trustee’s corporate trust office located at 209 South LaSalle Street, Suite 300, Chicago, Illinois 60604.
     The Indenture Trustee has provided corporate trust services since 1924. As of December 31, 2008, the Indenture Trustee was acting as trustee with respect to over 76,000 issuances of securities with an aggregate outstanding principal balance of over $2.3 trillion. This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.
     The Indenture Trustee shall make each monthly statement available to the Noteholders via the Indenture Trustee’s internet website at http://www.usbank.com/abs. Noteholders with questions may direct them to the Indenture Trustee’s bondholder services group at (800) 934-6802.
     As of December 31, 2008, the Indenture Trustee (and its affiliate U.S. Bank Trust National Association) was acting as indenture trustee, registrar and paying agent on 27 issuances of automobile receivables-backed securities with an outstanding aggregate principal balance of approximately $9,439,100,000.00. NMAC, the Depositor and their respective affiliates may maintain normal commercial banking relations with the Indenture Trustee and its affiliates.
     The fees and expenses of the Indenture Trustee will be paid by NMAC, as the Administrator under the Administration Agreement.
     For a description of the roles and responsibilities of the Indenture Trustee, see “Description of the Indenture” in the accompanying Prospectus.
THE RECEIVABLES
General
     The property of the Issuing Entity will consist of motor vehicle retail installment contracts or installment loans sold by the Depositor to the Issuing Entity on the Closing Date (the “Receivables”) originated on or after September 27, 2003 between Nissan or Infiniti dealers (the “Dealers”) and retail purchasers (the “Obligors”). The Receivables were originated by Dealers in accordance with NMAC’s requirements under agreements with Dealers governing the assignment of the Receivables to NMAC. The Receivables evidence the indirect financing made available by NMAC to the Obligors. Each Receivable is a simple interest contract and provides for level monthly payments which provide interest at a specified APR and fully amortizes the amount financed over an original term to maturity. The Receivables are secured by new, near-new and used automobiles and light-duty trucks (collectively, the “Financed Vehicles”) and all principal and interest payments due after the Cut-off Date, and other property specified in the Receivables. Approximately 40.71% of the receivables (by aggregate principal balance as of the Cut-off Date) were originated as electronic contracts. See “The Receivables” in the accompanying Prospectus for more information.
Characteristics of the Receivables
     NMAC purchased the Receivables from the Dealers in the ordinary course of business in accordance with NMAC’s underwriting standards. NMAC will represent and warrant, among other things, that no adverse selection procedures were employed in selecting the Receivables or the Financed Vehicles for inclusion in the pool; however, it is possible that delinquencies or losses on the Receivables could exceed those on other retail installment contracts included in NMAC’s portfolio of retail installment contracts for new, near-new and used automobiles and light-duty trucks. On or before the Closing Date, NMAC will sell the Receivables and other assets relating thereto to the Depositor. The Depositor will, in turn, transfer the Receivables and other assets relating thereto to the Issuing Entity on the Closing Date pursuant to the Sale and Servicing Agreement in exchange for the Notes and the Certificates. The Notes that will be received by the Depositor in exchange for the Receivables are being offered by this Prospectus Supplement and the accompanying Prospectus (other than the Notes, if any, retained by the Depositor or conveyed to an affiliate of the Depositor). NMAC will continue to service the Receivables.
General
     The Receivables to be held by the Issuing Entity will be selected from those automobile and/or light-duty truck retail installment contracts in NMAC’s portfolio that meet several criteria. These criteria provide that each Receivable, as of the Cut-off Date:
1.	was originated in the United States;

2.	has a contractual Annual Percentage Rate (“APR”) that ranges from 0.00% to 18.29%;

3.	provides for level monthly payments (except for minimally different payments in the first or last month in the life of the Receivable), which provide interest at the APR on a simple interest basis and fully amortize the amount financed over an original payment term to maturity no greater than 72 payments (some Receivables provide for a deferral of initial payments of up to 90 days; however, all Obligors have made the initial payment on the related Receivable);

4.	has a remaining term to maturity, as of the Cut-off Date, of not less than 3 payments and not greater than 71 payments;

5.	had an original principal balance of not more than $69,827.76 and a remaining principal balance as of the Cut-off Date of not less than $2,000.71 or more than $67,472.50;

6.	is not more than 29 days past due as of the Cut-off Date;

7.	has a first scheduled payment date on or prior to the end of the first Collection Period;

8.	is attributable to the purchase of a new, near-new or used automobile or light-duty truck and is secured by the related Financed Vehicle;

9.	has been entered into by an Obligor that as of the Cut-off Date was not in bankruptcy proceedings (according to the records of NMAC);

10.	is secured by a Financed Vehicle that as of the Cut-off Date has not been repossessed (according to the records of NMAC);

11.	has not had forced-placed insurance premiums added to the amount financed (according to the records of NMAC);

12.	has not been extended by more than two months;

13.	has been originated on or after September 27, 2003; and

14.	provides that a prepayment by the related Obligor will fully pay the principal balance and accrued interest through the date of prepayment based on the Receivable’s APR.
     There are no material direct or contingent claims that parties other than the secured parties under the Indenture have on any Receivable.

Credit Scores
     As of the Cut-off Date, the weighted average of the credit scores (“Credit Scores”) of the Receivables, excluding Receivables for which no Credit Score is available (the “Adjusted Weighted Average Credit Score”) is 750.28, with the minimum Credit Score being 549 and the maximum Credit Score being 900. As of the Cut-off Date, the weighted average of the Credit Scores of the Receivables is 744.93 (assuming for purposes of calculating this weighted average that any Receivable without an available Credit Score has a Credit Score of 300). From September 1996 through October 2001, NMAC utilized its own empirically derived scorecards. In October 2001, NMAC changed its underwriting standards for retail and lease customers by migrating to the generic auto “Beacon Score Card,” which uses algorithms developed by Fair Isaac Corporation, or “FICO,” to assess credit risk. An applicant’s credit score is one of several factors that are used by NMAC to determine its credit decisions. Credit Scores should not necessarily be relied upon as a meaningful predictor of the performance of the Receivables. See “The Receivables — Underwriting Procedures” in the accompanying Prospectus. The table below illustrates the distribution of Receivables by Credit Scores.
     No selection procedures believed to be adverse to the Noteholders were utilized in selecting the Receivables from qualifying retail installment contracts. Except as described in item (2) under “Characteristics of the Receivables — General,” above, the Receivables were not selected on the basis of their APRs.

		Percentage of		Percentage of
	Number	Total		Aggregate
	of	Number of	Cut-off Date	Cut-off Date
Credit Score Range(1) (2)	Receivables	Receivables (%)	Principal Balance ($)	Principal Balance (%)
Unavailable	693	0.88%	$18,328,197.15	1.19%
549 – 600	11	0.01	192,967.12	0.01
601 – 650	3,425	4.33	66,487,365.23	4.31
651 – 700	14,269	18.02	287,909,333.80	18.65
701 – 750	20,555	25.96	383,650,742.41	24.85
751 – 800	20,335	25.68	402,938,722.64	26.10
801 – 850	19,111	24.13	369,806,994.43	23.95
851 – 900	788	1.00	14,571,375.62	0.94

Total(3)	79,187	100.00%	$1,543,885,698.40	100.00%

(1)	From September 1996 through October 2001, NMAC utilized its own empirically derived scorecards. In October 2001, NMAC changed its underwriting standards for retail customers by migrating to the generic auto “Beacon Score Card,” which uses algorithms developed by Fair Isaac Corporation, or FICO, to assess credit risk. See “The Receivables — Underwriting Procedures” in the accompanying Prospectus.

(2)	All of the Receivables were originated after NMAC changed its underwriting standards for retail customers by migrating to the generic auto “Beacon Score Card,” which uses algorithms developed by Fair Isaac Corporation, or FICO, to assess credit risk.

(3)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.

The receivables in the aggregate possess the following characteristics as of the Cut-off Date:

Aggregate Principal Balance	$1,543,885,698.40
Number of Receivables	79,187
Average Principal Balance	$19,496.71
Range of Principal Balances	$2,000.71 to $67,472.50
Average Original Amount Financed	$24,148.80
Range of Original Amounts Financed	$3,434.31 to $69,827.76
Weighted Average APR	4.504%
Range of APRs	0.00% to 18.29%
Approximate Weighted Average Original Payments to Maturity	61.05 payments
Range of Original Payments to Maturity	12 to 72 payments
Approximate Weighted Average Remaining Payments to Maturity	53.28 payments
Range of Remaining Payments to Maturity	3 to 71 payments
Approximate Percentage by Principal Balance of Receivables with an Original Payment Term of 72 Months	26.43%
Approximate Adjusted Weighted Average Credit Score(1)	750.28
Approximate Weighted Average Credit Score(2)	744.93
Range of Credit Scores(1)	549 to 900
Approximate Adjusted Weighted Average Credit Score of Receivables with an Original Payment Term of 72 Months(1)	747.72
Approximate Percentage by Principal Balance of Receivables of New, Near-New and Used Vehicles(3)	91.18% (New	)
	8.09% (Near-New	)
	0.74% (Used	)
Approximate Percentage by Principal Balance of Receivables of New, Near-New and Used Vehicles for Receivables with an Original Payment Term of 72 Months(3)	93.43% (New	)
	6.57% (Near-New	)
	0.00% (Used	)
Approximate Percentage by Principal Balance of Receivables Financed through Nissan and Infiniti Dealers(3)	78.89% (Nissan	)
	21.11% (Infiniti	)

(1)	Excluding Receivables for which no Credit Score is available.

(2)	For purposes of calculating the weighted average, Receivables without an available Credit Score have a Credit Score of 300.

(3)	Percentages may not add to 100.00% due to rounding.
     We have not provided delinquency, repossession and loss data on the receivables, because none of the receivables, as of the Cut-off Date, was more than 29 days delinquent. See “— Characteristics of the Receivables — General” above.
Representations, Warranties and Covenants
     In the Sale and Servicing Agreement, the Depositor will make representations and warranties with respect to each Receivable as described under “— Characteristics of the Receivables” above. In the Purchase Agreement, NMAC, as seller, will make certain representations and warranties, including, among other things, that each Receivable and, to the extent applicable, the related Financed Vehicle or Obligor:
1.	was originated by a Dealer in the ordinary course of its business;

2.	has been validly assigned to NMAC by the related Dealer, which in turn has been validly assigned to the Depositor, which in turn has been validly assigned to the Issuing Entity;

3.	constitutes “electronic chattel paper” or “tangible chattel paper,” as applicable, as defined under the UCC, or, in the case of Receivables that were originated as “electronic chattel paper” and modified via tangible

“records,” as such term is used in the UCC, constitutes a combination of electronic “records” and tangible “records,” as such term is used in the UCC (herein called “Hybrid Chattel Paper”);

4.	was created in compliance in all material respects with all applicable federal and state laws, including consumer credit, truth in lending, equal credit opportunity and applicable disclosure laws;

5.	prohibits the sale or transfer of the Financed Vehicle without the consent of NMAC;

6.	was not originated by a Dealer and sold by such Dealer to NMAC with any conduct constituting fraud or misrepresentation on the part of such Dealer; and

7.	as of the Closing Date, is a genuine, legal, valid and binding payment obligation of the related Obligor, enforceable against the Obligor in accordance with its terms.
     The Sale and Servicing Agreement will also provide that if the Servicer, the Issuing Entity or the Depositor discovers a breach of any representation, warranty or covenant referred to in the preceding paragraph or in the first paragraph under “— Characteristics of the Receivables — General” above, that materially and adversely affects the Issuing Entity’s interest in the related Receivable, which breach is not cured prior to the end of the second Collection Period following such discovery (or, if the Servicer elects, an earlier date), the Depositor will, and if necessary, will cause NMAC to, repurchase such Receivable. In connection with this repurchase, the Depositor, or NMAC, as applicable, will deposit the Warranty Purchase Payment into the Collection Account.
     The Sale and Servicing Agreement will also provide that if the aggregate principal amount of Receivables that have been extended and that also constitute Hybrid Chattel Paper exceeds 9.0% of the outstanding aggregate principal amount of the Receivables, and if such excess amount is not otherwise reduced prior to the end of the second Collection Period following such discovery (or, if the Servicer elects, an earlier date), the Servicer will purchase a sufficient aggregate principal amount of Receivables to reduce the aggregate principal amount of Receivables that have been extended and that also constitute Hybrid Chattel Paper to less than 9.0% of the then outstanding principal balance of the Receivables. In connection with this repurchase, the Servicer will deposit the Administrative Purchase Payment therefor into the Collection Account. Notwithstanding the forgoing, if the Servicer (a) employs processes and procedures to convert tangible “records” evidencing modifications of Receivables that were originated as “electronic chattel paper” to electronic “records” (as such terms are used in the UCC) and (b) (i) delivers to the Rating Agencies a written opinion of counsel, in form and substance satisfactory to the Rating Agencies, to the effect that, such processes and procedures so employed satisfy the requirements of the UCC such that the Servicer has control of both the original electronic contract and the electronic “records” that resulted from the conversion or (ii) otherwise satisfies the Rating Agencies that its processes and procedures are sufficient to perfect its security interest in the Receivables, then such “records” will no longer constitute Hybrid Chattel Paper.

Distribution by APR of the Receivables
     The distribution of the receivables as of the Cut-off Date by APR was as follows:

				Percentage of
				Aggregate Cut-off	Adjusted
	Number	Percentage of Total	Cut-off Date	Date	Weighted
Distribution by APR of the	of	Number of	Principal	Principal Balance	Average Credit
Receivables (%)	Receivables	Receivables (%)	Balance ($)	(%)	Score(2)
0.00 – 0.49%	4,771	6.02%	$114,244,957.47	7.40%	787
0.50 – 0.99	4,388	5.54	124,451,581.68	8.06	771
1.00 – 1.99	7,251	9.16	98,699,911.50	6.39	760
2.00 – 2.99	12,331	15.57	218,778,652.39	14.17	763
3.00 – 3.99	17,020	21.49	322,193,716.98	20.87	758
4.00 – 4.99	5,686	7.18	110,734,173.48	7.17	750
5.00 – 5.99	5,752	7.26	106,251,301.62	6.88	752
6.00 – 6.99	7,365	9.30	149,598,503.05	9.69	747
7.00 – 7.99	5,817	7.35	123,053,679.94	7.97	730
8.00 – 8.99	4,185	5.28	88,906,401.57	5.76	719
9.00 – 9.99	1,742	2.20	35,264,615.44	2.28	683
10.00 – 10.99	1,081	1.37	20,900,785.09	1.35	670
11.00 – 11.99	499	0.63	8,269,451.56	0.54	659
12.00 – 12.99	498	0.63	8,545,363.89	0.55	651
13.00 – 13.99	380	0.48	6,903,968.85	0.45	642
14.00 – 14.99	167	0.21	2,874,544.99	0.19	637
15.00 – 15.99	145	0.18	2,454,417.30	0.16	636
16.00 – 16.99	84	0.11	1,368,627.09	0.09	637
17.00 – 17.99	22	0.03	352,436.52	0.02	636
18.00 and above	3	0.00	38,607.99	0.00	642

Total (1)	79,187	100.00%	$1,543,885,698.40	100.00%	750

(1)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.

(2)	Excluding Receivables for which no Credit Score is available.

Geographic Distribution of the Receivables(1)
     The geographic distribution of the receivables as of the Cut-off Date was as follows:

				Percentage of
		Percentage of		Aggregate
		Total Number		Cut-off Date
	Number of	of Receivables	Cut-off Date Principal	Principal Balance
State	Receivables	(%)	Balance ($)	(%)
Alabama	1,494	1.89%	$30,666,594.47	1.99%
Alaska	24	0.03	484,973.99	0.03
Arizona	1,869	2.36	39,993,070.16	2.59
Arkansas	879	1.11	16,164,200.62	1.05
California	12,702	16.04	258,044,848.13	16.71
Colorado	794	1.00	16,492,712.41	1.07
Connecticut	1,453	1.83	25,046,021.51	1.62
Delaware	283	0.36	5,061,589.47	0.33
Florida	6,119	7.73	119,168,290.08	7.72
Georgia	3,553	4.49	70,708,693.47	4.58
Hawaii	314	0.40	6,143,591.45	0.40
Idaho	164	0.21	3,091,618.29	0.20
Illinois	4,761	6.01	90,495,102.06	5.86
Indiana	1,094	1.38	20,478,664.73	1.33
Iowa	676	0.85	12,181,164.85	0.79
Kansas	474	0.60	9,224,262.67	0.60
Kentucky	958	1.21	17,412,527.52	1.13
Louisiana	2,562	3.24	55,029,412.89	3.56
Maine	111	0.14	2,168,772.37	0.14
Maryland	2,035	2.57	41,568,784.41	2.69
Massachusetts	1,569	1.98	27,404,525.80	1.78
Michigan	694	0.88	12,820,838.74	0.83
Minnesota	1,002	1.27	17,912,168.43	1.16
Mississippi	1,621	2.05	32,204,682.79	2.09
Missouri	1,492	1.88	29,274,331.39	1.90
Montana	75	0.09	1,315,520.03	0.09
Nebraska	365	0.46	7,127,294.08	0.46
Nevada	904	1.14	20,934,239.96	1.36
New Hampshire	360	0.45	6,321,460.52	0.41
New Jersey	4,088	5.16	76,310,716.86	4.94
New Mexico	409	0.52	9,356,482.16	0.61
New York	5,340	6.74	98,000,541.60	6.35
North Carolina	2,608	3.29	50,362,001.51	3.26
North Dakota	70	0.09	1,291,329.30	0.08
Ohio	1,801	2.27	32,892,822.42	2.13
Oklahoma	1,444	1.82	28,779,207.74	1.86
Oregon	385	0.49	7,411,324.90	0.48
Pennsylvania	3,620	4.57	70,718,666.38	4.58
Rhode Island	183	0.23	3,344,028.13	0.22
South Carolina	939	1.19	18,138,756.67	1.17
South Dakota	83	0.10	1,520,076.62	0.10
Tennessee	3,132	3.96	60,035,399.32	3.89
Utah	281	0.35	5,869,245.83	0.38
Vermont	92	0.12	1,509,336.41	0.10
Virginia	2,397	3.03	45,579,592.95	2.95
Washington	825	1.04	17,115,757.22	1.11
West Virginia	305	0.39	5,793,721.91	0.38
Wisconsin	717	0.91	13,414,489.92	0.87
Wyoming	67	0.08	1,502,243.26	0.10

Total(2)	79,187	100.00%	$1,543,885,698.40	100.00%

(1)	Based solely on the addresses of the originating Dealers as of the Cut-off Date.

(2)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.

Distribution by Model of the Receivables
     The distribution of the receivables as of the Cut-off Date by model was as follows:

				Percentage of
		Percentage of		Aggregate
	Number	Total Number	Cut-off Date	Cut-off Date
	of	of Receivables	Principal Balance	Principal Balance
Model	Receivables	(%)	($)	(%)
Altima	21,489	27.14%	$402,146,717.93	26.05%
Murano	6,106	7.71	136,994,703.33	8.87
G35	5,724	7.23	131,346,713.48	8.51
Sentra	8,855	11.18	131,153,219.95	8.50
Versa	7,208	9.10	100,539,599.99	6.51
Rogue	4,653	5.88	91,885,152.59	5.95
Pathfinder	2,494	3.15	59,474,758.51	3.85
G37	1,958	2.47	57,241,768.35	3.71
Maxima	3,025	3.82	56,790,076.36	3.68
Frontier	2,670	3.37	49,665,504.98	3.22
Titan	2,768	3.50	48,559,651.03	3.15
Xterra	2,390	3.02	45,751,607.55	2.96
QX56	1,033	1.30	39,820,873.52	2.58
M35	1,121	1.42	34,669,308.86	2.25
Armada	1,257	1.59	30,563,378.35	1.98
FX35	1,256	1.59	29,100,303.11	1.88
EX35	743	0.94	25,274,098.33	1.64
Quest	1,672	2.11	24,880,032.84	1.61
Other	2,765	3.49	48,028,229.34	3.11

Total(1)	79,187	100.00%	$1,543,885,698.40	100.00%

(1)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.
Distribution by Vehicle Type of the Receivables
     The distribution of the receivables as of the Cut-off Date by vehicle type was as follows:

				Percentage of
		Percentage of		Aggregate
	Number	Total Number	Cut-off Date	Cut-off Date
	of	of Receivables	Principal Balance	Principal Balance
Vehicle Type	Receivables	(%)	($)	(%)
Car	52,165	65.88%	$961,712,455.11	62.29%
Crossover	12,845	16.22	285,536,857.97	18.49
SUV	7,174	9.06	175,610,617.93	11.37
Truck	5,438	6.87	98,225,156.01	6.36
Other	1,565	1.98	22,800,611.38	1.48

Total(1)	79,187	100.00%	$1,543,885,698.40	100.00%

(1)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.

Distribution by Original and Remaining Payments to Maturity of the Receivables
     The distribution of the receivables as of the Cut-off Date by original payments to maturity and remaining payments to maturity was as follows:

				Percentage of
		Percentage of		Aggregate	Adjusted
	Number	Total Number	Cut-off Date	Cut-off Date	Weighted
	of	of Receivables	Principal Balance	Principal Balance	Average
Original Payments to Maturity	Receivables	(%)	($)	(%)	Credit Score(2)
1 – 12	10	0.01%	$55,777.75	0.00%	737
13 – 24	233	0.29	2,535,514.86	0.16	769
25 – 36	6,948	8.77	126,746,005.43	8.21	794
37 – 48	3,107	3.92	45,757,900.96	2.96	762
49 – 60	47,676	60.21	828,449,172.97	53.66	745
61 – 72	21,213	26.79	540,341,326.43	35.00	748

Total(1)	79,187	100.00%	$1,543,885,698.40	100.00%	750

(1)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.

(2)	Excluding Receivables for which no Credit Score is available.

		Percentage of		Percentage of
		Total		Aggregate	Adjusted
	Number	Number of	Cut-off Date	Cut-off Date	Weighted
	of	Receivables	Principal Balance	Principal Balance	Average Credit
Remaining Payments to Maturity	Receivables	(%)	($)	(%)	Score(2)
1 - 12	6,009	7.59%	$17,190,786.36	1.11%	764
13 - 24	1,556	1.96	26,182,190.83	1.70	796
25 - 36	6,270	7.92	112,091,630.02	7.26	788
37 - 48	8,436	10.65	152,786,645.50	9.90	753
49 - 60	43,222	54.58	864,846,570.24	56.02	742
61 - 72	13,694	17.29	370,787,875.45	24.02	752

Total(1)	79,187	100.00%	$1,543,885,698.40	100.00%	750

(1)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.

(2)	Excluding Receivables for which no Credit Score is available.

STATIC POOL INFORMATION
     “Static Pool Information Regarding Certain Previous Securitizations” beginning on page B-1 in this Prospectus Supplement sets forth in graphic format static pool information regarding delinquencies, cumulative losses and prepayments for NMAC’s securitized portfolios of retail installment contracts, and also sets forth in tabular format, as of the relevant cut-off date, certain characteristics of these retail installment contracts for the past five years. The underlying historical data used in preparing the graphs are set forth under “Historical Pool Performance” beginning on page C-1 of this Prospectus Supplement. The information presented in Appendix B and in Appendix C, to the extent such information relates to NMAC’s experience with respect to its securitized portfolios of retail installment contracts established prior to January 1, 2006, is not deemed to be part of this Prospectus Supplement, the accompanying Prospectus or the registration statement.
     Delinquency, repossession and loss experience may be influenced by a variety of economic, social and geographic conditions and other factors beyond NMAC’s control. There is no assurance that NMAC’s delinquency, repossession and loss experience with respect to the Receivables included in the Issuing Entity will be similar to that set forth in “Static Pool Information Regarding Certain Previous Securitizations” in this Prospectus Supplement.
MATURITY AND PREPAYMENT CONSIDERATIONS
     Information regarding maturity and prepayment considerations with respect to the Notes is set forth under “Weighted Average Life of the Notes” in this Prospectus Supplement and “Risk Factors — You may experience reduced returns on your investment resulting from prepayments, repurchases or early termination of the issuing entity” in the accompanying Prospectus. Except after the acceleration of the Notes following an event of default under the Indenture (each, an “Event of Default”), no principal payments will be made on the Class A-2 Notes until the Class A-1 Notes have been paid in full, no principal payments will be made on the Class A-3 Notes until the Class A-1 Notes and the Class A-2 Notes have been paid in full and no principal payments will be made on the Class A-4 Notes until the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes, have been paid in full. No distributions will be made on the Certificates until all of the Notes have been paid in full. However, upon the acceleration of the Notes following an Event of Default, the principal of the Class A-2 Notes (pro rata to the Class A-2a Notes and the Class A-2b Notes, if applicable), the Class A-3 Notes (pro rata to the Class A-3a and the Class A-3b Notes, if applicable) and the Class A-4 Notes (pro rata to the Class A-4a and the Class A-4b Notes, if applicable) will be paid ratably according to the respective outstanding principal balances of those classes of Notes, after the Class A-1 Notes have been paid in full. See “The Notes — Payments of Principal” in this Prospectus Supplement.
     Because the rate of payment of principal of each class of Notes depends primarily on the rate of payment (including prepayments) of the principal balance of the Receivables, final payment of any class of Notes could occur later or significantly earlier than their respective final scheduled distribution dates set forth in “Summary — Terms of the Notes — Final Scheduled Distribution Dates” (each, a “Final Scheduled Distribution Date”) in this Prospectus Supplement. Noteholders will bear the risk of being able to reinvest principal payments on the Notes at yields at least equal to the yield on their respective Notes if final payment on such Notes occurs significantly earlier than such Notes’ respective Final Scheduled Distribution Dates. No prediction can be made as to the rate of prepayments on the Receivables in either stable or changing interest rate environments. For a more detailed discussion of the prepayment risks, see “Risk Factors — You may experience reduced returns on your investment resulting from prepayments, repurchases or early termination of the issuing entity,” in the accompanying Prospectus.
     Although the Receivables have different APRs, disproportionate rates of prepayments between Receivables with APRs greater than or less than the Required Rate will generally not affect the yield to the Noteholders. However, higher rates of prepayments of Receivables with higher APRs will decrease the amount available to cover delinquencies and defaults on the Receivables and may decrease the amounts available to be deposited in the Reserve Account.

PREPAYMENTS, DELINQUENCIES, REPOSSESSIONS AND NET LOSSES
Prepayment Information
     Prepayment information relating to NMAC’s securitized portfolios of retail installment contracts for the past five years is set forth under “Static Pool Information Regarding Certain Previous Securitizations — Prepayment Information” in this Prospectus Supplement.
Delinquency, Repossession and Credit Loss Information
     Set forth below is delinquency and credit loss information relating to NMAC’s total portfolio of U.S. retail installment contracts for new, near-new and used automobiles and light duty-trucks. The portfolio consists of retail installment contracts in all 50 states and the District of Columbia.
     NMAC establishes an allowance for expected credit losses and deducts amounts reflecting losses against such allowance. For credit loss terminations, NMAC charges the account balance related to a retail installment contract against the allowance for credit losses when the retail installment contract becomes 120 days past due, when a repossessed vehicle is sold at auction, when the account is determined to be uncollectible or within five days after confirmation of a bankruptcy. NMAC credits any recoveries from charge-offs related to a contract to the allowance.
     Delinquency, repossession and loss experience may be influenced by a variety of economic, social and geographic conditions and other factors beyond NMAC’s control. There is no assurance that NMAC’s delinquency, repossession and loss experience with respect to the Receivables included in the Issuing Entity will be similar to that set forth below.
Delinquency Experience(1)

	At
	December 31,		At March 31,
	2008(3)	2007(3)	2008	2007	2006	2005	2004
Number of Contracts Outstanding	1,000,046	1,019,283	1,002,108	998,447	1,044,497	1,042,983	953,021
Delinquencies as a Percentage of Number of Contracts Outstanding(2) 30-59 Days	3.04%	2.89%	2.38%	2.09%	1.82%	1.63%	1.57%
60-89 Days	1.01%	0.85%	0.55%	0.46%	0.39%	0.35%	0.34%
90 Days or More	0.28%	0.22%	0.13%	0.09%	0.08%	0.07%	0.07%

(1)	The information in this Delinquency Experience table includes retail installment contracts for new, near-new and used automobiles and light-duty trucks and includes receivables which NMAC has sold to third parties but continues to service. The information does not include receivables purchased by NMAC under certain special financing programs.

(2)	An account is considered delinquent if 20% or more of the scheduled payment is 15 days past due.

(3)	The percentages for the nine months ended December 31, 2008 and December 31, 2007 have been annualized to facilitate year-to-year comparisons. Actual percentages for the entire year may differ from annualized percentages.

Net Credit Loss and Repossession Experience(1)
(dollars in thousands)

	At or for the	At or for the
	Nine Months	Nine Months
	Ended	Ended
	December 31,	December 31,	At or for the Twelve Months Ended March 31,
	2008(6)	2007(6)	2008	2007	2006	2005	2004
Principal Amount Outstanding	$15,024,905	$15,062,398	$14,765,930	$14,674,728	$15,735,242	$15,797,382	$13,617,755
Average Principal Amount Outstanding(2)	$15,075,551	$14,968,774	$14,946,161	$15,354,095	$16,060,922	$14,838,770	$12,776,257
Number of Contracts Outstanding	1,000,046	1,019,283	1,002,108	998,447	1,044,497	1,042,983	953,021
Average Number of Contracts Outstanding(2)	1,007,167	1,012,835	1,011,731	1,025,858	1,056,308	1,006,953	897,182
Number of Repossessions(3)	25,667	23,420	32,536	26,214	25,925	24,057	19,699
Number of Repossessions as a Percent of the Average Number of Contracts Outstanding	3.40%	3.08%	3.22%	2.56%	2.45%	2.39%	2.20%
Net Charge-Offs(4)	$347,416	$290,688	$385,904	$299,244	$280,623	$252,200	$213,917
Recoveries(5)	$101,976	$102,815	$149,357	$125,539	$113,529	$88,769	$66,311
Net Losses	$245,440	$187,873	$236,547	$173,705	$167,094	$163,431	$147,606
Net Losses as a Percent of Principal Amount Outstanding	2.18%	1.66%	1.60%	1.18%	1.06%	1.03%	1.08%
Net Losses as a Percent of Average Principal Amount Outstanding	2.17%	1.67%	1.58%	1.13%	1.04%	1.10%	1.16%

(1)	The information in this Net Credit Loss and Repossession Experience table includes retail installment contracts for new, near-new and used automobiles and light-duty trucks and includes receivables which NMAC has sold to third parties but continues to service. The information does not include receivables purchased by NMAC under certain special financing programs. All amounts and percentages are based on the principal balances of the receivables which include unearned interest.

(2)	Average amounts calculated based on month-end data for the periods indicated.

(3)	The number of repossessions excludes accounts that have been subsequently reinstated.

(4)	Charge-offs represent the net principal balance of receivables determined to be uncollectible in the period less proceeds from disposition of related vehicles, other than recoveries described in Note (5). Charge-offs do not include expenses associated with collection, repossession or disposition of the vehicle.

(5)	Recoveries generally include amounts received on receivables following the time at which the receivable is charged off. Recoveries are net of expenses associated with collection.

(6)	The percentages for the nine months ended December 31, 2008 and December 31, 2007 have been annualized to facilitate year-to-year comparisons. Actual percentages for the entire year may differ from annualized percentages.
     Nissan has experienced higher overall levels of losses on its total portfolio of U.S. retail installment contracts with an original payment term of 72 months than on retail installment contracts with shorter original payment terms. As of the Cut-off Date, approximately 26.43% (based on principal balance) of the receivables have an original payment term of 72 months. As of the Cut-off Date, approximately 93.43% (based on principal balance) of the receivables with an original payment term of 72 months are related to new vehicles and approximately 6.57% (based on principal balance) are related to near-new vehicles. As of the Cut-off Date, the Adjusted Weighted Average Credit Score of the obligors of the receivables with an original payment term of 72 months is approximately 747.72.

WEIGHTED AVERAGE LIFE OF THE NOTES
     Prepayments on automotive receivables can be measured relative to a prepayment standard or model. The model used in this Prospectus Supplement, the “Absolute Prepayment Model” or “Absolute Prepayment Speed” under TALF (“ABS”), represents an assumed rate of prepayment each month relative to the original number of receivables in a pool of receivables. ABS further assumes that all the receivables are the same size and amortize at the same rate and that each receivable in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay each month. ABS does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of receivables, including the Receivables.
     As the rate of payment of principal of each class of Notes will depend on the rate of payment (including prepayments) of the principal balance of the Receivables, final payment of any class of Notes could occur later or significantly earlier than the respective Final Scheduled Distribution Dates. Reinvestment risk associated with early payment of the Notes will be borne exclusively by the holders of such Notes.
     The table captioned “Percent of Initial Note Principal Amount at Various ABS Percentages” (the “ABS Table”) in this Prospectus Supplement has been prepared on the basis of the characteristics of the Receivables described above and the following assumptions (collectively, the “ABS Assumptions”):
1.	the Receivables prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases;

2.	each scheduled monthly payment on each Receivable is scheduled to be made and is made on the last day of each month and each month has 30 days;

3.	payments are made on the Notes on each Distribution Date (and each such date is assumed to be the 15th day of each applicable month);

4.	the balance in the Reserve Account on each Distribution Date is the required amount described in the Summary under “Summary — Enhancement — Reserve Account” in this Prospectus Supplement;

5.	there is no event resulting in the acceleration of the Notes;

6.	the Servicer does not exercise its option to purchase the Receivables unless otherwise indicated;

7.	the hypothetical pools each have an assumed cut-off date of February 28, 2009;

8.	interest will accrue on the Notes at the assumed coupon rate of 1.99535% for the Class A-1 Notes, 3.53% for the Class A-2 Notes, 3.80% for the Class A-3 Notes and 5.43% for the Class A-4 Notes;

9.	the Class A-1 Notes will be paid interest on the basis of the actual number of days in that interest accrual period and a 360-day year;

10.	the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes will be paid interest on the basis of a 360-day year consisting of twelve 30-day months;

11.	the Notes are purchased on March 25, 2009;

12.	no payments are made under the Interest Rate Swap Agreement(s) to the Swap Counterparty; and

13.	the Servicing Rate for each calendar month is equal to a rate of one-twelfth of 1.00% and the Servicer has not collected any Supplemental Servicing Fee.

     The ABS Table indicates the projected weighted average life of each class of Notes and sets forth the percent of the initial principal amount of each class of Notes that is projected to be outstanding after each of the Distribution Dates shown at various constant ABS percentages.
     The ABS Table also assumes that the Receivables have been aggregated into hypothetical pools with all of the Receivables within each such pool having the following characteristics and that the level scheduled monthly payment for each of the pools (which is based on its aggregate principal balance, APR, original payments to maturity and remaining payments to maturity as of the assumed cut-off date) will be such that each pool will be fully amortized by the end of its remaining payments to maturity.

	Aggregate Principal		Remaining Payments	Original Payments
Pool	Balance	APR	to Maturity	to Maturity
1	$16,796,389.88	2.402%	6	59
2	$24,641,083.25	2.684%	23	36
3	$103,359,807.31	0.834%	32	37
4	$122,806,088.70	3.524%	45	58
5	$647,376,426.68	3.268%	53	61
6	$125,777,504.01	2.105%	68	72
7	$394,396.48	6.628%	7	55
8	$1,541,107.58	7.411%	21	28
9	$8,731,822.71	7.244%	29	50
10	$29,980,556.80	7.840%	44	53
11	$217,470,143.56	8.256%	55	63
12	$245,010,371.44	7.507%	66	72

     The table captioned “YSOC Amount Schedule” (the “YSOC Amount Schedule”) set forth below is utilized to calculate the weighted average lives and percentages of original principal amounts at various ABS percentages. The actual YSOC Amount may differ depending on the actual prepayments, losses and repurchases on the receivables pool sold to the Issuing Entity on the Closing Date with APRs less than the Required Rate. For purposes of the YSOC Amount Schedule set forth below, the Required Rate is assumed to be 5.75%.
YSOC Amount Schedule

Yield Supplement
Distribution Date	Overcollateralization Amount
Closing Date	$58,503,777.43
April 2009	$56,302,045.80
May 2009	$54,148,191.60
June 2009	$52,042,537.74
July 2009	$49,985,408.86
August 2009	$47,977,000.21
September 2009	$46,016,013.81
October 2009	$44,099,671.26
November 2009	$42,225,006.04
December 2009	$40,391,840.68
January 2010	$38,600,403.27
February 2010	$36,850,926.56
March 2010	$35,143,643.76
April 2010	$33,478,812.68
May 2010	$31,856,685.98
June 2010	$30,277,506.20
July 2010	$28,741,531.74
August 2010	$27,249,041.26
September 2010	$25,800,319.77
October 2010	$24,395,646.19
November 2010	$23,035,310.76
December 2010	$21,719,606.23
January 2011	$20,448,780.03
February 2011	$19,222,824.52
March 2011	$18,041,538.32
April 2011	$16,904,327.61
May 2011	$15,810,468.95
June 2011	$14,758,882.85
July 2011	$13,749,525.27
August 2011	$12,782,497.11
September 2011	$11,857,962.39
October 2011	$10,976,167.31
November 2011	$10,137,373.82
December 2011	$9,341,859.39
January 2012	$8,589,530.21
February 2012	$7,875,171.19
March 2012	$7,197,255.95
April 2012	$6,552,718.47
May 2012	$5,941,698.90
June 2012	$5,364,149.02
July 2012	$4,820,155.24
August 2012	$4,309,803.41
September 2012	$3,833,229.19
October 2012	$3,390,623.69
November 2012	$2,982,199.23
December 2012	$2,608,183.73
January 2013	$2,268,646.29
February 2013	$1,962,464.11
March 2013	$1,689,269.48
April 2013	$1,448,266.74
May 2013	$1,238,248.50
June 2013	$1,055,245.14
July 2013	$895,849.47
August 2013	$756,640.51
September 2013	$634,630.30
October 2013	$528,149.01
November 2013	$436,112.11
December 2013	$357,870.37
January 2014	$291,832.38
February 2014	$235,472.20
March 2014	$187,463.24
April 2014	$145,103.37
May 2014	$108,330.42
June 2014	$77,162.48
July 2014	$51,589.57
August 2014	$31,587.26
September 2014	$17,156.56
October 2014	$7,888.17
November 2014	$2,986.53
December 2014	$699.23
January 2015	$40.74
February 2015 and thereafter	$0.00
     The actual characteristics and performance of the Receivables will differ from the assumptions used in constructing the ABS Table. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the Receivables will prepay at a constant level of ABS until maturity or that all of the Receivables will prepay at the same level of ABS. Moreover, the diverse terms of Receivables within each of the hypothetical pools could produce slower or faster principal distributions than indicated in the ABS Table at the various constant percentages of ABS specified, even if the original and remaining terms to maturity of the Receivables are as assumed. Any difference between such assumptions and the actual characteristics and performance of the Receivables, or actual prepayment experience, will affect the percentages of initial amounts outstanding over time and the weighted average lives of each class of Notes.

Percent of Initial Note Principal Amount at Various ABS Percentages

	Class A-1 Notes					Class A-2 Notes
Distribution Date	0.50%	1.00%	1.30%	1.50%	1.70%	0.50%	1.00%	1.30%	1.50%	1.70%
Closing Date	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
Apr-09	90.01	87.58	85.98	84.79	83.30	100.00	100.00	100.00	100.00	100.00
May-09	80.07	75.32	72.20	69.92	67.13	100.00	100.00	100.00	100.00	100.00
Jun-09	70.18	63.23	58.68	55.39	51.50	100.00	100.00	100.00	100.00	100.00
Jul-09	60.34	51.29	45.40	41.19	36.40	100.00	100.00	100.00	100.00	100.00
Aug-09	50.55	39.51	32.37	27.33	21.84	100.00	100.00	100.00	100.00	100.00
Sep-09	40.81	27.89	19.60	13.82	7.82	100.00	100.00	100.00	100.00	100.00
Oct-09	31.87	17.11	7.63	1.03	0.00	100.00	100.00	100.00	100.00	93.57
Nov-09	22.99	6.48	0.00	0.00	0.00	100.00	100.00	95.44	87.27	78.80
Dec-09	14.16	0.00	0.00	0.00	0.00	100.00	95.55	82.65	73.66	64.34
Jan-10	5.37	0.00	0.00	0.00	0.00	100.00	84.10	70.08	60.31	50.18
Feb-10	0.00	0.00	0.00	0.00	0.00	96.27	72.79	57.72	47.22	36.33
Mar-10	0.00	0.00	0.00	0.00	0.00	86.65	61.63	45.57	34.38	22.79
Apr-10	0.00	0.00	0.00	0.00	0.00	77.08	50.62	33.64	21.81	9.55
May-10	0.00	0.00	0.00	0.00	0.00	67.56	39.76	21.93	9.50	0.00
Jun-10	0.00	0.00	0.00	0.00	0.00	58.09	29.06	10.43	0.00	0.00
Jul-10	0.00	0.00	0.00	0.00	0.00	48.67	18.51	0.00	0.00	0.00
Aug-10	0.00	0.00	0.00	0.00	0.00	39.30	8.11	0.00	0.00	0.00
Sep-10	0.00	0.00	0.00	0.00	0.00	29.99	0.00	0.00	0.00	0.00
Oct-10	0.00	0.00	0.00	0.00	0.00	20.72	0.00	0.00	0.00	0.00
Nov-10	0.00	0.00	0.00	0.00	0.00	11.51	0.00	0.00	0.00	0.00
Dec-10	0.00	0.00	0.00	0.00	0.00	2.34	0.00	0.00	0.00	0.00
Jan-11	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Weighted Average Life (years) to Maturity(1)	0.44	0.36	0.32	0.30	0.28	1.34	1.11	0.99	0.92	0.85
Weighted Average Life (years) to Call(1)(2)	0.44	0.36	0.32	0.30	0.28	1.34	1.11	0.99	0.92	0.85

(1)	The weighted average life of a note is determined by (x) multiplying the amount of each principal payment on a note by the number of years from the date of issuance of the Note to the related Distribution Date, (y) adding the results and (z) dividing the sum by the original principal amount of the note.

(2)	This calculation assumes that the servicer exercises its option to purchase the Receivables at the first opportunity.
     This table has been prepared based on the assumptions in this Prospectus Supplement (including the assumptions regarding the characteristics and performance of the Receivables, which will differ from the actual characteristics and performance of the Receivables) and should be read in conjunction with those assumptions.

Percent of Initial Note Principal Amount at Various ABS Percentages

	Class A-3 Notes					Class A-4 Notes
Distribution Date	0.50%	1.00%	1.30%	1.50%	1.70%	0.50%	1.00%	1.30%	1.50%	1.70%
Closing Date	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
Apr-09	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
May-09	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
Jun-09	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
Jul-09	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
Aug-09	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
Sep-09	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
Oct-09	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
Nov-09	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
Dec-09	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
Jan-10	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
Feb-10	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
Mar-10	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
Apr-10	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
May-10	100.00	100.00	100.00	100.00	97.79	100.00	100.00	100.00	100.00	100.00
Jun-10	100.00	100.00	100.00	98.33	89.52	100.00	100.00	100.00	100.00	100.00
Jul-10	100.00	100.00	99.44	90.61	81.46	100.00	100.00	100.00	100.00	100.00
Aug-10	100.00	100.00	92.20	83.07	73.61	100.00	100.00	100.00	100.00	100.00
Sep-10	100.00	98.60	85.10	75.70	65.96	100.00	100.00	100.00	100.00	100.00
Oct-10	100.00	91.99	78.15	68.51	58.53	100.00	100.00	100.00	100.00	100.00
Nov-10	100.00	85.48	71.34	61.50	51.30	100.00	100.00	100.00	100.00	100.00
Dec-10	100.00	79.08	64.68	54.66	44.28	100.00	100.00	100.00	100.00	100.00
Jan-11	95.58	72.79	58.18	48.02	37.49	100.00	100.00	100.00	100.00	100.00
Feb-11	89.66	66.61	51.83	41.55	30.91	100.00	100.00	100.00	100.00	100.00
Mar-11	83.96	60.69	45.77	35.39	24.64	100.00	100.00	100.00	100.00	100.00
Apr-11	78.30	54.87	39.85	29.41	18.59	100.00	100.00	100.00	100.00	100.00
May-11	72.68	49.15	34.08	23.59	12.74	100.00	100.00	100.00	100.00	100.00
Jun-11	67.08	43.54	28.45	17.96	7.09	100.00	100.00	100.00	100.00	100.00
Jul-11	61.53	38.02	22.97	12.50	1.66	100.00	100.00	100.00	100.00	100.00
Aug-11	56.00	32.61	17.64	7.22	0.00	100.00	100.00	100.00	100.00	91.07
Sep-11	50.57	27.35	12.48	2.15	0.00	100.00	100.00	100.00	100.00	78.54
Oct-11	45.16	22.19	7.48	0.00	0.00	100.00	100.00	100.00	93.10	66.53
Nov-11	39.80	17.13	2.62	0.00	0.00	100.00	100.00	100.00	81.25	55.06
Dec-11	35.02	12.61	0.00	0.00	0.00	100.00	100.00	95.65	70.64	44.75
Jan-12	30.26	8.18	0.00	0.00	0.00	100.00	100.00	85.06	60.42	34.92
Feb-12	25.54	3.84	0.00	0.00	0.00	100.00	100.00	74.80	50.61	25.57
Mar-12	20.85	0.00	0.00	0.00	0.00	100.00	98.98	64.89	41.20	16.70
Apr-12	16.18	0.00	0.00	0.00	0.00	100.00	88.57	55.31	32.21	8.32
May-12	11.55	0.00	0.00	0.00	0.00	100.00	78.40	46.08	23.63	0.43
Jun-12	6.95	0.00	0.00	0.00	0.00	100.00	68.47	37.19	15.47	0.00
Jul-12	2.38	0.00	0.00	0.00	0.00	100.00	58.78	28.64	7.73	0.00
Aug-12	0.00	0.00	0.00	0.00	0.00	94.60	49.33	20.45	0.42	0.00
Sep-12	0.00	0.00	0.00	0.00	0.00	83.30	40.13	12.61	0.00	0.00
Oct-12	0.00	0.00	0.00	0.00	0.00	72.08	31.18	5.12	0.00	0.00
Nov-12	0.00	0.00	0.00	0.00	0.00	60.95	22.48	0.00	0.00	0.00
Dec-12	0.00	0.00	0.00	0.00	0.00	50.20	14.22	0.00	0.00	0.00
Jan-13	0.00	0.00	0.00	0.00	0.00	40.65	6.92	0.00	0.00	0.00
Feb-13	0.00	0.00	0.00	0.00	0.00	31.18	0.00	0.00	0.00	0.00
Mar-13	0.00	0.00	0.00	0.00	0.00	21.77	0.00	0.00	0.00	0.00
Apr-13	0.00	0.00	0.00	0.00	0.00	12.43	0.00	0.00	0.00	0.00
May-13	0.00	0.00	0.00	0.00	0.00	3.17	0.00	0.00	0.00	0.00
Jun-13	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Weighted Average Life (years) to Maturity(1)	2.55	2.19	1.98	1.85	1.72	3.78	3.44	3.16	2.95	2.74
Weighted Average Life (years) to Call(1)(2)	2.55	2.19	1.98	1.85	1.72	3.78	3.44	3.16	2.95	2.74

(1)	The weighted average life of a note is determined by (x) multiplying the amount of each principal payment on a note by the number of years from the date of issuance of the Note to the related Distribution Date, (y) adding the results and (z) dividing the sum by the original principal amount of the note.

(2)	This calculation assumes that the servicer exercises its option to purchase the Receivables at the first opportunity.
     This table has been prepared based on the assumptions in this Prospectus Supplement (including the assumptions regarding the characteristics and performance of the Receivables, which will differ from the actual characteristics and performance of the Receivables) and should be read in conjunction with those assumptions.

TALF CONSIDERATIONS
     Subject to the important considerations described under “Risk Factors – Loss of TALF eligibility or the lack of availability of a TALF loan may adversely affect your financing options and the liquidity and market value of your notes”, on the closing date, the Notes (other than any Notes then retained by the Depositor or conveyed to an affiliate of the Depositor) will be eligible collateral for investors to pledge as collateral for loans borrowed from the FRBNY under TALF. In order to be eligible collateral under TALF, the Notes and the receivables underlying the Notes must satisfy eligibility criteria specified by the FRBNY.
     If you are an investor intending to pledge the notes as collateral for loans borrowed from the FRBNY under TALF, you are encouraged to consult with your financial and legal advisors regarding the program requirements (including the Master Loan and Security Agreement to be entered into between the FRBNY and primary dealers, and the Customer Agreement to be entered into between the primary dealers and investors, as well as the terms and conditions, frequently asked questions and other supporting material on the FRBNY website) of, eligibility for, and related legal and economic risks in connection with, loans under TALF.
     On the Closing Date, the Notes (other than any Notes then retained by the Depositor or conveyed to an affiliate of the Depositor) and the receivables satisfy the TALF eligibility criteria, as specified below.
     As of the Cut-off Date, the Receivables had the following characteristics:
•	All of the Receivables were U.S. dollar-denominated.

•	The Receivables are retail loans relating to cars and light trucks.

•	The principal balance of the Receivables with U.S. domiciled obligors is at least 95% of the aggregate principal balance of the Receivables.

•	The principal balance of the Receivables originated on or after October 1, 2007 is at least 85% of the aggregate principal balance of the Receivables.

•	The weighted average Credit Score of the Receivables is 680 or greater (assuming for purposes of calculating the weighted average that any Receivable without an available Credit Score has a Credit Score of 300); which is “prime” for automobile loans under TALF.
     On the closing date, the Notes will have the following characteristics:
•	Each class of Notes will have received the ratings specified in “Summary—Ratings” above, and has not been placed on review or watch for downgrade.

•	The Notes (other than any Notes then retained by the Depositor or conveyed to an affiliate of the Depositor) will be issued in book-entry form and cleared through The Depository Trust Company or “DTC”, in the name of Cede & Co., as nominee of DTC.

•	The Notes will be obligations of the Issuing Entity only, and no payments of principal of or interest on the Notes will be guaranteed by any third-party.

•	The weighted average life (in years) to maturity of each class of Notes (assuming a 1.3% ABS and the ABS Assumptions, as described under “Weighted Average Life of the Notes”) will be five years or less. The weighted average life to maturity for the Notes calculated in accordance with the TALF prepayment assumptions is as follows:

Weighted Average
Class	Life to Maturity
Class A-1 Notes	0.32
Class A-2a Notes }	0.99
Class A-2b Notes
Class A-3a Notes }	1.98
Class A-3b Notes
Class A-4a Notes }	3.16
Class A-4b Notes
•	The CUSIP number for each class of Notes will be as set forth in “Summary—CUSIP Numbers” in this prospectus supplement.
     It is a condition to the issuance of the Notes that the following actions will be taken on or prior to the Closing Date:
•	A nationally recognized certified public accounting firm that is registered with the Public Company Accounting Oversight Board has delivered an accountants’ report to the FRBNY in a form prescribed by the FRBNY.

•	NMAC, as Sponsor, will execute and deliver an undertaking to the FRBNY, in the form prescribed by the FRBNY, no later than four days before the Closing Date, under which NMAC will agree to indemnify FRBNY and TALF LLC and their respective affiliates for certain losses.

•	Each of NMAC, as Sponsor, and the Issuing Entity will execute the “Certification as to TALF Eligibility” in the most recent form prescribed by the FRBNY as of the date of this prospectus supplement, a copy of which is attached to this prospectus supplement as Appendix D.
     On the Closing Date, any Notes held by the Depositor, the Sponsor or any affiliate of the Depositor or the Sponsor will not be eligible collateral under TALF. For purposes of the foregoing determination, an “affiliate” of the Depositor or the Sponsor means any company that controls, is controlled by, or is under common control with, the Depositor or the Sponsor, respectively. A person or company controls a company if, among other things, it (1) owns, controls or holds with power to vote 25% or more of a class of voting securities of the company, or (2) consolidates the company for financial reporting purposes.
     An investor in the Notes must use a primary dealer, which will act as an agent for the investor, to obtain a loan under TALF. It is expected that each primary dealer will require the related investor to enter into a customer agreement setting forth the terms and conditions of the relationship between that primary dealer and that investor before the primary dealer will agree to act as the investor’s agent in connection with the related TALF loan. Under the customer agreement, the primary dealer may require an investor in the Notes to obtain a Term Asset-Backed Securities Loan Facility Undertaking (the “TALF Undertaking”) executed by each of NMAC, as Sponsor, the Depositor and the Issuing Entity for the benefit of that primary dealer before the primary dealer will agree to arrange a TALF loan secured by the Notes. NMAC, the Depositor and the Issuing Entity will execute a TALF Undertaking on or prior to the Closing Date with each primary dealer acting as agent for an investor on the Closing Date, but NMAC, the Depositor and the Issuing Entity are not obligated to execute and deliver a TALF Undertaking with any primary dealer or with any Underwriter at any other time.
     Ratings on the Notes are expected to be monitored by each Rating Agency while the Notes are outstanding. If any rating for any class of Notes is lowered or withdrawn by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“Standard & Poor’s”), Moody’s Investors Service, Inc. (“Moody’s”) or Fitch Ratings (“Fitch” and together with Standard & Poor’s and Moody’s, the “Rating Agencies”), or is placed on review or watch for downgrade, then that class of Notes will no longer be eligible collateral for a new TALF loan until, as applicable, the rating is reinstated to the rating specified in “Summary—Ratings” or such review or watch for downgrade is removed. Although the Certification as to TALF Eligibility requires the Sponsor and the Issuing Entity to notify the FRBNY and all registered holders of the Notes upon a determination that certain statements relating to eligibility have ceased to be correct, neither the Sponsor nor the Issuing Entity is obligated to monitor the continuing accuracy of the characteristics of the receivables set forth above or to recalculate the weighted average life of each class of Notes based on actual prepayment experience after the Closing Date or to take actions to cause such ratings to be reinstated or such review or watch to be removed. See “Risk Factors – Loss of TALF eligibility or the lack of availability of a TALF loan may adversely affect your financing options and the liquidity and market value of your notes”.

NOTE FACTORS AND POOL FACTORS
     The “Note Factor” for any Distribution Date with respect to any class of Notes will be a seven-digit decimal indicating the principal amount of that class of Notes as of the close of business on the last day of the related Collection Period in that month as a fraction of the respective principal amount thereof as of the Closing Date. The Servicer will compute the Note Factor each month for each class of Notes. Each Note Factor will initially be 1.0000000 and thereafter will decline to reflect reductions in the principal amount of each class of Notes. The portion of the principal amount of any class of Notes for a given month allocable to a Noteholder can be determined by multiplying the original denomination of the holder’s Note by the related Note Factor for that month.
     The “Pool Balance” as of the close of business on the last day of a Collection Period will equal the aggregate principal balance of the Receivables (excluding Administrative Receivables, Warranty Receivables (both as defined in the Prospectus) and Defaulted Receivables as of the close of business on such day).
     The “Pool Factor” for any Distribution Date for a particular class of Notes will be a seven-digit decimal figure indicating the principal amount of that class of Notes as of the close of business on the last day of the related Collection Period as a fraction of the Pool Balance as of the Cut-off Date. The Servicer will compute the Pool Factor for each month for each class of Notes.
     Pursuant to the Transfer and Servicing Agreements, the registered holders of the Notes (which, for Notes, other than any Notes retained by the Depositor or conveyed to an affiliate of the Depositor (the “Retained Notes”), which will be issued as Definitive Notes) will be Cede & Co. (“Cede”) as the nominee of The Depository Trust Company (“DTC”) unless Definitive Notes are issued under the limited circumstances described under “Material Information Regarding the Notes — Definitive Notes” in the accompanying Prospectus. Registered holders of the Notes will receive monthly reports from the Indenture Trustee concerning the payments received on the Receivables, the Pool Balance, the related Note Factors, Pool Factors and various other items of information pertaining to the Issuing Entity. Noteholders of record during each calendar year will be furnished information by the Indenture Trustee for tax reporting purposes not later than the latest date permitted by law. Copies of the reports may be obtained by the Noteholders by delivering a written request addressed to the Indenture Trustee at its address at 209 South LaSalle Street, Suite 300, Chicago, Illinois 60604, Attention: Corporate Trust Services. See “Description of the Transfer and Servicing Agreements — Statements to Noteholders” in this Prospectus Supplement.
USE OF PROCEEDS
     The Depositor will use the net proceeds from the sale of the Notes (proceeds from the sale of the Notes minus the underwriting discount in the amount of $ , payable to the underwriters) to purchase the Receivables from NMAC pursuant to the Purchase Agreement (the “Purchase Agreement”) by and between NMAC, as the seller, and Nissan Auto Receivables Corporation II, as the purchaser.
     No expenses incurred in connection with the selection and acquisition of the Receivables are to be payable from the offering proceeds.
THE DEPOSITOR
     Information regarding the Depositor is set forth under the caption “The Depositor” in the accompanying Prospectus.

NISSAN MOTOR ACCEPTANCE CORPORATION
Financing
     NMAC offers indirect automotive consumer loan and lease financing and direct dealer financing through (and to) Nissan and Infiniti dealers in the United States. As of December 31, 2008, approximately 25% of NMAC’s total revenues came from retail loans, approximately 67% from retail lease financing and approximately 4% from wholesale financing.
     The following chart provides, respectively, market penetration information regarding Nissan and Infiniti motor vehicles purchased in the United States and NMAC’s total revenues from retail loans for the fiscal years ended March 31, 2004, 2005, 2006, 2007 and 2008, and for the nine months ended December 2007 and 2008.
Overview of NMAC Retail Installment Contract Financing Operations

	For the Nine	For the Nine
	Months Ended	Months Ended
	December 31,	December 31,	Years Ended March 31,
	2008	2007	2008	2007	2006	2005	2004
Number of retail installment contracts purchased by NMAC(1)	192,896	230,768	289,026	227,326	265,319	324,342	289,031
Revenues(2)	$921,336	$911,029	$1,192,681	$1,104,622	$978,400	$848,941	$802,255

(1)	Includes receivables originated in the United States only.

(2)	Dollars in thousands. Includes receivables originated in the United States and Mexico.
     For more information regarding the financing business of NMAC, you should refer to “Nissan Motor Acceptance Corporation — Financing Operations” in the accompanying Prospectus.
Securitization
     General. Since 2000, one of the primary funding sources for NMAC has been the packaging and sale of retail installment contracts, loans and leases through asset-backed securitization transactions (each, an “Asset-Backed Securitization”). These retail installment contracts, loans and leases are purchased by NMAC from Dealers or are loans made by NMAC to Dealers. NMAC generally holds, or ages these loans and leases for an interim period prior to transferring them in connection with an Asset-Backed Securitization transaction. During this interim period, NMAC’s financing needs are met, in part, through the use of warehouse finance facilities. These warehouse finance facilities are provided by a number of financial institutions and provide liquidity to fund NMAC’s acquisition of retail installment contracts, loans and leases. These warehouse facilities are sometimes structured as secured revolving loan facilities.
     For the fiscal years ended March 31, 2004, 2005, 2006, 2007 and 2008, and for the nine months ended December, 2008, NMAC securitized approximately $6.6 billion, $5.6 billion, $6.1 billion, $4.9 billion, $4.2 billion and $2.3 billion, respectively, through public Asset-Backed Securitization debt offerings.
     A significant portion of NMAC’s assets are sold in Asset-Backed Securitization transactions, although the assets remain on NMAC’s balance sheet. These assets support payments on the Asset-Backed Securitization securities and are not available to NMAC’s creditors generally. At December 31, 2008, NMAC had approximately $18.3 billion, or 49.3% of its consolidated assets, pledged in connection with Asset-Backed Securitization transactions. NMAC expects that Asset-Backed Securitization debt offerings will continue to be a material funding source for NMAC. For information regarding NMAC’s experience in securitizing other types of assets, including leases and loans to dealers, you should refer to “Nissan Motor Acceptance Corporation — NMAC Responsibilities in Securitization Program” in the accompanying Prospectus.
     Retail Securitization. NMAC’s auto loan Asset-Backed Securitization program was first established and utilized for the Nissan Auto Receivables 1986-A Grantor Trust transaction. For more information regarding NMAC’s experience with respect to its entire portfolio of new, near-new and used Nissan and Infiniti motor vehicle retail installment contracts, you should refer to “Prepayments, Delinquencies, Repossessions and Net Losses” and “Static Pool Information Regarding Certain Previous Securitizations” in this Prospectus Supplement.

Servicing
     General. NMAC is the servicer for all of the retail installment contracts, loans and leases that it finances. As the servicer, NMAC generally handles all collections, administers defaults and delinquencies and otherwise services all such retail installment contracts, loans and leases.
     NMAC began operations in February 1982 and shortly thereafter started servicing auto retail installment contracts and leases. NMAC subsequently expanded its servicing portfolio to include loans to dealers.
     Although NMAC may be replaced or removed as servicer upon the occurrence of certain events, including the occurrence of a servicer default (as defined under the applicable financing documents), NMAC generally expects to service the retail installment contracts, loans and leases sold in an Asset-Backed Securitization transaction for the life of that transaction. For more information regarding the circumstances under which NMAC may be replaced or removed as servicer of the Receivables and the Financed Vehicles, you should refer to “Description of the Transfer and Servicing Agreements” in the accompanying Prospectus. If the servicing of any Receivables and the Financed Vehicles were to be transferred from NMAC to another servicer, there may be an increase in overall delinquencies and defaults due to misapplied or lost payments, data input errors or system incompatibilities. Although NMAC expects that any increase in any such delinquencies to be temporary, there can be no assurance as to the duration or severity of any disruption in servicing the Receivables and the Financed Vehicles as a result of any servicing transfer. See “Risk Factors —Adverse events with respect to Nissan Motor Acceptance Corporation or its affiliates may affect the timing of payments on your notes or have other adverse effects on your notes” in the accompanying Prospectus.
     In the normal course of its servicing business, NMAC outsources certain of its administrative functions to unaffiliated third party service providers. The third parties providing those administrative functions do not have discretion relating to activities that NMAC believes would materially affect the amounts realized or collected with respect to the Receivables or the timing of receipt of such amounts. Moreover, NMAC retains ultimate responsibility for those administrative functions under the Sale and Servicing Agreement and should any of those third parties not be able to provide those functions, NMAC believes those third parties or the functions performed by them could easily be replaced. Therefore, failure by the third party service providers to provide the administrative functions is not expected to result in any material disruption in NMAC’s ability to perform its servicing functions under the Sale and Servicing Agreement.
     Servicer Advances. The Servicer is required to make advances if payment on selected retail installment contracts has not been received in full by the end of the month. See “Description of the Transfer and Servicing Agreements — Advances” in the accompanying Prospectus.
     Prepayments, Delinquencies, Repossessions and Net Losses. For a discussion of NMAC’s delinquency and loss experience with respect to its portfolio of receivables, you should refer to “Prepayments, Delinquencies, Repossession and Net Losses” in this Prospectus Supplement. For a description of the roles and responsibilities of the Servicer, see “Description of the Transfer and Servicing Agreements” in the accompanying Prospectus.
     None of the Asset-Backed Securitization transactions involving NMAC as servicer has defaulted or experienced an early amortization or other performance triggering event. For a general description of NMAC’s responsibilities as servicer of leases and dealer loans, you should refer to “Nissan Motor Acceptance Corporation — NMAC Responsibilities in Securitization Program” in the accompanying Prospectus. For more information regarding NMAC’s servicing obligations with respect to the Receivables, you should refer to “Description of the Transfer and Servicing Agreements” in the accompanying Prospectus. NMAC believes that it has materially complied with its servicing obligations with respect to each Asset-Backed Securitization transaction involving NMAC as servicer.
Financial Condition of Nissan Motor Co., Ltd.
     NMAC is an indirect wholly-owned subsidiary of Nissan Motor Co., Ltd. (“NML”). Although NML is not guaranteeing the Issuing Entity’s obligations under the Notes, NML’s financial condition may affect NMAC’s ability to service the Receivables. See “Risk Factors — Adverse events with respect to Nissan Motor Acceptance Corporation or its affiliates may affect the timing of payments on your notes or have other adverse effects on your notes” in the accompanying Prospectus.

THE NOTES
General
     The Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes (collectively, the “Notes”) will be issued pursuant to the terms of the Indenture, a form of which has been filed as an exhibit to the registration statement. A copy of the final signed Indenture, together with the other Basic Documents, will be filed with the SEC following the issuance of the Notes.
     The Notes will be issued as registered Notes in minimum denominations of $25,000 and integral multiples of $1,000 in excess thereof in book-entry form, provided that, any Retained Notes will be issued as Definitive Notes. The Notes issued in book-entry form initially will be registered in the name of Cede, the nominee of DTC. No investor acquiring an interest in the Notes issued in book-entry form, as reflected on the books of the clearing agency, or a person maintaining an account with such clearing agency (a “Note Owner”) will be entitled to receive a certificate representing that owner’s Note, except as set forth below. Unless and until Notes (other than Retained Notes, if any) are issued in fully registered certificated form (the “Definitive Notes”) under the limited circumstances described in “Material Information Regarding the Notes — Definitive Notes” in the accompanying Prospectus, all references herein to distributions, notices, reports and statements to Noteholders will refer to the same actions made with respect to DTC or Cede, as the case may be, for the benefit of Note Owners in accordance with DTC procedures. See “Material Information Regarding the Notes — Book-Entry Registration” and “— Definitive Notes” in the accompanying Prospectus. The Notes (other than Retained Notes, if any) will be issued in fully registered, certificated form to Noteholders or their respective nominees, rather than to the DTC or its nominee, only if:
1.	DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the Notes and the Depositor, the Administrator or the Owner Trustee is unable to locate a qualified successor (and if it is the Administrator that has made that determination, the Administrator so notifies the Indenture Trustee in writing);

2.	the Depositor, the Administrator or the Indenture Trustee, as applicable, at its option and to the extent permitted by law, advises each other such party in writing that it elects to terminate the book-entry system through DTC; or

3.	after the occurrence of an Event of Default or a Servicer Default with respect to the Notes, holders representing at least a majority of the outstanding principal amount of the Notes, acting together as a single class, advise the Indenture Trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) with respect to the Notes is no longer in the best interests of the holders of the Notes.
     The following summary describes material terms of the Notes and the Indenture. The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Notes and the Indenture. Where particular provisions or terms used in the Indenture are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of the summary. The following summary supplements the description of the general terms and provisions of the Notes of any given series and the related Indenture set forth in the accompanying Prospectus, to which description reference is hereby made.
Payments of Interest
     The Class A-1 Notes and, if issued, the Class A-2a, the Class A-3a Notes and the Class A-4a Notes will constitute “Fixed Rate Notes,” as that term is defined under “Material Information Regarding the Notes — Fixed Rate Notes” in the accompanying Prospectus. The Issuing Entity expects to issue Fixed Rate Notes only, however, the Issuing Entity retains the right, in its sole discretion, to issue floating rate classes of Notes in addition to the Fixed Rate Notes. If issued, the Class A-2b Notes, the Class A-3b Notes and the Class A-4b Notes will constitute “Floating Rate Notes,” as such term is defined under “Material Information Regarding the Notes — Floating Rate Notes” in the accompanying Prospectus. The Class A-2a Notes and the Class A-2b Notes are referred to herein collectively as the “Class A-2 Notes,” the Class A-3a Notes and the Class A-3b Notes are referred to herein collectively as the “Class A-3 Notes,” and the Class A-4a Notes and the Class A-4b Notes are referred to herein collectively the “Class A-4 Notes.” Interest on the principal balances of all classes of the Notes will accrue at the respective per annum interest rates set forth in “Summary — Terms of the Notes — Per annum interest rates” in this Prospectus Supplement (each, an “Interest Rate”) and will be payable to the Noteholders monthly on the 15th of each month (or, if that date is not a Business Day, on the next succeeding Business Day) (each a “Distribution Date”), commencing April 15, 2009. A “Business Day” is any day except a Saturday, Sunday or a day on which banks in the principal place of business of the Swap Counterparty, if any, the city and state where the corporate trust office of the Indenture Trustee is located, New York, New York, Nashville, Tennessee, Irving, Texas or Wilmington, Delaware are authorized or obligated by law, regulation, executive order or governmental decree to be closed.
     Interest on the outstanding principal amount of the Class A-1 Notes and each class of the Floating Rate Notes, if any, will accrue at the related Interest Rate from and including the most recent Distribution Date on which interest has been paid (or from and including the Closing Date with respect to the first Distribution Date) to but excluding the current Distribution Date (each, an “Interest Period” with respect to the Class A-1 Notes and each class of the Floating Rate Notes, if any). Interest on the outstanding principal amount of each class of Fixed Rate Notes, if any, other than the Class A-1 Notes will accrue at the related Interest Rate from and including the 15th day of the preceding calendar month (or from and including the Closing Date with respect to the first Distribution Date) to but excluding the 15th day of the current calendar month (each, an “Interest Period” with respect to each such class of Notes). Interest on the Class A-1 Notes and each class of the Floating Rate Notes, if any, will be calculated on the basis of the actual number of days in the related Interest Period divided by 360, and interest on each class of Fixed Rate Notes, if any, other than the Class A-1 Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. In the case of the first Distribution Date, the related Interest Period shall be 21 days for the Class A-1 Notes and each class of Floating Rate Notes, if any, and 20 days for each class of Fixed Rate Notes, if any, other than the Class A-1 Notes.
     Interest accrued but not paid on any Distribution Date will be due on the next Distribution Date, together with interest on that amount at the applicable Interest Rate (to the extent lawful). Interest payments on the Notes will generally be made from Available Amounts, pro rata with any Senior Swap Termination Payments payable to the Swap Counterparty, if any, after the Total Servicing Fee and any Net Swap Payments have been paid, pro rata and with the same priority among each of the Classes of Notes. See “Subordination; Reserve Account; YSOC Amount — Reserve Account” and “Distributions on the Notes” in this Prospectus Supplement.
     Interest payments to each class of Notes and any Senior Swap Termination Payments under the Interest Rate Swap Agreement(s), if any, will have the same priority, including after an acceleration of the Notes following the occurrence of an Event of Default. Under specified circumstances, the amount available for interest payments could be less than the amount of interest payable on the Notes on any Distribution Date, in which case the holders of the Notes (the “Noteholders”) will receive their ratable share (based upon the aggregate amount of interest due to that class of Notes) of the aggregate amount available to be distributed in respect of interest on the Notes and the Swap Counterparty will receive its ratable share of the aggregate amount available to be distributed based on the amount of the Senior Swap Termination Payment, if any.
Calculation of Floating Rate Interest
     Each class of Floating Rate Notes, if any, will bear interest during each applicable Interest Period at a rate per annum determined by the London Interbank Offer Rate for one-month U.S. dollar deposits (“LIBOR”) plus a Spread. A “Spread” is the number of basis points to be added or subtracted to the related LIBOR applicable to such class of Floating Rate Notes.
     The rate of interest on the Floating Rate Notes will be reset for each Interest Period on the first day of the applicable Interest Period (each such date, an “Interest Reset Date”).
     LIBOR will be calculated for each Interest Period on the day that is two London Business Days prior to the related Interest Reset Date (each such date, an “Interest Determination Date”) or, in the case of the initial Interest Reset Date, on March 19, 2009. LIBOR for each Interest Period will be the rate for deposits in U.S. dollars having a maturity of one month (commencing on the related Interest Reset Date) that appears on the Designated LIBOR Page as of 11:00 a.m. London time, on the applicable Interest Determination Date.
     With respect to an Interest Determination Date on which no rate appears on the Designated LIBOR Page, LIBOR for the applicable Interest Determination Date will be the rate calculated by the Calculation Agent as the arithmetic mean of at least two quotations obtained by the Calculation Agent after requesting the principal London offices of each of four major reference banks in the London interbank market, which may include the Calculation Agent and its affiliates, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotations for deposits in U.S. dollars for the period of one month, commencing on the second London Business Day immediately following the applicable Interest Determination Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such Interest Determination Date and in a principal amount that is representative of a single transaction in U.S. dollars in that market at that time. If at least two such quotations are provided, LIBOR determined on the applicable Interest Determination Date will be the arithmetic mean of the quotations. If fewer than two quotations referred to in this paragraph are provided, LIBOR determined on the applicable Interest Determination Date will be the rate calculated by the Calculation Agent as the arithmetic mean of the rates quoted at approximately 11:00 a.m., in New York, New York, on the applicable Interest Determination Date by three major banks, which may include the Calculation Agent and its affiliates, in New York, New York selected by the Calculation Agent for loans in U.S. dollars to leading European banks in a principal amount that is representative of a single transaction in U.S. dollars in that market at that time. If the banks so selected by the Calculation Agent are not quoting as mentioned in this paragraph, LIBOR for the applicable Interest Determination Date will be LIBOR in effect on the applicable Interest Determination Date.
     “London Business Day” means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market and the FRBNY is open for conducting all or substantially all of its banking functions.
     “Designated LIBOR Page” means the display on Reuters Screen, LIBOR 01 Page, or any successor service or any other page as may replace that page on that service or any successor service that displays the London interbank rates of major banks for U.S. dollars.
     U.S. Bank National Association, will be designated as the calculation agent (the “Calculation Agent”) and, as such, will calculate the interest rates on the Floating Rate Notes. All determinations of interest by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holder of the Floating Rate Notes. All percentages resulting from any calculation on the Floating Rate Notes will be rounded to the nearest one hundred-thousandth of a percentage point, with five-millionths of a percentage point rounded upwards (e.g., 9.8765445% (or .09876545) would be rounded to 9.87655% (or .0987655)), and all dollar amounts used in or resulting from that calculation on the Floating Rate Note will be rounded to the nearest cent (with one-half cent being rounded upwards). The Calculation Agent may be removed by the Issuing Entity at any time. If the Calculation Agent is unable or unwilling to act as such or is removed by the Issuing Entity, the Issuing Entity will promptly appoint as a replacement Calculation Agent a leading bank which is engaged in transactions in Eurodollar deposits in the international Eurodollar market and which does not control or is not controlled by or under common control with the Issuing Entity or its Affiliates. The Calculation Agent may not resign its duties without a successor having been duly appointed.
Interest Rate Swap Agreement(s)
     The Issuing Entity expects to issue Fixed Rate Notes only, however, the Issuing Entity retains the right, in its sole discretion, to issue Floating Rate Notes in addition to the Fixed Rate Notes. On the Closing Date, for each class of Floating Rate Notes, if any, the Issuing Entity will enter into an “Interest Rate Swap Agreement” with , as swap counterparty (the “Swap Counterparty”), consisting of the ISDA Master Agreement, the schedule thereto, the credit support annex thereto, if applicable, and a confirmation for such class of Floating Rate Notes, to hedge the floating interest rate risk on such class of Floating Rate Notes. All terms of the Interest Rate Swap Agreement(s) will be acceptable to each rating agency listed under “Summary — Ratings” in this Prospectus Supplement. Each Interest Rate Swap Agreement will have an initial notional amount equal to the initial principal balance of the related class of Floating Rate Notes on the Closing Date and will decrease by the amount of any principal payments on such class of Floating Rate Notes. The notional amount of an Interest Rate Swap Agreement will be equal to the outstanding principal balance of the related class of Floating Rate Notes. Based on a reasonable good faith estimate of maximum probable exposure, the “significance percentage,” as defined in Regulation AB of the Securities Act of 1933, as amended, of the Interest Rate Swap Agreement(s) is less than 10%.
     In general, in respect of each Interest Rate Swap Agreement for a class of Floating Rate Notes, if any, on each Distribution Date, the Issuing Entity will be obligated to pay the Swap Counterparty a fixed rate payment based on a specified per annum fixed rate, determined on a “30/360” basis, times the notional amount of such Interest Rate Swap Agreement for such class of Floating Rate Notes (which will equal the then outstanding principal amount of the related class of Floating Rate Notes), and the Swap Counterparty will be obligated to pay a floating rate payment based on LIBOR, determined on an “acutal/360” basis, times the same notional amount. Payments due by each of the Issuing Entity and the Swap Counterparty under any Interest Rate Swap Agreement (other than Swap Termination Payments) will be exchanged on a net basis for such Interest Rate Swap Agreement. The payment obligations of the Issuing Entity to the Swap Counterparty under the Interest Rate Swap Agreement(s) are secured under the Indenture by the same lien in favor of the Indenture Trustee that secures payments to the Noteholders. A Net Swap Payment made by the Issuing Entity ranks higher in priority than all payments on the Notes.
     Among other things, an event of default under each Interest Rate Swap Agreement includes:
•	failure to make payments due under such Interest Rate Swap Agreement;

•	the occurrence of certain bankruptcy events of the Issuing Entity or bankruptcy and insolvency events of the Swap Counterparty;
•	any breach of such Interest Rate Swap Agreement or related agreements by the Swap Counterparty;

•	misrepresentation by the Swap Counterparty; or

•	merger by the Swap Counterparty without assumption of its obligations under such Interest Rate Swap Agreement.
     Among other things, a termination event under each Interest Rate Swap Agreement includes:
•	illegality of the transactions contemplated by such Interest Rate Swap Agreement;

•	any acceleration of the notes following an Event of Default under the Indenture;

•	failure of the Swap Counterparty to provide the financial information required by Regulation AB and other requested information or to post eligible collateral or assign such Interest Rate Swap Agreement to an eligible counterparty that is able to provide the information;

•	certain tax events that would affect the ability of the Swap Counterparty to make payments without withholding taxes therefrom to the Issuing Entity, that occur because of a change in tax law, an action by a court or taxing authority or a merger or consolidation of the Swap Counterparty;

•	a merger or consolidation of the Swap Counterparty into an entity with materially weaker creditworthiness;

•	failure of the Swap Counterparty (or its credit support provider, if any) to maintain its credit rating at certain levels required by such Interest Rate Swap Agreement, which failure may not constitute a termination event if the Swap Counterparty maintains certain minimum credit ratings and, among other things, as provided under such Interest Rate Swap Agreement:
•	at its own expense obtains an unconditional guarantee or similar assurance from a guarantor with the appropriate credit rating, along with a legal opinion regarding the guarantee;

•	posts collateral; and/or

•	assigns its rights and obligations under such Interest Rate Swap Agreement to a substitute Swap Counterparty that satisfies the eligibility criteria set forth in such Interest Rate Swap Agreement.
     Upon the occurrence of any event of default or termination event specified in an Interest Rate Swap Agreement, the non-defaulting or non-affected party may elect to terminate the Interest Rate Swap Agreement. If an Interest Rate Swap Agreement is terminated due to an event of default or a termination event, a Swap Termination Payment under an Interest Rate Swap Agreement may be due to the Swap Counterparty by the Issuing Entity out of Available Amounts or may be due to the Issuing Entity by the Swap Counterparty. The amount of any Swap Termination Payment may be based on the actual cost or market quotations of the cost of entering into a similar swap transaction or such other methods as may be required under the Interest Rate Swap Agreement, in each case in accordance with the procedures set forth in the Interest Rate Swap Agreement. Any Swap Termination Payment could, if market rates or other conditions have changed materially, be substantial. If a replacement interest rate swap agreement is entered into, any payments made by the replacement Swap Counterparty in consideration for replacing the Swap Counterparty, will be applied to any Swap Termination Payment owed to the Swap Counterparty, to the extent not previously paid.
     For purposes of this Prospectus Supplement, the following terms will have the following meanings:
     “Net Swap Payment” means for each Interest Rate Swap Agreement, if any, the net amounts owed by the Issuing Entity to the Swap Counterparty, if any, on any Distribution Date (including any prior unpaid Net Swap Payments and any accrued interest thereon under the applicable Interest Rate Swap Agreement), excluding Swap Termination Payments.

     “Net Swap Receipts” means for each Interest Rate Swap Agreement, if any, the net amounts owed by the Swap Counterparty to the Issuing Entity, if any, on any Distribution Date under such Interest Rate Swap Agreement, excluding any Swap Termination Payments.
     “Senior Swap Termination Payment” means any Swap Termination Payment owed by the Issuing Entity to the Swap Counterparty under an Interest Rate Swap Agreement that is not a Subordinated Swap Termination Payment.
     “Subordinated Swap Termination Payment” means any Swap Termination Payment owed by the Issuing Entity to the Swap Counterparty under an Interest Rate Swap Agreement following an “event of default” or a “termination event” where the Swap Counterparty is the “defaulting party” or sole “affected party” (other than with respect to “illegality” or a “tax event”), as each such term is defined in such Interest Rate Swap Agreement.
     “Swap Termination Payment” means payments due to the Swap Counterparty by the Issuing Entity or to the Issuing Entity by the Swap Counterparty under an Interest Rate Swap Agreement, including interest that may accrue thereon, due to a termination of such Interest Rate Swap Agreement due to an “event of default” or “termination event” under such Interest Rate Swap Agreement.
Payments of Principal
     The allocation of the principal balance between the Class A-2a Notes and the Class A-2b Notes, between the Class A-3a Notes and the Class A-3b Notes, and between the Class A-4a Notes and the Class A-4b Notes, will be determined on the day of pricing of the Notes. The principal balance of the Class A-2 Notes may be allocated entirely to the Class A-2a Notes or the Class A-2b Notes, with no principal balance allocated to the Class A-2b Notes or Class A-2a Notes, respectively, in which case no Class A-2b Notes or Class A-2a Notes, respectively, would be issued. Likewise, the principal balance of the Class A-3 Notes may be allocated entirely to the Class A-3a Notes or the Class A-3b Notes, with no principal balance allocated to the Class A-3b Notes or Class A-3a Notes, respectively, in which case no Class A-3b Notes or Class A-3a Notes, respectively, would be issued. Additionally, the principal balance of the Class A-4 Notes may be allocated entirely to the Class A-4a Notes or the Class A-4b Notes, with no principal balance allocated to the Class A-4b Notes or Class A-4a Notes, respectively, in which case no Class A-4b Notes or Class A-4a Notes, respectively, would be issued.
     Until the Notes have been paid in full, principal payments to Noteholders will be made on each Distribution Date in the amount and order of priority described under “Distributions on the Notes — Payment of Distributable Amounts” in this Prospectus Supplement. Generally, on each Distribution Date, the amount payable to the holders of the Notes will be the Noteholders’ Principal Distributable Amount.
     Prior to the occurrence of an Event of Default and an acceleration of the Notes, principal payments will be allocated among the Notes so that no principal payments will be made on:
1.	the Class A-2 Notes until the Class A-1 Notes have been paid in full;

2.	the Class A-3 Notes until the Class A-1 Notes and the Class A-2 Notes have been paid in full; and

3.	the Class A-4 Notes until the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes have been paid in full.
     However, after the occurrence of an Event of Default and an acceleration of the Notes (unless and until such acceleration has been rescinded), all principal of the Notes will become due and payable. Available Amounts, after Advances have been reimbursed, the Total Servicing Fee has been paid and any Net Swap Payments, if any, have been paid, will be applied to pay (i) first, on a pro rata basis, to (A) the Swap Counterparty, any Senior Swap Termination Payments, and, (B) on a pro rata basis, to the Noteholders of the Class A-1 Notes, the Class A-2 Notes (pro rata among the Class A-2a Notes and the Class A-2b Notes, if applicable), the Class A-3 Notes (pro rata among the Class A-3a Notes and the Class A-3b Notes, if applicable) and the Class A-4 Notes (pro rata among the Class A-4a Notes and the Class A-4b Notes), the Noteholders’ Interest Distributable Amount for the related class of Notes, (ii) second, to the Class A-1 Noteholders, principal on the Class A-1 Notes until the outstanding principal balance of the Class A-1 Notes is reduced to zero and (iii) third, on a pro rata basis, to the remaining Noteholders, principal on the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes, as applicable, until the outstanding principal balance of such classes is reduced to zero. Upon the rescission of any such acceleration, principal of the Notes will be payable generally, from Available Amounts, first to the Class A-1 Notes, until the Class A-1 Notes have been paid in full; second to the Class A-2 Notes (pro rata among the Class A-2a Notes and the Class A-2b Notes, if applicable), until the Class A-2 Notes have been paid in full; third to the Class A-3 Notes (pro rata among the Class A-3a

Notes and the Class A-3b Notes, if applicable), until the Class A-3 Notes have been paid in full; and fourth to the Class A-4 Notes (pro rata among the Class A-4a Notes and the Class A-4b Notes, if applicable), until the Class A-4 Notes have been paid in full. Principal payments on the Notes will be made from Available Amounts, after Advances have been reimbursed, the Total Servicing Fee has been paid, any Net Swap Payments and Senior Swap Termination Payments, if any, have been paid and after the Noteholders’ Interest Distributable Amount has been distributed.
     The actual Distribution Date on which the outstanding principal amount of any class of Notes is paid may be later or significantly earlier than its Final Scheduled Distribution Date based on a variety of factors, including the factors described under “Weighted Average Life of the Notes” in this Prospectus Supplement and in the accompanying Prospectus.
     If the principal amount of a class of Notes has not been paid in full on or prior to its Final Scheduled Distribution Date, the Noteholders’ Principal Distributable Amount for that Distribution Date will, to the extent the remaining Available Amounts are sufficient, include an amount sufficient to reduce the unpaid principal amount of that class of Notes to zero on that Distribution Date. See “Distributions on the Notes — Payment of Distributable Amounts” in this Prospectus Supplement.
Events of Default; Rights upon Event of Default
     Following the occurrence of an Event of Default that results in the acceleration of the Notes and unless and until such acceleration has been rescinded, on each Distribution Date, the Indenture Trustee shall make the following payments and distributions from the Collection Account (after payment of the Supplemental Servicing Fee to the extent not previously retained by the Servicer) in the following priority:
1.	to the Servicer for reimbursement of all outstanding Advances;

2.	to the Servicer for amounts due in respect of unpaid Base Servicing Fees (including any unpaid Base Servicing Fees from one or more prior Collection Periods);

3.	to the Swap Counterparty, the Net Swap Payment, if any, for such Distribution Date;

4.	on a pro rata basis (a) to the Swap Counterparty, any Senior Swap Termination Payments for such Distribution Date, and (b) (based on the amounts due to each class) to the Noteholders, the Noteholders’ Interest Distributable Amount, to be paid from Available Amounts (after giving effect to any reduction in Available Amounts described in clauses (2) and (3) above);

5.	to the Class A-1 Noteholders, until the principal amount thereof is reduced to zero, such amounts to be paid from Available Amounts (after giving effect to any reduction in Available Amounts described in clauses (2) through (4) above);

6.	to the Class A-2 Noteholders (pro rata among the Class A-2a Notes and the Class A-2b Notes, if applicable), the Class A-3 Noteholders (pro rata among the Class A-3a Notes and the Class A-3b Notes, if applicable) and the Class A-4 Noteholders (pro rata among the Class A-4a Notes and the Class A-4b Notes, if applicable), on a pro rata basis, until the principal amount of such related classes of Notes is reduced to zero, such amount to be paid from Available Amounts (after giving effect to any reduction in Available Amounts described in clauses (2) through (5) above);

7.	to the Swap Counterparty, any Subordinated Swap Termination Payments for such Distribution Date;

8.	to the holders of the Certificates (the “Certificateholders”), or, to the extent amounts are payable to a Currency Swap Counterparty, to such Currency Swap Counterparty, until the principal amount of such Certificates is reduced to zero, such amount to be paid from Available Amounts (after giving effect to any reduction in Available Amounts described in clauses (2) through (7) above); and

9.	any Available Amounts remaining after giving effect to any reduction in Available Amounts described in clauses (2) through (8) above, to the Certificateholders.
     Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, if an Event of Default occurs and is continuing with respect to the Notes, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of the Notes if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities that might be incurred by it in complying with the request. Subject to the provisions for indemnification and other limitations contained in the Indenture, the holders of a majority of the principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Indenture Trustee.
     No holder of a Note will have the right to institute any proceeding with respect to the Indenture unless that holder of a Note or Notes previously has given to the Indenture Trustee written notice of a continuing Event of Default, and:
1.	the Event of Default arises from the Servicer’s failure to remit payments when due; or

2.	(a) the holders of not less than 25% in principal amount of the outstanding Notes have requested, in writing, that the Indenture Trustee institute the proceeding in its own name as Indenture Trustee; (b) that the holder or holders of Notes have offered the Indenture Trustee reasonable indemnity; (c) the Indenture Trustee has for 60 days failed to institute the proceeding; and (d) no direction inconsistent with that written request has been given to the Indenture Trustee during the 60-day period by the holders of a majority in principal amount of the outstanding Notes.
     In addition, the Indenture Trustee and the Noteholders, by accepting the Notes, will covenant that they will not at any time institute against the Issuing Entity any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.
     Neither the Indenture Trustee nor the Owner Trustee in its individual capacity, nor any holder of a Certificate representing an ownership interest in the Issuing Entity, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the Notes or for the agreements of the Issuing Entity contained in the Indenture.
     You should refer to “Description of the Indenture — Events of Default” and “— Remedies Upon an Event of Default” in the accompanying Prospectus for more information regarding Events of Default and rights following the occurrence of an Event of Default.
Notices
     Noteholders will be notified in writing by the Indenture Trustee of any Event of Default, default by the Servicer under the Sale and Servicing Agreement (each, a “Servicer Default”) or termination of, or appointment of a successor to, the Servicer promptly upon a Trust Officer (as defined in the Transfer and Servicing Agreements) obtaining actual knowledge thereof.
     If Notes are issued other than in book-entry form, those notices will be mailed to the addresses of Noteholders as they appear in the register maintained by the Indenture Trustee prior to mailing. Those notices will be deemed to have been given on the date of that mailing.
DISTRIBUTIONS ON THE NOTES
     On or before the 10th calendar day of each month (or, if the 10th day is not a Business Day, the next succeeding Business Day) (each, a “Determination Date”), the Servicer will inform the Owner Trustee and the Indenture Trustee of, among other things, the amount of funds collected on or in respect of the Receivables, the amount of Advances to be made by and reimbursed to the Servicer and the Total Servicing Fee and other servicing compensation payable to the Servicer, in each case with respect to the immediately preceding Collection Period. On or prior to each Distribution Date, the Servicer will also determine the following:
1.	Available Amounts;

2.	Noteholders’ Principal Distributable Amount;

3.	Certificateholders’ Principal Distributable Amount, if any;

4.	the amount of Net Swap Payments, Net Swap Receipts and Swap Termination Payments, if any, to be paid by or to the Swap Counterparty under the Interest Rate Swap Agreement(s);

5.	based on the available funds and other amounts available for payment on the related Distribution Date as described below, the amount to be distributed to the Noteholders and Certificateholders; and

6.	all other distributions, deposits and withdrawals to be made on the related Distribution Date.
     The Indenture Trustee will make payments to the Noteholders out of the amounts on deposit in the Collection Account. The “Collection Account” is established by the Servicer on behalf of the Indenture Trustee and the Owner Trustee in the name of the Indenture Trustee for the benefit of the Noteholders. The amounts to be distributed to the Noteholders will be determined in the manner described below. The Indenture Trustee will deposit all Net Swap Receipts received by it under the Interest Rate Swap Agreement(s), if any, into the Collection Account immediately upon receipt.
Calculation of Available Amounts
     The amount of funds available for distribution on a Distribution Date will generally equal the sum of (i) Available Interest, (ii) Available Principal, (iii) any Net Swap Receipts (excluding Swap Termination Payments received from the Swap Counterparty and deposited into the Swap Termination Payment Account), (iv) any amounts on deposit in the Swap Termination Payment Account to the extent such amounts are required to be included in Available Amounts pursuant to the Indenture, and (v) any Swap Replacement Proceeds to the extent such amounts are required to be included in Available Amounts pursuant to the Indenture (collectively, “Available Amounts”).
     “Available Interest” for a Distribution Date will equal the sum of the following amounts received or allocated by the Servicer on or in respect of the Receivables during the related Collection Period:
1.	that portion of all collections on or in respect of the Receivables allocable to interest;

2.	all proceeds of Liquidated Receivables, net of expenses incurred by the Servicer in accordance with its customary servicing procedures in connection with the liquidation, including amounts received in subsequent Collection Periods and any amounts required by law to be remitted to the Obligor (“Net Liquidation Proceeds”) to the extent allocable to interest due on a Liquidated Receivable;

3.	all Advances made by the Servicer;

4.	all payments by the Depositor during that Collection Period for breaches of representations and warranties that materially and adversely affect any Receivable (“Warranty Purchase Payments”) to the extent attributable to interest;

5.	all payments by the Servicer during that Collection Period for breaches of certain of its obligations under the Sale and Servicing Agreement that materially and adversely affect any Receivable (“Administrative Purchase Payments”) to the extent attributable to interest;

6.	in the case of an Optional Purchase, the Optional Purchase Price; and

7.	the amount, if any, deposited into the Collection Account from the Reserve Account.
     “Available Principal” for a Distribution Date will equal the sum of the amounts described in clauses (1), (2), (4), (5) and (6) above received or allocated by the Servicer in respect of the principal on or in respect of the Receivables allocable to principal during the related Collection Period.
     Available Interest and Available Principal on any Distribution Date will exclude the following amounts:
1.	amounts received on a particular Receivable (other than a Defaulted Receivable) to the extent that the Servicer has previously made an unreimbursed Advance in respect of that Receivable;

2.	Net Liquidation Proceeds with respect to a particular Receivable to the extent of unreimbursed Advances in respect of that Receivable; and

3.	recoveries from collections with respect to Advances that the Servicer has determined are unlikely to be repaid.
     A “Defaulted Receivable” will be (a) a Receivable (other than a Receivable as to which a Warranty Purchase Payment or an Administrative Purchase Payment has been made) which, by its terms, is delinquent 120 days or more, (b) with respect to a Receivable that is delinquent less than 120 days, the Servicer has (i) determined, in accordance with its customary servicing procedures, that eventual payment in full is unlikely or (ii) repossessed the related Financed Vehicle or (c) a Receivable with respect to which the Servicer has received notification that the related Obligor is subject to a Chapter 13 bankruptcy proceeding.
     A “Liquidated Receivable” will be a Defaulted Receivable for which the related Financed Vehicle has been liquidated by the Servicer.
Payment of Distributable Amounts
     On each Distribution Date, the Servicer will allocate amounts on deposit in the Collection Account (after payment of the Supplemental Servicing Fee to the extent not previously retained by the Servicer) with respect to the related Collection Period as described below and will instruct the Indenture Trustee to make the following payments and distributions in the following amounts and order of priority:
1.	to the Servicer, the amount of any payments in respect of Advances required to be reimbursed;

2.	to the Servicer, from Available Amounts, the Base Servicing Fee, including any unpaid Base Servicing Fees with respect to one or more prior Collection Periods;

3.	the Net Swap Payment, if any, to be paid under the Interest Rate Swap Agreement(s) to the Swap Counterparty;

4.	on a pro rata basis (a) to the Swap Counterparty, any Senior Swap Termination Payments for such Distribution Date, and (b) (based on the amounts due to each class) to the Noteholders, the Noteholders’ Interest Distributable Amount, to be paid from Available Amounts (after giving effect to any reduction in Available Amounts described in clauses (2) and (3) above);

5.	to the Class A-1 Noteholders, until the principal amount of the Class A-1 Notes is reduced to zero, an amount up to the Noteholders’ Principal Distributable Amount for such Distribution Date, to be paid from Available Amounts (after giving effect to any reduction in Available Amounts described in clauses (2) through (4) above);

6.	after the principal amount of the Class A-1 Notes is reduced to zero, to the Class A-2 Noteholders (pro rata among the Class A-2a Notes and the Class A-2b Notes, if applicable), until the principal amount of the Class A-2 Notes is reduced to zero, then to the Class A-3 Noteholders (pro rata among the Class A-3a Notes and the Class A-3b Notes, if applicable), until the principal amount of the Class A-3 Notes is reduced to zero, and then to the Class A-4 Noteholders (pro rata among the Class A-4a Notes and the Class A-4b Notes, if applicable), until the principal amount of the Class A-4 Notes is reduced to zero, an amount up to the Noteholders’ Principal Distributable Amount for such Distribution Date to be paid from Available Amounts (after giving effect to any reduction in Available Amounts described in clauses (2) through (5) above);

7.	to the Reserve Account, an amount, if any, necessary to cause the balance of funds therein to equal the Specified Reserve Account Balance, to be paid from Available Amounts (after giving effect to any reduction in Available Amounts described in clauses (2) through (6) above), that amount being the “Excess Amount”;

8.	to the Swap Counterparty, any Subordinated Swap Termination Payment for such Distribution Date;

9.	to the Certificateholders, or, to the extent amounts are payable to a Currency Swap Counterparty pursuant to a Currency Swap Agreement as described below in this section, to such Currency Swap Counterparty, the Certificateholders’ Principal Distributable Amount to be paid from Available Amounts (after giving effect to any reduction in Available Amounts described in clauses (2) through (8) above); and

10.	any Available Amounts remaining after giving effect to any reduction in Available Amounts described in clauses (2) through (9) above, to the Certificateholders.
     In addition, amounts payable, if any, by a Currency Swap Counterparty pursuant to a Currency Swap Agreement as described below will not be deposited into the Collection Account and will be paid by the Indenture Trustee directly to the Certificateholders on such Distribution Date.
     After the occurrence of an Event of Default and an acceleration of the Notes (unless and until such acceleration has been rescinded), Available Amounts (after the Base Servicing Fee has been paid) will be applied as described under “The Notes — Events of Default; Rights Upon Event of Default” in this Prospectus Supplement.
     If, after the occurrence of an Event of Default and an acceleration of the Notes, such acceleration has been rescinded, Available Amounts (after the Base Servicing Fee, Advances and any Net Swap Payments have been paid) will be applied (a) to pay, pro rata, (i) any Senior Swap Termination Payments and (ii) interest on the Class A-1 Notes, the Class A-2 Notes (pro rata among the Class A-2a Notes and the Class A-2b Notes, if applicable), the Class A-3 Notes (pro rata among the Class A-3a Notes and the Class A-3b Notes, if applicable) and the Class A-4 Notes (pro rata among the Class A-4a Notes and the Class A-4b Notes, if applicable), on a pro rata basis, based on the respective aggregate amounts of interest due to those classes of Notes, and then (b) to pay principal to the Class A-1 Notes until they are paid in full, then to the Class A-2 Notes (pro rata among the Class A-2a Notes and the Class A-2b Notes, if applicable), until they are paid in full, then to the Class A-3 Notes (pro rata among the Class A-3a Notes and the Class A-3b Notes, if applicable), until they are paid in full, and then to the Class A-4 Notes (pro rata among the Class A-4a Notes and the Class A-4b Notes, if applicable), until they are paid in full.
     Notwithstanding the foregoing, if amounts actually allocated to pay the Base Servicing Fee, any Senior Swap Termination Payments, and interest on and principal of the Notes on any Distribution Date are less than the Base Servicing Fee, such Senior Swap Termination Payments and the Noteholders’ Distributable Amount, funds will be withdrawn from the Reserve Account so that an amount equal to the Base Servicing Fee, such Senior Swap Termination Payments and the Noteholders’ Distributable Amount may be paid to the Servicer and the Swap Counterparty, and allocated to the Noteholders, respectively.
     In addition, the Issuing Entity, at its option, may enter into a currency swap agreement (the “Currency Swap Agreement”) with a swap counterparty (the “Currency Swap Counterparty”) to swap amounts payable to Certificateholders from U.S. dollars to Japanese yen; provided, that (a) at the time the Issuing Entity enters into the Currency Swap Agreement, Standard & Poor’s, Moody’s and Fitch have confirmed the then-existing ratings of the Notes, and (b) any payments to the Currency Swap Counterparty (including termination payments) are payable only from amounts that otherwise are payable to Certificateholders.
     For the purposes of this Prospectus Supplement, the following terms will have the following meanings:
     The “Adjusted Pool Balance” means, at any time, an amount equal to the Pool Balance minus the YSOC Amount.
     The “Certificateholders’ Principal Distributable Amount” will mean, with respect to any Distribution Date, an amount equal to zero until the outstanding principal amount of each class of Notes has been reduced to zero, and thereafter, an amount equal to the Principal Distribution Amount (as reduced by the Noteholders’ Principal Distributable Amount, if any for such Distribution Date) for such Distribution Date.
     The “Noteholders’ Distributable Amount” will mean, with respect to any Distribution Date, the sum of the Noteholders’ Interest Distributable Amount for the Notes plus the Noteholders’ Principal Distributable Amount for that Distribution Date for the Notes.
     The “Noteholders’ Interest Carryover Shortfall” will mean, with respect to any Distribution Date and a class of Notes, the excess, if any, of the sum of the Noteholders’ Monthly Interest Distributable Amount for that class for the preceding Distribution Date plus any outstanding Noteholders’ Interest Carryover Shortfall for that class on that preceding Distribution Date, over the amount in respect of interest that is actually paid on the Notes of that class on that preceding Distribution Date, plus, to the extent permitted by applicable law, interest on the Noteholders’ Interest Carryover Shortfall at the related Interest Rate for the related Interest Period.

          The “Noteholders’ Interest Distributable Amount” will mean, with respect to any Distribution Date, the sum of the Noteholders’ Monthly Interest Distributable Amount for all classes of Notes and the Noteholders’ Interest Carryover Shortfall for all classes of Notes with respect to that Distribution Date.
          The “Noteholders’ Monthly Interest Distributable Amount” will mean, with respect to any Distribution Date and a class of Notes, interest accrued for the related Interest Period at the related Interest Rate for that class on the outstanding principal amount of that class on the immediately preceding Distribution Date, after giving effect to all payments of principal to Noteholders of that class on or prior to that Distribution Date (or, in the case of the first Distribution Date, on the original principal amount of that class).
          The “Noteholders’ Principal Carryover Shortfall” means, with respect to any Distribution Date, the excess, if any, of the Noteholders’ Principal Distributable Amount for the preceding Distribution Date over the amount in respect of principal that is actually paid as principal on the Notes on such previous Distribution Date. The Noteholders’ Principal Carryover Shortfall is not used to determine the amount of principal due on the Notes on any Distribution Date, but is used solely for reporting purposes.
          The “Noteholders’ Principal Distributable Amount” will mean, with respect to any Distribution Date, an amount equal to the Principal Distribution Amount for such Distribution Date until the outstanding principal amount of each class of Notes has been reduced to zero, and for any Distribution Date thereafter, an amount equal to zero.
          The “Principal Distribution Amount” will mean, with respect to any Distribution Date, an amount equal to the excess, if any, of the sum of the aggregate outstanding principal balance of (a) the Notes and (b) the Certificates as of the preceding Distribution Date, or as of the Closing Date, in the case of the first Distribution Date, over the Adjusted Pool Balance as of the end of the related Collection Period; provided, however, that the Principal Distribution Amount on the Final Scheduled Distribution Date for any class of Notes shall not be less than the amount necessary to reduce the outstanding principal amount of such class to zero.
          The “Required Rate” means, with respect to any Distribution Date, 5.75%.
          “YSOC Amount” means, with respect to any Collection Period and the related Distribution Date, the aggregate amount by which the principal balance as of the last day of such Collection Period of each Receivable (other than a Receivable that is a non-collectible or Defaulted Receivable or a Receivable that has been purchased by the Servicer or repurchased by the Depositor due to certain breaches), exceeds the present value of each scheduled payment of each such Receivable assuming the discount rate of such Receivable is the greater of the Required Rate or the Receivable’s contract rate and that such scheduled payments (assumed to be equal monthly payments that amortize the principal balance of the Receivable to zero, using its contract rate, over the remaining term of the contract) are made on the last day of each month and each month has 30 days.
SUBORDINATION; RESERVE ACCOUNT; YSOC AMOUNT
Subordination
          The rights of the Noteholders to receive payments with respect to the Receivables will be subordinated to the rights of the Servicer to receive the Total Servicing Fee, any additional servicing compensation described under “Description of the Transfer and Servicing Agreements — Compensation for Servicer and Administrator” in this Prospectus Supplement, the reimbursement of outstanding Advances and the rights of the Swap Counterparty, if any, to receive any Net Swap Payments.
Reserve Account
          The protection afforded to the Noteholders through subordination and to the Swap Counterparty, if any, will be effected both by the preferential right of the Noteholders and the Swap Counterparty, if any, to receive, to the extent described in this Prospectus Supplement, current distributions on the Receivables and by the establishment and maintenance of a segregated trust account containing money and other property deposited therein pursuant to the Sale and Servicing Agreement (the “Reserve Account”). The Reserve Account will be a segregated account in the name of the Indenture Trustee and pledged to the Indenture Trustee for the benefit of the Noteholders and the Swap Counterparty, if any. The Reserve Account will be created with a deposit made by the Depositor on the Closing Date in an amount equal to at least $3,713,454.80, representing approximately 0.25% of the initial outstanding principal balance of all of the Notes and the Certificates (the “Reserve Account Initial Deposit”). The Reserve Account will thereafter be funded by the deposit therein of all Excess Amounts, if any, for each Distribution Date to the extent necessary to restore or bring the amounts on deposit in the Reserve Account to equal the Specified Reserve Account Balance.
          On each Distribution Date, to the extent that amounts in the Collection Account or Available Amounts, as the case may be, are insufficient to fully fund the payments and distributions described in clauses (1) through (6) under “Distributions on the Notes — Payment of Distributable Amount” in this Prospectus Supplement, the Indenture Trustee will withdraw amounts then on deposit in the Reserve Account, up to the amount of any such deficiency, and deposit such amounts into the Collection Account for application pursuant to such clauses. Notwithstanding the foregoing, on each Distribution Date, to the extent that amounts deposited in the Collection Account during the related Collection Period are insufficient to (a) fully reimburse the Servicer for Advances made by it that are required to be reimbursed to the Servicer under the Sale and Servicing Agreement, (b) pay to the Servicer the Base Servicing Fee owed to the Servicer under the Sale and Servicing Agreement, or (c) pay to the Swap Counterparty, if any, any Net Swap Payments and Senior Swap Termination Payments, amounts then on deposit in the Reserve Account will be applied to reimburse or pay, as applicable, the Servicer or to the Swap Counterparty, if any, in full before any amounts therein are applied for the payment on the Notes.
          Amounts held from time to time in the Reserve Account will continue to be held for the benefit of holders of the Notes and the Swap Counterparty, if any, and may be invested in one or more Eligible Investments by the Indenture Trustee, as directed in writing by the Servicer. Income on such Eligible Investments (net of losses and expenses) will be paid to the Depositor on each Distribution Date. If the amount on deposit in the Reserve Account on any Distribution Date (after giving effect to all deposits to and withdrawals from the Reserve Account on that Distribution Date) is greater than the Specified Reserve Account Balance for that Distribution Date, the Indenture Trustee will release such excess amount to the Depositor. Upon any such distribution, the Noteholders and the Swap Counterparty, if any, will have no further rights in, or claims to such amounts.
          For any Distribution Date, the “Specified Reserve Account Balance” will be not less than 0.75% of the Adjusted Pool Balance as of the Cut-off Date.
          “Permitted Investments” will be limited to highly rated obligations, instruments or securities that meet the criteria of each rating agency from time to time as being consistent with its then-current ratings of the Notes which mature no later than the Business Day prior to the date on which such funds are required to be available for application pursuant to the Basic Documents.
          “Eligible Investments” shall mean one or more of the following obligations and securities: (a) direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America; (b) demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any state thereof (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or State banking or depository institution authorities; provided, however, that at the time of the investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations (other than such obligations the rating of which is based on the credit of a person other than such depository institution or trust company) thereof shall have a credit rating from each of the Rating Agencies in the highest investment category granted thereby (including applicable plus signs); (c) commercial paper having, at the time of the investment or contractual commitment to invest therein, a rating from each of the Rating Agencies in the highest investment category granted thereby; (d) investments in money market funds having a rating from each of the Rating Agencies in the highest investment category granted thereby (including funds for which the Owner Trustee, the Indenture Trustee or any of their respective affiliates is investment manager or advisor); (e) bankers’ acceptances issued by any depository institution or trust company referred to in clause (b) above; (f) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (b); (g) repurchase obligations with respect to any security or whole loan which satisfies certain conditions; and (h) any other investment with respect to which the Servicer has received written notification from the Rating Agencies that the acquisition of such investment as an Eligible Investment will not result in a withdrawal or downgrading of the ratings on the Notes.
          The Depositor will not be required to refund any amounts properly distributed or paid to it, whether or not there are sufficient funds on any subsequent Distribution Date to make full distributions to the Noteholders.
          The Reserve Account and the subordination of the Certificates are intended to enhance the likelihood of receipt by Noteholders of the full amount of principal and interest due them and to decrease the likelihood that the Noteholders will experience losses. However, the Reserve Account could be depleted. If the amount required to be deposited into or required to be withdrawn from the Reserve Account to cover shortfalls in collections on the Receivables and any amounts to be paid to the Swap Counterparty, if any, exceeds the amount of available cash in the Reserve Account, Noteholders could incur losses or suffer a temporary shortfall in the amounts distributed to the Noteholders.
YSOC Amount
          The YSOC Amount with respect to any Collection Period and the related Distribution Date is the aggregate amount by which the principal balance as of the last day of such Collection Period of each Receivable (other than a Defaulted Receivable or a Receivable purchased by the Servicer or repurchased by the Depositor due to certain breaches), exceeds the present value of each scheduled payment of each such Receivable assuming the discount rate of such Receivable is the greater of 5.75% or the Receivable’s contract rate and that such scheduled payments are made on the last day of each month and each month has 30 days. On the Closing Date, the YSOC Amount will equal $58,503,777.43, or approximately 3.79% of the Pool Balance as of the Cut-off Date. At any time, the Adjusted Pool Balance shall equal the Pool Balance minus the YSOC Amount.
THE CERTIFICATES
General
          The Certificates will be issued under the Trust Agreement to the Depositor in definitive form. Payments on the Certificates will be subordinated to payments on the Notes. The Certificates will not bear interest.
Principal
          Payments will be made to the Certificateholder on each Distribution Date in the priority and in the amount set forth under “Distributions on the Notes — Payment of Distributable Amounts” in this Prospectus Supplement. No payments will be made on the Certificates until the Notes have been paid in full. See “The Notes — Payments of Principal” and “Distributions on the Notes — Payment of Distributable Amounts” in this Prospectus Supplement.

DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS
The Transfer and Servicing Agreements
          The description of the terms of the Indenture, the Purchase Agreement, the Sale and Servicing Agreement, the Administration Agreement dated as of the Closing Date (the “Administration Agreement”) by and among the Issuing Entity, the Indenture Trustee, the Owner Trustee and NMAC, as administrator (the “Administrator”), and the Trust Agreement (collectively, the “Transfer and Servicing Agreements”) in this Prospectus Supplement does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Transfer and Servicing Agreements. Forms of the Transfer and Servicing Agreements have been filed as exhibits to the registration statement. Copies of the final signed Transfer and Servicing Agreements will be filed with the SEC following the issuance of the Notes. Any description of the Transfer and Servicing Agreements in this Prospectus Supplement supplements the description of the general terms and provisions of the Transfer and Servicing Agreements set forth in the accompanying Prospectus, to which description reference is hereby made.
Sale and Assignment of Receivables
          Information with respect to the conveyance of the Receivables from the Depositor to the Issuing Entity on the Closing Date pursuant to the Sale and Servicing Agreement is set forth under “Description of the Transfer and Servicing Agreements — Sale and Assignment of Receivables” in the accompanying Prospectus.
Accounts
          In addition to the accounts referred to under “Description of the Transfer and Servicing Agreements — Accounts” in the accompanying Prospectus, the Depositor will also establish with and pledge to the Indenture Trustee the Reserve Account. The Reserve Account will not be the property of the Issuing Entity.
Collections
          The Servicer will deposit all payments on Receivables received from Obligors and all proceeds of Receivables collected during each Collection Period into the Collection Account not later than the second Business Day after identification. However, so long as NMAC is the Servicer, and if each condition to making monthly deposits as required by the Sale and Servicing Agreement (including the satisfaction of specified ratings criteria by NMAC and the absence of any Servicer Default) is satisfied, the Servicer may retain such amounts until the Business Day prior to the related Distribution Date. Notwithstanding the foregoing, if a subsequent Public ABS Transaction (defined below) calls for different, lesser or no conditions to making monthly deposits to the related collection account, then, if it is acceptable to each Rating Agency then rating the Notes without a reduction in the rating of any class of Notes, the Servicer will no longer be bound by the conditions to making monthly deposits as required by the Sale and Servicing Agreement, and will instead be subject to the conditions to making monthly deposits as required by the subsequent Public ABS Transaction. For purposes of this paragraph, “Public ABS Transaction” means any publicly registered issuance of securities backed by (i) a certificate representing the beneficial interest in a pool of vehicle leases originated in the United States for a lessee with a United States address and the related leased vehicles or (ii) motor vehicle retail installment contracts originated in the United States and, for both clause (i) and clause (ii), for which the Depositor, or any United States Affiliate thereof, acts as a depositor.
          The Servicer or the Depositor, as the case may be, will remit the aggregate Warranty Purchase Payments and Administrative Purchase Payments of Receivables to be purchased from the Issuing Entity to the Collection Account on the Business Day immediately preceding the related Distribution Date. The Servicer will be entitled to withhold, or to be reimbursed from amounts otherwise payable into or on deposit in the Collection Account, amounts previously deposited in the Collection Account but later determined to have resulted from mistaken deposits or postings. Except in certain circumstances described in the Sale and Servicing Agreement, pending deposit into the Collection Account, collections may be used by the Servicer at its own risk and for its own benefit and will not be segregated from its own funds. The Servicer, at its own risk and for its own benefit, may instruct the Indenture Trustee to invest amounts held in the Collection Account in Eligible Investments from the time deposited until the related Distribution Date. If permitted by the Rating Agencies, monies on deposit in the Collection Account may be invested in Eligible Investments that mature later than the Business Day immediately preceding the next Distribution Date in accordance with the Sale and Servicing Agreement. See “Description of the Transfer and Servicing Agreements — Collections” in the accompanying Prospectus.
          Collections on or in respect of a Receivable made during a Collection Period (including Warranty Purchase Payments and Administrative Purchase Payments) will be applied first to interest accrued to date, second to principal until the principal balance of such Receivable is brought current, third to reduce the unpaid late charges as provided in the Receivable and finally to prepay principal of the Receivable. See “Description of the Transfer and Servicing Agreements — Collections” in the accompanying Prospectus.
Statements to Trustees and Issuing Entity
          On each Determination Date, the Servicer will provide to the Indenture Trustee and the Owner Trustee a statement setting forth with respect to the Notes substantially the same information that is required to be provided in the periodic reports provided to Noteholders described under “— Statements to Noteholders” below.
Statements to Noteholders
          On or prior to each Distribution Date, the Servicer will prepare and provide to the Indenture Trustee a statement to be delivered to the Noteholders on that Distribution Date. In addition, on or prior to each Distribution Date, the statement to be delivered to the Noteholders will include (to the extent applicable) the following information regarding the Notes with respect to that Distribution Date:
1.	the amount of the payment allocable to the principal amount of the Notes;

2.	the amount of the payment allocable to interest on the Notes;

3.	the YSOC Amount;

4.	the Pool Balance as of the close of business on the last day of the related Collection Period;

5.	the Adjusted Pool Balance as of the close of business on the last day of the related Collection Period;

6.	the amount of the Base Servicing Fee paid to the Servicer with respect to the related Collection Period, the amount of any unpaid Base Servicing Fees and the change in that amount from that of the prior Distribution Date and the amount of any additional servicing compensation paid to the Servicer with respect to the related Collection Period;

7.	the applicable Interest Rate for the applicable Interest Period relative to the succeeding Distribution Date for each class of the Floating Rate Notes, if any;

8.	the Noteholders’ Interest Carryover Shortfall and the Noteholders’ Principal Carryover Shortfall, if any, for the Notes, and the change in those amounts from the preceding statement;

9.	the aggregate outstanding principal amount, the Note Factor and the Note Pool Factor for the Notes, after giving effect to all payments reported under clause (1) above on that date;

10.	the amount of Advances made in respect of the Receivables and the related Collection Period and the amount of unreimbursed Advances on that Distribution Date;

11.	the balance of the Reserve Account after giving effect to changes thereto on that date and the amount of those changes;

12.	the amount of defaults and losses on the Receivables for the related Collection Period;

13.	the number of delinquencies on the Receivables as a percentage of the number of Receivables;

14.	the amount of any Net Swap Receipts, Net Swap Payments and Swap Termination Payments paid or received, if any, under the Interest Rate Swap Agreement(s), if any;

15.	the amount of the Currency Swap Payments and the Currency Swap Termination Payments, if any, due to the Currency Swap Counterparty under any Currency Swap Agreement;

16.	any material change in practices with respect to charge-offs, collection and management of delinquent Receivables, and the effect of any grace period, re-aging, re-structure, partial payments or other practices on delinquency and loss experience;

17.	any material modifications, extensions or waivers to Receivables terms, fees, penalties or payments during the Collection Period;

18.	any material breaches of representations, warranties or covenants contained in the Receivables;

19.	any new issuance of notes or other securities backed by the Receivables; and

20.	any material change in the underwriting, origination or acquisition of Receivables.
          Each amount set forth in subclauses (1), (2), (6) and (8) above will be expressed in the aggregate and as a dollar amount per $1,000 of the original principal amount of each class of Notes.
          Copies of the statements may be obtained by the Noteholders by delivering a request in writing addressed to the Indenture Trustee at its address set forth in this Prospectus Supplement.
          Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of the Issuing Entity, the Indenture Trustee will mail to each person who at any time during that calendar year has been a Noteholder and received any payment, a statement containing information for the purposes of that Noteholder’s preparation of federal income tax returns. See “Material Federal Income Tax Consequences” in the accompanying Prospectus.
Advances
          On or before the Business Day prior to each Distribution Date, the Servicer will be obligated to make a payment into the Collection Account for each Receivable of an amount equal to the product of the principal balance of the Receivable as of the first day of the related Collection Period and one-twelfth of its APR minus the amount of interest actually received on the Receivable during the Collection Period (an “Advance”). If the calculation results in a negative number, an amount equal to the negative amount will be paid to the Servicer in reimbursement of outstanding Advances. In addition, if a Receivable becomes a Liquidated Receivable, the amount of accrued and unpaid interest on that Receivable (but not including interest for the current Collection Period) will, up to the amount of outstanding Advances in respect thereof, be withdrawn from the Collection Account and paid to the Servicer in reimbursement of the outstanding Advances. The Servicer will not be required to make any Advances (other than the Advance of an interest shortfall arising from a prepaid Receivable) to the extent that it does not expect to recoup the Advance from subsequent collections or recoveries with respect to the related Receivable. No advances of principal will be made with respect to the Receivables. See “Description of the Transfer and Servicing Agreements — Advances” in the accompanying Prospectus.
Compensation for Servicer and Administrator
          As Servicer, NMAC will be entitled to compensation for the performance of its servicing obligations with respect to the Receivables under the Sale and Servicing Agreement. NMAC will also perform the administrative obligations required to be performed by the Issuing Entity or the Owner Trustee under the Indenture and the Trust Agreement.
          The Base Servicing Fee for the calendar month immediately preceding any Distribution Date (a “Collection Period”) will be one-twelfth of 1.00% (the “Servicing Rate”) of the Pool Balance as of the last day of the preceding Collection Period or, in the case of the first Distribution Date, the aggregate principal balance of the Receivables on the Cut-off Date (the “Base Servicing Fee”). The Base Servicing Fee, together with any unpaid Base Servicing Fee for any previous Collection Period, will be paid on each Distribution Date solely to the extent of Available Amounts (and, if necessary, amounts available in the Reserve Account). The Servicer will be entitled to collect and retain as additional servicing compensation in respect of each Collection Period any late fees, prepayment charges and any other administrative fees and expenses or similar charges collected during that Collection Period, plus any investment earnings or interest earned during that Collection Period from the investment of monies on deposit in the Collection Account and the Reserve Account (the “Supplemental Servicing Fee”). See “Description of the Transfer and Servicing Agreements — Collections” in this Prospectus Supplement and “Description of the Transfer and Servicing Agreements — Servicing Compensation” in the accompanying Prospectus. The Servicer will be paid the Base Servicing Fee and the Supplemental Servicing Fee (collectively, the “Total Servicing Fee”) for each Collection Period on the following Distribution Date related to that

Collection Period. However, if it is acceptable to each Rating Agency then rating the Notes without a reduction in the rating of any class of Notes, the Base Servicing Fee in respect of a Collection Period (together with any portion of the Base Servicing Fee that remains unpaid from prior Distribution Dates) will be paid at the beginning of that Collection Period out of collections of interest on the Receivables for the Collection Period. The Base Servicing Fee will be paid from Available Amounts (and, if necessary, amounts available in the Reserve Account) prior to the payment of the Noteholders’ Distributable Amount or Certificateholders’ Principal Distributable Amount.
Net Deposits
          As an administrative convenience and as long as specified conditions are satisfied, the Servicer will be permitted to make the deposit of collections, aggregate Advances and amounts deposited in respect of purchases of Receivables by the Depositor or the Servicer for or with respect to the related Collection Period net of payments to be made to the Servicer with respect to that Collection Period. The Servicer, however, will account for the foregoing deposits and payments as if all of the foregoing deposits and payments were made individually. See “Description of the Transfer and Servicing Agreements — Net Deposits” in the accompanying Prospectus.
Optional Purchase
          The outstanding Notes will be paid in full on any Distribution Date on which the Servicer or any successor to the Servicer exercises its option to purchase the Receivables. The Servicer or any successor to the Servicer may purchase the Receivables on any Distribution Date when the Pool Balance shall have declined to 5% or less of the outstanding principal balance of the Receivables as of the Cut-off Date (an “Optional Purchase”), as described in the accompanying Prospectus under “Description of the Transfer and Servicing Agreements — Termination.” The “Optional Purchase Price” for the outstanding Notes will be equal to the aggregate Administrative Purchase Payments for the Receivables, plus the appraised value of any other property held by the Issuing Entity; provided, however, that the Optional Purchase Price shall be equal to or greater than the sum of (a) the aggregate outstanding principal balance of the Notes, (b) accrued and unpaid interest on those Notes for the related Distribution Date, (c) the outstanding principal balance of the Certificates, and (d) all amounts payable to the Swap Counterparty under the Interest Rate Swap Agreement(s), if any.
Modifications of Receivables
          Pursuant to the Sale and Servicing Agreement, the Servicer may extend any Receivable for credit related reasons that would be acceptable to the Servicer with respect to comparable receivables that it services for itself, but only if the final scheduled payment date of such Receivable as extended would not be later than the last day of the Collection Period preceding the Final Scheduled Distribution Date of the Class A-4 Notes. The Servicer may also reduce an Obligor’s monthly payment amount in the event of a prepayment resulting from refunds of credit life and disability insurance premiums and service contracts and make similar adjustments in an Obligor’s payment terms to the extent required by law. At the end of the scheduled term of a Receivable, the Servicer may permit such Obligor to pay the remaining principal amount in more than one payment of principal and interest, provided that the last payment shall be due on or prior to the last day of the Collection Period preceding the Final Scheduled Distribution Date for the Class A-4 Notes. See “The Receivables — Extensions” in the accompanying Prospectus. However, if the aggregate principal amount of Receivables that have been extended and that also constitute Hybrid Chattel Paper exceeds 9.0% of the outstanding aggregate principal amount of the Receivables and if such excess amount is not otherwise reduced prior to the end of the second Collection Period, the Servicer will purchase a sufficient aggregate principal amount of Receivables to reduce the aggregate principal amount of Receivables that have been extended and that also constitute Hybrid Chattel Paper to less than 9.0% of the then outstanding principal balance of the Receivables.
          Notwithstanding the forgoing, if the Servicer (a) employs processes and procedures to convert tangible “records” evidencing modifications of Receivables that were originated as “electronic chattel paper” to electronic “records” (as such terms are used in the UCC) and (b) (i) delivers to the Rating Agencies a written opinion of counsel, in form and substance satisfactory to the Rating Agencies, to the effect that, such processes and procedures so employed satisfy the requirements of the UCC such that the Servicer has control of both the original electronic contract and the electronic “records” that resulted from the conversion or (ii) otherwise satisfies the Rating Agencies that its processes and procedures are sufficient to perfect its security interest in the Receivables, then such “records” will no longer constitute Hybrid Chattel Paper.
Removal or Replacement of Servicer
          The Indenture Trustee or Noteholders evidencing a majority of the voting interests of Notes may terminate the rights and obligations of the Servicer under the Sale and Servicing Agreement upon:

1.	any failure by the Servicer (or the Depositor, so long as NMAC is the Servicer) to deliver to the Owner Trustee or the Indenture Trustee, as applicable, for deposit in any account any required payment or to direct the Owner Trustee or the Indenture Trustee, as applicable, to make any required distributions from that account, and that failure continues unremedied for three Business Days after (a) receipt by the Servicer (or the Depositor, so long as NMAC is the Servicer) of written notice of the failure from the Owner Trustee or the Indenture Trustee, as applicable, (b) receipt by the Servicer (or the Depositor, so long as NMAC is the Servicer) and the Owner Trustee or the Indenture Trustee, as applicable, of written notice of the failure from the holders of Notes evidencing not less than 25% in principal amount of the outstanding Notes, acting together as the single class, or (c) discovery of that failure by any officer of the Servicer;

2.	any failure by the Servicer (or the Depositor, as long as NMAC is the Servicer) to duly observe or perform in any material respect any other covenants or agreements of the Servicer (or the Depositor, as long as NMAC is the Servicer) set forth in the Sale and Servicing Agreement, and that failure materially and adversely affects the rights of the Noteholders or Certificateholders, and that failure continues unremedied for 90 days after the giving of written notice of the failure to (a) the Servicer (or the Depositor, so long as NMAC is the Servicer) by the Owner Trustee or the Indenture Trustee, or (b) the Servicer (or the Depositor, so long as NMAC is the Servicer) and the Owner Trustee or the Indenture Trustee, as applicable, by the holders of Notes evidencing not less than 25% in principal amount of those outstanding Notes or holders of Certificates evidencing not less than 25% of the balance attributable to the Certificates, each acting together as a single class; or

3.	the occurrence of an insolvency event with respect to the Servicer.
          Under those circumstances, authority and power shall, without further action, pass to and be vested in the Indenture Trustee or a successor Servicer appointed under the Sale and Servicing Agreement. If, however, a bankruptcy trustee or similar official has been appointed for the Servicer, and no Servicer Default other than the appointment of a bankruptcy trustee or similar official has occurred, that trustee or official may have the power to prevent the Indenture Trustee or the Noteholders from effecting a transfer of servicing. Upon receipt of notice of the occurrence of a Servicer Default or the termination or resignation of the Servicer, the Indenture Trustee shall give notice thereof to the Rating Agencies. Upon payment in full of the principal and interest on the Notes and all amounts due under the Interest Rate Swap Agreement(s), if any, the Certificateholders will succeed to the rights of the Noteholders with respect to removal of the Servicer. All reasonable costs and expenses incurred in connection with transferring the servicing of the Receivables to a successor servicer will be paid by the predecessor servicer.
          Notwithstanding the foregoing, if the predecessor servicer is the Indenture Trustee, NMAC will reimburse the Indenture Trustee for all reasonable costs and expense incurred in connection with transferring the servicing of the Receivables to a successor servicer.
          Upon the termination or resignation of the Servicer, the Servicer, subject to that termination or removal, will continue to perform its functions as Servicer, in the case of (a) termination, until the earlier of the date specified in the termination notice or, if no such date is specified therein, the date of the Servicer’s receipt of such notice, and (b) resignation, until the earlier of (1) the date 45 days from the delivery to the Owner Trustee and the Indenture Trustee of the resignation notice and (2) the date upon which the resigning Servicer becomes unable to act as Servicer, as specified in the resignation notice.
          Upon the appointment of a successor servicer, the successor servicer will assume all of the rights and obligations of the Servicer under the Sale and Servicing Agreement. Any compensation payable to a successor servicer may not be in excess of that permitted for the predecessor servicer. The predecessor servicer will have the right to be reimbursed for any outstanding Advances made by it with respect to the related Receivables to the extent funds are available therefore in respect of the Advances made.
Depositor Liability
          Under the Trust Agreement and the Indenture, the Depositor will be liable to injured parties only to the extent specified therein.

Termination of the Sale and Servicing Agreement
          The respective obligations of the Depositor, the Servicer, NMAC (so long as NMAC has rights or obligations thereunder), the Owner Trustee and the Indenture Trustee, as the case may be, pursuant to the Sale and Servicing Agreement will terminate upon the earliest of (a) the maturity or other liquidation of the last Receivable and the final disposition of all amounts received upon liquidation of any remaining Receivables and (b) the election by the Servicer to purchase the corpus of the Issuing Entity as described in “Description of the Transfer and Servicing Agreements — Optional Purchase” in this Prospectus Supplement and the payment or distribution to Noteholders and the Swap Counterparty, if any, of all amounts required to be paid to them under the Indenture, the Trust Agreement or the Interest Rate Swap Agreement(s), if any, as the case may be.
Duties of the Owner Trustee and the Indenture Trustee
          The Owner Trustee will make no representations as to the validity or sufficiency of the Trust Agreement, the Certificates (other than the authentication of the Certificates), the Notes or of any Receivables or related documents and is not accountable for the use or application by the Depositor or the Servicer of any funds paid to the Depositor or the Servicer in respect of the Notes, the Certificates or the Receivables, or the investment of any monies by the Servicer before those monies are deposited into the Collection Account. The Owner Trustee will not independently verify the Receivables. The Owner Trustee is required to perform only those duties specifically required of it under the Trust Agreement. In addition to making distributions to the Certificateholders, those duties generally are limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Owner Trustee under the Trust Agreement, in which case it will only be required to examine them to determine whether they conform on their face to the requirements of the Trust Agreement.
          The Owner Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Trust Agreement or to make any investigation of matters arising under the Trust Agreement or to institute, conduct or defend any litigation under the Trust Agreement or in relation thereto at the request, order or direction of any of the Certificateholders, unless those Certificateholders have offered to the Owner Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred by the Owner Trustee in connection with the exercise of those rights.
          The Indenture Trustee will make no representations as to the validity or sufficiency of the Indenture, the Certificates, the Notes (other than authentication of the Notes) or of any Receivables or related documents, and is not accountable for the use or application by the Depositor or the Servicer of any funds paid to the Depositor or the Servicer in respect of the Notes, the Certificates or the Receivables, or the investment of any monies by the Servicer before those monies are deposited into the Collection Account. The Indenture Trustee will not independently verify the Receivables. The Indenture Trustee is required to perform only those duties specifically required of it under the Indenture. In addition to making distributions to the Noteholders, those duties generally are limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Indenture Trustee under the Indenture, in which case it will only be required to examine them to determine whether they conform on their face to the requirements of the Indenture.
          The Indenture Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Indenture or to make any investigation of matters arising under the Indenture or to institute, conduct or defend any litigation under the Indenture or in relation thereto at the request, order or direction of any of the Noteholders, unless those Noteholders have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred by the Indenture Trustee in connection with the exercise of those rights. No Noteholder will have any right under the Indenture to institute any proceeding with respect to the Indenture unless that Noteholder previously has given to the Indenture Trustee written notice of the Event of Default and (1) the Event of Default arises from the Servicer’s failure to remit payments when due or (2) the holders of the Notes evidencing not less than 25% of the voting interests of the Notes, acting together as a single class, have made written request upon the Indenture Trustee to institute that proceeding in its own name as the Indenture Trustee under the Indenture and have offered to the Indenture Trustee reasonable indemnity and the Indenture Trustee for 60 days has neglected or refused to institute that proceeding.
List of Noteholders
          Three or more Noteholders or one or more Noteholder evidencing not less than 25% of the aggregate principal amount of the Notes then outstanding may, by written request to the Indenture Trustee, obtain access to the list of all Noteholders maintained by the Indenture Trustee for the purpose of communicating with other Noteholders with respect to their rights under the Indenture or under the Notes. However, the Indenture Trustee may elect not to afford the requesting Noteholders access to the list of Noteholders if the Indenture Trustee agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting Noteholders, to all Noteholders.

The Owner Trustee and the Indenture Trustee
          As a matter of Delaware law, the Issuing Entity will be viewed as a separate legal entity, distinct from the Owner Trustee, and the Issuing Entity will be viewed as the issuer of the Certificates. The Owner Trustee, the Indenture Trustee and any of their respective affiliates may hold Certificates in their own names or as pledgees.
          For the purpose of meeting the legal requirements of some jurisdictions, the Servicer and the Owner Trustee or the Servicer and the Indenture Trustee, in each case acting jointly (or in some instances, the Owner Trustee or the Indenture Trustee acting alone), will have the power to appoint co-trustees or separate trustees of all or any part of the Issuing Entity. In the event of an appointment of co-trustees or separate trustees, all rights, powers, duties and obligations conferred or imposed upon the Owner Trustee by the Sale and Servicing Agreement and the Trust Agreement or the Indenture Trustee by the Indenture will be conferred or imposed upon the Owner Trustee or the Indenture Trustee and each of their respective separate trustees or co-trustees jointly, or, in any jurisdiction in which the Owner Trustee or the Indenture Trustee will be incompetent or unqualified to perform specified acts, singly upon that separate trustee or co-trustee who will exercise and perform those rights, powers, duties and obligations solely at the direction of the Owner Trustee or the Indenture Trustee.
          The Owner Trustee and the Indenture Trustee may resign at any time, in which event the Servicer will be obligated to appoint a successor thereto. The Administrator may also remove the Owner Trustee or the Indenture Trustee if either ceases to be eligible to continue as trustee under the Trust Agreement or the Indenture, as the case may be, becomes legally unable to act or becomes insolvent. In those circumstances, the Servicer will be obligated to appoint a successor Owner Trustee or Indenture Trustee, as applicable. Any resignation or removal of the Owner Trustee or the Indenture Trustee and appointment of a successor thereto will not become effective until acceptance of the appointment by the successor.
          The Trust Agreement and the Indenture, as applicable, will provide that the Servicer will pay the fees of the Owner Trustee and the Indenture Trustee in connection with their duties under the Trust Agreement and Indenture, respectively. The Trust Agreement, the Sale and Servicing Agreement and the Indenture, as applicable, will further provide that the Owner Trustee and the Indenture Trustee will be entitled to indemnification by NMAC and the Depositor for, and will be held harmless against, any loss, liability, fee, disbursement or expense incurred by the Owner Trustee or the Indenture Trustee not resulting from its own willful misfeasance, bad faith or negligence (other than by reason of a breach of any of its representations or warranties set forth in the Trust Agreement or the Indenture, as the case may be). The Trust Agreement, the Sale and Servicing Agreement and the Indenture, as applicable, will further provide that the Depositor and the Servicer will indemnify the Owner Trustee and the Indenture Trustee for specified taxes that may be asserted in connection with the transaction. The Sale and Servicing Agreement will also provide that the Depositor is only required to pay any indemnity payments pursuant to Section 6.03 thereof to the extent funds are available after making the required monthly distributions in connection with any Public ABS Transaction for which the Depositor, or any United States affiliate thereof, acts as a depositor or to the extent it receives additional funds designated for such purposes. Additionally, no indemnity payments made by the Depositor pursuant to the Sale and Servicing Agreement shall constitute a claim (as defined in the United States Bankruptcy Code, 11 U.S.C. § 101 et seq.) against the Depositor or recourse to the Depositor except to the extent funds are available to the Depositor as described in the Sale and Servicing Agreement.
THE SWAP COUNTERPARTY
will be the Swap Counterparty. The Swap Counterparty is organized under the laws of
          The Swap Counterparty will be an entity actively engaged in the interest rate swap business and will have the credit ratings in the following paragraph.
          The long-term credit rating assigned to the Swap Counterparty by Moody’s is currently at least “Aa2”, by Standard & Poor’s is currently at least “AA-” and by Fitch is currently at least “AA-“. The short term credit rating assigned to the Swap Counterparty by Moody’s is currently at least “Prime-1”, by Standard & Poor’s is currently at least “A-1+” and by Fitch is currently at least “F1+”.

FEES AND EXPENSES
          Set forth below is a list of all fees and expenses payable on each Distribution Date out of Available Amounts and amounts on deposit in the Reserve Account for the related Collection Period.

Type of Fee	Amount of Fee	Party Receiving Fee	Priority in Distribution
Base Servicing Fee(1)	One-twelfth of 1.00% of the principal balance of the Receivables as of the last day of the preceding Collection Period, or in the case of the first Distribution Date, at the Cut-off Date	Servicer	Payable prior to payment of interest on and principal of the Notes

(1)	The formula for calculating the Base Servicing Fee may not be changed without the consent of all of the holders of the Notes and Certificates then outstanding and delivery of an opinion of counsel as to certain tax matters. See “Description of the Transfer and Servicing Agreements — Amendment” in the accompanying Prospectus. The fees and expenses of the Indenture Trustee and the Owner Trustee will not be paid out of Available Amounts on each Distribution Date. Instead, such fees and expenses will be paid by NMAC, both as the Servicer, pursuant to the Sale and Servicing Agreement and as the Administrator, pursuant to the Administration Agreement.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES
     In the opinion of Mayer Brown LLP, tax counsel to the Issuing Entity, for federal income tax purposes, the Notes (other than Retained Notes) will be characterized as debt, and the Issuing Entity will not be characterized as an association (or a publicly traded partnership) taxable as a corporation. The Noteholders will be deemed to agree, by their purchase of the Notes, to treat the Notes as debt for federal income tax purposes.
     The Depositor has been advised by the Underwriters that they propose initially to offer to the public the Notes purchased by the Underwriters, at the applicable prices set forth on the cover page of this Prospectus Supplement. If all of the Notes purchased by the Underwriters are not sold at the initial offering price, the Underwriters may change the offering price and other selling terms.
     See the discussion under “Material Federal Income Tax Consequences — Tax Treatment of Issuing Entity” and “— State and Local Tax Considerations” in the accompanying Prospectus.
     Assuming the Underwriters do not change the prices of Notes as set forth in the second preceding paragraph above, it is anticipated that no class of notes offered hereunder will be issued with more than a de minimis amount (i.e., 1/4% of the principal amount of a class of notes multiplied by its weighted average life to maturity) of original issue discount (“OID”) (special OID rules would apply, however, to Notes issued with an original issue date to maturity of one year or less. See “Material Federal Income Tax Consequence — Short Term Debt” in the accompanying Prospectus). If a class of notes offered hereunder is in fact issued at a greater than de minimis discount or is treated as having been issued with OID under the Treasury Regulations, the following general rules will apply.
     The excess of the “stated redemption price at maturity” of a class of notes offered hereunder (generally equal to its principal amount as of the date of original issuance plus all interest other than “qualified stated interest payments” payable prior to or at maturity) over its original issue price (in this case, the initial offering price at which a substantial amount of the class of notes are sold to the public) will constitute OID. A noteholder must include OID in income over the term of the notes under a constant yield method. In general, OID must be included in income in advance of the receipt of the cash representing that income.
     In the case of a debt instrument (such as a note) as to which the repayment of principal may be accelerated as a result of the prepayment of other obligations securing the debt instrument, under section 1272(a)(6) of the tax code, the periodic accrual of OID is determined by taking into account (i) a reasonable prepayment assumption in accruing OID (generally, the assumption used to price the debt offering) and (ii) adjustments in the accrual of OID when prepayments do not conform to the prepayment assumption, and regulations could be adopted applying those provisions to the notes. It is unclear whether those provisions would be applicable to the notes in the absence of such regulations or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. If this provision applies to the notes, the amount of OID that will accrue in any given “accrual period” may either increase or decrease depending upon the actual prepayment rate. In the absence of such regulations (or statutory or other administrative clarification), any information reports or returns to the IRS and the noteholders regarding OID, if any, will be based on the assumption that the motor vehicle loans will prepay at a rate based on the assumption used in pricing the notes offered hereunder. However, no representation will be made regarding the prepayment rate of the motor vehicle loans. See “Maturity and Prepayment Considerations”. Accordingly, noteholders are advised to consult their own tax advisors regarding the impact of any prepayments of the motor vehicle loans (and the OID rules) if the notes offered hereunder are issued with OID.
     In the case of a note purchased with de minimis OID, generally, a portion of such OID is taken into income upon each principal payment on the note. Such portion equals the de minimis OID times a fraction whose numerator is the amount of principal payment made and whose denominator is the stated principal amount of the note. Such income generally is capital gain. If the notes are not issued with OID but a holder purchases a note at a discount greater than the de minimis amount set forth above, such discount will be market discount. Generally, a portion of each principal payment will be treated as ordinary income to the extent of the accrued market discount not previously recognized as income. Gain on sale of such note is treated as ordinary income to the extent of the accrued but not previously recognized market discount. Market discount generally accrues ratably, absent an election to base accrual on a constant yield to maturity basis.
     Noteholders should consult their tax advisors with regard to OID and market discount matters concerning their notes.

ERISA CONSIDERATIONS
          Subject to the important considerations described below and under “ERISA Considerations” in the accompanying Prospectus, the Notes (other than the Notes initially retained by the Depositor or conveyed to an affiliate of the Depositor) (the “offered notes”) are eligible for purchase by pension, profit-sharing or other employee benefit plans subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), as well as individual retirement accounts, Keogh plans and other plans subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), as well as any entity holding “plan assets” of any of the foregoing (each, a “Benefit Plan”).
          Although there is little guidance on the subject, assuming the offered notes constitute debt for local law purposes, the Issuing Entity believes that, at the time of their issuance, the offered notes should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation (as defined in “ERISA Considerations” in the accompanying Prospectus). This determination is based in part upon the traditional debt features of the offered notes, including the reasonable expectation of purchasers of offered notes that the offered notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. The debt treatment of the offered notes for ERISA purposes could change if the Issuing Entity incurs losses. This risk of recharacterization is enhanced for offered notes that are subordinated to other classes of securities.
          By acquiring an offered note, each purchaser and transferee will be deemed to represent, warrant and covenant that either (a) it is not acquiring the offered note (or any interest therein) with the assets of a Benefit Plan or any other employee benefit plan that is subject to a law that is similar to the fiduciary or prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code; or (b) the acquisition, holding and disposition of the offered note will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or any similar applicable law.
MATERIAL LITIGATION
          No material litigation or governmental proceeding is pending, or has been threatened, against the Servicer, the Depositor or the Issuing Entity.
CERTAIN RELATIONSHIPS
          The Depositor is a wholly-owned subsidiary of NMAC. In addition to the agreements described in the accompanying Prospectus and this Prospectus Supplement, NMAC may from time to time enter into agreements in the ordinary course of business or that are on arms’ length terms with its parent Nissan North America, Inc. The Owner Trustee, the Indenture Trustee and the Swap Counterparty are entities that NMAC or its affiliates may have other banking relationships with directly or with their affiliates in the ordinary course of their businesses. In some instances the Owner Trustee, the Indenture Trustee and the Swap Counterparty may be acting in similar capacities for asset-backed transactions of NMAC for similar or other asset types.
RATINGS OF THE NOTES
          The ratings of the Notes will be based primarily upon the value of the Receivables, the Reserve Account, the Certificates and the terms of the Notes. There can be no assurance that any such rating will not be lowered or withdrawn by the assigning Rating Agency if, in its judgment, circumstances so warrant. If a rating with respect to any class of Notes is qualified, reduced or withdrawn, no person or entity will be obligated to provide any additional credit enhancement with respect to the Notes.
          A rating is not a recommendation to buy, sell or hold the Notes, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The rating of the Notes addresses the likelihood of the payments on the Notes pursuant to their terms.
          There can be no assurance as to whether any rating agency other than the assigning Rating Agency will rate the Notes or, if one does, what rating will be assigned by such other rating agency. A rating on the Notes by another rating agency, if assigned at all, may be lower than the ratings assigned to the Notes by the assigning Rating Agency.
          NMAC has paid a fee to the assigning Rating Agencies to rate the Notes. Although no contractual arrangements are in place, NMAC believes that the assigning Rating Agencies will continue to monitor the transaction while the Notes are outstanding.

LEGAL OPINIONS
          Certain legal matters relating to the Notes and federal income tax and other matters will be passed upon for the Issuing Entity, the Depositor and the Servicer by Mayer Brown LLP and Richards, Layton and Finger, P.A. In addition, certain matters relating to the issuance of the Notes will be passed upon for the Underwriters by Orrick, Herrington & Sutcliffe LLP.

UNDERWRITING
          Subject to the terms and conditions set forth in the Underwriting Agreement (the “Underwriting Agreement”), the Depositor has agreed to sell to each of the Underwriters named below (collectively, the “Underwriters”), and each of the Underwriters has severally agreed to purchase, the principal amount of Notes, if and when issued, set forth opposite its name below:

	Principal	Principal	Principal	Principal	Principal	Principal	Principal
	Amount of	Amount of	Amount of	Amount of	Amount of	Amount of	Amount of
	Class A-1	Class A-2a	Class A-2b	Class A-3a	Class A-3b	Class A-4a	Class A-4b
Underwriters	Notes	Notes	Notes	Notes	Notes	Notes	Notes
Banc of America Securities LLC.	$	$	$	$	$	$	$
J.P. Morgan Securities Inc.	$	$	$	$	$	$	$
Citigroup Global Markets Inc.	$	$	$	$	$	$	$
Deutsche Bank Securities, Inc.	$	$	$	$	$	$	$
Greenwich Capital Markets, Inc.	$	$	$	$	$	$	$
HSBC Securities (USA) Inc.	$	$	$	$	$	$	$
SG Americas Securities, LLC	$	$	$	$	$	$	$

Total	$	$	$	$	$	$	$

          The Issuing Entity expects to issue Fixed Rate Notes only, however, the Issuing Entity retains the right, in its sole discretion, to issue Floating Rate Notes in addition to the Fixed Rate Notes.
          One of the Underwriters of the Notes, or its affiliates, may be the Swap Counterparty under the Interest Rate Swap Agreement(s).
          Some or all of one or more classes of Notes may initially be retained by the Depositor or conveyed to an affiliate of the Depositor or sold by the underwriters to the Depositor or the Servicer or conveyed to an affiliate. Such Notes may be sold, subject to the requirements set forth in the Transfer and Servicing Agreements, from time to time to purchasers directly by the Depositor or through underwriters, broker-dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the Depositor or the purchasers of such Notes. If such Notes are sold through underwriters or broker-dealers, the Depositor will be responsible for underwriting discounts or commissions or agent’s commissions. Such Notes may be sold in one or more transactions at fixed prices, prevailing market prices at the time of sale, varying prices determined at the time of sale or negotiated prices.
          In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth in the Underwriting Agreement, to purchase all of the Notes not retained by the Depositor or conveyed to an affiliate of the Depositor, if any, listed in the table above if any of the Notes are purchased. This obligation of the Underwriters is subject to specified conditions precedent set forth in the Underwriting Agreement. The Depositor has been advised by the Underwriters that they propose initially to offer to the public the Notes purchased by the Underwriters, at the applicable prices set forth on the cover of this Prospectus Supplement, and to specified dealers at that price less the initial concession not in excess of      % of the principal amount of the Notes per Class A-1 Note,       % per Class A-2a Note,       % per Class A-2b Note,       % per Class A-3a Note,       % per Class A-3b Note,       % per Class A-4a Note and      % per Class A-4b Note. The Underwriters may allow, and those dealers may reallow, a concession not in excess of       % per Class A-1 Note,       % per Class A-2a Note,       % per Class A-2b Note,       % per Class A-3a Note,       % per Class A-3b Note,       % per Class A-4a Note and      % per Class A-4b Note to some other dealers. If all of the Notes are not sold at the initial offering price, or at any time after the initial public offering of the Notes, the public offering price, those concessions and selling terms may be changed.
          The Depositor and NMAC have agreed to jointly and severally indemnify the Underwriters against specified liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments which the Underwriters may be required to make in respect thereof. However, in the opinion of the SEC, certain indemnification provisions for liability arising under the federal securities laws are contrary to public policy and therefore unenforceable. In the ordinary course of their respective businesses, the Underwriters and their respective affiliates have engaged and may engage in investment banking and/or commercial banking transactions with NML and its affiliates.
          The Notes are new issues of securities with no established trading markets. The Depositor has been advised by the Underwriters that they intend to make a market in the Notes of each class, in each case as permitted by applicable laws and regulations. The Underwriters are not obligated, however, to make a market in the Notes of any class, and that market-making may be discontinued at any time without notice at the sole discretion of the Underwriters. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Notes of any class.

          The Issuing Entity may, from time to time, invest funds in the Accounts, as defined in the Prospectus, in Eligible Investments acquired from the Underwriters.
          NMAC or its affiliates may apply all or any portion of the net proceeds of the sale of the Receivables to the Depositor to the repayment of debt, including “warehouse” debt secured by Receivables and/or to repurchase Receivables sold into a receivables purchase facility. One or more of the Underwriters (or (a) their respective affiliates or (b) entities for which their respective affiliates act as administrator and/or provide liquidity lines) may have acted as a “warehouse” lender or purchaser to NMAC or its affiliates, and may receive a portion of such proceeds as repayment of such “warehouse” debt or as repurchase proceeds.
          The Underwriters have advised the Depositor that in connection with the offering to the public of the Notes purchased by the Underwriters, the Underwriters may engage in overallotment transactions, stabilizing transactions or syndicate covering transactions in accordance with Regulation M under the 1934 Act. Overallotment involves sales in excess of the offering size, which creates a short position for the Underwriters. Stabilizing transactions involve bids to purchase the Notes in the open market for the purpose of pegging, fixing or maintaining the price of the Notes. Syndicate covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover short positions. Overallotment, stabilizing transactions and syndicate covering transactions may cause the price of the Notes to be higher than it would otherwise be in the absence of those transactions. Neither the Depositor nor the Underwriters makes any representation or prediction as to the direction or magnitude of any of that effect on the prices for the Notes. Neither the Depositor nor the Underwriters represent that the Underwriters will engage in any such transactions. If the Underwriters engage in such transactions, they may discontinue them at any time. Rule 15c6-1 under the 1934 Act generally requires trades in the secondary market to settle in three Business Days, unless the parties to such trade expressly agree otherwise. Because delivery of the Notes to purchasers hereunder will settle more than three Business Days after the date hereof, purchasers hereunder who wish to trade notes in the secondary market on the date hereof will be required to specify an alternative settlement cycle with their secondary purchasers to prevent a failed settlement of the secondary purchase. Purchasers hereunder who wish to make such secondary trades on the date hereof should consult their own advisors.
          The Underwriters may act through one or more of their affiliates when selling the Notes purchased by the Underwriters outside the United States. However, each Underwriter will represent that (a) it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 (the “FSMA”) with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom; and (b) it will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any securities in circumstances in which Section 21(1) of the FSMA does not apply to the Depositor.

INDEX OF TERMS

1934 Act	S-22
ABS	S-36
ABS Assumptions	S-36
ABS Table	S-36
Adjusted Pool Balance	S-10
Adjusted Weighted Average Credit Score	S-26
Administration Agreement	S-60
Administrative Purchase Payments	S-54
Administrator	S-60
Advance	S-62
APR	S-24
Asset-Backed Securities	D-1
Asset-Backed Securitization	S-45
Available Amounts	S-54
Available Interest	S-54
Available Principal	S-54
Base Servicing Fee	S-62
Basic Documents	S-21
Beacon Score Card	S-26
Benefit Plan	S-69
Business Day	S-47
Calculation Agent	S-49
Cede	S-44
Certificateholders	S-52
Certificateholders’ Principal Distributable Amount	S-56
Certificates	S-21
Class A-2 Notes	S-47
Class A-3 Notes	S-47
Class A-4 Notes	S-47
Clearstream Banking Luxembourg	A-1
Code	S-69
Collection Account	S-54
Collection Period	S-62
Credit Scores	S-26
Currency Swap Agreement	S-56
Currency Swap Counterparty	S-56
Cut-off Date	S-22
Dealer Recourse	S-21
Dealers	S-24
Defaulted Receivable	S-55
Definitive Notes	S-47
Depositor	S-21
Designated LIBOR Page	S-49
Determination Date	S-53
Distribution Date	S-47
DTC	S-44
DTC Participants	A-1
Eligible Investments	S-58
ERISA	S-69
Euroclear	A-1
Event of Default	S-33
Excess Amount	S-55
FICO	S-26
Final Scheduled Distribution Date	S-33
Financed Vehicles	S-24
Fitch	S-42
Fixed Rate Notes	S-47
Floating Rate Notes	S-47
FRBNY	S-14
FSMA	S-72
Global Securities	A-1
Hybrid Chattel Paper	S-28
Indenture	S-23
Indenture Trustee	S-23
Interest Determination Date	S-48
Interest Period	S-48
Interest Rate	S-47
Interest Rate Swap Agreement	S-49
Interest Reset Date	S-48
Issuing Entity	S-21
LIBOR	S-48
Liquidated Receivable	S-55
London Business Day	S-49
Moody’s	S-42
Net Liquidation Proceeds	S-54
Net Swap Payment	S-50
Net Swap Receipts	S-51
NMAC	S-21
NML	S-46
Non-U.S. Person	A-3
Note Factor	S-44
Note Owner	S-47
Noteholders	S-48
Noteholders’ Distributable Amount	S-56
Noteholders’ Interest Carryover Shortfall	S-56
Noteholders’ Interest Distributable Amount	S-57
Noteholders’ Monthly Interest Distributable Amount	S-57
Noteholders’ Principal Carryover Shortfall	S-57
Noteholders’ Principal Distributable Amount	S-57
Notes	S-47
Obligors	S-24
offered notes	S-69
OID	S-68
Optional Purchase	S-63
Optional Purchase Price	S-63
Owner Trustee	S-21
Permitted Investments	S-58
Pool Balance	S-44
Pool Factor	S-44
Principal Distribution Amount	S-57
Public ABS Transaction	S-60
Purchase Agreement	S-44
Rating Agencies	S-42
Receivables	S-24
Required Rate	S-57
Reserve Account	S-57
Reserve Account Initial Deposit	S-57
Retained Notes	S-44
Sale and Servicing Agreement	S-21
SEC	S-22
Senior Swap Termination Payment	S-51
Servicer	S-21

Servicer Default	S-53
Servicing Rate	S-62
Specified Reserve Account Balance	S-58
Spread	S-48
Standard & Poor’s	S-42
Subordinated Swap Termination Payment	S-51
Supplemental Servicing Fee	S-62
Swap Counterparty	S-49
Swap Termination Payment	S-51
TALF	S-14
TALF Rules	D-1
TALF Undertaking	S-42
Total Servicing Fee	S-62
Transfer and Servicing Agreements	S-60
Treasury	D-2
Trust Agreement	S-21
Underwriters	S-71
Underwriting Agreement	S-71
Warranty Breach	D-2
Warranty Purchase Payments	S-54
YSOC Amount	S-10
YSOC Amount Schedule	S-38

APPENDIX A
GLOBAL CLEARANCE, SETTLEMENT AND
TAX DOCUMENTATION PROCEDURES
          Except in specified circumstances, the globally offered Notes (the “Global Securities”) will be available only in book-entry form. Investors in the Global Securities may hold those Global Securities through DTC, Clearstream Banking société anonyme (“Clearstream Banking Luxembourg”) or Euroclear Systems (“Euroclear”). The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.
          Secondary market trading between investors holding Global Securities through Clearstream Banking Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., three calendar day settlement).
          Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedure applicable to U.S. corporate debt obligations and prior asset-backed securities issues.
          Secondary cross-market trading between Clearstream Banking Luxembourg or Euroclear and DTC Participants holding securities will be effected on a delivery-against-payment basis through the depositaries of Clearstream Banking Luxembourg and Euroclear (in that capacity) and the participating members of DTC (“DTC Participants”).
          Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless those holders meet specified requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.
Initial Settlement
          All Global Securities will be held in book-entry form by DTC in the name of Cede as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream Banking Luxembourg and Euroclear will hold positions on behalf of their participants through their depositaries, which in turn will hold those positions in accounts as DTC Participants.
          Investors electing to hold their Global Securities through DTC will follow DTC settlement practice. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.
          Investors electing to hold their Global Securities through Clearstream Banking Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global Securities will be credited to securities custody accounts on the settlement date against payment in same-day funds.
Secondary Market Trading
          Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.
          Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior asset-backed securities issues in same-day funds.
          Trading between Clearstream Banking Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream Banking Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.
          Trading between DTC Seller and Clearstream Banking Luxembourg or Euroclear Participants. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Banking Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream Banking Luxembourg or Euroclear through a Clearstream Banking Luxembourg Participant or Euroclear Participant at least one business day prior to settlement.

Clearstream Banking Luxembourg or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in that accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary to the DTC Participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Banking Luxembourg Participant’s or Euroclear Participant’s account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream Banking Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.
          Clearstream Banking Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Banking Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream Banking Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.
          As an alternative, if Clearstream Banking Luxembourg or Euroclear has extended a line of credit to them, Clearstream Banking Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream Banking Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they clear the overdraft when the Global Securities are credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on each Clearstream Banking Luxembourg Participant’s or Euroclear Participant’s particular cost of funds.
          Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Banking Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.
          Trading between Clearstream Banking Luxembourg or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Banking Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream Banking Luxembourg or Euroclear through a Clearstream Banking Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Clearstream Banking Luxembourg or Euroclear will instruct the Relevant Depositary, as appropriate, to deliver the Global Securities to the DTC Participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in that accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Banking Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Banking Luxembourg Participant’s or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Banking Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Banking Luxembourg Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.
          Finally, day traders that use Clearstream Banking Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Banking Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

1.	borrowing through Clearstream Banking Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream Banking Luxembourg or Euroclear accounts) in accordance with the clearing system’s customary procedures;

2.	borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream Banking Luxembourg or Euroclear account in order to settle the sale side of the trade; or

3.	staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Banking Luxembourg Participant or Euroclear Participant.
Material U.S. Federal Income Tax Documentation Requirements
          A beneficial owner of Global Securities holding securities through Clearstream Banking Luxembourg or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons (as defined in the accompanying Prospectus), unless (1) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between that beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (2) that beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:
          Exemption for Non-U.S. Persons (Form W-8BEN). Beneficial owners of Global Securities that are Non-U.S. Persons generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of that change.
          Exemption for Non-U.S. Persons with effectively connected income (Form W-8ECI). A Non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, generally can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).
          Exemption or reduced rate for Non-U.S. Persons resident in treaty countries (Form W-8BEN). Non-U.S. Persons residing in a country that has a tax treaty with the United States generally can obtain an exemption or reduced tax rate depending on the treaty terms by filing Form W-8BEN (claiming treaty benefits). Form W-8BEN may be filed by the beneficial owners or their agents.
          Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer’s Request for Taxpayer Identification Number and Certification).
          U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). A Form W-8BEN on which the beneficial owner of a Global Security provides a U.S. taxpayer identification number generally remains in effect until a change in circumstances causes any of the information on the form to be incorrect. A Form W-8ECI and a Form W-8BEN on which a U.S. taxpayer identification is not provided generally remain in effect for three calendar years, absent a change in circumstances causing any information on the form to be incorrect.
          The term “Non-U.S. Person” means any person who is not a U.S. Person (as defined in the accompanying Prospectus).
          This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of Global Securities. It is suggested that investors consult their tax advisors for specific tax advice concerning their holding and disposing of Global Securities.
          You should rely only on the information contained in or incorporated by reference into this Prospectus Supplement or the accompanying Prospectus. We have not authorized anyone to give you different information. We do not claim the accuracy of the information in this Prospectus Supplement or the accompanying Prospectus as of any date other than the date stated on the cover page. We are not offering the Notes in any jurisdiction where it is not permitted.

APPENDIX B

STATIC POOL INFORMATION REGARDING CERTAIN PREVIOUS SECURITIZATIONS

The information presented in this Appendix B to the extent such information relates to NMAC’s experience with respect to its securitized portfolios of retail installment sale contracts established prior to January 1, 2006, is not deemed to be part of this Prospectus Supplement, the accompanying Prospectus or the registration statement.

Characteristics of the Receivables

The retail installment sale contracts in each of NMAC’s securitized portfolios consisted of retail installment sale contracts originated by a Dealer in such Dealer’s ordinary course of business and assigned to NMAC on or prior to the applicable cut-off date, in accordance with the underwriting procedures described under “The Receivables — Underwriting Procedure” in the accompanying Prospectus. As of the relevant cut-off date, the retail installment sale contracts in the securitized portfolios consisted of the following characteristics:

Nissan Auto Receivables 2003-A Owner Trust (“NAROT 2003-A”)

Characteristics of the Receivables as of the Cut-off Date

Closing Date	February 26, 2003
Cut-off Date	January 31, 2003
Number of Receivables	100,491
Aggregate Principal Balance	$1,705,237,150.13
Average Principal Balance	$16,969.05
Range of Principal Balances	$2,001.01 to $46,386.94
Average Original Amount Financed	$19,511.26
Range of Original Amounts Financed	$2,872.00 to $49,992.83
Weighted Average APR	4.767%
Range of APRs	0.00% to 19.00%
Approximate Weighted Average Original Payments to Maturity	55.72	payments
Range of Original Payments to Maturity	12 to 63	payments
Approximate Weighted Average Remaining Payments to Maturity	49.30	payments
Range of Remaining Payments to Maturity	3 to 56	payments
Percentage by Principal Balance of Receivables of New, Near- New and Used Vehicles(2)	89.67% 9.51% 0.82%	(New) (Near-New) (Used)
Percentage by Principal Balance of Receivables Financed through Nissan and Infiniti Dealers(2)	92.26% 7.74%	(Nissan) (Infiniti)

Geographic Distribution of the Receivables

Percentage of
Aggregate
Cut-off Date
Principal Balance
State(1)	(%)

California	12.52%
Texas	11.63%
Florida	6.88%
New York	6.42%

Credit Scores

					Percentage of	Percentage of
					Total	Aggregate
					Number of	Cut-off Date
			Weighted	Number of	Receivables	Principal Balance
	Minimum	Maximum	Average	Receivables	(%)	(%)

Empirical Score(3)	600	900	733.41	5,083	5.06	1.32
FICO Score(4)	620	900	721.51	95,408	94.94	98.68

Total			721.67	100,491	100.00%	100.00%

Distribution by APR of Receivables as of the Cut-off Date

		Percentage of		Percentage of
		Total		Aggregate
		Number of	Cut-off Date	Cut-off Date
	Number of	Receivables	Principal Balance	Principal Balance
Range of APRs (%)	Receivables	(%)	($)	(%)

0.00 to 0.49	386	0.38%	$5,715,024.91	0.34%
0.50 to 0.99	14,236	14.17	214,517,755.59	12.58
1.00 to 1.99	59	0.06	1,318,691.30	0.08
2.00 to 2.99	538	0.54	9,954,603.52	0.58
3.00 to 3.99	27,819	27.68	591,619,712.79	34.69
4.00 to 4.99	25,069	24.95	409,057,906.62	23.99
5.00 to 5.99	10,599	10.55	137,467,671.09	8.06
6.00 to 6.99	6,724	6.69	107,282,926.03	6.29
7.00 to 7.99	4,072	4.05	63,550,350.36	3.73
8.00 to 8.99	3,948	3.93	60,228,423.91	3.53
9.00 to 9.99	3,736	3.72	57,421,190.43	3.37
10.00 to 10.99	1,728	1.72	24,387,960.14	1.43
11.00 to 11.99	824	0.82	11,453,049.55	0.67
12.00 to 12.99	528	0.53	8,533,339.53	0.50
13.00 to 13.99	118	0.12	1,344,164.15	0.08
14.00 to 14.99	29	0.03	391,890.06	0.02
15.00 to 15.99	43	0.04	612,280.33	0.04
16.00 to 16.99	18	0.02	203,890.89	0.01
17.00 to 17.99	13	0.01	139,016.61	0.01
18.00 to 18.99	2	0.00	19,841.59	0.00
19.00 to 19.99	2	0.00	17,460.73	0.00
20.00 and above	0	0.00	0.00	0.00

Totals(2)	100,491	100.00%	$1,705,237,150.13	100.00%

(1)	Geographic distribution of receivables which represent greater than 5% of the aggregate principal balance as of the cut-off date.

(2)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.

(3)	From September 1996 through October 2001, NMAC utilized its own empirically derived scorecards. See “The Receivables — Underwriting Procedures” in the accompanying Prospectus.

(4)	In October 2001, NMAC changed its underwriting standards for retail customers by migrating to the generic auto “Beacon Score Card,” which uses algorithms developed by Fair, Isaac & Company, or FICO, to assess credit risk. See “The Receivables — Underwriting Procedures” in the accompanying Prospectus.

Nissan Auto Receivables 2003-B Owner Trust (“NAROT 2003-B”)

Characteristics of the Receivables as of the Cut-off Date

Closing Date	June 17, 2003
Cut-off Date	May 31, 2003
Number of Receivables	69,828
Aggregate Principal Balance	$1,292,234,072.29
Average Principal Balance	$18,505.96
Range of Principal Balances	$2,022.12 to $45,343.00
Average Original Amount Financed	$20,418.96
Range of Original Amounts Financed	$3,500.00 to $49,121.37
Weighted Average APR	3.939%
Range of APRs	0.00% to 18.90%
Approximate Weighted Average Original Payments to Maturity	56.40	payments
Range of Original Payments to Maturity	12 to 63	payments
Approximate Weighted Average Remaining Payments to Maturity	51.08	payments
Range of Remaining Payments to Maturity	3 to 59	payments
Percentage by Principal Balance of Receivables of New, Near- New and Used Vehicles(2)	89.91% 9.43% 0.66%	(New) (Near-New) (Used)
Percentage by Principal Balance of Receivables Financed through Nissan and Infiniti Dealers(2)	92.60% 7.40%	(Nissan) (Infiniti)

Geographic Distribution of the Receivables

Percentage of
Aggregate
Cut-off Date
Principal Balance
State(1)	(%)

California	14.16%
Texas	11.67%
Florida	7.38%
New York	6.09%

Credit Scores

					Percentage of	Percentage of
					Total	Aggregate
					Number of	Cut-off Date
			Weighted	Number of	Receivables	Principal Balance
	Minimum	Maximum	Average	Receivables	(%)	(%)

Empirical Score(3)	603	900	727.76	117	0.17	0.08
FICO Score(4)	620	900	720.98	69,711	99.83	99.92

Total			721.00	69,828	100.00%	100.00%

Distribution by APR of Receivables as of the Cut-off Date

		Percentage of		Percentage of
		Total		Aggregate
		Number of	Cut-off Date	Cut-off Date
	Number of	Receivables	Principal Balance	Principal Balance
Range of APRs (%)	Receivables	(%)	($)	(%)

0.00 to 0.49	325	0.47%	$5,181,754.16	0.40%
0.50 to 0.99	9,398	13.46	140,259,814.80	10.85
1.00 to 1.99	77	0.11	1,465,678.27	0.11
2.00 to 2.99	24,437	35.00	481,796,523.56	37.28
3.00 to 3.99	14,323	20.51	290,045,366.41	22.45
4.00 to 4.99	7,370	10.55	140,338,432.06	10.86
5.00 to 5.99	3,737	5.35	69,111,592.80	5.35
6.00 to 6.99	2,809	4.02	49,728,147.28	3.85
7.00 to 7.99	2,196	3.14	35,524,695.92	2.75
8.00 to 8.99	2,027	2.90	31,309,821.57	2.42
9.00 to 9.99	1,546	2.21	23,830,785.67	1.84
10.00 to 10.99	931	1.33	13,510,027.05	1.05
11.00 to 11.99	365	0.52	5,861,002.71	0.45
12.00 to 12.99	193	0.28	3,111,399.46	0.24
13.00 to 13.99	44	0.06	507,083.45	0.04
14.00 to 14.99	22	0.03	291,326.62	0.02
15.00 to 15.99	14	0.02	196,282.33	0.02
16.00 to 16.99	7	0.01	93,014.19	0.01
17.00 to 17.99	6	0.01	65,183.04	0.01
18.00 to 18.99	1	0.00	6,140.94	0.00
19.00 to 19.99	0	0.00	0.00	0.00
20.00 and above	0	0.00	0.00	0.00

Totals(2)	69,828	100.00%	$1,292,234,072.29	100.00%

(1)	Geographic distribution of receivables which represent greater than 5% of the aggregate principal balance as of the cut-off date.

(2)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.

(3)	From September 1996 through October 2001, NMAC utilized its own empirically derived scorecards. See “The Receivables — Underwriting Procedures” in the accompanying Prospectus.

(4)	In October 2001, NMAC changed its underwriting standards for retail customers by migrating to the generic auto “Beacon Score Card,” which uses algorithms developed by Fair, Isaac & Company, or FICO, to assess credit risk. See “The Receivables — Underwriting Procedures” in the accompanying Prospectus.

Nissan Auto Receivables 2003-C Owner Trust (“NAROT 2003-C”)

Characteristics of the Receivables as of the Cut-off Date

Closing Date	November 13, 2003
Cut-off Date	October 31, 2003
Number of Receivables	113,473
Aggregate Principal Balance	$1,960,365,118.56
Average Principal Balance	$17,276.05
Range of Principal Balances	$2,000.08 to $46,289.01
Average Original Amount Financed	$20,347.20
Range of Original Amounts Financed	$3,188.51 to $50,000.00
Weighted Average APR	3.341%
Range of APRs	0.00% to 20.00%
Approximate Weighted Average Original Payments to Maturity	57.68	payments
Range of Original Payments to Maturity	12 to 63	payments
Approximate Weighted Average Remaining Payments to Maturity	50.94	payments
Range of Remaining Payments to Maturity	3 to 57	payments
Percentage by Principal Balance of Receivables of New, Near- New and Used Vehicles(2)	89.48% 9.67% 0.85%	(New) (Near-New) (Used)
Percentage by Principal Balance of Receivables Financed through Nissan and Infiniti Dealers(2)	92.84% 7.16%	(Nissan) (Infiniti)

Geographic Distribution of the Receivables

Percentage of
Aggregate
Cut-off Date
Principal Balance
State(1)	(%)

California	13.90%
Texas	11.57%
Florida	7.57%
New York	5.98%

Credit Scores

					Percentage of	Percentage of
					Total	Aggregate
					Number of	Cut-off Date
			Weighted	Number of	Receivables	Principal Balance
	Minimum	Maximum	Average	Receivables	(%)	(%)

Empirical Score(3)	600	900	740.01	9,429	8.31	1.88
FICO Score(4)	620	900	719.47	104,044	91.69	98.12

Total			719.86	113,473	100.00%	100.00%

Distribution by APR of Receivables as of the Cut-off Date

		Percentage of		Percentage of
		Total		Aggregate
		Number of	Cut-off Date	Cut-off Date
	Number of	Receivables	Principal Balance	Principal Balance
Range of APRs (%)	Receivables	(%)	($)	(%)

0.00 to 0.49	460	0.41%	$8,243,417.42	0.42%
0.50 to 0.99	18,921	16.67	325,160,831.01	16.59
1.00 to 1.99	23,520	20.73	450,029,674.06	22.96
2.00 to 2.99	14,202	12.52	287,155,287.17	14.65
3.00 to 3.99	22,304	19.66	426,224,327.00	21.74
4.00 to 4.99	7,242	6.38	136,920,327.76	6.98
5.00 to 5.99	10,936	9.64	126,327,874.84	6.44
6.00 to 6.99	5,142	4.53	60,129,987.89	3.07
7.00 to 7.99	4,807	4.24	61,629,849.94	3.14
8.00 to 8.99	2,581	2.27	32,856,025.95	1.68
9.00 to 9.99	1,739	1.53	23,680,923.68	1.21
10.00 to 10.99	1,041	0.92	13,973,280.81	0.71
11.00 to 11.99	388	0.34	5,654,430.85	0.29
12.00 to 12.99	134	0.12	1,850,069.57	0.09
13.00 to 13.99	34	0.03	303,222.79	0.02
14.00 to 14.99	5	0.00	54,844.82	0.00
15.00 to 15.99	9	0.01	100,074.50	0.01
16.00 to 16.99	3	0.00	31,030.48	0.00
17.00 to 17.99	2	0.00	12,112.83	0.00
18.00 to 18.99	2	0.00	14,872.42	0.00
19.00 to 19.99	0	0.00	0.00	0.00
20.00 and above	1	0.00	12,652.77	0.00

Totals(2)	113,473	100.00%	$1,960,365,118.56	100.00%

(1)	Geographic distribution of receivables which represent greater than 5% of the aggregate principal balance as of the cut-off date.

(2)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.

(3)	From September 1996 through October 2001, NMAC utilized its own empirically derived scorecards. See “The Receivables — Underwriting Procedures” in the accompanying Prospectus.

(4)	In October 2001, NMAC changed its underwriting standards for retail customers by migrating to the generic auto “Beacon Score Card,” which uses algorithms developed by Fair, Isaac & Company, or FICO, to assess credit risk. See “The Receivables — Underwriting Procedures” in the accompanying Prospectus.

Nissan Auto Receivables 2004-A Owner Trust (“NAROT 2004-A”)

Characteristics of the Receivables as of the Cut-off Date

Closing Date	February 25, 2004
Cut-off Date	January 31, 2004
Number of Receivables	80,020
Aggregate Principal Balance	$1,380,872,243.13
Average Principal Balance	$17,256.59
Range of Principal Balances	$2,001.20 to $46,899.29
Average Original Amount Financed	$21,150.72
Range of Original Amounts Financed	$3,771.00 to $50,000.00
Weighted Average APR	2.935%
Range of APRs	0.00% to 18.35%
Approximate Weighted Average Original Payments to Maturity	58.32	payments
Range of Original Payments to Maturity	12 to 63	payments
Approximate Weighted Average Remaining Payments to Maturity	51.76	payments
Range of Remaining Payments to Maturity	4 to 59	payments
Percentage by Principal Balance of Receivables of New, Near- New and Used Vehicles(2)	89.00% 10.26% 0.75%	(New) (Near-New) (Used)
Percentage by Principal Balance of Receivables Financed through Nissan and Infiniti Dealers(2)	84.99% 15.01%	(Nissan) (Infiniti)

Geographic Distribution of the Receivables

Percentage of
Aggregate
Cut-off Date
Principal Balance
State(1)	(%)

California	14.86%
Texas	11.10%
Florida	7.49%
New York	5.96%

Credit Scores

					Percentage of	Percentage of
					Total	Aggregate
					Number of	Cut-off Date
			Weighted	Number of	Receivables	Principal Balance
	Minimum	Maximum	Average	Receivables	(%)	(%)

Empirical Score(3)	600	900	742.33	11,903	14.88	3.52
FICO Score(4)	620	900	720.79	68,117	85.12	96.48

Total			721.55	80,020	100.00%	100.00%

Distribution by APR of Receivables as of the Cut-off Date

		Percentage of		Percentage of
		Total		Aggregate
		Number of	Cut-off Date	Cut-off Date
	Number of	Receivables	Principal Balance	Principal Balance
Range of APRs (%)	Receivables	(%)	($)	(%)

0.00 to 0.49	201	0.25%	$3,842,038.78	0.28%
0.50 to 0.99	9,643	12.05	186,796,881.77	13.53
1.00 to 1.99	33,238	41.54	666,525,212.76	48.27
2.00 to 2.99	6,731	8.41	134,499,375.04	9.74
3.00 to 3.99	9,519	11.90	123,338,299.32	8.93
4.00 to 4.99	4,399	5.50	71,580,786.99	5.18
5.00 to 5.99	5,222	6.53	58,256,049.43	4.22
6.00 to 6.99	3,976	4.97	44,864,219.48	3.25
7.00 to 7.99	3,073	3.84	38,518,876.50	2.79
8.00 to 8.99	1,717	2.15	21,329,581.47	1.54
9.00 to 9.99	1,313	1.64	17,264,542.16	1.25
10.00 to 10.99	657	0.82	9,318,675.89	0.67
11.00 to 11.99	228	0.28	3,256,606.24	0.24
12.00 to 12.99	88	0.11	1,350,394.96	0.10
13.00 to 13.99	8	0.01	52,095.37	0.00
14.00 to 14.99	3	0.00	41,445.13	0.00
15.00 to 15.99	1	0.00	3,802.34	0.00
16.00 to 16.99	2	0.00	21,254.21	0.00
17.00 to 17.99	0	0.00	0.00	0.00
18.00 to 18.99	1	0.00	12,105.29	0.00
19.00 to 19.99	0	0.00	0.00	0.00
20.00 and above	0	0.00	0.00	0.00

Totals(2)	80,020	100.00%	$1,380,872,243.13	100.00%

(1)	Geographic distribution of receivables which represent greater than 5% of the aggregate principal balance as of the cut-off date.

(2)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.

(3)	From September 1996 through October 2001, NMAC utilized its own empirically derived scorecards. See “The Receivables — Underwriting Procedures” in the accompanying Prospectus.

(4)	In October 2001, NMAC changed its underwriting standards for retail customers by migrating to the generic auto “Beacon Score Card,” which uses algorithms developed by Fair, Isaac & Company, or FICO, to assess credit risk. See “The Receivables — Underwriting Procedures” in the accompanying Prospectus.

Nissan Auto Receivables 2004-B Owner Trust (“NAROT 2004-B”)

Characteristics of the Receivables as of the Cut-off Date

Closing Date	June 24, 2004
Cut-off Date	May 31, 2004
Number of Receivables	77,871
Aggregate Principal Balance	$1,552,459,984.25
Average Principal Balance	$19,936.30
Range of Principal Balances	$2,003.84 to $47,301.46
Average Original Amount Financed	$22,084.66
Range of Original Amounts Financed	$3,113.90 to $50,000.00
Weighted Average APR	3.164%
Range of APRs	0.00% to 19.99%
Approximate Weighted Average Original Payments to Maturity	58.40	payments
Range of Original Payments to Maturity	12 to 63	payments
Approximate Weighted Average Remaining Payments to Maturity	52.61	payments
Range of Remaining Payments to Maturity	3 to 60	payments
Percentage by Principal Balance of Receivables of New, Near- New and Used Vehicles(2)	90.91% 8.50% 0.59%	(New) (Near-New) (Used)
Percentage by Principal Balance of Receivables Financed through Nissan and Infiniti Dealers(2)	85.06% 14.94%	(Nissan) (Infiniti)

Geographic Distribution of the Receivables

Percentage of
Aggregate
Cut-off Date
Principal Balance
State(1)	(%)

California	16.41%
Texas	11.96%
Florida	8.01%
New York	5.49%

Credit Scores

					Percentage of
					Total	Percentage of
					Number of	Aggregate Cut-off
			Weighted	Number of	Receivables	Date Principal
	Minimum	Maximum	Average	Receivables	(%)	Balance (%)

Empirical Score(3)	612	900	734.87	149	0.19	0.03
FICO Score(4)	620	900	720.73	77,722	99.81	99.97

Total			720.74	77,871	100.00%	100.00%

Distribution by APR of Receivables as of the Cut-off Date

		Percentage of		Percentage of
		Total		Aggregate
		Number of	Cut-off Date	Cut-off Date
	Number of	Receivables	Principal Balance	Principal Balance
Range of APRs (%)	Receivables	(%)	($)	(%)

0.00 to 0.49	227	0.29%	$4,203,422.71	0.27%
0.50 to 0.99	19,392	24.90	370,963,937.09	23.90
1.00 to 1.99	17,902	22.99	383,462,086.85	24.70
2.00 to 2.99	10,497	13.48	242,393,744.30	15.61
3.00 to 3.99	4,917	6.31	101,537,179.54	6.54
4.00 to 4.99	9,186	11.80	178,174,746.33	11.48
5.00 to 5.99	5,032	6.46	92,890,122.03	5.98
6.00 to 6.99	3,316	4.26	58,333,441.89	3.76
7.00 to 7.99	3,003	3.86	48,370,081.65	3.12
8.00 to 8.99	1,848	2.37	30,435,136.52	1.96
9.00 to 9.99	1,370	1.76	21,887,284.00	1.41
10.00 to 10.99	691	0.89	11,000,242.22	0.71
11.00 to 11.99	307	0.39	5,527,808.32	0.36
12.00 to 12.99	171	0.22	3,136,047.11	0.20
13.00 to 13.99	8	0.01	92,172.94	0.01
14.00 to 14.99	2	0.00	29,412.01	0.00
15.00 to 15.99	1	0.00	13,717.63	0.00
16.00 to 16.99	0	0.00	0.00	0.00
17.00 to 17.99	0	0.00	0.00	0.00
18.00 to 18.99	0	0.00	0.00	0.00
19.00 to 19.99	1	0.00	9,401.11	0.00
20.00 and above	0	0.00	0.00	0.00

Totals(2)	77,871	100.00%	$1,552,459,984.25	100.00%

(1)	Geographic distribution of receivables which represent greater than 5% of the aggregate principal balance as of the cut-off date.

(2)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.

(3)	From September 1996 through October 2001, NMAC utilized its own empirically derived scorecards. See “The Receivables — Underwriting Procedures” in the accompanying Prospectus.

(4)	In October 2001, NMAC changed its underwriting standards for retail customers by migrating to the generic auto “Beacon Score Card,” which uses algorithms developed by Fair, Isaac & Company, or FICO, to assess credit risk. See “The Receivables — Underwriting Procedures” in the accompanying Prospectus.

Nissan Auto Receivables 2004-C Owner Trust (“NAROT 2004-C”)

Characteristics of the Receivables as of the Cut-off Date

Closing Date	September 16, 2004
Cut-off Date	August 31, 2004
Number of Receivables	88,335
Aggregate Principal Balance	$1,231,808,868.66
Average Principal Balance	$13,944.74
Range of Principal Balances	$2,000.00 to $47,895.82
Average Original Amount Financed	$21,448.40
Range of Original Amounts Financed	$4,329.13 to $50,000.00
Weighted Average APR	3.679%
Range of APRs	0.00% to 18.49%
Approximate Weighted Average Original Payments to Maturity	58.25	payments
Range of Original Payments to Maturity	12 to 63	payments
Approximate Weighted Average Remaining Payments to Maturity	48.02	payments
Range of Remaining Payments to Maturity	3 to 60	payments
Percentage by Principal Balance of Receivables of New, Near- New and Used Vehicles(2)	92.01% 7.26% 0.74%	(New) (Near-New) (Used)
Percentage by Principal Balance of Receivables Financed through Nissan and Infiniti Dealers(2)	82.05% 17.95%	(Nissan) (Infiniti)

Geographic Distribution of the Receivables

Percentage of
Aggregate
Cut-off Date
Principal Balance
State(1)	(%)

California	15.38%
Texas	10.34%
Florida	6.80%
Arizona	5.89%
New York	5.74%

Credit Scores

					Percentage of
					Total	Percentage of
					Number of	Aggregate Cut-off
			Weighted	Number of	Receivables	Date Principal
	Minimum	Maximum	Average	Receivables	(%)	Balance (%)

Empirical Score(3)	600	900	736.71	37,497	42.45	11.90
FICO Score(4)	620	900	722.77	50,838	57.55	88.10

Total			724.43	88,335	100.00%	100.00%

Distribution by APR of Receivables as of the Cut-off Date

		Percentage of		Percentage of
		Total		Aggregate
		Number of	Cut-off Date	Cut-off Date
	Number of	Receivables	Principal Balance	Principal Balance
Range of APRs (%)	Receivables	(%)	($)	(%)

0.00 to 0.49	112	0.13%	$2,328,279.31	0.19%
0.50 to 0.99	10,002	11.32	208,933,897.52	16.96
1.00 to 1.99	12,192	13.80	287,592,173.62	23.35
2.00 to 2.99	8,961	10.14	223,880,377.02	18.17
3.00 to 3.99	11,244	12.73	96,088,851.33	7.80
4.00 to 4.99	6,569	7.44	108,077,243.23	8.77
5.00 to 5.99	5,262	5.96	63,476,454.20	5.15
6.00 to 6.99	17,388	19.68	100,601,379.95	8.17
7.00 to 7.99	5,970	6.76	49,740,754.87	4.04
8.00 to 8.99	4,798	5.43	38,321,534.08	3.11
9.00 to 9.99	3,218	3.64	26,515,167.74	2.15
10.00 to 10.99	1,244	1.41	11,906,539.91	0.97
11.00 to 11.99	808	0.91	8,767,293.66	0.71
12.00 to 12.99	409	0.46	4,736,332.67	0.38
13.00 to 13.99	73	0.08	465,851.97	0.04
14.00 to 14.99	59	0.07	267,466.58	0.02
15.00 to 15.99	7	0.01	36,932.75	0.00
16.00 to 16.99	5	0.01	30,836.64	0.00
17.00 to 17.99	9	0.01	24,827.66	0.00
18.00 to 18.99	5	0.01	16,673.95	0.00
19.00 to 19.99	0	0.00	0.00	0.00
20.00 and above	0	0.00	0.00	0.00

Totals(2)	88,335	100.00%	$1,231,808,868.66	100.00%

(1)	Geographic distribution of receivables which represent greater than 5% of the aggregate principal balance as of the cut-off date.

(2)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.

(3)	From September 1996 through October 2001, NMAC utilized its own empirically derived scorecards. See “The Receivables — Underwriting Procedures” in the accompanying Prospectus.

(4)	In October 2001, NMAC changed its underwriting standards for retail customers by migrating to the generic auto “Beacon Score Card,” which uses algorithms developed by Fair, Isaac & Company, or FICO, to assess credit risk. See “The Receivables — Underwriting Procedures” in the accompanying Prospectus.

Nissan Auto Receivables 2005-A Owner Trust (“NAROT 2005-A”)

Characteristics of the Receivables as of the Cut-off Date

Closing Date	January 13, 2005
Cut-off Date	December 31, 2004
Number of Receivables	71,118
Aggregate Principal Balance	$1,541,416,467.93
Average Principal Balance	$21,674.07
Range of Principal Balances	$2,000.50 to $47,205.14
Average Original Amount Financed	$24,056.69
Range of Original Amounts Financed	$3,744.69 to $50,000.00
Weighted Average APR	3.183%
Range of APRs	0.00% to 14.99%
Approximate Weighted Average Original Payments to Maturity	58.24	payments
Range of Original Payments to Maturity	12 to 63	payments
Approximate Weighted Average Remaining Payments to Maturity	52.51	payments
Range of Remaining Payments to Maturity	4 to 60	payments
Percentage by Principal Balance of Receivables of New, Near- New and Used Vehicles(2)	90.71% 8.59% 0.71%	(New) (Near-New) (Used)
Percentage by Principal Balance of Receivables Financed through Nissan and Infiniti Dealers(2)	80.90% 19.10%	(Nissan) (Infiniti)

Geographic Distribution of the Receivables

Percentage of
Aggregate
Cut-off Date
Principal Balance
State(1)	(%)

California	16.41%
Texas	11.72%
Florida	7.46%
New York	6.21%
Illinois	5.02%

Credit Scores

					Percentage of
					Total	Percentage of
					Number of	Aggregate Cut-off
			Weighted	Number of	Receivables	Date Principal
	Minimum	Maximum	Average	Receivables	(%)	Balance (%)

Empirical Score(3)	628	900	744.25	294	0.41	0.08
FICO Score(4)	620	900	734.50	70,824	99.59	99.92

Total			734.52	71,118	100.00%	100.00%

Distribution by APR of Receivables as of the Cut-off Date

		Percentage of		Percentage of
		Total		Aggregate
		Number of	Cut-off Date	Cut-off Date
	Number of	Receivables	Principal Balance	Principal Balance
Range of APRs (%)	Receivables	(%)	($)	(%)

0.00 to 0.49	105	0.15%	$2,170,137.96	0.14%
0.50 to 0.99	6,964	9.79	139,272,767.02	9.04
1.00 to 1.99	22,938	32.25	574,517,153.12	37.27
2.00 to 2.99	12,109	17.03	315,073,309.43	20.44
3.00 to 3.99	5,540	7.79	109,903,530.90	7.13
4.00 to 4.99	8,799	12.37	157,900,161.29	10.24
5.00 to 5.99	4,935	6.94	86,489,856.93	5.61
6.00 to 6.99	3,389	4.77	54,707,858.66	3.55
7.00 to 7.99	2,682	3.77	41,936,389.27	2.72
8.00 to 8.99	1,654	2.33	26,746,872.34	1.74
9.00 to 9.99	1,036	1.46	16,273,573.28	1.06
10.00 to 10.99	543	0.76	8,791,395.89	0.57
11.00 to 11.99	272	0.38	5,068,327.99	0.33
12.00 to 12.99	144	0.20	2,472,465.70	0.16
13.00 to 13.99	5	0.01	57,353.02	0.00
14.00 to 14.99	3	0.00	35,315.13	0.00
15.00 to 15.99	0	0.00	0.00	0.00
16.00 to 16.99	0	0.00	0.00	0.00
17.00 to 17.99	0	0.00	0.00	0.00
18.00 to 18.99	0	0.00	0.00	0.00
19.00 to 19.99	0	0.00	0.00	0.00
20.00 and above	0	0.00	0.00	0.00

Totals(2)	71,118	100.00%	$1,541,416,467.93	100.00%

(1)	Geographic distribution of receivables which represent greater than 5% of the aggregate principal balance as of the cut-off date.

(2)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.

(3)	From September 1996 through October 2001, NMAC utilized its own empirically derived scorecards. See “The Receivables — Underwriting Procedures” in the accompanying Prospectus.

(4)	In October 2001, NMAC changed its underwriting standards for retail customers by migrating to the generic auto “Beacon Score Card,” which uses algorithms developed by Fair, Isaac & Company, or FICO, to assess credit risk. See “The Receivables — Underwriting Procedures” in the accompanying Prospectus.

Nissan Auto Receivables 2005-B Owner Trust (“NAROT 2005-B”)

Characteristics of the Receivables as of the Cut-off Date

Closing Date	May 31, 2005
Cut-off Date	April 30, 2005
Number of Receivables	86,497
Aggregate Principal Balance	$1,500,030,197.73
Average Principal Balance	$17,341.99
Range of Principal Balances	$2,000.13 to $47,584.09
Average Original Amount Financed	$22,216.10
Range of Original Amounts Financed	$4,175.75 to $49,998.82
Weighted Average APR	3.223%
Range of APRs	0.00% to 18.49%
Approximate Weighted Average Original Payments to Maturity	59.92	payments
Range of Original Payments to Maturity	12 to 63	payments
Approximate Weighted Average Remaining Payments to Maturity	51.13	payments
Range of Remaining Payments to Maturity	3 to 61	payments
Percentage by Principal Balance of Receivables of New, Near- New and Used Vehicles(2)	93.88% 5.79% 0.34%	(New) (Near-New) (Used)
Percentage by Principal Balance of Receivables Financed through Nissan and Infiniti Dealers(2)	99.91% 0.09%	(Nissan) (Infiniti)

Geographic Distribution of the Receivables

Percentage of
Aggregate
Cut-off Date
Principal Balance
State(1)	(%)

California	16.36%
Texas	11.74%
Florida	6.78%
Pennsylvania	6.73%
New York	5.39%

Credit Scores

					Percentage of
					Total	Percentage of
					Number of	Aggregate Cut-off
			Weighted	Number of	Receivables	Date Principal
	Minimum	Maximum	Average	Receivables	(%)	Balance (%)

Empirical Score(3)	600	900	739.78	16,367	18.92	4.53
FICO Score(4)	620	900	732.43	70,130	81.08	95.47

Total			732.77	86,497	100.00%	100.00%

Distribution by APR of Receivables as of the Cut-off Date

		Percentage of		Percentage of
		Total		Aggregate
		Number of	Cut-off Date	Cut-off Date
	Number of	Receivables	Principal Balance	Principal Balance
Range of APRs (%)	Receivables	(%)	($)	(%)

0.00 to 0.49	133	0.15%	$3,079,409.73	0.21%
0.50 to 0.99	655	0.76	12,996,661.15	0.87
1.00 to 1.99	17,424	20.14	383,443,959.56	25.56
2.00 to 2.99	20,300	23.47	469,158,567.35	31.28
3.00 to 3.99	14,010	16.20	151,569,607.51	10.10
4.00 to 4.99	11,936	13.80	201,819,346.26	13.45
5.00 to 5.99	7,515	8.69	102,002,579.88	6.80
6.00 to 6.99	6,144	7.10	63,914,488.38	4.26
7.00 to 7.99	3,483	4.03	48,335,626.17	3.22
8.00 to 8.99	2,135	2.47	27,426,759.15	1.83
9.00 to 9.99	1,555	1.80	20,300,304.76	1.35
10.00 to 10.99	618	0.71	8,689,819.09	0.58
11.00 to 11.99	358	0.41	4,586,874.65	0.31
12.00 to 12.99	203	0.23	2,560,545.90	0.17
13.00 to 13.99	15	0.02	70,701.12	0.00
14.00 to 14.99	5	0.01	21,619.18	0.00
15.00 to 15.99	2	0.00	29,304.89	0.00
16.00 to 16.99	3	0.00	12,311.91	0.00
17.00 to 17.99	2	0.00	8,857.66	0.00
18.00 to 18.99	1	0.00	2,853.43	0.00
19.00 to 19.99	0	0.00	0.00	0.00
20.00 and above	0	0.00	0.00	0.00

Totals(2)	86,497	100.00%	$1,500,030,197.73	100.00%

(1)	Geographic distribution of receivables which represent greater than 5% of the aggregate principal balance as of the cut-off date.

(2)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.

(3)	From September 1996 through October 2001, NMAC utilized its own empirically derived scorecards. See “The Receivables — Underwriting Procedures” in the accompanying Prospectus.

(4)	In October 2001, NMAC changed its underwriting standards for retail customers by migrating to the generic auto “Beacon Score Card,” which uses algorithms developed by Fair, Isaac & Company, or FICO, to assess credit risk. See “The Receivables — Underwriting Procedures” in the accompanying Prospectus.

Nissan Auto Receivables 2005-C Owner Trust (“NAROT 2005-C”)

Characteristics of the Receivables as of the Cut-off Date

Closing Date	September 16, 2005
Cut-off Date	August 31, 2005
Number of Receivables	78,100
Aggregate Principal Balance	1,407,856,567.66
Average Principal Balance	18,026.33
Range of Principal Balances	$2,000.00 to $48,612.62
Average Original Amount Financed	23,612.28
Range of Original Amounts Financed	$3,500.20 to $50,000.00
Weighted Average APR	3.256%
Range of APRs	0.00% to 17.50%
Approximate Weighted Average Original Payments to Maturity	58.67	payments
Range of Original Payments to Maturity	12 to 63	payments
Approximate Weighted Average Remaining Payments to Maturity	50.50	payments
Range of Remaining Payments to Maturity	3 to 61	payments
Percentage by Principal Balance of Receivables of New, Near- New and Used Vehicles(2)	93.61% 5.81% 0.58%	(New) (Near-New) (Used)
Percentage by Principal Balance of Receivables Financed through Nissan and Infiniti Dealers(2)	81.49% 18.51%	(Nissan) (Infiniti)

Geographic Distribution of the Receivables

Percentage of
Aggregate
Cut-off Date
Principal Balance
State(1)	(%)

California	18.10%
Texas	13.96%
Florida	7.89%
New York	5.18%
Illinois	5.11%

Credit Scores

					Percentage of	Percentage of
					Total	Aggregate
					Number of	Cut-off Date
			Weighted	Number of	Receivables	Principal Balance
	Minimum	Maximum	Average	Receivables	(%)	(%)

Empirical Score(3)	600	900	740.42	15,967	20.44	4.68
FICO Score(4)	620	900	735.19	62,133	79.56	95.32

Total			735.44	78,100	100.00%	100.00%

Distribution by APR of Receivables as of the Cut-off Date

		Percentage of		Percentage of
		Total		Aggregate
		Number of	Cut-off Date	Cut-off Date
	Number of	Receivables	Principal Balance	Principal Balance
Range of APRs (%)	Receivables	(%)	($)	(%)

0.00 to 0.49	108	0.14%	$2,574,825.24	0.18%
0.50 to 0.99	86	0.11	1,751,361.69	0.12
1.00 to 1.99	17,804	22.80	363,899,113.04	25.85
2.00 to 2.99	15,664	20.06	406,887,257.37	28.90
3.00 to 3.99	16,396	20.99	205,210,610.64	14.58
4.00 to 4.99	9,228	11.82	168,230,866.34	11.95
5.00 to 5.99	8,144	10.43	108,221,753.57	7.69
6.00 to 6.99	3,824	4.90	52,219,811.50	3.71
7.00 to 7.99	2,762	3.54	40,930,560.62	2.91
8.00 to 8.99	1,901	2.43	26,316,264.06	1.87
9.00 to 9.99	1,116	1.43	15,596,275.56	1.11
10.00 to 10.99	567	0.73	8,563,906.92	0.61
11.00 to 11.99	373	0.48	5,582,641.99	0.40
12.00 to 12.99	104	0.13	1,696,351.73	0.12
13.00 to 13.99	4	0.01	13,437.07	0.00
14.00 to 14.99	10	0.01	101,431.23	0.01
15.00 to 15.99	3	0.00	41,799.93	0.00
16.00 to 16.99	4	0.01	12,912.16	0.00
17.00 to 17.99	2	0.00	5,387.00	0.00
18.00 to 18.99	0	0.00	0.00	0.00
19.00 to 19.99	0	0.00	0.00	0.00
20.00 and above	0	0.00	0.00	0.00

Totals(2)	78,100	100.00%	$1,407,856,567.66	100.00%

(1)	Geographic distribution of receivables which represent greater than 5% of the aggregate principal balance as of the cut-off date.

(2)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.

(3)	From September 1996 through October 2001, NMAC utilized its own empirically derived scorecards. See “The Receivables — Underwriting Procedures” in the accompanying Prospectus.

(4)	In October 2001, NMAC changed its underwriting standards for retail customers by migrating to the generic auto “Beacon Score Card,” which uses algorithms developed by Fair, Isaac & Company, or FICO, to assess credit risk. See “The Receivables — Underwriting Procedures” in the accompanying Prospectus.

Nissan Auto Receivables 2006-A Owner Trust (“NAROT 2006-A”)

Characteristics of the Receivables as of the Cut-off Date

Closing Date	January 31, 2006
Cut-off Date	December 31, 2005
Number of Receivables	73,251
Aggregate Principal Balance	$1,192,205,342.10
Average Principal Balance	$16,275.62
Range of Principal Balances	$2,000.00 to $49,779.82
Average Original Amount Financed	$23,285.72
Range of Original Amounts Financed	$4,213.35 to $60,000.00
Weighted Average APR	3.834%
Range of APRs	0.00% to 16.75%
Approximate Weighted Average Original Payments to Maturity	58.68	payments
Range of Original Payments to Maturity	12 to 63	payments
Approximate Weighted Average Remaining Payments to Maturity	47.96	payments
Range of Remaining Payments to Maturity	3 to 60	payments
Percentage by Principal Balance of Receivables of New, Near- New and Used Vehicles(2)	93.06% 6.40% 0.53%	(New) (Near-New) (Used)
Percentage by Principal Balance of Receivables Financed through Nissan and Infiniti Dealers(2)	88.04% 11.96%	(Nissan) (Infiniti)

Geographic Distribution of the Receivables

Percentage of
Aggregate
Cut-off Date
Principal Balance
State(1)	(%)

California	14.63%
Texas	11.89%
Maryland	10.04%
Florida	6.93%

Credit Scores

					Percentage of	Percentage of
					Total	Aggregate
					Number of	Cut-off Date
			Weighted	Number of	Receivables	Principal Balance
	Minimum	Maximum	Average	Receivables	(%)	(%)

Empirical Score(3)	600	900	737.99	8,588	11.72	2.53
FICO Score(4)	620	900	734.21	64,663	88.28	97.47

Total			734.30	73,251	100.00%	100.00%

Distribution by APR of Receivables as of the Cut-off Date

		Percentage of		Percentage of
		Total		Aggregate
		Number of	Cut-off Date	Cut-off Date
	Number of	Receivables	Principal Balance	Principal Balance
Range of APRs (%)	Receivables	(%)	($)	(%)

0.00 to 0.49	112	0.15%	$1,682,979.99	0.14%
0.50 to 0.99	336	0.46	5,966,030.37	0.50
1.00 to 1.99	8,867	12.10	172,485,674.45	14.47
2.00 to 2.99	13,268	18.11	308,464,941.61	25.87
3.00 to 3.99	13,937	19.03	191,765,970.11	16.08
4.00 to 4.99	12,514	17.08	194,440,781.37	16.31
5.00 to 5.99	11,179	15.26	142,213,054.38	11.93
6.00 to 6.99	4,857	6.63	66,273,211.74	5.56
7.00 to 7.99	3,260	4.45	44,823,962.13	3.76
8.00 to 8.99	2,227	3.04	28,932,240.50	2.43
9.00 to 9.99	1,448	1.98	18,145,312.15	1.52
10.00 to 10.99	701	0.96	9,004,476.95	0.76
11.00 to 11.99	363	0.50	5,192,044.30	0.44
12.00 to 12.99	165	0.23	2,723,036.46	0.23
13.00 to 13.99	5	0.01	15,043.87	0.00
14.00 to 14.99	1	0.00	3,457.70	0.00
15.00 to 15.99	7	0.01	44,440.77	0.00
16.00 to 16.99	4	0.01	28,683.25	0.00
17.00 to 17.99	0	0.00	0.00	0.00
18.00 to 18.99	0	0.00	0.00	0.00
19.00 to 19.99	0	0.00	0.00	0.00
20.00 and above	0	0.00	0.00	0.00

Totals(2)	73,251	100.00%	$1,192,205,342.10	100.00%

(1)	Geographic distribution of receivables which represent greater than 5% of the aggregate principal balance as of the cut-off date.

(2)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.

(3)	From September 1996 through October 2001, NMAC utilized its own empirically derived scorecards. See “The Receivables — Underwriting Procedures” in the accompanying Prospectus.

(4)	In October 2001, NMAC changed its underwriting standards for retail customers by migrating to the generic auto “Beacon Score Card,” which uses algorithms developed by Fair, Isaac & Company, or FICO, to assess credit risk. See “The Receivables — Underwriting Procedures” in the accompanying Prospectus.

Nissan Auto Receivables 2006-B Owner Trust (“NAROT 2006-B”)

Characteristics of the Receivables as of the Cut-off Date

Closing Date	April 25, 2006
Cut-off Date	March 31, 2006
Number of Receivables	69,959
Aggregate Principal Balance	$1,254,578,985.94
Average Principal Balance	$17,933.06
Range of Principal Balances	$2,001.77 to $49,936.76
Average Original Amount Financed	$23,718.68
Range of Original Amounts Financed	$4,322.94 to $59,999.75
Weighted Average APR	4.379%
Range of APRs	0.00% to 17.50%
Approximate Weighted Average Original Payments to Maturity	57.38	payments
Range of Original Payments to Maturity	12 to 63	payments
Approximate Weighted Average Remaining Payments to Maturity	48.17	payments
Range of Remaining Payments to Maturity	4 to 61	payments
Percentage by Principal Balance of Receivables of New, Near- New and Used Vehicles(2)	93.73% 5.42% 0.85%	(New) (Near-New) (Used)
Percentage by Principal Balance of Receivables Financed through Nissan and Infiniti Dealers(2)	72.63% 27.37%	(Nissan) (Infiniti)

Geographic Distribution of the Receivables

Percentage of
Aggregate
Cut-off Date
Principal Balance
State(1)	(%)

California	17.19%
Texas	12.71%
Florida	7.47%

Credit Scores

					Percentage of	Percentage of
					Total	Aggregate
					Number of	Cut-off Date
			Weighted	Number of	Receivables	Principal Balance
	Minimum	Maximum	Average	Receivables	(%)	(%)

Empirical Score(3)	0	0	0.00	0	0.00	0.00
FICO Score(4)	620	900	748.46	69,959	100.00	100.00

Total			748.46	69,959	100.00%	100.00%

Distribution by APR of Receivables as of the Cut-off Date

		Percentage of		Percentage of
		Total		Aggregate
		Number of	Cut-off Date	Cut-off Date
	Number of	Receivables	Principal Balance	Principal Balance
Range of APRs (%)	Receivables	(%)	($)	(%)

0.00 to 0.49	54	0.08%	$1,010,310.91	0.08%
0.50 to 0.99	53	0.08	799,598.52	0.06
1.00 to 1.99	5,032	7.19	103,823,558.65	8.28
2.00 to 2.99	9,287	13.27	214,217,938.27	17.07
3.00 to 3.99	12,976	18.55	231,102,851.06	18.42
4.00 to 4.99	15,169	21.68	267,726,761.20	21.34
5.00 to 5.99	13,131	18.77	210,852,719.25	16.81
6.00 to 6.99	6,171	8.82	105,302,748.99	8.39
7.00 to 7.99	3,300	4.72	53,447,391.99	4.26
8.00 to 8.99	2,366	3.38	35,403,181.26	2.82
9.00 to 9.99	1,311	1.87	16,596,243.42	1.32
10.00 to 10.99	659	0.94	8,469,909.16	0.68
11.00 to 11.99	282	0.40	3,728,882.15	0.30
12.00 to 12.99	140	0.20	1,964,111.51	0.16
13.00 to 13.99	7	0.01	27,759.07	0.00
14.00 to 14.99	6	0.01	46,445.55	0.00
15.00 to 15.99	11	0.02	46,088.91	0.00
16.00 to 16.99	2	0.00	4,941.96	0.00
17.00 to 17.99	2	0.00	7,544.11	0.00
18.00 to 18.99	0	0.00	0.00	0.00
19.00 to 19.99	0	0.00	0.00	0.00
20.00 and above	0	0.00	0.00	0.00

Totals(2)	69,959	100.00%	$1,254,578,985.94	100.00%

(1)	Geographic distribution of receivables which represent greater than 5% of the aggregate principal balance as of the cut-off date.

(2)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.

(3)	From September 1996 through October 2001, NMAC utilized its own empirically derived scorecards. See “The Receivables — Underwriting Procedures” in the accompanying Prospectus.

(4)	In October 2001, NMAC changed its underwriting standards for retail customers by migrating to the generic auto “Beacon Score Card,” which uses algorithms developed by Fair, Isaac & Company, or FICO, to assess credit risk. See “The Receivables — Underwriting Procedures” in the accompanying Prospectus.

Nissan Auto Receivables Owner Trust 2006-C (“NAROT 2006-C”)

Composition of the Receivables

Closing Date	July 31, 2006
Cut-off Date	June 30, 2006
Number of Receivables	54,352
Aggregate Principal Balance	$1,128,626,859.66
Average Principal Balance	$20,765.14
Range of Principal Balances	$2,004.16 to $49,999.99
Average Original Amount Financed	$22,752.00
Range of Original Amounts Financed	$4,156.00 to $59,920.52
Weighted Average APR	5.123%
Range of APRs	0.00% to 15.34%
Approximate Weighted Average Original Payments to Maturity	57.95	payments
Range of Original Payments to Maturity	12 to 63	payments
Approximate Weighted Average Remaining Payments to Maturity	52.86	payments
Range of Remaining Payments to Maturity	3 to 61	payments
Percentage by Principal Balance of Receivables of New, Near- New and Used Vehicles(2)	93.06% 6.29% 0.65%	(New) (Near-New) (Used)
Percentage by Principal Balance of Receivables Financed through Nissan and Infiniti Dealers(2)	86.25% 13.75%	(Nissan) (Infiniti)

Geographic Distribution of the Receivables

Percentage of
Aggregate
Cut-off Date
Principal Balance
State(1)	(%)

California	16.45%
Texas	14.23%
Florida	8.52%

Credit Scores

					Percentage of	Percentage of
					Total	Aggregate
					Number of	Cut-off Date
			Weighted	Number of	Receivables	Principal Balance
	Minimum	Maximum	Average	Receivables	(%)	(%)

Empirical Score(3)	0	0	0.00	0	0.00%	0.00%
FICO Score(4)	620	900	747.21	54,352	100.00%	100.00%

Total			747.21	54,352	100.00%	100.00%

Distribution by APR of Receivables as of the Cut-off Date

		Percentage of		Percentage of
		Total		Aggregate
		Number of		Cut-off Date
	Number of	Receivables	Cut-off Date	Principal Balance
Range of APRs (%)	Receivables	(%)	Principal Balance ($)	(%)

0.00 to 0.49	50	0.09%	$1,102,024.95	0.10%
0.50 to 0.99	31	0.06	382,962.50	0.03
1.00 to 1.99	1,600	2.94	31,708,453.99	2.81
2.00 to 2.99	4,628	8.51	105,030,546.11	9.31
3.00 to 3.99	5,943	10.93	149,490,800.37	13.25
4.00 to 4.99	11,111	20.44	252,731,287.81	22.39
5.00 to 5.99	11,437	21.04	221,177,025.44	19.60
6.00 to 6.99	9,692	17.83	186,211,120.28	16.50
7.00 to 7.99	4,724	8.69	89,590,248.98	7.94
8.00 to 8.99	3,036	5.59	53,678,651.28	4.76
9.00 to 9.99	1,253	2.31	21,824,305.18	1.93
10.00 to 10.99	531	0.98	9,643,489.60	0.85
11.00 to 11.99	210	0.39	4,021,421.22	0.36
12.00 to 12.99	101	0.19	1,952,470.38	0.17
13.00 to 13.99	4	0.01	60,897.97	0.01
14.00 to 14.99	0	0.00	0.00	0.00
15.00 to 15.99	1	0.00	21,153.60	0.00
16.00 to 16.99	0	0.00	0.00	0.00
17.00 to 17.99	0	0.00	0.00	0.00
18.00 to 18.99	0	0.00	0.00	0.00
19.00 to 19.99	0	0.00	0.00	0.00
20.00 and above	0	0.00	0.00	0.00

Totals(2)	54,352	100.00%	$1,128,626,859.66	100.00%

(1)	Geographic distribution of receivables which represent greater than 5% of the aggregate principal balance as of the cut-off date.

(2)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.

(3)	From September 1996 through October 2001, NMAC utilized its own empirically derived scorecards. See “The Receivable — Underwriting Procedures” in the accompanying Prospectus.

(4)	In October 2001, NMAC changed its underwriting standards for retail customers by migrating to the generic auto “Beacon Score Card,” which use algorithms developed by Fair, Isaac & Company, or FICO, to assess credit risk. See “The Receivables — Underwriting Procedures” in the accompanying Prospectus.

Nissan Auto Receivables Owner Trust 2007-A (“NAROT 2007-A”)

Composition of the Receivables

Closing Date	February 22, 2007
Cut-off Date	January 31, 2007
Number of Receivables	55,724
Aggregate Principal Balance	$1,071,049,690.51
Average Principal Balance	$19,220.62
Range of Principal Balances	$2,000.10 to $49,952.39
Average Original Amount Financed	$22,834.24
Range of Original Amounts Financed	$4,187.38 to $59,312.39
Weighted Average APR	5.674%
Range of APRs	0.00% to 14.04%
Approximate Weighted Average Original Payments to Maturity	61.57	payments
Range of Original Payments to Maturity	12 to 72	payments
Approximate Weighted Average Remaining Payments to Maturity	52.80	payments
Range of Remaining Payments to Maturity	3 to 70	payments
Percentage by Principal Balance of Receivables of New, Near- New and Used Vehicles(2)	89.70% 9.68% 0.62%	(New) (Near-New) (Used)
Percentage by Principal Balance of Receivables Financed through Nissan and Infiniti Dealers(2)	98.33% 1.67%	(Nissan) (Infiniti)

Geographic Distribution of the Receivables

Percentage of
Aggregate Cut-off
Date Principal
State(1)	Balance (%)

California	13.20%
Texas	12.52%
Alabama	9.21%
Florida	7.48%

Credit Scores

					Percentage of	Percentage of
					Total	Aggregate
					Number of	Cut-off Date
			Weighted	Number of	Receivables	Principal Balance
	Minimum	Maximum	Average	Receivables	(%)	(%)

Empirical Score(3)	0	0	0.00	0	0.00%	0.00%
FICO Score(4)	620	900	750.25	55,724	100.00%	100.00%

Total			750.25	55,724	100.00%	100.00%

Distribution by APR of Receivables as of the Cut-off Date

				Percentage of
		Percentage of		Aggregate Cut-off
	Number of	Total Number	Cut-off Date	Date Principal
Range of APRs (%)	Receivables	of Receivables (%)	Principal Balance ($)	Balance (%)

0.00 to 0.49	89	0.16%	$1,772,009.04	0.17%
0.50 to 0.99	448	0.80	4,287,895.05	0.40
1.00 to 1.99	3,147	5.65	48,200,434.31	4.50
2.00 to 2.99	2,629	4.72	47,069,576.53	4.39
3.00 to 3.99	6,235	11.19	134,413,991.19	12.55
4.00 to 4.99	8,355	14.99	184,840,364.31	17.26
5.00 to 5.99	5,236	9.40	102,534,928.68	9.57
6.00 to 6.99	11,250	20.19	200,173,492.20	18.69
7.00 to 7.99	9,254	16.61	177,305,492.53	16.55
8.00 to 8.99	5,187	9.31	100,882,680.50	9.42
9.00 to 9.99	2,648	4.75	49,387,500.54	4.61
10.00 to 10.99	711	1.28	11,670,315.55	1.09
11.00 to 11.99	348	0.62	5,623,468.80	0.53
12.00 to 12.99	176	0.32	2,762,030.15	0.26
13.00 to 13.99	10	0.02	102,199.86	0.01
14.00 to 14.99	1	0.00	23,311.27	0.00
15.00 to 15.99	0	0.00	0.00	0.00
16.00 to 16.99	0	0.00	0.00	0.00
17.00 to 17.99	0	0.00	0.00	0.00
18.00 to 18.99	0	0.00	0.00	0.00
19.00 to 19.99	0	0.00	0.00	0.00
20.00 and above	0	0.00	0.00	0.00

Totals(2)	55,724	100.00%	$1,071,049,690.51	100.00%

(1)	Geographic distribution of receivables which represent greater than 5% of the aggregate principal balance as of the cut-off date.

(2)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.

(3)	From September 1996 through October 2001, NMAC utilized its own empirically derived scorecards. See “The Receivable — Underwriting Procedures” in the accompanying Prospectus.

(4)	In October 2001, NMAC changed its underwriting standards for retail customers by migrating to the generic auto “Beacon Score Card,” which use algorithms developed by Fair, Isaac & Company, or FICO, to assess credit risk. See “The Receivables — Underwriting Procedures” in the accompanying Prospectus.

Nissan Auto Receivables 2007-B Owner Trust (“NAROT 2007-B”)

Characteristics of the Receivables as of the Cut-off Date

Closing Date	October 17, 2007
Cut-off Date	September 30, 2007
Number of Receivables	51,942
Aggregate Principal Balance	$1,036,576,620.92
Average Principal Balance	$19,956.42
Range of Principal Balances	$2,000.43 - $49,760.45
Average Original Amount Financed	$21,926.44
Range of Original Amounts Financed	$4,520.57 - $71,129.28
Weighted Average APR	4.841%
Range of APRs	0.00% - 13.79%
Approximate Weighted Average Original Payment to Maturity	57.20	payments
Range of Original Payments to Maturity	12 to 72	payments
Approximate Weighted Average Remaining Payment to Maturity	51.87	Payments
Range of Remaining Payments to Maturity	3 to 70	payments
Percentage by Principal Balance of Receivables of New, Near-New and Used Vehicles(2)	90.10%	(New)
	8.89%	(Near-New)
	1.02%	(Used)
Percentage by Principal Balance of Receivables Financed through Nissan and Infiniti Dealers(2)	89.71%	(Nissan)
	10.29%	(Infiniti)

Geographic Distribution of the Receivables

Percentage of
Aggregate
Cut-off Date
Principal Balance
State(1)	(%)

California	12.15%
Texas	11.03%
New York	7.42%
Florida	6.15%
Tennessee	5.81%
Illinois	5.54%

Credit Scores

					Percentage of
					Total	Aggregate
					Number of	Cut-off Date
			Weighted	Number of	Receivables	Principal Balance
	Minimum	Maximum	Average	Receivables	(%)	(%)

Empirical Score(3)	0	0	0.00	0	0.00%	0.00%
FICO Score(4)	660	900	762.39	51,942	100.00%	100.00%

Total			762.39	51,942	100.00%	100.00%

Distribution by APR of Receivables as of the Cut-off Date

		Percentage of		Percentage of
		Total		Aggregate
		Number of	Cut-off Date	Cut-off Date
	Number of	Receivables	Principal Balance	Principal Balance
Range of APRs (%)	Receivables	(%)	($)	(%)

0.00 to 0.49	319	0.61	5,409,668.84	0.52
0.50 to 0.99	5,837	11.24	95,396,010.07	9.20
1.00 to 1.99	1,242	2.39	35,858,709.88	3.46
2.00 to 2.99	7,129	13.72	176,602,009.48	17.04
3.00 to 3.99	5,546	10.68	130,088,486.42	12.55
4.00 to 4.99	9,310	17.92	178,556,612.50	17.23
5.00 to 5.99	3,657	7.04	72,232,617.55	6.97
6.00 to 6.99	8,683	16.72	156,613,137.53	15.11
7.00 to 7.99	5,073	9.77	94,298,949.20	9.10
8.00 to 8.99	3,034	5.84	55,927,665.02	5.40
9.00 to 9.99	1,429	2.75	25,169,883.81	2.43
10.00 to 10.99	431	0.83	6,802,256.50	0.66
11.00 to 11.99	209	0.40	3,087,069.99	0.30
12.00 to 12.99	34	0.07	418,059.10	0.04
13.00 to 13.99	9	0.02	115,485.03	0.01
14.00 to 14.99	0	0.00	0.00	0.00
15.00 to 15.99	0	0.00	0.00	0.00
16.00 to 16.99	0	0.00	0.00	0.00
17.00 to 17.99	0	0.00	0.00	0.00
18.00 to 18.99	0	0.00	0.00	0.00
19.00 to 19.99	0	0.00	0.00	0.00
20.00 and above	0	0.00	0.00	0.00

Totals(2)	51,942	100.00	1,036,576,620.92	100.00

(1)	Geographic distribution of receivables which represent greater than 5% of the aggregate principal balance as of the cut-off date.

(2)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.

(3)	From September 1996 through October 2001, NMAC utilized its own empirically derived scorecards. See “The Receivable — Underwriting Procedures” in the accompanying Prospectus.

(4)	In October 2001, NMAC changed its underwriting standards for retail customers by migrating to the generic auto “Beacon Score Card,” which use algorithms developed by Fair, Isaac & Company, or FICO, to assess credit risk. See “The Receivables — Underwriting Procedures” in the accompanying Prospectus.

Nissan Auto Receivables Owner Trust 2008-A (“NAROT 2008-A”)

Composition of the Receivables

Closing Date	January 24, 2008
Cut-off Date	December 31, 2007
Number of Receivables	61,210
Aggregate Principal Balance	$1,145,026,660.87
Average Principal Balance	$18,706.53
Range of Principal Balances	$2,000.79 to $49,914.35
Average Original Amount Financed	$21,946.17
Range of Original Amounts Financed	$4,254.41 to $59,351.23
Weighted Average APR	4.835%
Range of APRs	0.00% to 14.04%
Approximate Weighted Average Original Payments to Maturity	59.00	payments
Range of Original Payments to Maturity	12 to 72	payments
Approximate Weighted Average Remaining Payments to Maturity	50.60	payments
Range of Remaining Payments to Maturity	3 to 71	payments
Percentage by Principal Balance of Receivables of New, Near-New and Used Vehicles(2)	91.56% 7.66% 0.78%	(New) (Near-New) (Used)
Percentage by Principal Balance of Receivables Financed through Nissan and Infiniti Dealers(2)	96.61% 3.39%	(Nissan) (Infiniti)

Geographic Distribution of the Receivables

Percentage of
Aggregate
Cut-off Date
Principal Balance
State(1)	(%)

California	12.95%
Texas	11.94%
Florida	6.86%
New York	6.64%

Credit Scores

					Percentage of	Percentage of
					Total	Aggregate
					Number of	Cut-off Date
			Weighted	Number of	Receivables	Principal Balance
	Minimum	Maximum	Average	Receivables	(%)	(%)

Empirical Score(3)	0	0	0.00	0	0.00%	0.00%
FICO Score(4)	620	900	764.46	61,210	100.00%	100.00%

Total			764.46	61,210	100.00%	100.00%

Distribution by APR of Receivables as of the Cut-off Date

		Percentage of		Percentage of
		Total		Aggregate
		Number of	Cut-off Date	Cut-off Date
	Number of	Receivables	Principal Balance	Principal Balance
Range of APRs (%)	Receivables	(%)	($)	(%)

0.00 to 0.49	353	0.58%	$5,448,412.35	0.48%
0.50 to 0.99	6,815	11.13	101,863,621.93	8.90
1.00 to 1.99	1,547	2.53	34,933,146.15	3.05
2.00 to 2.99	12,797	20.91	266,453,089.17	23.27
3.00 to 3.99	4,319	7.06	94,890,853.86	8.29
4.00 to 4.99	8,138	13.30	147,486,099.18	12.88
5.00 to 5.99	3,102	5.07	60,654,084.26	5.30
6.00 to 6.99	9,447	15.43	163,607,991.55	14.29
7.00 to 7.99	7,228	11.81	135,747,734.48	11.86
8.00 to 8.99	4,094	6.69	75,985,755.39	6.64
9.00 to 9.99	2,300	3.76	41,882,296.48	3.66
10.00 to 10.99	647	1.06	9,920,387.31	0.87
11.00 to 11.99	280	0.46	4,179,145.51	0.36
12.00 to 12.99	126	0.21	1,767,900.53	0.15
13.00 to 13.99	15	0.02	177,837.89	0.02
14.00 to 14.99	2	0.00	28,304.83	0.00
15.00 to 15.99	0	0.00	0.00	0.00
16.00 to 16.99	0	0.00	0.00	0.00
17.00 to 17.99	0	0.00	0.00	0.00
18.00 to 18.99	0	0.00	0.00	0.00
19.00 to 19.99	0	0.00	0.00	0.00
20.00 and above	0	0.00	0.00	0.00

Totals(2)	61,210	100.00%	$1,145,026,660.87	100.00%

(1)	Geographic distribution of receivables which represent greater than 5% of the aggregate principal balance as of the cut-off date.

(2)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.

(3)	From September 1996 through October 2001, NMAC utilized its own empirically derived scorecards. See “The Receivable — Underwriting Procedures” in the accompanying Prospectus.

(4)	In October 2001, NMAC changed its underwriting standards for retail customers by migrating to the generic auto “Beacon Score Card,” which use algorithms developed by Fair, Isaac & Company, or FICO, to assess credit risk. See “The Receivables — Underwriting Procedures” in the accompanying Prospectus.

Nissan Auto Receivables Owner Trust 2008-B (“NAROT 2008-B”)

Composition of the Receivables

Closing Date	June 19, 2008
Cut-off Date	May 31, 2008
Number of Receivables	63,833
Aggregate Principal Balance	$1,250,478,522.92
Average Principal Balance	$19,589.84
Range of Principal Balances	$2,000.17 to $49,531.52
Average Original Amount Financed	$22,929.80
Range of Original Amounts Financed	$3,575.59 to $59,991.74
Weighted Average APR	4.709%
Range of APRs	0.00% to 14.54%
Approximate Weighted Average Original Payments to Maturity	60.36	payments
Range of Original Payments to Maturity	12 to 72	payments
Approximate Weighted Average Remaining Payments to Maturity	52.88	payments
Range of Remaining Payments to Maturity	2 to 71	payments
Percentage by Principal Balance of Receivables of New,
Near-New and Used Vehicles(2)	94.12% 4.92% 0.96%	(New) (Near-New) (Used)
Percentage by Principal Balance of Receivables Financed through Nissan and Infiniti Dealers(2)	91.11% 8.89%	(Nissan) (Infiniti)

Geographic Distribution of the Receivables

Percentage of
Aggregate
Cut-off Date
Principal Balance
State(1)	(%)

California	14.07%
Texas	13.57%
Florida	6.90%

Credit Scores

					Percentage of	Percentage of
					Total	Aggregate
					Number of	Cut-off Date
			Weighted	Number of	Receivables	Principal Balance
	Minimum	Maximum	Average	Receivables	(%)	(%)

Empirical Score(3)	0	0	0.00	0	0.00%	0.00%
FICO Score(4)	620	900	755.39	63,833	100.00%	100.00%

Total			755.39	63,833	100.00%	100.00%

Distribution by APR of Receivables as of the Cut-off Date

		Percentage of		Percentage of
		Total		Aggregate
		Number of	Cut-off Date	Cut-off Date
	Number of	Receivables	Principal Balance	Principal Balance
Range of APRs (%)	Receivables	(%)	($)	(%)

0.00 to 0.49	148	0.23	2,505,086.80	0.20
0.50 to 0.99	2,169	3.40	30,292,165.93	2.42
1.00 to 1.99	4,864	7.62	100,850,017.57	8.06
2.00 to 2.99	17,637	27.63	366,710,002.43	29.33
3.00 to 3.99	7,479	11.72	159,387,769.71	12.75
4.00 to 4.99	7,107	11.13	126,528,612.97	10.12
5.00 to 5.99	4,384	6.87	78,710,814.12	6.29
6.00 to 6.99	8,299	13.00	154,596,252.74	12.36
7.00 to 7.99	6,039	9.46	120,805,837.84	9.66
8.00 to 8.99	3,384	5.30	68,080,063.42	5.44
9.00 to 9.99	1,593	2.50	30,883,662.02	2.47
10.00 to 10.99	351	0.55	5,295,159.28	0.42
11.00 to 11.99	216	0.34	3,428,224.84	0.27
12.00 to 12.99	147	0.23	2,102,447.41	0.17
13.00 to 13.99	13	0.02	239,927.44	0.02
14.00 to 14.99	3	0.00	62,478.40	0.00
15.00 to 15.99	0	0.00	0.00	0.00
16.00 to 16.99	0	0.00	0.00	0.00
17.00 to 17.99	0	0.00	0.00	0.00
18.00 to 18.99	0	0.00	0.00	0.00
19.00 to 19.99	0	0.00	0.00	0.00
20.00 and above	0	0.00	0.00	0.00

Totals(2)	63,833	100.00	1,250,478,522.92	100.00

(1)	Geographic distribution of receivables which represent greater than 5% of the aggregate principal balance as of the cut-off date.

(2)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.

(3)	From September 1996 through October 2001, NMAC utilized its own empirically derived scorecards. See “The Receivable — Underwriting Procedures” in the accompanying Prospectus.

(4)	In October 2001, NMAC changed its underwriting standards for retail customers by migrating to the generic auto “Beacon Score Card,” which use algorithms developed by Fair, Isaac & Company, or FICO, to assess credit risk. See “The Receivables — Underwriting Procedures” in the accompanying Prospectus.

Nissan Auto Receivables Owner Trust 2008-C (“NAROT 2008-C”)

Composition of the Receivables

Closing Date	December 11, 2008
Cut-off Date	November 30, 2008
Number of Receivables	33,174
Aggregate Principal Balance	$628,278,863.10
Average Principal Balance	$18,938.89
Range of Principal Balances	$2,007.98 to $62,653.33
Average Original Amount Financed	$23,320.91
Range of Original Amounts Financed	$5,220.58 to $69,738.55
Weighted Average APR	4.777%
Range of APRs	0.00% to 13.79%
Approximate Weighted Average Original Payments to Maturity	61.67	payments
Range of Original Payments to Maturity	12 to 72	payments
Approximate Weighted Average Remaining Payments to
Maturity	50.73	payments
Range of Remaining Payments to Maturity	3 to 64	payments
Percentage by Principal Balance of Receivables of New,
Near-New and Used Vehicles(2)	95.09%	(New)
	4.05%	(Near-New)
	0.86%	(Used)
Percentage by Principal Balance of Receivables Financed through
Nissan and Infiniti Dealers(2)	82.64%	(Nissan)
	17.36%	(Infiniti)

Geographic Distribution of the Receivables

Percentage of
Aggregate
Cut-off Date
Principal Balance
State(1)	(%)

California	14.28%
Texas	14.16%
Florida	6.40%

					Percentage of	Percentage of
					Total	Aggregate
					Number of	Cut-off Date
			Weighted	Number of	Receivables	Principal Balance
	Minimum	Maximum	Average	Receivables	(%)	(%)

Empirical Score(3)	0	0	0.00	0	0.00%	0.00%
FICO Score(4)	620	900	756.13	33,174	100.00%	100.00%

Total			756.13	33,174	100.00%	100.00%

Distribution by APR of Receivables as of the Cut-off Date

		Percentage of		Percentage of
		Total		Aggregate
		Number of	Cut-off Date	Cut-off Date
	Number of	Receivables	Principal Balance	Principal Balance
Range of APRs (%)	Receivables	(%)	($)	(%)

0.00 to 0.49	60	0.18	1,356,741.32	0.22
0.50 to 0.99	758	2.28	16,792,854.24	2.67
1.00 to 1.99	2,722	8.21	52,397,195.16	8.34
2.00 to 2.99	5,192	15.65	103,288,823.38	16.44
3.00 to 3.99	8,400	25.32	168,859,034.62	26.88
4.00 to 4.99	3,417	10.30	70,269,277.66	11.18
5.00 to 5.99	2,799	8.44	43,492,087.84	6.92
6.00 to 6.99	3,028	9.13	49,631,646.97	7.90
7.00 to 7.99	3,497	10.54	61,300,828.77	9.76
8.00 to 8.99	2,014	6.07	36,894,514.87	5.87
9.00 to 9.99	1,053	3.17	20,376,090.41	3.24
10.00 to 10.99	71	0.21	1,147,205.43	0.18
11.00 to 11.99	92	0.28	1,414,798.05	0.23
12.00 to 12.99	67	0.20	981,830.26	0.16
13.00 to 13.99	4	0.01	75,934.12	0.01
14.00 to 14.99	0	0.00	0.00	0.00
15.00 to 15.99	0	0.00	0.00	0.00
16.00 to 16.99	0	0.00	0.00	0.00
17.00 to 17.99	0	0.00	0.00	0.00
18.00 to 18.99	0	0.00	0.00	0.00
19.00 to 19.99	0	0.00	0.00	0.00
20.00 and above	0	0.00	0.00	0.00

Totals(2)	33,174	100.00	628,278,863.10	100.00

(1)	Geographic distribution of receivables which represent greater than 5% of the aggregate principal balance as of the cut-off date.

(2)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.

(3)	From September 1996 through October 2001, NMAC utilized its own empirically derived scorecards. See “The Receivable — Underwriting Procedures” in the accompanying Prospectus.

(4)	In October 2001, NMAC changed its underwriting standards for retail customers by migrating to the generic auto “Beacon Score Card,” which use algorithms developed by Fair, Isaac & Company, or FICO, to assess credit risk. See “The Receivables — Underwriting Procedures” in the accompanying Prospectus.

Prepayment Information

Set forth below is prepayment information relating to NMAC’s securitized portfolios of retail installment sale contracts for the past five years. The following tables include a pool factor based on a prepayment assumption and actual pool factors to allow a comparison of the effect of actual prepayments against the assumptions used to generate the declining balance table setting forth the principal balances of the notes using certain prepayment assumptions.

NAROT 2003-A

(1)	Prepayment assumption based on 1.3% ABS speed. For more information regarding the prepayment assumption model, you should refer to “Weighted Average Life of the Notes” in this Prospectus Supplement.

(2)	Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for each of the series represented in the above graph beginning on page B-1 of this Prospectus Supplement under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the Receivables.

(3)	Investors are encouraged to carefully review the information set forth under “Historical Pool Performance” beginning on page C-1 of this Prospectus Supplement which contains the underlying historical data used in preparing the above chart. For more information regarding calculation of Pool Factor, you should refer to “Pool Factors and Trading Information” in the accompanying Prospectus.

NAROT 2003-B

(1)	Prepayment assumption based on 1.3% ABS speed. For more information regarding the prepayment assumption model, you should refer to “Weighted Average Life of the Notes” in this Prospectus Supplement.

(2)	Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for each of the series represented in the above graph beginning on page B-1 of this Prospectus Supplement under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the Receivables.

(3)	Investors are encouraged to carefully review the information set forth under “Historical Pool Performance” beginning on page C-1 of this Prospectus Supplement which contains the underlying historical data used in preparing the above chart. For more information regarding calculation of Pool Factor, you should refer to “Pool Factors and Trading Information” in the accompanying Prospectus.

NAROT 2003-C

(1)	Prepayment assumption based on 1.3% ABS speed. For more information regarding the prepayment assumption model, you should refer to “Weighted Average Life of the Notes” in this Prospectus Supplement.

(2)	Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for each of the series represented in the above graph beginning on page B-1 of this Prospectus Supplement under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the Receivables.

(3)	Investors are encouraged to carefully review the information set forth under “Historical Pool Performance” beginning on page C-1 of this Prospectus Supplement which contains the underlying historical data used in preparing the above chart. For more information regarding calculation of Pool Factor, you should refer to “Pool Factors and Trading Information” in the accompanying Prospectus.

NAROT 2004-A

(1)	Prepayment assumption based on 1.3% ABS speed. For more information regarding the prepayment assumption model, you should refer to “Weighted Average Life of the Notes” in this Prospectus Supplement.

(2)	Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for each of the series represented in the above graph beginning on page B-1 of this Prospectus Supplement under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the Receivables.

(3)	Investors are encouraged to carefully review the information set forth under “Historical Pool Performance” beginning on page C-1 of this Prospectus Supplement which contains the underlying historical data used in preparing the above chart. For more information regarding calculation of Pool Factor, you should refer to “Pool Factors and Trading Information” in the accompanying Prospectus.

NAROT 2004-B

(1)	Prepayment assumption based on 1.3% ABS speed. For more information regarding the prepayment assumption model, you should refer to “Weighted Average Life of the Notes” in this Prospectus Supplement.

(2)	Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for each of the series represented in the above graph beginning on page B-1 of this Prospectus Supplement under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the Receivables.

(3)	Investors are encouraged to carefully review the information set forth under “Historical Pool Performance” beginning on page C-1 of this Prospectus Supplement which contains the underlying historical data used in preparing the above chart. For more information regarding calculation of Pool Factor, you should refer to “Pool Factors and Trading Information” in the accompanying Prospectus.

NAROT 2004-C

(1)	Prepayment assumption based on 1.3% ABS speed. For more information regarding the prepayment assumption model, you should refer to “Weighted Average Life of the Notes” in this Prospectus Supplement.

(2)	Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for each of the series represented in the above graph beginning on page B-1 of this Prospectus Supplement under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the Receivables.

(3)	Investors are encouraged to carefully review the information set forth under “Historical Pool Performance” beginning on page C-1 of this Prospectus Supplement which contains the underlying historical data used in preparing the above chart. For more information regarding calculation of Pool Factor, you should refer to “Pool Factors and Trading Information” in the accompanying Prospectus.

NAROT 2005-A

(1)	Prepayment assumption based on 1.3% ABS speed. For more information regarding the prepayment assumption model, you should refer to “Weighted Average Life of the Notes” in this Prospectus Supplement.

(2)	Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for each of the series represented in the above graph beginning on page B-1 of this Prospectus Supplement under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the Receivables.

(3)	Investors are encouraged to carefully review the information set forth under “Historical Pool Performance” beginning on page C-1 of this Prospectus Supplement which contains the underlying historical data used in preparing the above chart. For more information regarding calculation of Pool Factor, you should refer to “Pool Factors and Trading Information” in the accompanying Prospectus.

NAROT 2005-B

(1)	Prepayment assumption based on 1.3% ABS speed. For more information regarding the prepayment assumption model, you should refer to “Weighted Average Life of the Notes” in this Prospectus Supplement.

(2)	Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for each of the series represented in the above graph beginning on page B-1 of this Prospectus Supplement under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the Receivables.

(3)	Investors are encouraged to carefully review the information set forth under “Historical Pool Performance” beginning on page C-1 of this Prospectus Supplement which contains the underlying historical data used in preparing the above chart. For more information regarding calculation of Pool Factor, you should refer to “Pool Factors and Trading Information” in the accompanying Prospectus.

NAROT 2005-C

(1)	Prepayment assumption based on 1.3% ABS speed. For more information regarding the prepayment assumption model, you should refer to “Weighted Average Life of the Notes” in this Prospectus Supplement.

(2)	Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for each of the series represented in the above graph beginning on page B-1 of this Prospectus Supplement under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the Receivables.

(3)	Investors are encouraged to carefully review the information set forth under “Historical Pool Performance” beginning on page C-1 of this Prospectus Supplement which contains the underlying historical data used in preparing the above chart. For more information regarding calculation of Pool Factor, you should refer to “Pool Factors and Trading Information” in the accompanying Prospectus.

NAROT 2006-A

(1)	Prepayment assumption based on 1.3% ABS speed. For more information regarding the prepayment assumption model, you should refer to “Weighted Average Life of the Notes” in this Prospectus Supplement.

(2)	Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for each of the series represented in the above graph beginning on page B-1 of this Prospectus Supplement under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the Receivables.

(3)	Investors are encouraged to carefully review the information set forth under “Historical Pool Performance” beginning on page C-1 of this Prospectus Supplement which contains the underlying historical data used in preparing the above chart. For more information regarding calculation of Pool Factor, you should refer to “Pool Factors and Trading Information” in the accompanying Prospectus.

NAROT 2006-B

(1)	Prepayment assumption based on 1.3% ABS speed. For more information regarding the prepayment assumption model, you should refer to “Weighted Average Life of the Notes” in this Prospectus Supplement.

(2)	Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for each of the series represented in the above graph beginning on page B-1 of this Prospectus Supplement under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the Receivables.

(3)	Investors are encouraged to carefully review the information set forth under “Historical Pool Performance” beginning on page C-1 of this Prospectus Supplement which contains the underlying historical data used in preparing the above chart. For more information regarding calculation of Pool Factor, you should refer to “Pool Factors and Trading Information” in the accompanying Prospectus.

NAROT 2006-C

(1)	Prepayment assumption based on 1.3% ABS speed. For more information regarding the prepayment assumption model, you should refer to “Weighted Average Life of the Notes” in this Prospectus Supplement.

(2)	Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for each of the series represented in the above graph beginning on page B-1 of this Prospectus Supplement under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the Receivables.

(3)	Investors are encouraged to carefully review the information set forth under “Historical Pool Performance” beginning on page C-1 of this Prospectus Supplement which contains the underlying historical data used in preparing the above chart. For more information regarding calculation of Pool Factor, you should refer to “Pool Factors and Trading Information” in the accompanying Prospectus.

NAROT 2007-A

(1)	Prepayment assumption based on 1.3% ABS speed. For more information regarding the prepayment assumption model, you should refer to “Weighted Average Life of the Notes” in this Prospectus Supplement.

(2)	Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for each of the series represented in the above graph beginning on page B-1 of this Prospectus Supplement under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the Receivables.

(3)	Investors are encouraged to carefully review the information set forth under “Historical Pool Performance” beginning on page C-1 of this Prospectus Supplement which contains the underlying historical data used in preparing the above chart. For more information regarding calculation of Pool Factor, you should refer to “Pool Factors and Trading Information” in the accompanying Prospectus.

NAROT 2007-B

(1)	Prepayment assumption based on 1.3% ABS speed. For more information regarding the prepayment assumption model, you should refer to “Weighted Average Life of the Notes” in this Prospectus Supplement.

(2)	Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for each of the series represented in the above graph beginning on page B-1 of this Prospectus Supplement under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the Receivables.

(3)	Investors are encouraged to carefully review the information set forth under “Historical Pool Performance” beginning on page C-1 of this Prospectus Supplement which contains the underlying historical data used in preparing the above chart. For more information regarding calculation of Pool Factor, you should refer to “Pool Factors and Trading Information” in the accompanying Prospectus.

NAROT 2008-A

(1)	Prepayment assumption based on 1.3% ABS speed. For more information regarding the prepayment assumption model, you should refer to “Weighted Average Life of the Notes” in this Prospectus Supplement.

(2)	Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for each of the series represented in the above graph beginning on page B-1 of this Prospectus Supplement under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the Receivables.

(3)	Investors are encouraged to carefully review the information set forth under “Historical Pool Performance” beginning on page C-1 of this Prospectus Supplement which contains the underlying historical data used in preparing the above chart. For more information regarding calculation of Pool Factor, you should refer to “Pool Factors and Trading Information” in the accompanying Prospectus.

NAROT 2008-B

(1)	Prepayment assumption based on 1.3% ABS speed. For more information regarding the prepayment assumption model, you should refer to “Weighted Average Life of the Notes” in this Prospectus Supplement.

(2)	Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for each of the series represented in the above graph beginning on page B-1 of this Prospectus Supplement under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the Receivables.

(3)	Investors are encouraged to carefully review the information set forth under “Historical Pool Performance” beginning on page C-1 of this Prospectus Supplement which contains the underlying historical data used in preparing the above chart. For more information regarding calculation of Pool Factor, you should refer to “Pool Factors and Trading Information” in the accompanying Prospectus.

NAROT 2008-C

(1)	Prepayment assumption based on 1.3% ABS speed. For more information regarding the prepayment assumption model, you should refer to “Weighted Average Life of the Notes” in this Prospectus Supplement.

(2)	Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for each of the series represented in the above graph beginning on page B-1 of this Prospectus Supplement under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the Receivables.

(3)	Investors are encouraged to carefully review the information set forth under “Historical Pool Performance” beginning on page C-1 of this Prospectus Supplement which contains the underlying historical data used in preparing the above chart. For more information regarding calculation of Pool Factor, you should refer to “Pool Factors and Trading Information” in the accompanying Prospectus.

Prepayment Speeds

Set forth below is historical minimum, maximum and average prepayment speed information based on one month ABS speed aggregated for all included series for each month following each such series issuance for as long as such series remains outstanding. For more information regarding the prepayment assumption model, you should refer to “Weighted Average Life of the Notes” in this Prospectus Supplement.

(1)	Investors are encouraged to carefully review the information set forth under “Historical Pool Performance” beginning on page C-1 of this Prospectus Supplement which contains the underlying historical data used in preparing the above graph. The data used to complete the information reflected with respect to later months is based on less than all series listed because more recently issued series will only be reflected to the extent of their current number of months outstanding and earlier issued series may have amortized more quickly than the number of months reflected on the above graph.

(2)	Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for each series represented in the above graph beginning on page B-1 of this Prospectus Supplement under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the Receivables.

(3)	Period average for each month is based on the sum of the actual ABS prepayment speeds for all series outstanding in such month divided by the total number of series outstanding in such month.

Delinquency Experience

Set forth below is delinquency information relating to NMAC’s securitized portfolios of retail installment sale contracts for new, near-new and used automobiles and light-duty trucks for the past five years presented on a year-by-year basis.

NAROT 2003-A, 2003-B and 2003-C

(1)	Investors are encouraged to carefully review the information set forth under “Historical Pool Performance” beginning on page C-1 of this Prospectus Supplement which contains the underlying historical data used in preparing the above graph. Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for each of the series represented in the above graph beginning on page B-1 of this Prospectus Supplement under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the Receivables.

(2)	An account is considered delinquent if 20% or more of the scheduled payment is 15 days past due. See “Prepayments, Delinquencies, Repossessions and Net Losses — Delinquency, Repossession and Credit Loss Information” in this Prospectus Supplement.

NAROT 2004-A, 2004-B and 2004-C

(1)	Investors are encouraged to carefully review the information set forth under “Historical Pool Performance” beginning on page C-1 of this Prospectus Supplement which contains the underlying historical data used in preparing the above graph. Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for each of the series represented in the above graph beginning on page B-1 of this Prospectus Supplement under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the Receivables.

(2)	An account is considered delinquent if 20% or more of the scheduled payment is 15 days past due. See “Prepayments, Delinquencies, Repossessions and Net Losses — Delinquency, Repossession and Credit Loss Information” in this Prospectus Supplement.

NAROT 2005-A, 2005-B and 2005-C

(1)	Investors are encouraged to carefully review the information set forth under “Historical Pool Performance” beginning on page C-1 of this Prospectus Supplement which contains the underlying historical data used in preparing the above graph. Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for each of the series represented in the above graph beginning on page B-1 of this Prospectus Supplement under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the Receivables.

(2)	An account is considered delinquent if 20% or more of the scheduled payment is 15 days past due. See “Prepayments, Delinquencies, Repossessions and Net Losses — Delinquency, Repossession and Credit Loss Information” in this Prospectus Supplement.

NAROT 2006-A, 2006-B and 2006-C

(1)	Investors are encouraged to carefully review the information set forth under “Historical Pool Performance” beginning on page C-1 of this Prospectus Supplement which contains the underlying historical data used in preparing the above graph. Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for each of the series represented in the above graph beginning on page B-1 of this Prospectus Supplement under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the Receivables.

(2)	An account is considered delinquent if 20% or more of the scheduled payment is 15 days past due. See “Prepayments, Delinquencies, Repossessions and Net Losses — Delinquency, Repossession and Credit Loss Information” in this Prospectus Supplement.

NAROT 2007-A and 2007-B

(1)	Investors are encouraged to carefully review the information set forth under “Historical Pool Performance” beginning on page C-1 of this Prospectus Supplement which contains the underlying historical data used in preparing the above graph. Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for each of the series represented in the above graph beginning on page B-1 of this Prospectus Supplement under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the Receivables.

(2)	An account is considered delinquent if 20% or more of the scheduled payment is 15 days past due. See “Prepayments, Delinquencies, Repossessions and Net Losses — Delinquency, Repossession and Credit Loss Information” in this Prospectus Supplement.

NAROT 2008-A, 2008-B and 2008-C

(1)	Investors are encouraged to carefully review the information set forth under “Historical Pool Performance” beginning on page C-1 of this Prospectus Supplement which contains the underlying historical data used in preparing the above graph. Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for each of the series represented in the above graph beginning on page B-1 of this Prospectus Supplement under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the Receivables.

(2)	An account is considered delinquent if 20% or more of the scheduled payment is 15 days past due. See “Prepayments, Delinquencies, Repossessions and Net Losses — Delinquency, Repossession and Credit Loss Information” in this Prospectus Supplement.

Credit Loss Experience

Set forth below is credit loss information relating to NMAC’s securitized portfolios of retail installment sale contracts for new, near-new and used automobiles and light-duty trucks for the past five years presented on a year-by-year basis.

NAROT 2003-A, 2003-B and 2003-C

(1)	Investors are encouraged to carefully review the information set forth under “Historical Pool Performance” beginning on page C-1 of this Prospectus Supplement which contains the underlying historical data used in preparing the above graph. Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for each of the series represented in the above graph beginning on page B-1 of this Prospectus Supplement under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the Receivables.

NAROT 2004-A, 2004-B and 2004-C

(1)	Investors are encouraged to carefully review the information set forth under “Historical Pool Performance” beginning on page C-1 of this Prospectus Supplement which contains the underlying historical data used in preparing the above graph. Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for each of the series represented in the above graph beginning on page B-1 of this Prospectus Supplement under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the Receivables.

NAROT 2005-A, 2005-B and 2005-C

(1)	Investors are encouraged to carefully review the information set forth under “Historical Pool Performance” beginning on page C-1 of this Prospectus Supplement which contains the underlying historical data used in preparing the above graph. Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for each of the series represented in the above graph beginning on page B-1 of this Prospectus Supplement under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the Receivables.

NAROT 2006-A, 2006-B and 2006-C

(1)	Investors are encouraged to carefully review the information set forth under “Historical Pool Performance” beginning on page C-1 of this Prospectus Supplement which contains the underlying historical data used in preparing the above graph. Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for each of the series represented in the above graph beginning on page B-1 of this Prospectus Supplement under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the Receivables.

NAROT 2007-A and 2007-B

(1)	Investors are encouraged to carefully review the information set forth under “Historical Pool Performance” beginning on page C-1 of this Prospectus Supplement which contains the underlying historical data used in preparing the above graph. Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for each of the series represented in the above graph beginning on page B-1 of this Prospectus Supplement under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the Receivables.

NAROT 2008-A, 2008-B and 2008-C

(1)	Investors are encouraged to carefully review the information set forth under “Historical Pool Performance” beginning on page C-1 of this Prospectus Supplement which contains the underlying historical data used in preparing the above graph. Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for each of the series represented in the above graph beginning on page B-1 of this Prospectus Supplement under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the Receivables.

APPENDIX C

HISTORICAL POOL PERFORMANCE

The information presented in this Appendix C to the extent such information relates to NMAC’s experience with respect to its securitized portfolios of retail installment sale contracts established prior to January 1, 2006, is not deemed to be part of this Prospectus Supplement, the accompanying Prospectus or the registration statement.

Nissan Auto Receivables Owner Trust 2003-A

Historic Pool Performance

		Beginning Pool	Ending Pool		31-60 Day	31-60 Day	61-90 Day	61-90 Day	91-120+ Day	91-120+ Day
Month		Balance	Balance	Pool	Delinquent	Delinquent	Delinquent	Delinquent	Delinquent	Delinquent
Count	Month	($)	($)	Factor	(#)(1)	($)(1)	(#)(1)	($)(1)	(#)(1)	($)(1)

1	Feb-03	1,705,237,150.13	1,662,442,149.06	0.974904	338	5,965,295.32	0	0.00	0	0.00
2	Mar-03	1,662,442,149.06	1,608,048,344.73	0.943006	407	7,011,953.78	35	598,412.39	0	0.00
3	Apr-03	1,608,048,344.73	1,557,056,051.67	0.913102	400	7,118,931.31	62	1,046,226.54	8	144,333.65
4	May-03	1,557,056,051.67	1,505,494,460.48	0.882865	545	9,340,883.82	76	1,364,440.01	18	325,181.08
5	Jun-03	1,505,494,460.48	1,453,054,499.93	0.852113	537	9,148,820.46	107	1,868,587.02	15	217,220.89
6	Jul-03	1,453,054,499.93	1,397,923,574.50	0.819783	611	10,052,558.98	111	1,950,820.95	25	456,729.24
7	Aug-03	1,397,923,574.50	1,346,597,785.81	0.789684	714	11,642,740.75	135	2,214,951.63	30	519,830.19
8	Sep-03	1,346,597,785.81	1,294,006,486.57	0.758843	620	10,106,802.60	150	2,425,962.75	25	323,844.19
9	Oct-03	1,294,006,486.57	1,241,182,286.29	0.727865	747	11,855,023.42	128	1,958,806.19	35	570,829.60
10	Nov-03	1,241,182,286.29	1,197,659,748.07	0.702342	756	11,959,314.41	203	3,254,156.32	39	555,935.31
11	Dec-03	1,197,659,748.07	1,146,361,325.80	0.672259	799	12,264,605.36	181	2,877,771.10	49	776,576.03
12	Jan-04	1,146,361,325.80	1,098,338,385.59	0.644097	739	11,196,867.17	211	3,173,315.17	37	637,820.22
13	Feb-04	1,098,338,385.59	1,053,679,262.78	0.617908	701	10,543,158.98	171	2,623,201.94	34	438,360.80
14	Mar-04	1,053,679,262.78	999,402,288.31	0.586078	619	8,991,970.32	128	1,957,629.03	28	410,622.48
15	Apr-04	999,402,288.31	950,349,389.61	0.557312	556	7,981,322.21	160	2,209,303.73	26	346,577.36
16	May-04	950,349,389.61	905,661,870.10	0.531106	764	10,698,675.80	155	2,217,625.35	43	550,723.31
17	Jun-04	905,661,870.10	856,606,210.18	0.502338	634	8,637,506.99	181	2,564,002.41	28	358,114.99
18	Jul-04	856,606,210.18	812,123,723.39	0.476253	738	9,645,326.21	196	2,687,777.06	31	404,684.92
19	Aug-04	812,123,723.39	767,625,420.53	0.450158	708	9,293,445.76	191	2,510,441.25	41	593,471.43
20	Sep-04	767,625,420.53	727,347,101.94	0.426537	674	8,566,106.58	196	2,497,229.22	44	571,297.09
21	Oct-04	727,347,101.94	688,250,674.67	0.403610	804	9,873,230.62	192	2,497,431.71	40	499,643.95
22	Nov-04	688,250,674.67	651,444,171.04	0.382026	676	8,464,468.79	182	2,330,170.00	35	472,782.29
23	Dec-04	651,444,171.04	614,334,159.68	0.360263	831	9,927,856.42	183	2,358,058.67	41	508,184.33
24	Jan-05	614,334,159.68	577,092,351.33	0.338424	671	7,941,018.03	178	2,104,318.01	40	501,186.01
25	Feb-05	577,092,351.33	545,612,367.70	0.319963	616	6,950,998.25	129	1,574,247.15	28	307,556.63
26	Mar-05	545,612,367.70	506,645,620.21	0.297112	566	6,264,291.04	121	1,352,473.34	17	177,050.92
27	Apr-05	506,645,620.21	473,744,735.83	0.277818	540	5,804,388.36	142	1,568,256.06	18	185,988.85
28	May-05	473,744,735.83	441,139,842.74	0.258697	630	6,547,166.29	111	1,137,325.03	24	234,627.84
29	Jun-05	441,139,842.74	409,664,347.39	0.240239	550	5,569,685.99	136	1,397,496.44	27	259,422.03
30	Jul-05	409,664,347.39	381,459,961.38	0.223699	690	6,710,308.82	158	1,598,932.07	31	299,728.21
31	Aug-05	381,459,961.38	351,243,110.82	0.205979	615	5,696,369.78	163	1,560,085.60	29	288,784.27
32	Sep-05	351,243,110.82	327,317,287.15	0.191948	621	5,469,957.19	180	1,591,378.48	37	344,160.51
33	Oct-05	327,317,287.15	304,996,265.85	0.178859	694	6,018,814.62	173	1,545,548.85	49	427,799.59
34	Nov-05	304,996,265.85	284,909,773.17	0.167079	614	5,221,708.57	193	1,705,906.41	40	341,984.31
35	Dec-05	284,909,773.17	264,865,124.31	0.155325	741	6,073,874.77	188	1,606,680.71	41	386,760.17
36	Jan-06	264,865,124.31	243,988,299.55	0.143082	579	4,529,896.81	198	1,629,861.14	44	364,724.93
37	Feb-06	243,988,299.55	225,465,738.78	0.132220	468	3,582,634.95	140	1,146,340.72	33	284,236.60
38	Mar-06	225,465,738.78	204,275,394.50	0.119793	452	3,273,705.83	101	788,697.65	11	82,733.20
39	Apr-06	204,275,394.50	187,537,683.05	0.109977	455	3,182,756.93	114	829,962.49	12	92,181.10
40	May-06	187,537,683.05	169,674,159.32	0.099502	459	3,050,967.04	87	598,641.32	23	156,148.73
41	Jun-06	169,674,159.32	153,025,212.95	0.089738	446	2,780,545.45	111	708,207.79	13	90,909.16
42	Jul-06	153,025,212.95	137,737,939.66	0.080773	466	2,664,632.76	114	708,761.59	25	161,580.49
43	Aug-06	137,737,939.66	122,582,639.61	0.071886	463	2,563,643.15	112	606,509.10	16	110,146.82
44	Sep-06	122,582,639.61	109,299,081.63	0.064096	457	2,367,186.11	113	640,033.44	18	94,822.97
45	Oct-06	109,299,081.63	95,419,103.90	0.055957	500	2,342,011.34	89	474,214.03	32	189,966.75
46	Nov-06	95,419,103.90	83,053,914.02	0.048705	412	1,846,924.21	95	467,987.36	21	98,816.09
47 *	Dec-06	83,053,914.02	0.00	—	518	2,111,300.74	121	538,176.32	23	116,052.38

Nissan Auto Receivables Owner Trust 2003-A — (Continued)

		Total	Total	Delinquent	Defaulted	Liquidated	Net	Cumulative	Cumulative
Month		Delinquent	Delinquent	% of End	Receivables	Proceeds	Losses	Net Losses	Net Losses	Prepayments
Count	Month	(#)	($)	Balance	($)(2)	($)(3)	($)(4)	($)(4)	(%)(4)	(1-Mo. ABS)(5)

1	Feb-03	338	5,965,295.32	0.36%	0.00	0.00	0.00	0.00	0.000%	0.68%
2	Mar-03	442	7,610,366.17	0.47%	338,230.34	0.00	338,230.34	338,230.34	0.020%	1.31%
3	Apr-03	470	8,309,491.50	0.53%	891,549.94	154,609.22	736,940.72	1,075,171.06	0.063%	1.18%
4	May-03	639	11,030,504.91	0.73%	881,160.23	326,155.38	555,004.85	1,630,175.91	0.096%	1.24%
5	Jun-03	659	11,234,628.37	0.77%	1,295,916.25	310,885.26	985,030.99	2,615,206.90	0.153%	1.33%
6	Jul-03	747	12,460,109.17	0.89%	1,583,119.83	611,608.08	971,511.75	3,586,718.65	0.210%	1.50%
7	Aug-03	879	14,377,522.57	1.07%	1,458,464.41	671,616.54	786,847.87	4,373,566.52	0.256%	1.36%
8	Sep-03	795	12,856,609.54	0.99%	1,243,814.69	789,368.39	454,446.30	4,828,012.82	0.283%	1.46%
9	Oct-03	910	14,384,659.21	1.16%	1,186,322.29	704,708.78	481,613.51	5,309,626.33	0.311%	1.52%
10	Nov-03	998	15,769,406.04	1.32%	1,333,047.64	513,341.38	819,706.26	6,129,332.59	0.359%	1.12%
11	Dec-03	1,029	15,918,952.49	1.39%	1,377,110.81	520,000.12	857,110.69	6,986,443.28	0.410%	1.56%
12	Jan-04	987	15,008,002.56	1.37%	1,648,920.17	727,165.64	921,754.53	7,908,197.81	0.464%	1.45%
13	Feb-04	906	13,604,721.72	1.29%	1,251,647.85	912,757.23	338,890.62	8,247,088.43	0.484%	1.32%
14	Mar-04	775	11,360,221.83	1.14%	1,133,995.16	826,147.55	307,847.61	8,554,936.04	0.502%	1.82%
15	Apr-04	742	10,537,203.30	1.11%	1,006,636.70	694,920.84	311,715.86	8,866,651.90	0.520%	1.65%
16	May-04	962	13,467,024.46	1.49%	964,635.55	489,500.30	475,135.25	9,341,787.15	0.548%	1.49%
17	Jun-04	843	11,559,624.39	1.35%	1,082,766.73	655,133.09	427,633.64	9,769,420.79	0.573%	1.74%
18	Jul-04	965	12,737,788.19	1.57%	908,849.56	567,404.50	341,445.06	10,110,865.85	0.593%	1.63%
19	Aug-04	940	12,397,358.44	1.62%	899,860.23	445,983.48	453,876.75	10,564,742.60	0.620%	1.68%
20	Sep-04	914	11,634,632.89	1.60%	1,105,199.76	589,042.31	516,157.45	11,080,900.05	0.650%	1.53%
21	Oct-04	1,036	12,870,306.28	1.87%	1,025,063.01	627,799.76	397,263.25	11,478,163.30	0.673%	1.52%
22	Nov-04	893	11,267,421.08	1.73%	805,531.17	491,189.46	314,341.71	11,792,505.01	0.692%	1.45%
23	Dec-04	1,055	12,794,099.42	2.08%	805,176.47	495,368.90	309,807.57	12,102,312.58	0.710%	1.52%
24	Jan-05	889	10,546,522.05	1.83%	956,413.92	622,561.38	333,852.54	12,436,165.12	0.729%	1.58%
25	Feb-05	773	8,832,802.03	1.62%	583,998.68	472,024.22	111,974.46	12,548,139.58	0.736%	1.35%
26	Mar-05	704	7,793,815.30	1.54%	540,020.98	588,890.53	(48,869.55)	12,499,270.03	0.733%	1.77%
27	Apr-05	700	7,558,633.27	1.60%	542,220.11	502,375.66	39,844.45	12,539,114.48	0.735%	1.56%
28	May-05	765	7,919,119.16	1.80%	417,921.62	380,353.72	37,567.90	12,576,682.38	0.738%	1.59%
29	Jun-05	713	7,226,604.46	1.76%	366,940.53	371,860.45	(4,919.92)	12,571,762.46	0.737%	1.59%
30	Jul-05	879	8,608,969.10	2.26%	396,244.46	445,102.91	(48,858.45)	12,522,904.01	0.734%	1.51%
31	Aug-05	807	7,545,239.65	2.15%	578,224.23	256,502.24	321,721.99	12,844,626.00	0.753%	1.66%
32	Sep-05	838	7,405,496.18	2.26%	506,407.28	445,596.10	60,811.18	12,905,437.18	0.757%	1.37%
33	Oct-05	916	7,992,163.06	2.62%	478,824.21	360,336.59	118,487.62	13,023,924.80	0.764%	1.31%
34	Nov-05	847	7,269,599.29	2.55%	541,148.10	337,292.52	203,855.58	13,227,780.38	0.776%	1.16%
35	Dec-05	970	8,067,315.65	3.05%	402,598.78	322,829.15	79,769.63	13,307,550.01	0.780%	1.21%
36	Jan-06	821	6,524,482.88	2.67%	455,817.18	390,616.50	65,200.68	13,372,750.69	0.784%	1.34%
37	Feb-06	641	5,013,212.27	2.22%	380,031.01	375,281.34	4,749.67	13,377,500.36	0.784%	1.19%
38	Mar-06	564	4,145,136.68	2.03%	341,034.29	432,053.96	(91,019.67)	13,286,480.69	0.779%	1.46%
39	Apr-06	581	4,104,900.52	2.19%	112,172.89	313,153.42	(200,980.53)	13,085,500.16	0.767%	1.14%
40	May-06	569	3,805,757.09	2.24%	123,593.88	235,704.86	(112,110.98)	12,973,389.18	0.761%	1.32%
41	Jun-06	570	3,579,662.40	2.34%	156,638.40	244,208.51	(87,570.11)	12,885,819.07	0.756%	1.27%
42	Jul-06	605	3,534,974.84	2.57%	133,016.13	206,866.86	(73,850.73)	12,811,968.34	0.751%	1.29%
43	Aug-06	591	3,280,299.07	2.68%	150,193.12	256,141.87	(105,948.75)	12,706,019.59	0.745%	1.34%
44	Sep-06	588	3,102,042.52	2.84%	96,541.46	200,130.92	(103,589.46)	12,602,430.13	0.739%	1.20%
45	Oct-06	621	3,006,192.12	3.15%	159,956.76	169,791.22	(9,834.46)	12,592,595.67	0.738%	1.35%
46	Nov-06	528	2,413,727.66	2.91%	185,882.12	174,609.50	11,272.62	12,603,868.29	0.739%	1.26%
47 *	Dec-06	662	2,765,529.44	0.00%	0.00	202,107.80	(202,107.80)	12,401,760.49	0.727%

Nissan Auto Receivables Owner Trust 2003-B

Historic Pool Performance

		Beginning Pool	Ending Pool		31-60 Day	31-60 Day	61-90 Day	61-90 Day	91-120+ Day	91-120+ Day
Month		Balance	Balance	Pool	Delinquent	Delinquent	Delinquent	Delinquent	Delinquent	Delinquent
Count	Month	($)	($)	Factor	(#)(1)	($)(1)	(#)(1)	($)(1)	(#)(1)	($)(1)

1	Jun-03	1,292,234,072.29	1,256,777,223.79	0.972562	258	4,980,438.54	0	0.00	0	0.00
2	Jul-03	1,256,777,223.79	1,219,565,296.02	0.943765	356	6,725,563.22	43	760,538.23	0	0.00
3	Aug-03	1,219,565,296.02	1,185,141,641.84	0.917126	392	7,439,455.46	71	1,259,530.35	19	333,493.28
4	Sep-03	1,185,141,641.84	1,148,330,061.18	0.888639	393	7,102,360.89	76	1,401,462.77	21	325,651.72
5	Oct-03	1,148,330,061.18	1,109,464,355.62	0.858563	477	8,706,889.86	95	1,666,885.30	17	335,761.27
6	Nov-03	1,109,464,355.62	1,077,935,918.25	0.834165	533	9,588,332.66	138	2,431,395.68	31	543,039.17
7	Dec-03	1,077,935,918.25	1,039,242,805.18	0.804222	535	9,238,089.83	131	2,345,816.97	48	804,771.03
8	Jan-04	1,039,242,805.18	1,002,215,911.17	0.775568	550	9,630,857.75	138	2,483,056.31	34	553,025.92
9	Feb-04	1,002,215,911.17	967,225,925.14	0.748491	489	8,348,756.78	115	2,038,185.15	30	457,673.90
10	Mar-04	967,225,925.14	925,357,135.79	0.716091	475	8,071,349.73	101	1,762,500.55	24	344,190.40
11	Apr-04	925,357,135.79	888,290,262.08	0.687407	401	6,798,723.83	100	1,740,936.31	23	414,127.98
12	May-04	888,290,262.08	853,035,851.39	0.660125	562	9,177,145.12	118	2,036,454.76	15	278,256.98
13	Jun-04	853,035,851.39	815,015,293.59	0.630703	508	7,794,203.07	135	2,188,639.90	27	467,681.62
14	Jul-04	815,015,293.59	779,029,201.04	0.602855	581	8,919,032.85	122	1,794,392.19	42	704,046.84
15	Aug-04	779,029,201.04	742,192,324.84	0.574348	534	8,100,224.39	141	2,111,209.49	35	508,588.10
16	Sep-04	742,192,324.84	707,286,253.44	0.547336	609	9,112,607.52	147	2,157,026.20	27	392,147.12
17	Oct-04	707,286,253.44	674,130,448.86	0.521678	640	9,317,605.53	166	2,374,206.81	32	496,954.83
18	Nov-04	674,130,448.86	642,136,587.74	0.496920	555	7,970,347.67	159	2,267,155.41	38	566,836.89
19	Dec-04	642,136,587.74	609,500,948.46	0.471665	637	8,848,140.29	141	1,902,931.81	29	442,959.18
20	Jan-05	609,500,948.46	577,693,026.77	0.447050	575	7,841,657.23	142	1,934,022.73	24	325,655.28
21	Feb-05	577,693,026.77	550,797,020.29	0.426236	468	6,265,242.71	131	1,733,750.58	31	455,395.54
22	Mar-05	550,797,020.29	516,886,863.18	0.399995	468	6,154,142.91	106	1,393,468.94	24	313,156.01
23	Apr-05	516,886,863.18	488,834,449.97	0.378286	423	5,347,760.18	116	1,530,140.25	23	344,622.19
24	May-05	488,834,449.97	461,090,835.26	0.356817	458	5,712,463.28	103	1,316,291.96	33	429,865.44
25	Jun-05	461,090,835.26	432,594,424.48	0.334765	423	5,165,922.22	107	1,332,327.41	24	312,416.98
26	Jul-05	432,594,424.48	406,753,549.27	0.314768	544	6,408,992.37	131	1,619,914.25	34	394,971.59
27	Aug-05	406,753,549.27	378,596,009.70	0.292978	486	5,452,024.99	122	1,520,606.81	29	342,077.82
28	Sep-05	378,596,009.70	354,468,153.83	0.274306	524	5,651,331.68	137	1,602,273.41	20	257,408.90
29	Oct-05	354,468,153.83	331,300,164.21	0.256378	574	6,101,756.28	175	1,783,308.04	31	357,315.16
30	Nov-05	331,300,164.21	310,674,212.66	0.240416	545	5,600,523.85	165	1,715,148.90	39	381,697.67
31	Dec-05	310,674,212.66	290,270,491.02	0.224627	614	5,827,191.83	160	1,634,528.41	41	404,786.47
32	Jan-06	290,270,491.02	269,843,493.61	0.208819	514	4,768,627.01	149	1,436,227.52	33	292,842.25
33	Feb-06	269,843,493.61	252,892,024.79	0.195701	376	3,447,741.44	100	913,105.39	29	245,089.56
34	Mar-06	252,892,024.79	234,176,577.53	0.181218	390	3,485,384.30	60	544,370.43	15	123,666.19
35	Apr-06	234,176,577.53	218,660,713.33	0.169211	378	3,277,562.68	77	651,606.34	10	104,633.75
36	May-06	218,660,713.33	201,419,547.18	0.155869	406	3,423,264.10	74	601,734.51	8	57,279.86
37	Jun-06	201,419,547.18	185,797,627.91	0.143780	339	2,802,339.21	70	552,030.47	9	53,717.86
38	Jul-06	185,797,627.91	171,414,538.09	0.132650	388	2,983,068.61	79	634,501.05	22	171,406.68
39	Aug-06	171,414,538.09	156,461,631.07	0.121078	364	2,693,862.61	82	571,547.87	11	103,510.92
40	Sep-06	156,461,631.07	143,399,108.32	0.110970	359	2,502,077.15	96	711,115.47	14	83,788.06
41	Oct-06	143,399,108.32	130,009,046.60	0.100608	422	2,681,718.48	67	460,039.94	20	165,146.35
42	Nov-06	130,009,046.60	117,976,367.42	0.091296	388	2,383,700.86	74	487,000.38	9	69,581.97
43	Dec-06	117,976,367.42	106,530,815.81	0.082439	456	2,645,849.52	100	630,195.15	15	94,987.42
44	Jan-07	106,530,815.81	94,357,932.59	0.073019	394	2,109,915.97	102	577,557.85	19	125,682.71
45	Feb-07	94,357,932.59	83,843,415.53	0.064883	331	1,662,770.44	68	353,151.60	16	93,040.70
46	Mar-07	83,843,415.53	72,358,750.29	0.055995	362	1,656,136.25	72	363,909.81	7	32,130.26
47	Apr-07	72,358,750.29	62,422,851.25	0.048306	310	1,415,143.67	80	349,516.66	9	39,056.83
48 *	May-07	62,422,851.25	0.00	—	352	1,437,729.14	72	313,115.67	11	40,796.78

Nissan Auto Receivables Owner Trust 2003-B — (Continued)

		Total	Total	Delinquent	Defaulted	Liquidated	Net	Cumulative	Cumulative
Month		Delinquent	Delinquent	% of End	Receivables	Proceeds	Losses	Net Losses	Net Losses	Prepayments
Count	Month	(#)	($)	Balance	($)(2)	($)(3)	($)(4)	($)(4)	(%)(4)	(1-Mo. ABS)(5)

1	Jun-03	258	4,980,438.54	0.40%	0.00	0.00	0.00	0.00	0.000%	0.91%
2	Jul-03	399	7,486,101.45	0.61%	309,873.74	0.00	309,873.74	309,873.74	0.024%	1.07%
3	Aug-03	482	9,032,479.09	0.76%	621,627.30	59,900.00	561,727.30	871,601.04	0.067%	0.90%
4	Sep-03	490	8,829,475.38	0.77%	1,127,996.63	226,724.75	901,271.88	1,772,872.92	0.137%	1.10%
5	Oct-03	589	10,709,536.43	0.97%	995,523.44	454,891.63	540,631.81	2,313,504.73	0.179%	1.28%
6	Nov-03	702	12,562,767.51	1.17%	959,815.30	443,889.82	515,925.48	2,829,430.21	0.219%	0.82%
7	Dec-03	714	12,388,677.83	1.19%	1,219,171.13	470,932.51	748,238.62	3,577,668.83	0.277%	1.36%
8	Jan-04	722	12,666,939.98	1.26%	1,239,902.90	533,399.00	706,503.90	4,284,172.73	0.332%	1.29%
9	Feb-04	634	10,844,615.83	1.12%	1,299,640.94	589,961.13	709,679.81	4,993,852.54	0.386%	1.19%
10	Mar-04	600	10,178,040.68	1.10%	1,159,868.03	697,155.66	462,712.37	5,456,564.91	0.422%	1.69%
11	Apr-04	524	8,953,788.12	1.01%	910,278.00	575,607.50	334,670.50	5,791,235.41	0.448%	1.43%
12	May-04	695	11,491,856.86	1.35%	1,238,859.97	569,319.25	669,540.72	6,460,776.13	0.500%	1.35%
13	Jun-04	670	10,450,524.59	1.28%	955,582.53	639,139.39	316,443.14	6,777,219.27	0.524%	1.58%
14	Jul-04	745	11,417,471.88	1.47%	1,141,001.81	758,826.41	382,175.40	7,159,394.67	0.554%	1.50%
15	Aug-04	710	10,720,021.98	1.44%	1,123,773.69	512,961.22	610,812.47	7,770,207.14	0.601%	1.61%
16	Sep-04	783	11,661,780.84	1.65%	928,112.26	677,905.97	250,206.29	8,020,413.43	0.621%	1.54%
17	Oct-04	838	12,188,767.17	1.81%	917,676.87	526,750.68	390,926.19	8,411,339.62	0.651%	1.50%
18	Nov-04	752	10,804,339.97	1.68%	888,330.31	583,965.10	304,365.21	8,715,704.83	0.674%	1.48%
19	Dec-04	807	11,194,031.28	1.84%	1,238,147.27	398,665.87	839,481.40	9,555,186.23	0.739%	1.57%
20	Jan-05	741	10,101,335.24	1.75%	865,675.53	581,583.50	284,092.03	9,839,278.26	0.761%	1.57%
21	Feb-05	630	8,454,388.83	1.53%	625,127.44	607,947.02	17,180.42	9,856,458.68	0.763%	1.26%
22	Mar-05	598	7,860,767.86	1.52%	689,337.23	533,820.76	155,516.47	10,011,975.15	0.775%	1.77%
23	Apr-05	562	7,222,522.62	1.48%	584,184.54	525,537.15	58,647.39	10,070,622.54	0.779%	1.47%
24	May-05	594	7,458,620.68	1.62%	534,907.95	338,733.69	196,174.26	10,266,796.80	0.794%	1.50%
25	Jun-05	554	6,810,666.61	1.57%	613,197.44	383,158.68	230,038.76	10,496,835.56	0.812%	1.63%
26	Jul-05	709	8,423,878.21	2.07%	501,993.79	490,471.78	11,522.01	10,508,357.57	0.813%	1.52%
27	Aug-05	637	7,314,709.62	1.93%	786,151.51	330,125.76	456,025.75	10,964,383.32	0.848%	1.71%
28	Sep-05	681	7,511,013.99	2.12%	613,679.56	438,779.38	174,900.18	11,139,283.50	0.862%	1.51%
29	Oct-05	780	8,242,379.48	2.49%	481,148.80	415,187.91	65,960.89	11,205,244.39	0.867%	1.50%
30	Nov-05	749	7,697,370.42	2.48%	514,216.69	350,948.12	163,268.57	11,368,512.96	0.880%	1.35%
31	Dec-05	815	7,866,506.71	2.71%	501,983.50	357,119.82	144,863.68	11,513,376.64	0.891%	1.42%
32	Jan-06	696	6,497,696.78	2.41%	572,603.26	399,257.84	173,345.42	11,686,722.06	0.904%	1.48%
33	Feb-06	505	4,605,936.39	1.82%	452,901.37	436,550.44	16,350.93	11,703,072.99	0.906%	1.21%
34	Mar-06	465	4,153,420.92	1.77%	296,049.98	446,069.45	(150,019.47)	11,553,053.52	0.894%	1.44%
35	Apr-06	465	4,033,802.77	1.84%	119,992.19	341,458.88	(221,466.69)	11,331,586.83	0.877%	1.16%
36	May-06	488	4,082,278.47	2.03%	243,858.56	229,974.69	13,883.87	11,345,470.70	0.878%	1.40%
37	Jun-06	418	3,408,087.54	1.83%	124,251.68	255,718.68	(131,467.00)	11,214,003.70	0.868%	1.30%
38	Jul-06	489	3,788,976.34	2.21%	109,736.21	214,785.57	(105,049.36)	11,108,954.34	0.860%	1.22%
39	Aug-06	457	3,368,921.40	2.15%	199,711.68	210,503.97	(10,792.29)	11,098,162.05	0.859%	1.34%
40	Sep-06	469	3,296,980.68	2.30%	100,326.74	199,940.64	(99,613.90)	10,998,548.15	0.851%	1.17%
41	Oct-06	509	3,306,904.77	2.54%	117,587.76	207,448.27	(89,860.51)	10,908,687.64	0.844%	1.28%
42	Nov-06	471	2,940,283.21	2.49%	157,815.25	227,797.73	(69,982.48)	10,838,705.16	0.839%	1.15%
43	Dec-06	571	3,371,032.09	3.16%	100,398.43	148,532.17	(48,133.74)	10,790,571.42	0.835%	1.12%
44	Jan-07	515	2,813,156.53	2.98%	158,121.30	206,719.89	(48,598.59)	10,741,972.83	0.831%	1.31%
45	Feb-07	415	2,108,962.74	2.52%	109,060.72	159,015.47	(49,954.75)	10,692,018.08	0.827%	1.11%
46	Mar-07	441	2,052,176.32	2.84%	70,613.59	185,893.79	(115,280.20)	10,576,737.88	0.818%	1.36%
47	Apr-07	399	1,803,717.16	2.89%	55,297.20	148,217.28	(92,920.08)	10,483,817.80	0.811%	1.20%
48 *	May-07	435	1,791,641.59	0.00%	0.00	130,472.65	(130,472.65)	10,353,345.15	0.801%

Nissan Auto Receivables Owner Trust 2003-C

Historic Pool Performance

		Beginning Pool	Ending Pool		31-60 Day	31-60 Day	61-90 Day	61-90 Day	91-120+ Day	91-120+ Day
Month		Balance	Balance	Pool	Delinquent	Delinquent	Delinquent	Delinquent	Delinquent	Delinquent
Count	Month	($)	($)	Factor	(#)(1)	($)(1)	(#)(1)	($)(1)	(#)(1)	($)(1)

1	Nov-03	1,960,365,118.56	1,913,042,359.01	0.975860	520	9,805,784.56	0	0.00	0	0.00
2	Dec-03	1,913,042,359.01	1,855,592,815.02	0.946555	620	11,722,018.71	98	1,660,440.01	0	0.00
3	Jan-04	1,855,592,815.02	1,800,510,234.95	0.918457	666	12,387,805.82	122	2,285,538.76	30	579,467.88
4	Feb-04	1,800,510,234.95	1,745,569,769.27	0.890431	604	10,893,595.77	123	2,290,385.01	28	499,166.14
5	Mar-04	1,745,569,769.27	1,680,929,760.13	0.857457	568	10,158,710.44	113	1,988,327.51	31	499,096.00
6	Apr-04	1,680,929,760.13	1,623,230,326.96	0.828024	548	9,193,700.03	148	2,609,664.28	38	695,100.80
7	May-04	1,623,230,326.96	1,567,842,221.76	0.799771	827	14,149,596.00	148	2,394,687.36	37	670,596.25
8	Jun-04	1,567,842,221.76	1,506,510,579.66	0.768485	692	11,765,178.69	163	2,721,802.90	28	408,849.31
9	Jul-04	1,506,510,579.66	1,448,622,406.46	0.738955	811	13,757,498.68	198	3,269,817.25	56	885,411.16
10	Aug-04	1,448,622,406.46	1,389,178,912.80	0.708633	797	13,076,769.67	188	3,001,369.02	47	756,727.97
11	Sep-04	1,389,178,912.80	1,335,481,696.51	0.681241	803	12,935,097.77	247	4,034,761.55	43	682,616.36
12	Oct-04	1,335,481,696.51	1,282,651,213.97	0.654292	970	15,495,991.53	249	3,845,787.12	48	711,202.56
13	Nov-04	1,282,651,213.97	1,230,414,121.70	0.627645	834	12,819,314.26	232	3,591,175.01	59	923,219.19
14	Dec-04	1,230,414,121.70	1,179,163,161.80	0.601502	947	14,560,395.37	247	3,665,469.31	46	802,990.46
15	Jan-05	1,179,163,161.80	1,125,866,486.54	0.574315	873	13,169,881.21	234	3,661,429.92	48	697,938.87
16	Feb-05	1,125,866,486.54	1,080,600,777.32	0.551224	747	11,005,137.60	181	2,653,429.85	49	717,236.08
17	Mar-05	1,080,600,777.32	1,026,102,591.96	0.523424	719	10,632,771.59	146	2,075,680.87	40	613,584.69
18	Apr-05	1,026,102,591.96	978,861,120.39	0.499326	683	9,733,470.44	163	2,297,633.78	31	415,811.80
19	May-05	978,861,120.39	931,399,601.91	0.475115	771	10,756,697.52	185	2,502,744.40	42	576,051.85
20	Jun-05	931,399,601.91	882,969,133.10	0.450411	675	9,277,930.92	178	2,437,466.38	42	564,962.27
21	Jul-05	882,969,133.10	837,873,120.95	0.427407	911	11,955,800.39	216	2,869,627.29	44	591,442.42
22	Aug-05	837,873,120.95	788,634,320.03	0.402290	835	10,791,289.09	226	2,804,041.07	49	620,294.48
23	Sep-05	788,634,320.03	747,052,881.65	0.381078	824	10,086,137.86	220	2,755,471.56	49	621,207.64
24	Oct-05	747,052,881.65	706,188,899.00	0.360233	890	10,596,134.51	241	2,998,032.26	50	622,690.26
25	Nov-05	706,188,899.00	668,564,347.45	0.341041	788	9,479,239.42	267	3,163,232.66	58	681,013.75
26	Dec-05	668,564,347.45	631,556,262.85	0.322163	1,010	11,445,063.55	250	3,007,636.45	70	859,899.27
27	Jan-06	631,556,262.85	592,203,692.16	0.302088	779	8,740,250.62	252	2,799,164.82	49	574,471.02
28	Feb-06	592,203,692.16	557,873,919.46	0.284577	658	7,085,129.84	167	1,819,847.60	47	507,798.46
29	Mar-06	557,873,919.46	520,035,601.24	0.265275	678	7,148,695.36	119	1,255,371.67	24	218,494.24
30	Apr-06	520,035,601.24	489,465,383.55	0.249681	704	7,209,104.86	161	1,653,235.67	21	196,824.50
31	May-06	489,465,383.55	456,480,933.24	0.232855	675	6,680,804.46	126	1,214,374.58	31	311,079.09
32	Jun-06	456,480,933.24	426,433,851.76	0.217528	591	5,598,271.43	162	1,587,048.15	30	250,362.97
33	Jul-06	426,433,851.76	398,531,508.25	0.203295	670	6,133,795.17	161	1,490,851.88	30	284,167.02
34	Aug-06	398,531,508.25	370,248,309.33	0.188867	702	6,088,798.85	130	1,153,382.19	43	406,141.69
35	Sep-06	370,248,309.33	344,982,970.49	0.175979	661	5,661,485.72	176	1,526,142.97	34	281,583.59
36	Oct-06	344,982,970.49	319,150,409.06	0.162802	679	5,556,441.59	151	1,259,813.65	24	204,727.68
37	Nov-06	319,150,409.06	295,697,530.69	0.150838	660	5,067,094.68	154	1,212,749.87	27	219,638.77
38	Dec-06	295,697,530.69	273,627,246.84	0.139580	822	5,998,431.10	168	1,323,630.72	39	299,570.96
39	Jan-07	273,627,246.84	249,281,832.56	0.127161	646	4,480,231.44	186	1,362,001.03	26	207,075.14
40	Feb-07	249,281,832.56	228,221,255.18	0.116418	542	3,616,077.07	147	1,028,072.59	24	148,463.56
41	Mar-07	228,221,255.18	205,210,742.97	0.104680	543	3,422,672.78	109	728,117.32	18	128,611.96
42	Apr-07	205,210,742.97	184,748,425.03	0.094242	514	3,036,384.81	114	737,763.72	25	137,535.18
43	May-07	184,748,425.03	165,136,282.63	0.084238	588	3,254,083.75	104	611,083.68	25	175,745.19
44	Jun-07	165,136,282.63	147,023,866.57	0.074998	555	2,951,384.30	142	789,772.17	19	99,346.14
45	Jul-07	147,023,866.57	129,022,436.51	0.065816	573	2,784,949.44	141	755,419.23	21	111,729.28
46	Aug-07	129,022,436.51	111,943,830.85	0.057104	560	2,542,632.50	133	650,644.02	19	99,810.58
47	Sep-07	111,943,830.85	97,215,871.52	0.049591	547	2,275,806.42	147	644,419.02	26	127,118.86
48 *	Oct-07	97,215,871.52	0.00	—	563	2,157,319.62	118	489,198.12	15	65,993.62

Nissan Auto Receivables Owner Trust 2003-C — (Continued)

		Total	Total	Delinquent	Defaulted	Liquidated	Net	Cumulative	Cumulative
Month		Delinquent	Delinquent	% of End	Receivables	Proceeds	Losses	Net Losses	Net Losses	Prepayments
Count	Month	(#)	($)	Balance	($)(2)	($)(3)	($)(4)	($)(4)	(%)(4)	(1-Mo. ABS)(5)

1	Nov-03	520	9,805,784.56	0.51%	0.00	0.00	0.00	0.00	0.000%	0.57%
2	Dec-03	718	13,382,458.72	0.72%	340,719.21	0.00	340,719.21	340,719.21	0.017%	1.06%
3	Jan-04	818	15,252,812.46	0.85%	1,089,825.56	117,589.54	972,236.02	1,312,955.23	0.067%	0.98%
4	Feb-04	755	13,683,146.92	0.78%	1,638,977.90	337,678.06	1,301,299.84	2,614,255.07	0.133%	1.01%
5	Mar-04	712	12,646,133.95	0.75%	1,505,759.76	844,965.86	660,793.90	3,275,048.97	0.167%	1.49%
6	Apr-04	734	12,498,465.11	0.77%	1,268,167.48	947,140.96	321,026.52	3,596,075.49	0.183%	1.25%
7	May-04	1,012	17,214,879.61	1.10%	1,479,506.98	609,130.45	870,376.53	4,466,452.02	0.228%	1.18%
8	Jun-04	883	14,895,830.90	0.99%	1,770,967.17	563,951.49	1,207,015.68	5,673,467.70	0.289%	1.47%
9	Jul-04	1,065	17,912,727.09	1.24%	1,231,366.15	849,755.15	381,611.00	6,055,078.70	0.309%	1.38%
10	Aug-04	1,032	16,834,866.66	1.21%	2,092,676.11	647,491.86	1,445,184.25	7,500,262.95	0.383%	1.49%
11	Sep-04	1,093	17,652,475.68	1.32%	1,489,198.74	986,613.14	502,585.60	8,002,848.55	0.408%	1.29%
12	Oct-04	1,267	20,052,981.21	1.56%	1,961,289.18	843,943.84	1,117,345.34	9,120,193.89	0.465%	1.29%
13	Nov-04	1,125	17,333,708.46	1.41%	1,514,303.02	803,095.12	711,207.90	9,831,401.79	0.502%	1.31%
14	Dec-04	1,240	19,028,855.14	1.61%	1,336,170.65	763,355.47	572,815.18	10,404,216.97	0.531%	1.34%
15	Jan-05	1,155	17,529,250.00	1.56%	1,722,831.93	797,223.69	925,608.24	11,329,825.21	0.578%	1.47%
16	Feb-05	977	14,375,803.53	1.33%	1,141,622.22	847,279.16	294,343.06	11,624,168.27	0.593%	1.16%
17	Mar-05	905	13,322,037.15	1.30%	1,074,767.77	1,022,311.93	52,455.84	11,676,624.11	0.596%	1.60%
18	Apr-05	877	12,446,916.02	1.27%	1,181,295.50	797,024.99	384,270.51	12,060,894.62	0.615%	1.35%
19	May-05	998	13,835,493.77	1.49%	907,202.24	785,662.32	121,539.92	12,182,434.54	0.621%	1.41%
20	Jun-05	895	12,280,359.57	1.39%	966,339.43	648,138.58	318,200.85	12,500,635.39	0.638%	1.50%
21	Jul-05	1,171	15,416,870.10	1.84%	766,341.75	735,832.85	30,508.90	12,531,144.29	0.639%	1.41%
22	Aug-05	1,110	14,215,624.64	1.80%	1,116,756.03	543,820.98	572,935.05	13,104,079.34	0.668%	1.62%
23	Sep-05	1,093	13,462,817.06	1.80%	953,258.28	764,734.69	188,523.59	13,292,602.93	0.678%	1.36%
24	Oct-05	1,181	14,216,857.03	2.01%	991,922.58	518,111.89	473,810.69	13,766,413.62	0.702%	1.37%
25	Nov-05	1,113	13,323,485.83	1.99%	1,017,768.08	511,756.28	506,011.80	14,272,425.42	0.728%	1.26%
26	Dec-05	1,330	15,312,599.27	2.42%	881,360.62	451,594.71	429,765.91	14,702,191.33	0.750%	1.32%
27	Jan-06	1,080	12,113,886.46	2.05%	1,031,929.59	727,622.90	304,306.69	15,006,498.02	0.765%	1.48%
28	Feb-06	872	9,412,775.90	1.69%	814,372.76	668,879.57	145,493.19	15,151,991.21	0.773%	1.29%
29	Mar-06	821	8,622,561.27	1.66%	699,427.77	707,719.21	(8,291.44)	15,143,699.77	0.772%	1.51%
30	Apr-06	886	9,059,165.03	1.85%	356,777.05	513,836.65	(157,059.60)	14,986,640.17	0.764%	1.19%
31	May-06	832	8,206,258.13	1.80%	347,133.97	423,329.80	(76,195.83)	14,910,444.34	0.761%	1.38%
32	Jun-06	783	7,435,682.55	1.74%	297,672.77	511,246.70	(213,573.93)	14,696,870.41	0.750%	1.27%
33	Jul-06	861	7,908,814.07	1.98%	405,827.96	375,737.92	30,090.04	14,726,960.45	0.751%	1.19%
34	Aug-06	875	7,648,322.73	2.07%	414,782.40	341,083.27	73,699.13	14,800,659.58	0.755%	1.27%
35	Sep-06	871	7,469,212.28	2.17%	451,708.33	355,773.19	95,935.14	14,896,594.72	0.760%	1.11%
36	Oct-06	854	7,020,982.92	2.20%	332,744.78	260,601.27	72,143.51	14,968,738.23	0.764%	1.21%
37	Nov-06	841	6,499,483.32	2.20%	417,148.97	438,885.32	(21,736.35)	14,947,001.88	0.762%	1.08%
38	Dec-06	1,029	7,621,632.78	2.79%	316,794.13	349,665.22	(32,871.09)	14,914,130.79	0.761%	1.10%
39	Jan-07	858	6,049,307.61	2.43%	316,686.39	328,594.69	(11,908.30)	14,902,222.49	0.760%	1.33%
40	Feb-07	713	4,792,613.22	2.10%	239,859.18	386,440.65	(146,581.47)	14,755,641.02	0.753%	1.16%
41	Mar-07	670	4,279,402.06	2.09%	242,987.41	363,589.01	(120,601.60)	14,635,039.42	0.747%	1.36%
42	Apr-07	653	3,911,683.71	2.12%	145,976.70	335,665.07	(189,688.37)	14,445,351.05	0.737%	1.26%
43	May-07	717	4,040,912.62	2.45%	196,364.08	344,807.78	(148,443.70)	14,296,907.35	0.729%	1.26%
44	Jun-07	716	3,840,502.61	2.61%	200,044.25	365,365.20	(165,320.95)	14,131,586.40	0.721%	1.20%
45	Jul-07	735	3,652,097.95	2.83%	161,478.25	307,990.54	(146,512.29)	13,985,074.11	0.713%	1.27%
46	Aug-07	712	3,293,087.10	2.94%	144,690.72	318,079.00	(173,388.28)	13,811,685.83	0.705%	1.27%
47	Sep-07	720	3,047,344.30	3.13%	156,238.21	177,186.75	(20,948.54)	13,790,737.29	0.703%	1.06%
48 *	Oct-07	696	2,712,511.36	0.00%	0.00	291,589.05	(291,589.05)	13,499,148.24	0.689%

Nissan Auto Receivables Owner Trust 2004-A

Historic Pool Performance

		Beginning Pool	Ending Pool		31-60 Day	31-60 Day	61-90 Day	61-90 Day	91-120+ Day	91-120+ Day
Month		Balance	Balance	Pool	Delinquent	Delinquent	Delinquent	Delinquent	Delinquent	Delinquent
Count	Month	($)	($)	Factor	(#)(1)	($)(1)	(#)(1)	($)(1)	(#)(1)	($)(1)

1	Feb-04	1,380,872,243.13	1,345,635,148.87	0.974482	266	4,971,903.96	0	0.00	0	0.00
2	Mar-04	1,345,635,148.87	1,303,284,549.47	0.943813	278	5,237,322.42	34	579,880.58	0	0.00
3	Apr-04	1,303,284,549.47	1,264,579,424.86	0.915783	305	5,432,800.07	60	1,070,189.32	10	160,531.66
4	May-04	1,264,579,424.86	1,227,062,778.14	0.888614	400	7,265,887.29	73	1,312,980.68	21	282,696.68
5	Jun-04	1,227,062,778.14	1,185,529,528.64	0.858537	380	6,717,076.68	83	1,405,114.78	15	272,416.40
6	Jul-04	1,185,529,528.64	1,145,670,040.32	0.829671	488	8,495,203.20	107	1,844,599.91	24	381,806.19
7	Aug-04	1,145,670,040.32	1,105,099,803.35	0.800291	486	8,394,163.81	121	2,134,461.93	26	423,790.17
8	Sep-04	1,105,099,803.35	1,068,170,518.23	0.773548	474	8,164,887.16	123	2,097,915.80	24	379,307.15
9	Oct-04	1,068,170,518.23	1,030,894,494.43	0.746553	581	9,734,501.11	137	2,316,206.46	25	405,008.75
10	Nov-04	1,030,894,494.43	993,933,908.93	0.719787	575	9,486,543.54	140	2,312,360.29	33	554,953.87
11	Dec-04	993,933,908.93	957,555,315.46	0.693442	611	9,850,409.18	164	2,654,222.19	42	692,544.12
12	Jan-05	957,555,315.46	920,451,992.00	0.666573	598	9,277,988.10	160	251,372.75	31	501,964.34
13	Feb-05	920,451,992.00	888,772,315.14	0.643631	512	8,200,007.86	125	1,846,923.14	42	603,189.92
14	Mar-05	888,772,315.14	850,953,773.96	0.616244	505	7,993,201.39	108	1,675,037.69	23	305,549.28
15	Apr-05	850,953,773.96	817,944,640.00	0.592339	447	7,134,035.30	116	1,793,993.59	23	331,335.14
16	May-05	817,944,640.00	784,250,440.04	0.567938	456	7,107,991.17	96	1,547,549.96	29	450,011.09
17	Jun-05	784,250,440.04	749,743,132.98	0.542949	452	6,733,523.85	109	1,634,417.66	23	388,882.19
18	Jul-05	749,743,132.98	716,350,023.14	0.518766	615	8,836,519.49	132	1,971,943.11	27	392,792.21
19	Aug-05	716,350,023.14	679,453,599.83	0.492047	597	8,545,537.91	133	1,947,504.12	32	452,440.38
20	Sep-05	679,453,599.83	647,833,924.65	0.469148	585	8,208,049.78	140	1,957,783.41	37	552,814.69
21	Oct-05	647,833,924.65	617,662,393.11	0.447299	661	8,812,925.35	168	2,338,983.47	39	523,732.93
22	Nov-05	617,662,393.11	589,595,076.25	0.426973	599	8,012,039.13	185	2,466,187.58	50	687,207.13
23	Dec-05	589,595,076.25	561,420,575.82	0.406570	694	8,964,331.45	194	2,576,566.85	41	527,912.96
24	Jan-06	561,420,575.82	531,869,432.35	0.385169	618	7,792,904.27	153	1,970,464.69	34	434,986.20
25	Feb-06	531,869,432.35	505,986,977.88	0.366426	494	6,233,790.30	137	1,767,021.96	27	332,607.89
26	Mar-06	505,986,977.88	475,638,084.20	0.344448	477	5,798,640.06	92	1,131,859.64	17	209,411.26
27	Apr-06	475,638,084.20	451,574,178.54	0.327021	484	5,619,055.06	133	1,537,686.16	15	213,140.62
28	May-06	451,574,178.54	424,246,959.49	0.307231	515	5,868,087.32	98	1,145,614.12	22	242,179.05
29	Jun-06	424,246,959.49	398,420,298.54	0.288528	454	4,843,303.09	112	1,270,949.22	19	198,964.38
30	Jul-06	398,420,298.54	373,894,218.47	0.270767	463	4,868,137.60	118	1,268,193.87	25	288,196.70
31	Aug-06	373,894,218.47	349,967,469.31	0.253439	476	4,809,500.58	97	994,010.60	29	293,175.03
32	Sep-06	349,967,469.31	328,869,685.01	0.238161	492	4,901,707.39	108	1,046,711.19	16	141,147.69
33	Oct-06	328,869,685.01	308,163,219.93	0.223166	535	5,152,859.65	91	894,669.43	15	125,717.54
34	Nov-06	308,163,219.93	289,599,486.86	0.209722	500	4,597,268.15	112	1,102,386.35	16	124,207.54
35	Dec-06	289,599,486.86	271,622,680.30	0.196704	616	5,319,505.27	134	1,245,999.04	26	261,177.05
36	Jan-07	271,622,680.30	251,780,143.63	0.182334	474	4,015,892.11	112	976,077.66	25	228,093.24
37	Feb-07	251,780,143.63	234,277,572.22	0.169659	401	3,297,306.25	94	751,353.22	12	94,623.61
38	Mar-07	234,277,572.22	215,531,319.47	0.156083	426	3,377,700.71	81	619,182.18	16	134,933.88
39	Apr-07	215,531,319.47	198,503,034.32	0.143752	401	3,058,800.16	99	723,414.95	8	61,220.74
40	May-07	198,503,034.32	181,758,066.54	0.131626	436	3,123,078.10	89	629,626.51	24	177,141.64
41	Jun-07	181,758,066.54	165,874,385.92	0.120123	406	2,769,525.88	102	680,903.88	20	161,257.24
42	Jul-07	165,874,385.92	149,873,599.07	0.108535	418	2,656,288.33	95	615,698.92	18	119,826.34
43	Aug-07	149,873,599.07	134,916,306.83	0.097704	418	2,556,081.58	107	662,443.31	13	67,384.98
44	Sep-07	134,916,306.83	122,003,761.51	0.088353	432	2,467,076.71	110	680,293.51	23	128,622.63
45	Oct-07	122,003,761.51	107,939,782.72	0.078168	455	2,415,867.83	101	537,379.28	16	100,429.79
46	Nov-07	107,939,782.72	95,572,524.89	0.069212	416	2,116,732.20	111	552,598.05	20	110,523.30
47	Dec-07	95,572,524.89	83,912,649.77	0.060768	523	2,388,791.20	130	651,081.34	29	139,245.85
48	Jan-08	83,912,649.77	71,597,968.78	0.051850	417	1,758,157.48	129	603,174.16	20	93,636.53
49 *	Feb-08	71,597,968.78	0.00	—	105	442,864.48	22	90,175.59	0	0.00

Nissan Auto Receivables Owner Trust 2004-A — (Continued)

		Total	Total	Delinquent	Defaulted	Liquidated	Net	Cumulative	Cumulative
Month		Delinquent	Delinquent	% of End	Receivables	Proceeds	Losses	Net Losses	Net Losses	Prepayments
Count	Month	(#)	($)	Balance	($)(2)	($)(3)	($)(4)	($)(4)	(%)(4)	(1-Mo. ABS)(5)

1	Feb-04	266	4,971,903.96	0.37%	0.00	0.00	0.00	0.00	0.000%	0.72%
2	Mar-04	312	5,817,203.00	0.45%	371,972.88	0.00	371,972.88	371,972.88	0.027%	1.20%
3	Apr-04	375	6,663,521.05	0.53%	404,095.59	145,900.00	258,195.59	630,168.47	0.046%	1.01%
4	May-04	494	8,861,564.65	0.72%	899,286.47	216,757.10	682,529.37	1,312,697.84	0.095%	0.96%
5	Jun-04	478	8,394,607.86	0.71%	917,193.66	390,485.26	526,708.40	1,839,406.24	0.133%	1.28%
6	Jul-04	619	10,721,609.30	0.94%	808,882.62	305,035.69	503,846.93	2,343,253.17	0.170%	1.21%
7	Aug-04	633	10,952,415.91	0.99%	1,082,744.76	385,034.62	697,710.14	3,040,963.31	0.220%	1.30%
8	Sep-04	621	10,642,110.11	1.00%	1,094,836.81	503,480.11	591,356.70	3,632,320.01	0.263%	1.11%
9	Oct-04	743	12,455,716.32	1.21%	1,132,278.84	510,494.89	621,783.95	4,254,103.96	0.308%	1.16%
10	Nov-04	748	12,353,857.70	1.24%	1,040,954.51	521,746.43	519,208.08	4,773,312.04	0.346%	1.18%
11	Dec-04	817	13,197,175.49	1.38%	1,163,827.55	414,363.75	749,463.80	5,522,775.84	0.400%	1.22%
12	Jan-05	789	10,031,325.19	1.09%	1,265,633.00	517,021.55	748,611.45	6,271,387.29	0.454%	1.30%
13	Feb-05	679	10,650,120.92	1.20%	792,807.13	660,810.44	131,996.69	6,403,383.98	0.464%	0.98%
14	Mar-05	636	9,973,788.36	1.17%	892,309.97	592,699.62	299,610.35	6,702,994.33	0.485%	1.41%
15	Apr-05	586	9,259,364.03	1.13%	735,787.29	660,865.64	74,921.65	6,777,915.98	0.491%	1.16%
16	May-05	581	9,105,552.22	1.16%	643,965.87	483,747.98	160,217.89	6,938,133.87	0.502%	1.24%
17	Jun-05	584	8,756,823.70	1.17%	719,736.36	413,757.99	305,978.37	7,244,112.24	0.525%	1.34%
18	Jul-05	774	11,201,254.81	1.56%	745,963.82	484,498.68	261,465.14	7,505,577.38	0.544%	1.31%
19	Aug-05	762	10,945,482.41	1.61%	861,489.96	261,218.66	600,271.30	8,105,848.68	0.587%	1.56%
20	Sep-05	762	10,718,647.88	1.65%	671,912.10	456,630.09	215,282.01	8,321,130.69	0.603%	1.30%
21	Oct-05	868	11,675,641.75	1.89%	848,880.62	343,589.04	505,291.58	8,826,422.27	0.639%	1.25%
22	Nov-05	834	11,165,433.84	1.89%	707,334.83	499,776.16	207,558.67	9,033,980.94	0.654%	1.14%
23	Dec-05	929	12,068,811.26	2.15%	884,542.56	473,616.88	410,925.68	9,444,906.62	0.684%	1.19%
24	Jan-06	805	10,198,355.16	1.92%	739,551.04	521,056.43	218,494.61	9,663,401.23	0.700%	1.33%
25	Feb-06	658	8,333,420.15	1.65%	468,644.25	536,647.23	(68,002.98)	9,595,398.25	0.695%	1.11%
26	Mar-06	586	7,139,910.96	1.50%	500,566.56	440,664.52	59,902.04	9,655,300.29	0.699%	1.46%
27	Apr-06	632	7,369,881.84	1.63%	420,135.86	373,862.60	46,273.26	9,701,573.55	0.703%	1.12%
28	May-06	635	7,255,880.49	1.71%	461,718.72	453,084.45	8,634.27	9,710,207.82	0.703%	1.40%
29	Jun-06	585	6,313,216.69	1.58%	298,411.57	438,322.96	(139,911.39)	9,570,296.43	0.693%	1.36%
30	Jul-06	606	6,424,528.17	1.72%	438,351.37	278,770.29	159,581.08	9,729,877.51	0.705%	1.32%
31	Aug-06	602	6,096,686.21	1.74%	424,929.33	289,513.33	135,416.00	9,865,293.51	0.714%	1.33%
32	Sep-06	616	6,089,566.27	1.85%	385,646.42	366,040.20	19,606.22	9,884,899.73	0.716%	1.15%
33	Oct-06	641	6,173,246.62	2.00%	116,768.15	226,277.77	(109,509.62)	9,775,390.11	0.708%	1.17%
34	Nov-06	628	5,823,862.04	2.01%	243,911.16	302,808.97	(58,897.81)	9,716,492.30	0.704%	1.00%
35	Dec-06	776	6,826,681.36	2.51%	236,835.70	292,226.96	(55,391.26)	9,661,101.04	0.700%	0.98%
36	Jan-07	611	5,220,063.01	2.07%	360,100.25	268,370.88	91,729.37	9,752,830.41	0.706%	1.23%
37	Feb-07	507	4,143,283.08	1.77%	258,410.91	257,199.52	1,211.39	9,754,041.80	0.706%	1.04%
38	Mar-07	523	4,131,816.77	1.92%	107,649.65	348,719.83	(241,070.18)	9,512,971.62	0.689%	1.23%
39	Apr-07	508	3,843,435.85	1.94%	105,975.39	265,943.46	(159,968.07)	9,353,003.55	0.677%	1.12%
40	May-07	549	3,929,846.25	2.16%	123,253.41	143,125.39	(19,871.98)	9,333,131.57	0.676%	1.15%
41	Jun-07	528	3,611,687.00	2.18%	149,831.73	198,477.65	(48,645.92)	9,284,485.65	0.672%	1.11%
42	Jul-07	531	3,391,813.59	2.26%	198,696.89	178,392.00	20,304.89	9,304,790.54	0.674%	1.20%
43	Aug-07	538	3,285,909.87	2.44%	149,945.15	233,877.95	(83,932.80)	9,220,857.74	0.668%	1.14%
44	Sep-07	565	3,275,992.85	2.69%	111,515.35	149,255.68	(37,740.33)	9,183,117.41	0.665%	0.84%
45	Oct-07	572	3,053,676.90	2.83%	107,852.88	215,803.16	(107,950.28)	9,075,167.13	0.657%	1.15%
46	Nov-07	547	2,779,853.55	2.91%	112,495.90	154,809.46	(42,313.56)	9,032,853.57	0.654%	1.12%
47	Dec-07	682	3,179,118.39	3.79%	111,719.81	167,385.15	(55,665.34)	8,977,188.23	0.650%	1.08%
48	Jan-08	566	2,454,968.17	3.43%	160,582.45	168,499.60	(7,917.15)	8,969,271.08	0.650%	1.28%
49 *	Feb-08	127	533,040.07	0.00%	0.00	182,461.14	(182,461.14)	8,786,809.94	0.636%

Nissan Auto Receivables Owner Trust 2004-B

Historic Pool Performance

		Beginning Pool	Ending Pool		31-60 Day	31-60 Day	61-90 Day	61-90 Day	91-120+ Day	91-120+ Day
Month		Balance	Balance	Pool	Delinquent	Delinquent	Delinquent	Delinquent	Delinquent	Delinquent
Count	Month	($)	($)	Factor	(#)(1)	($)(1)	(#)(1)	($)(1)	(#)(1)	($)(1)

1	Jun-04	1,552,459,984.25	1,502,651,032.80	0.967916	0	0.00	0	0.00	0	0.00
2	Jul-04	1,502,651,032.80	1,462,362,879.28	0.941965	357	7,007,601.44	5	94,180.59	0	0.00
3	Aug-04	1,462,362,879.28	1,419,892,992.16	0.914608	377	7,445,805.94	83	1,545,402.27	0	0.00
4	Sep-04	1,419,892,992.16	1,378,705,944.77	0.888078	453	8,964,768.28	98	1,900,613.08	23	475,941.81
5	Oct-04	1,378,705,944.77	1,336,851,370.25	0.861118	534	10,306,973.73	125	2,262,123.13	16	237,708.89
6	Nov-04	1,336,851,370.25	1,295,452,967.25	0.834452	516	9,739,625.86	105	1,896,656.35	35	567,769.60
7	Dec-04	1,295,452,967.25	1,252,499,127.24	0.806784	634	11,594,795.73	132	2,402,545.83	26	500,267.84
8	Jan-05	1,252,499,127.24	1,209,687,833.97	0.779207	577	10,592,527.36	141	2,452,405.31	34	53,408.15
9	Feb-05	1,209,687,833.97	1,171,888,867.73	0.754859	507	9,106,698.93	114	2,008,705.41	28	459,426.04
10	Mar-05	1,171,888,867.73	1,125,330,746.88	0.724869	504	8,833,302.38	103	1,668,582.63	16	252,059.20
11	Apr-05	1,125,330,746.88	1,084,482,645.22	0.698558	452	7,914,937.96	103	1,716,345.49	28	430,037.36
12	May-05	1,084,482,645.22	1,043,136,107.47	0.671925	572	9,738,747.92	95	1,528,560.51	30	498,536.19
13	Jun-05	1,043,136,107.47	1,000,345,224.13	0.644361	542	9,280,042.09	133	2,213,851.58	24	399,831.32
14	Jul-05	1,000,345,224.13	960,546,616.45	0.618726	682	11,245,669.16	151	2,466,037.92	38	628,050.73
15	Aug-05	960,546,616.45	917,588,054.91	0.591054	654	10,566,633.40	159	2,683,099.57	34	514,757.73
16	Sep-05	917,588,054.91	879,536,803.03	0.566544	650	10,136,862.91	167	2,704,084.95	53	923,446.45
17	Oct-05	879,536,803.03	841,109,654.84	0.541792	748	11,661,249.29	183	2,803,991.80	52	768,089.62
18	Nov-05	841,109,654.84	805,145,459.39	0.518626	674	10,033,108.07	205	3,208,015.17	52	716,612.62
19	Dec-05	805,145,459.39	768,481,518.17	0.495009	820	11,733,520.76	204	3,023,342.36	70	1,035,209.69
20	Jan-06	768,481,518.17	731,431,751.95	0.471144	653	9,275,175.34	241	3,406,794.46	35	506,793.66
21	Feb-06	731,431,751.95	698,419,538.55	0.449879	569	8,035,047.23	164	2,142,777.04	41	528,853.81
22	Mar-06	698,419,538.55	660,874,501.77	0.425695	528	7,235,483.23	121	1,682,654.22	22	278,882.72
23	Apr-06	660,874,501.77	629,393,227.70	0.405417	529	7,046,933.17	125	1,790,253.37	31	434,757.33
24	May-06	629,393,227.70	594,936,344.34	0.383222	567	7,367,518.08	108	1,493,707.36	23	323,140.67
25	Jun-06	594,936,344.34	562,884,253.68	0.362576	493	6,093,672.52	109	1,367,691.43	22	325,658.63
26	Jul-06	562,884,253.68	531,968,320.90	0.342662	591	7,027,414.60	118	1,463,379.99	17	201,763.30
27	Aug-06	531,968,320.90	500,658,731.35	0.322494	527	6,104,010.27	149	1,846,602.11	17	196,073.26
28	Sep-06	500,658,731.35	472,301,492.50	0.304228	631	7,114,416.60	137	1,570,336.80	31	370,261.68
29	Oct-06	472,301,492.50	443,518,040.47	0.285687	628	6,884,671.97	137	1,486,323.18	30	350,416.40
30	Nov-06	443,518,040.47	417,146,119.97	0.268700	602	6,273,221.91	153	1,598,230.69	24	231,612.58
31	Dec-06	417,146,119.97	392,509,120.85	0.252830	718	7,237,180.93	170	1,758,743.93	35	367,879.85
32	Jan-07	392,509,120.85	365,908,298.33	0.235696	603	6,010,211.06	162	1,632,714.58	35	371,188.28
33	Feb-07	365,908,298.33	343,675,783.80	0.221375	485	4,561,808.05	126	1,251,774.25	20	204,112.80
34	Mar-07	343,675,783.80	319,537,694.66	0.205827	509	4,658,947.37	99	964,486.27	27	289,559.36
35	Apr-07	319,537,694.66	297,206,386.06	0.191442	447	3,912,654.70	109	1,004,446.07	22	223,770.28
36	May-07	297,206,386.06	275,460,388.54	0.177435	526	4,393,079.84	119	1,020,383.82	22	225,272.64
37	Jun-07	275,460,388.54	254,568,288.16	0.163977	509	4,069,281.76	117	1,003,088.63	21	165,124.59
38	Jul-07	254,568,288.16	234,019,680.87	0.150741	497	3,694,357.22	135	1,092,951.34	29	246,107.68
39	Aug-07	234,019,680.87	214,239,229.92	0.138000	471	3,438,425.19	126	943,529.49	27	214,194.43
40	Sep-07	214,239,229.92	197,055,354.13	0.126931	472	3,197,059.82	142	1,049,870.08	29	211,771.19
41	Oct-07	197,055,354.13	178,082,729.01	0.114710	496	3,231,900.78	134	913,562.13	18	132,031.86
42	Nov-07	178,082,729.01	161,543,246.89	0.104056	495	2,964,387.20	128	834,276.37	19	147,694.14
43	Dec-07	161,543,246.89	146,136,214.02	0.094132	598	3,450,098.36	157	956,131.47	39	245,706.24
44	Jan-08	146,136,214.02	129,551,299.93	0.083449	492	2,643,114.86	163	886,590.39	32	202,270.88
45	Feb-08	129,551,299.93	114,421,691.79	0.073703	403	2,069,314.24	129	654,160.28	21	114,614.35
46	Mar-08	114,421,691.79	99,056,549.14	0.063806	489	2,337,084.01	96	517,517.92	17	79,185.30
47	Apr-08	99,056,549.14	85,127,275.21	0.054834	431	1,815,386.96	115	540,419.04	13	67,285.67
48	May-08	85,127,275.21	71,696,987.97	0.046183	460	1,729,816.05	125	528,290.02	22	100,178.24
49 *	Jun-08	71,696,987.97	0.00	—	421	1,487,775.57	121	450,387.70	28	109,912.34

Nissan Auto Receivables Owner Trust 2004-B — (Continued)

		Total	Total	Delinquent	Defaulted	Liquidated	Net	Cumulative	Cumulative
Month		Delinquent	Delinquent	% of End	Receivables	Proceeds	Losses	Net Losses	Net Losses	Prepayments
Count	Month	(#)	($)	Balance	($)(2)	($)(3)	($)(4)	($)(4)	(%)(4)	(1-Mo. ABS)(5)

1	Jun-04	0	0.00	0.00%	0.00	0.00	0.00	0.00	0.000%	1.35%
2	Jul-04	362	7,101,782.03	0.49%	160,912.33	0.00	160,912.33	160,912.33	0.010%	0.85%
3	Aug-04	460	8,991,208.21	0.63%	259,406.45	28,500.00	230,906.45	391,818.78	0.025%	1.00%
4	Sep-04	574	11,341,323.17	0.82%	838,890.44	135,517.06	703,373.38	1,095,192.16	0.071%	0.96%
5	Oct-04	675	12,806,805.75	0.96%	1,584,158.88	264,212.79	1,319,946.09	2,415,138.25	0.156%	1.02%
6	Nov-04	656	12,204,051.81	0.94%	1,096,289.68	559,067.28	537,222.40	2,952,360.65	0.190%	1.03%
7	Dec-04	792	14,497,609.40	1.16%	1,031,101.58	638,614.06	392,487.52	3,344,848.17	0.215%	1.15%
8	Jan-05	752	13,098,340.82	1.08%	1,035,322.35	401,973.51	633,348.84	3,978,197.01	0.256%	1.18%
9	Feb-05	649	11,574,830.38	0.99%	1,085,581.24	557,828.08	527,753.16	4,505,950.17	0.290%	0.91%
10	Mar-05	623	10,753,944.21	0.96%	976,377.64	799,581.99	176,795.65	4,682,745.82	0.302%	1.46%
11	Apr-05	583	10,061,320.81	0.93%	1,038,897.81	743,549.53	295,348.28	4,978,094.10	0.321%	1.18%
12	May-05	697	11,765,844.62	1.13%	931,634.61	551,783.66	379,850.95	5,357,945.05	0.345%	1.25%
13	Jun-05	699	11,893,724.99	1.19%	862,943.73	659,900.54	203,043.19	5,560,988.24	0.358%	1.41%
14	Jul-05	871	14,339,757.81	1.49%	776,360.11	510,390.34	265,969.77	5,826,958.01	0.375%	1.25%
15	Aug-05	847	13,764,490.70	1.50%	1,132,545.08	416,862.02	715,683.06	6,542,641.07	0.421%	1.47%
16	Sep-05	870	13,764,394.31	1.56%	1,203,977.96	531,806.97	672,170.99	7,214,812.06	0.465%	1.24%
17	Oct-05	983	15,233,330.71	1.81%	1,269,615.83	510,753.82	758,862.01	7,973,674.07	0.514%	1.31%
18	Nov-05	931	13,957,735.86	1.73%	1,226,712.01	551,946.33	674,765.68	8,648,439.75	0.557%	1.20%
19	Dec-05	1,094	15,792,072.81	2.05%	1,068,501.71	589,915.03	478,586.68	9,127,026.43	0.588%	1.29%
20	Jan-06	929	13,188,763.46	1.80%	1,205,748.59	604,629.89	601,118.70	9,728,145.13	0.627%	1.36%
21	Feb-06	774	10,706,678.08	1.53%	853,855.70	689,358.69	164,497.01	9,892,642.14	0.637%	1.20%
22	Mar-06	671	9,197,020.17	1.39%	649,909.59	821,753.80	(171,844.21)	9,720,797.93	0.626%	1.51%
23	Apr-06	685	9,271,943.87	1.47%	507,103.22	482,429.17	24,674.05	9,745,471.98	0.628%	1.20%
24	May-06	698	9,184,366.11	1.54%	543,146.28	439,965.08	103,181.20	9,848,653.18	0.634%	1.43%
25	Jun-06	624	7,787,022.58	1.38%	525,227.86	469,732.82	55,495.04	9,904,148.22	0.638%	1.34%
26	Jul-06	726	8,692,557.89	1.63%	701,467.99	333,968.04	367,499.95	10,271,648.17	0.662%	1.32%
27	Aug-06	693	8,146,685.64	1.63%	406,636.18	526,452.03	(119,815.85)	10,151,832.32	0.654%	1.39%
28	Sep-06	799	9,055,015.08	1.92%	470,735.46	412,645.56	58,089.90	10,209,922.22	0.658%	1.26%
29	Oct-06	795	8,721,411.55	1.97%	367,087.21	389,055.62	(21,968.41)	10,187,953.81	0.656%	1.34%
30	Nov-06	779	8,103,065.18	1.94%	421,339.78	436,881.69	(15,541.91)	10,172,411.90	0.655%	1.23%
31	Dec-06	923	9,363,804.71	2.39%	428,371.54	304,013.75	124,357.79	10,296,769.69	0.663%	1.14%
32	Jan-07	800	8,014,113.92	2.19%	458,921.99	309,824.74	149,097.25	10,445,866.94	0.673%	1.34%
33	Feb-07	631	6,017,695.10	1.75%	378,332.74	322,931.37	55,401.37	10,501,268.31	0.676%	1.04%
34	Mar-07	635	5,912,993.00	1.85%	240,620.23	412,929.09	(172,308.86)	10,328,959.45	0.665%	1.26%
35	Apr-07	578	5,140,871.05	1.73%	213,449.11	380,181.95	(166,732.84)	10,162,226.61	0.655%	1.17%
36	May-07	667	5,638,736.30	2.05%	294,321.26	286,067.82	8,253.44	10,170,480.05	0.655%	1.18%
37	Jun-07	647	5,237,494.98	2.06%	315,852.41	276,021.43	39,830.98	10,210,311.03	0.658%	1.16%
38	Jul-07	661	5,033,416.24	2.15%	269,499.31	231,625.70	37,873.61	10,248,184.64	0.660%	1.27%
39	Aug-07	624	4,596,149.11	2.15%	285,138.81	282,119.17	3,019.64	10,251,204.28	0.660%	1.26%
40	Sep-07	643	4,458,701.09	2.26%	210,610.88	220,869.02	(10,258.14)	10,240,946.14	0.660%	1.05%
41	Oct-07	648	4,277,494.77	2.40%	251,501.89	248,809.34	2,692.55	10,243,638.69	0.660%	1.31%
42	Nov-07	642	3,946,357.71	2.44%	202,142.01	241,461.18	(39,319.17)	10,204,319.52	0.657%	1.13%
43	Dec-07	794	4,651,936.07	3.18%	138,778.57	240,555.30	(101,776.73)	10,102,542.79	0.651%	1.05%
44	Jan-08	687	3,731,976.13	2.88%	231,882.88	280,185.84	(48,302.96)	10,054,239.83	0.648%	1.28%
45	Feb-08	553	2,838,088.87	2.48%	167,100.85	323,725.58	(156,624.73)	9,897,615.10	0.638%	1.19%
46	Mar-08	602	2,933,787.23	2.96%	132,716.95	273,962.71	(141,245.76)	9,756,369.34	0.628%	1.31%
47	Apr-08	559	2,423,091.67	2.85%	91,753.91	312,398.46	(220,644.55)	9,535,724.79	0.614%	1.23%
48	May-08	607	2,358,284.31	3.29%	82,403.77	192,004.22	(109,600.45)	9,426,124.34	0.607%	1.27%
49 *	Jun-08	570	2,048,075.61	0.00%	0.00	177,547.27	(177,547.27)	9,248,577.07	0.596%

Nissan Auto Receivables Owner Trust 2004-C

Historic Pool Performance

			Beginning Pool	Ending Pool		31-60 Day	31-60 Day	61-90 Day	61-90 Day	91-120+ Day	91-120+ Day
Month			Balance	Balance	Pool	Delinquent	Delinquent	Delinquent	Delinquent	Delinquent	Delinquent
Count		Month	($)	($)	Factor	(#)(1)	($)(1)	(#)(1)	($)(1)	(#)(1)	($)(1)

1		Sep-04	1,231,808,868.66	1,187,086,022.09	0.963693	296	4,752,954.18	0	0.00	0	0.00
2		Oct-04	1,187,086,022.09	1,143,524,093.52	0.928329	474	7,689,570.39	49	752,301.31	0	0.00
3		Nov-04	1,143,524,093.52	1,099,971,107.59	0.892972	414	6,571,644.21	100	1,687,207.34	12	154,850.60
4		Dec-04	1,099,971,107.59	1,056,053,417.66	0.857319	485	7,766,142.55	110	1,852,089.86	24	442,035.88
5		Jan-05	1,056,053,417.66	1,011,082,649.70	0.820811	495	7,833,731.73	103	1,750,394.27	36	650,281.05
6		Feb-05	1,011,082,649.70	971,241,025.87	0.788467	412	6,099,105.70	104	1,603,663.08	13	243,740.51
7		Mar-05	971,241,025.87	925,059,127.68	0.750976	432	6,459,844.94	71	1,080,169.78	17	288,599.57
8		Apr-05	925,059,127.68	886,480,786.93	0.719658	412	6,287,208.56	99	1,492,540.20	17	271,263.33
9		May-05	886,480,786.93	848,365,974.37	0.688716	496	7,277,313.61	127	1,850,573.68	27	378,241.48
10		Jun-05	848,365,974.37	810,406,151.83	0.657899	420	6,206,924.36	120	1,766,719.38	30	434,828.82
11		Jul-05	810,406,151.83	775,245,153.96	0.629355	593	8,565,924.73	125	1,839,458.84	29	409,766.64
12		Aug-05	775,245,153.96	738,705,418.43	0.599692	544	7,807,533.22	146	2,098,668.72	25	355,910.83
13		Sep-05	738,705,418.43	707,461,706.62	0.574327	540	7,912,685.02	164	2,134,714.03	35	482,288.11
14		Oct-05	707,461,706.62	676,961,247.41	0.549567	575	8,454,667.42	151	2,150,453.24	42	568,681.43
15		Nov-05	676,961,247.41	648,631,528.57	0.526568	499	7,524,953.59	155	2,194,769.10	32	434,184.75
16		Dec-05	648,631,528.57	620,872,987.47	0.504034	581	8,658,922.88	151	2,074,439.00	41	540,335.50
17		Jan-06	620,872,987.47	591,770,432.19	0.480408	498	7,885,481.54	140	1,972,515.29	20	229,160.14
18		Feb-06	591,770,432.19	566,668,575.33	0.460030	399	6,131,352.56	123	1,857,000.87	23	322,564.00
19		Mar-06	566,668,575.33	538,240,501.67	0.436951	378	5,573,672.45	81	1,190,797.23	21	278,415.67
20		Apr-06	538,240,501.67	514,013,430.06	0.417283	373	5,586,657.06	98	1,414,363.42	13	176,895.69
21		May-06	514,013,430.06	487,475,542.15	0.395740	389	5,672,812.44	87	1,269,641.54	20	305,555.68
22		Jun-06	487,475,542.15	462,243,190.66	0.375256	329	4,767,536.52	81	1,142,746.19	17	205,085.22
23		Jul-06	462,243,190.66	437,257,369.29	0.354972	398	5,467,418.28	82	1,132,322.21	12	164,698.09
24		Aug-06	437,257,369.29	413,460,792.41	0.335653	383	5,145,900.88	91	1,247,810.35	16	236,866.56
25		Sep-06	413,460,792.41	391,201,457.56	0.317583	329	4,396,149.53	93	1,205,983.93	19	250,077.76
26		Oct-06	391,201,457.56	369,416,331.13	0.299897	407	5,050,816.34	83	1,130,731.71	9	134,889.47
27		Nov-06	369,416,331.13	349,424,599.26	0.283668	386	4,729,187.33	95	1,259,693.44	12	161,579.19
28		Dec-06	349,424,599.26	330,405,240.00	0.268228	440	5,238,027.07	117	1,427,538.62	19	238,959.04
29		Jan-07	330,405,240.00	309,455,891.68	0.251221	408	4,859,449.60	92	1,126,132.27	21	260,774.98
30		Feb-07	309,455,891.68	291,032,544.79	0.236264	325	3,721,218.51	60	679,324.17	25	299,385.01
31		Mar-07	291,032,544.79	271,891,521.62	0.220725	346	3,792,062.55	57	612,558.22	4	44,373.98
32		Apr-07	271,891,521.62	254,561,537.46	0.206657	312	3,289,288.33	60	625,689.44	10	106,499.00
33		May-07	254,561,537.46	238,256,759.07	0.193420	357	3,652,779.04	88	930,076.70	11	109,049.27
34		Jun-07	238,256,759.07	222,900,723.15	0.180954	332	3,392,323.27	87	890,893.86	7	59,457.02
35		Jul-07	222,900,723.15	207,268,663.64	0.168264	347	3,326,921.14	73	704,013.04	21	192,461.80
36		Aug-07	207,268,663.64	192,648,273.22	0.156395	336	3,126,854.84	82	820,148.32	12	110,863.29
37		Sep-07	192,648,273.22	179,497,843.32	0.145719	329	2,890,512.77	94	867,532.05	18	191,258.31
38		Oct-07	179,497,843.32	165,167,464.19	0.134085	351	2,932,046.81	94	799,207.31	22	201,454.84
39		Nov-07	165,167,464.19	152,383,805.68	0.123707	317	2,478,907.99	82	688,833.75	16	138,395.53
40		Dec-07	152,383,805.68	140,854,479.99	0.114348	412	3,047,695.97	85	647,407.17	24	205,183.91
41		Jan-08	140,854,479.99	127,968,485.40	0.103887	340	2,398,493.29	95	681,556.73	12	95,039.90
42		Feb-08	127,968,485.40	116,281,044.13	0.094399	289	1,973,382.11	63	460,084.35	7	49,143.81
43		Mar-08	116,281,044.13	104,188,611.09	0.084582	352	2,238,826.30	49	313,151.47	8	72,074.94
44		Apr-08	104,188,611.09	93,167,642.93	0.075635	315	1,925,627.11	79	473,729.16	7	51,259.57
45		May-08	93,167,642.93	82,899,376.84	0.067299	337	1,966,954.15	77	477,494.46	7	38,431.60
46		Jun-08	82,899,376.84	73,163,280.88	0.059395	289	1,576,001.67	94	555,263.69	14	87,379.84
47		Jul-08	73,163,280.88	63,533,734.57	0.051578	323	1,619,377.90	83	432,251.24	16	89,058.70
48		Aug-08	63,533,734.57	54,762,972.29	0.044457	363	1,657,919.01	96	465,673.36	15	74,317.55
49	*	Sep-08	54,762,972.29	0.00	—	351	1,473,433.92	90	389,448.01	15	74,566.11

Nissan Auto Receivables Owner Trust 2004-C — (Continued)

			Total	Total	Delinquent	Defaulted	Liquidated	Net	Cumulative	Cumulative
Month			Delinquent	Delinquent	% of End	Receivables	Proceeds	Losses	Net Losses	Net Losses	Prepayments
Count		Month	(#)	($)	Balance	($)(2)	($)(3)	($)(4)	($)(4)	(%)(4)	(1-Mo. ABS)(5)

1		Sep-04	296	4,752,954.18	0.40%	0.00	0.00	0.00	0.00	0.000%	1.47%
2		Oct-04	523	8,441,871.70	0.74%	317,818.40	0.00	317,818.40	317,818.40	0.026%	1.48%
3		Nov-04	526	8,413,702.15	0.76%	498,528.36	129,010.69	369,517.67	687,336.07	0.056%	1.52%
4		Dec-04	619	10,060,268.29	0.95%	998,937.35	219,198.50	779,738.85	1,467,074.92	0.119%	1.62%
5		Jan-05	634	10,234,407.05	1.01%	761,636.62	360,742.37	400,894.25	1,867,969.17	0.152%	1.72%
6		Feb-05	529	7,946,509.29	0.82%	946,861.00	455,133.95	491,727.05	2,359,696.22	0.192%	1.50%
7		Mar-05	520	7,828,614.29	0.85%	890,504.21	568,386.56	322,117.65	2,681,813.87	0.218%	1.90%
8		Apr-05	528	8,051,012.09	0.91%	691,255.15	563,037.68	128,217.47	2,810,031.34	0.228%	1.56%
9		May-05	650	9,506,128.77	1.12%	653,003.89	473,132.31	179,871.58	2,989,902.92	0.243%	1.58%
10		Jun-05	570	8,408,472.56	1.04%	1,043,971.85	407,411.28	636,560.57	3,626,463.49	0.294%	1.62%
11		Jul-05	747	10,815,150.21	1.40%	861,553.51	476,905.03	384,648.48	4,011,111.97	0.326%	1.52%
12		Aug-05	715	10,262,112.77	1.39%	851,265.69	401,447.43	449,818.26	4,460,930.23	0.362%	1.65%
13		Sep-05	739	10,529,687.16	1.49%	784,904.25	393,250.89	391,653.36	4,852,583.59	0.394%	1.37%
14		Oct-05	768	11,173,802.09	1.65%	838,111.57	409,055.19	429,056.38	5,281,639.97	0.429%	1.36%
15		Nov-05	686	10,153,907.44	1.57%	944,817.45	377,171.37	567,646.08	5,849,286.05	0.475%	1.25%
16		Dec-05	773	11,273,697.38	1.82%	732,163.88	468,213.27	263,950.61	6,113,236.66	0.496%	1.28%
17		Jan-06	658	10,087,156.97	1.70%	784,815.43	483,788.71	301,026.72	6,414,263.38	0.521%	1.41%
18		Feb-06	545	8,310,917.43	1.47%	669,270.29	582,838.29	86,432.00	6,500,695.38	0.528%	1.17%
19		Mar-06	480	7,042,885.35	1.31%	756,315.16	559,632.98	196,682.18	6,697,377.56	0.544%	1.45%
20		Apr-06	484	7,177,916.17	1.40%	448,702.98	426,352.05	22,350.93	6,719,728.49	0.546%	1.19%
21		May-06	496	7,248,009.66	1.49%	380,137.85	418,169.48	(38,031.63)	6,681,696.86	0.542%	1.40%
22		Jun-06	427	6,115,367.93	1.32%	608,319.09	495,272.21	113,046.88	6,794,743.74	0.552%	1.36%
23		Jul-06	492	6,764,438.58	1.55%	402,386.56	388,653.30	13,733.26	6,808,477.00	0.553%	1.38%
24		Aug-06	490	6,630,577.79	1.60%	421,974.88	331,605.12	90,369.76	6,898,846.76	0.560%	1.34%
25		Sep-06	441	5,852,211.22	1.50%	368,865.85	320,431.30	48,434.55	6,947,281.31	0.564%	1.27%
26		Oct-06	499	6,316,437.52	1.71%	335,137.74	200,164.18	134,973.56	7,082,254.87	0.575%	1.28%
27		Nov-06	493	6,150,459.96	1.76%	252,800.94	322,331.38	(69,530.44)	7,012,724.43	0.569%	1.17%
28		Dec-06	576	6,904,524.73	2.09%	306,217.90	305,473.74	744.16	7,013,468.59	0.569%	1.17%
29		Jan-07	521	6,246,356.85	2.02%	384,309.56	250,546.99	133,762.57	7,147,231.16	0.580%	1.37%
30		Feb-07	410	4,699,927.69	1.61%	309,747.05	297,111.15	12,635.90	7,159,867.06	0.581%	1.22%
31		Mar-07	407	4,448,994.75	1.64%	347,056.22	348,857.60	(1,801.38)	7,158,065.68	0.581%	1.32%
32		Apr-07	382	4,021,476.77	1.58%	187,708.93	259,903.88	(72,194.95)	7,085,870.73	0.575%	1.22%
33		May-07	456	4,691,905.01	1.97%	183,991.58	249,752.37	(65,760.79)	7,020,109.94	0.570%	1.16%
34		Jun-07	426	4,342,674.15	1.95%	253,012.83	214,304.97	38,707.86	7,058,817.80	0.573%	1.11%
35		Jul-07	441	4,223,395.98	2.04%	179,818.86	158,439.23	21,379.63	7,080,197.43	0.575%	1.19%
36		Aug-07	430	4,057,866.45	2.11%	287,276.80	205,189.94	82,086.86	7,162,284.29	0.581%	1.13%
37		Sep-07	441	3,949,303.13	2.20%	253,510.95	171,363.11	82,147.84	7,244,432.13	0.588%	0.98%
38		Oct-07	467	3,932,708.96	2.38%	195,541.68	265,382.63	(69,840.95)	7,174,591.18	0.582%	1.19%
39		Nov-07	415	3,306,137.27	2.17%	249,566.57	241,039.26	8,527.31	7,183,118.49	0.583%	1.04%
40		Dec-07	521	3,900,287.05	2.77%	192,074.84	135,747.86	56,326.98	7,239,445.47	0.588%	0.87%
41		Jan-08	447	3,175,089.92	2.48%	233,054.79	236,567.05	(3,512.26)	7,235,933.21	0.587%	1.16%
42		Feb-08	359	2,482,610.27	2.14%	111,111.57	272,654.51	(161,542.94)	7,074,390.27	0.574%	1.05%
43		Mar-08	409	2,624,052.71	2.52%	95,123.46	178,669.67	(83,546.21)	6,990,844.06	0.568%	1.18%
44		Apr-08	401	2,450,615.84	2.63%	78,085.49	130,272.92	(52,187.43)	6,938,656.63	0.563%	1.09%
45		May-08	421	2,482,880.21	3.00%	83,988.71	174,840.12	(90,851.41)	6,847,805.22	0.556%	1.15%
46		Jun-08	397	2,218,645.20	3.03%	68,524.98	113,913.85	(45,388.87)	6,802,416.35	0.552%	1.14%
47		Jul-08	422	2,140,687.84	3.37%	101,517.64	176,131.74	(74,614.10)	6,727,802.25	0.546%	1.20%
48		Aug-08	474	2,197,909.92	4.01%	86,269.94	109,152.45	(22,882.51)	6,704,919.74	0.544%	1.13%
49	*	Sep-08	456	1,937,448.04	0.00%	70,237.18	129,987.41	(59,750.23)	6,645,169.51	0.539%

Nissan Auto Receivables Owner Trust 2005-A

Historic Pool Performance

		Beginning Pool	Ending Pool		31-60 Day	31-60 Day	61-90 Day	61-90 Day	91-120+ Day	91-120+ Day
Month		Balance	Balance	Pool	Delinquent	Delinquent	Delinquent	Delinquent	Delinquent	Delinquent
Count	Month	($)	($)	Factor	(#)(1)	($)(1)	(#)(1)	($)(1)	(#)(1)	($)(1)

1	Jan-05	1,541,416,467.93	1,497,646,183.42	0.971604	226	4,594,177.10	0	0.00	0	0.00
2	Feb-05	1,497,646,183.42	1,459,876,450.76	0.947101	244	4,944,556.37	49	947,281.63	0	0.00
3	Mar-05	1,459,876,450.76	1,413,228,719.15	0.916838	235	4,668,610.99	50	976,436.72	15	282,057.85
4	Apr-05	1,413,228,719.15	1,371,485,587.53	0.889757	240	4,841,427.58	46	876,559.49	12	222,528.45
5	May-05	1,371,485,587.53	1,328,802,628.92	0.862066	312	6,251,330.54	41	806,618.90	16	306,801.02
6	Jun-05	1,328,802,628.92	1,283,309,466.10	0.832552	319	5,838,965.13	64	1,259,098.19	13	313,581.51
7	Jul-05	1,283,309,466.10	1,241,411,924.21	0.805371	431	8,255,777.08	91	1,547,775.76	15	288,373.55
8	Aug-05	1,241,411,924.21	1,194,950,403.28	0.775229	400	7,475,290.76	103	1,841,369.29	23	422,565.11
9	Sep-05	1,194,950,403.28	1,153,805,183.09	0.748536	423	7,936,552.42	109	2,002,834.43	32	549,383.17
10	Oct-05	1,153,805,183.09	1,112,177,708.05	0.721530	506	9,432,307.81	109	1,896,956.07	30	526,312.24
11	Nov-05	1,112,177,708.05	1,073,821,724.59	0.696646	498	8,883,112.84	127	2,260,279.78	25	432,089.79
12	Dec-05	1,073,821,724.59	1,034,773,031.85	0.671313	594	10,667,394.23	136	2,433,611.64	42	695,906.60
13	Jan-06	1,034,773,031.85	993,095,986.17	0.644275	521	8,856,070.53	141	2,375,907.34	37	664,990.52
14	Feb-06	993,095,986.17	955,545,393.53	0.619914	382	6,590,455.07	120	2,031,887.31	30	506,916.99
15	Mar-06	955,545,393.53	912,735,257.56	0.592141	406	6,654,812.22	83	1,463,347.61	16	256,287.08
16	Apr-06	912,735,257.56	875,879,805.13	0.568230	412	6,919,248.44	93	1,475,406.43	24	451,761.14
17	May-06	875,879,805.13	833,641,679.07	0.540828	434	6,790,317.78	98	1,518,011.66	20	260,791.44
18	Jun-06	833,641,679.07	794,294,697.24	0.515302	376	5,820,769.54	78	1,094,688.45	22	332,100.18
19	Jul-06	794,294,697.24	757,495,342.50	0.491428	445	6,743,180.06	106	1,596,005.94	23	296,445.66
20	Aug-06	757,495,342.50	719,879,119.55	0.467024	444	6,691,339.53	98	1,494,741.59	22	274,958.02
21	Sep-06	719,879,119.55	686,187,277.80	0.445167	439	6,339,042.96	110	1,682,037.05	21	324,653.59
22	Oct-06	686,187,277.80	651,856,317.02	0.422894	495	7,144,569.02	104	1,430,672.46	31	503,417.75
23	Nov-06	651,856,317.02	620,073,413.33	0.402275	439	6,074,185.37	124	1,845,091.27	24	306,265.69
24	Dec-06	620,073,413.33	589,576,030.26	0.382490	564	7,535,203.29	100	1,416,308.29	30	456,913.75
25	Jan-07	589,576,030.26	556,681,791.46	0.361150	480	6,262,047.37	125	1,610,429.99	17	214,015.72
26	Feb-07	556,681,791.46	528,021,804.94	0.342556	410	5,241,807.42	107	1,318,668.71	26	348,701.77
27	Mar-07	528,021,804.94	496,790,197.12	0.322295	440	5,378,509.25	78	1,001,858.29	24	276,317.52
28	Apr-07	496,790,197.12	467,844,812.04	0.303516	392	4,782,373.53	89	1,059,867.05	13	168,461.68
29	May-07	467,844,812.04	439,835,268.91	0.285345	459	5,218,512.70	97	1,157,176.13	18	225,649.33
30	Jun-07	439,835,268.91	412,944,236.23	0.267899	420	4,607,820.92	99	1,077,700.14	22	274,800.51
31	Jul-07	412,944,236.23	385,532,703.96	0.250116	426	4,762,124.93	92	971,712.87	23	245,245.15
32	Aug-07	385,532,703.96	360,402,492.33	0.233813	398	4,160,141.19	100	1,092,457.84	15	182,742.01
33	Sep-07	360,402,492.33	339,281,297.13	0.220110	420	4,330,844.72	90	926,498.24	20	220,790.00
34	Oct-07	339,281,297.13	315,370,833.33	0.204598	427	4,223,219.89	94	900,734.06	22	208,277.77
35	Nov-07	315,370,833.33	294,631,039.42	0.191143	384	3,679,507.96	105	1,044,324.70	20	224,000.53
36	Dec-07	294,631,039.42	274,959,236.54	0.178381	494	4,360,648.34	129	1,230,531.12	23	250,885.80
37	Jan-08	274,959,236.54	253,429,625.37	0.164413	424	3,686,799.39	126	1,132,880.02	19	194,069.17
38	Feb-08	253,429,625.37	234,120,894.43	0.151887	371	3,061,488.39	91	733,226.78	14	129,123.13
39	Mar-08	234,120,894.43	214,163,030.94	0.138939	395	3,234,620.67	83	635,571.65	12	96,514.95
40	Apr-08	214,163,030.94	195,186,611.98	0.126628	353	2,664,457.00	88	674,898.54	10	94,691.61
41	May-08	195,186,611.98	177,278,423.04	0.115010	427	3,010,299.68	89	673,278.76	18	144,203.51
42	Jun-08	177,278,423.04	160,263,855.24	0.103972	342	2,311,987.80	109	807,669.03	16	104,084.48
43	Jul-08	160,263,855.24	143,811,566.80	0.093298	358	2,290,684.42	96	623,471.69	16	113,265.40
44	Aug-08	143,811,566.80	128,982,901.66	0.083678	407	2,540,896.02	108	674,937.16	21	140,754.96
45	Sep-08	128,982,901.66	114,228,417.49	0.074106	391	2,267,687.20	114	702,918.44	17	100,665.31
46	Oct-08	114,228,417.49	100,069,178.17	0.064920	429	2,280,968.72	132	746,110.21	22	118,745.34
47	Nov-08	100,069,178.17	87,989,758.41	0.057084	437	2,127,882.08	147	781,779.58	34	205,044.84
48	Dec-08	87,989,758.41	74,598,980.67	0.048396	448	2,021,512.39	139	644,953.34	32	183,770.53

Nissan Auto Receivables Owner Trust 2005-A — (Continued)

		Total	Total	Delinquent	Defaulted	Liquidated	Net	Cumulative	Cumulative
Month		Delinquent	Delinquent	% of End	Receivables	Proceeds	Losses	Net Losses	Net Losses	Prepayments
Count	Month	(#)	($)	Balance	($)(2)	($)(3)	($)(4)	($)(4)	(%)(4)	(1-Mo. ABS)(5)

1	Jan-05	226	4,594,177.10	0.31%	0.00	0.00	0.00	0.00	0.000%	1.03%
2	Feb-05	293	5,891,838.00	0.40%	258,143.36	0.00	258,143.36	258,143.36	0.017%	0.70%
3	Mar-05	300	5,927,105.56	0.42%	577,407.89	151,297.85	426,110.04	684,253.40	0.044%	1.25%
4	Apr-05	298	5,940,515.52	0.43%	1,001,720.66	239,790.34	761,930.32	1,446,183.72	0.094%	1.00%
5	May-05	369	7,364,750.46	0.55%	551,838.40	397,627.10	154,211.30	1,600,395.02	0.104%	1.09%
6	Jun-05	396	7,411,644.83	0.58%	628,416.32	317,924.15	310,492.17	1,910,887.19	0.124%	1.28%
7	Jul-05	537	10,091,926.39	0.81%	738,450.15	274,254.93	464,195.22	2,375,082.41	0.154%	1.12%
8	Aug-05	526	9,739,225.16	0.82%	857,525.42	354,178.41	503,347.01	2,878,429.42	0.187%	1.41%
9	Sep-05	564	10,488,770.02	0.91%	998,466.78	475,049.60	523,417.18	3,401,846.60	0.221%	1.15%
10	Oct-05	645	11,855,576.12	1.07%	1,095,790.80	322,979.52	772,811.28	4,174,657.88	0.271%	1.22%
11	Nov-05	650	11,575,482.41	1.08%	997,474.12	345,614.85	651,859.27	4,826,517.15	0.313%	1.06%
12	Dec-05	772	13,796,912.47	1.33%	991,603.14	565,213.10	426,390.04	5,252,907.19	0.341%	1.14%
13	Jan-06	699	11,896,968.39	1.20%	1,009,906.11	471,902.54	538,003.57	5,790,910.76	0.376%	1.33%
14	Feb-06	532	9,129,259.37	0.96%	877,198.47	521,185.37	356,013.10	6,146,923.86	0.399%	1.13%
15	Mar-06	505	8,374,446.91	0.92%	644,609.63	675,066.20	(30,456.57)	6,116,467.29	0.397%	1.47%
16	Apr-06	529	8,846,416.01	1.01%	486,912.44	528,299.10	(41,386.66)	6,075,080.63	0.394%	1.18%
17	May-06	552	8,569,120.88	1.03%	680,592.59	387,414.37	293,178.22	6,368,258.85	0.413%	1.53%
18	Jun-06	476	7,247,558.17	0.91%	638,714.63	542,666.35	96,048.28	6,464,307.13	0.419%	1.43%
19	Jul-06	574	8,635,631.66	1.14%	592,076.81	411,540.66	180,536.15	6,644,843.28	0.431%	1.33%
20	Aug-06	564	8,461,039.14	1.18%	613,697.45	412,600.59	201,096.86	6,845,940.14	0.444%	1.42%
21	Sep-06	570	8,345,733.60	1.22%	532,525.85	421,749.12	110,776.73	6,956,716.87	0.451%	1.24%
22	Oct-06	630	9,078,659.23	1.39%	342,135.58	167,213.49	174,922.09	7,131,638.96	0.463%	1.32%
23	Nov-06	587	8,225,542.33	1.33%	718,896.83	298,111.51	420,785.32	7,552,424.28	0.490%	1.25%
24	Dec-06	694	9,408,425.33	1.60%	670,581.69	339,405.35	331,176.34	7,883,600.62	0.511%	1.21%
25	Jan-07	622	8,086,493.08	1.45%	489,247.05	457,122.72	32,124.33	7,915,724.95	0.514%	1.41%
26	Feb-07	543	6,909,177.90	1.31%	299,857.08	454,211.11	(154,354.03)	7,761,370.92	0.504%	1.19%
27	Mar-07	542	6,656,685.06	1.34%	437,663.46	291,360.07	146,303.39	7,907,674.31	0.513%	1.40%
28	Apr-07	494	6,010,702.26	1.28%	321,762.72	425,722.67	(103,959.95)	7,803,714.36	0.506%	1.32%
29	May-07	574	6,601,338.16	1.50%	230,167.68	325,290.10	(95,122.42)	7,708,591.94	0.500%	1.31%
30	Jun-07	541	5,960,321.57	1.44%	409,072.73	386,845.60	22,227.13	7,730,819.07	0.502%	1.28%
31	Jul-07	541	5,979,082.95	1.55%	420,152.29	279,015.75	141,136.54	7,871,955.61	0.511%	1.37%
32	Aug-07	513	5,435,341.04	1.51%	321,448.37	420,757.60	(99,309.23)	7,772,646.38	0.504%	1.51%
33	Sep-07	530	5,478,132.96	1.61%	274,132.07	226,222.25	47,909.82	7,820,556.20	0.507%	0.96%
34	Oct-07	543	5,332,231.72	1.69%	310,096.40	224,639.07	85,457.33	7,906,013.53	0.513%	1.27%
35	Nov-07	509	4,947,833.19	1.68%	238,946.50	194,480.18	44,466.32	7,950,479.85	0.516%	1.12%
36	Dec-07	646	5,842,065.26	2.12%	273,868.46	189,323.15	84,545.31	8,035,025.16	0.521%	1.06%
37	Jan-08	569	5,013,748.58	1.98%	329,919.01	312,907.71	17,011.30	8,052,036.46	0.522%	1.29%
38	Feb-08	476	3,923,838.30	1.68%	256,929.20	289,957.26	(33,028.06)	8,019,008.40	0.520%	1.16%
39	Mar-08	490	3,966,707.27	1.85%	200,885.51	282,967.46	(82,081.95)	7,936,926.45	0.515%	1.28%
40	Apr-08	451	3,434,047.15	1.76%	158,997.44	271,465.44	(112,468.00)	7,824,458.45	0.508%	1.26%
41	May-08	534	3,827,781.95	2.16%	154,722.03	209,902.07	(55,180.04)	7,769,278.41	0.504%	1.23%
42	Jun-08	467	3,223,741.31	2.01%	152,756.60	162,165.07	(9,408.47)	7,759,869.94	0.503%	1.20%
43	Jul-08	470	3,027,421.51	2.11%	179,646.17	176,002.68	3,643.49	7,763,513.43	0.504%	1.21%
44	Aug-08	536	3,356,588.14	2.60%	130,155.20	208,530.21	(78,375.01)	7,685,138.42	0.499%	1.08%
45	Sep-08	522	3,071,270.95	2.69%	88,628.93	200,729.23	(112,100.30)	7,573,038.12	0.491%	1.15%
46	Oct-08	583	3,145,824.27	3.14%	123,549.34	158,385.24	(34,835.90)	7,538,202.22	0.489%	1.15%
47	Nov-08	618	3,114,706.50	3.54%	102,619.44	143,807.11	(41,187.67)	7,497,014.55	0.486%	0.74%
48	Dec-08	619	2,850,236.26	3.82%	151,384.03	171,947.46	(20,563.43)	7,476,451.12	0.485%	1.19%

Nissan Auto Receivables Owner Trust 2005-B

Historic Pool Performance

		Beginning Pool	Ending Pool		31-60 Day	31-60 Day	61-90 Day	61-90 Day	91-120+ Day	91-120+ Day
Month		Balance	Balance	Pool	Delinquent	Delinquent	Delinquent	Delinquent	Delinquent	Delinquent
Count	Month	($)	($)	Factor	(#)(1)	($)(1)	(#)(1)	($)(1)	(#)(1)	($)(1)

1	May-05	1,500,030,197.73	1,454,872,558.17	0.969896	297	5,839,799.82	0	0.00	0	0.00
2	Jun-05	1,454,872,558.17	1,408,342,570.71	0.938876	272	5,198,666.19	50	872,667.70	0	0.00
3	Jul-05	1,408,342,570.71	1,365,401,250.62	0.910249	448	8,685,221.91	69	1,320,237.96	17	298,832.76
4	Aug-05	1,365,401,250.62	1,316,791,356.65	0.877843	447	8,185,497.70	94	1,668,721.88	17	335,039.28
5	Sep-05	1,316,791,356.65	1,272,529,403.22	0.848336	490	8,801,592.85	117	2,102,666.31	27	442,945.54
6	Oct-05	1,272,529,403.22	1,228,521,092.42	0.818998	611	10,824,235.16	122	2,066,719.32	39	710,875.04
7	Nov-05	1,228,521,092.42	1,185,976,120.98	0.790635	530	9,421,004.42	151	2,698,264.01	37	699,225.75
8	Dec-05	1,185,976,120.98	1,144,321,601.25	0.762866	681	11,934,396.46	156	2,668,535.65	38	695,682.84
9	Jan-06	1,144,321,601.25	1,100,705,474.96	0.733789	618	10,068,948.48	170	3,008,946.27	54	912,511.39
10	Feb-06	1,100,705,474.96	1,060,087,506.55	0.706711	493	8,017,293.08	142	2,250,062.46	26	436,658.59
11	Mar-06	1,060,087,506.55	1,016,225,166.20	0.677470	526	8,361,549.91	99	1,579,029.42	26	416,212.68
12	Apr-06	1,016,225,166.20	978,729,246.40	0.652473	480	7,458,548.79	124	1,906,060.71	16	226,683.46
13	May-06	978,729,246.40	939,190,414.08	0.626114	498	8,005,257.46	106	1,467,514.36	25	305,283.70
14	Jun-06	939,190,414.08	902,101,845.57	0.601389	425	6,839,356.68	106	1,570,307.05	23	328,140.67
15	Jul-06	902,101,845.57	866,192,150.44	0.577450	527	8,485,112.23	114	1,780,744.74	26	346,126.98
16	Aug-06	866,192,150.44	829,590,507.97	0.553049	501	8,050,509.01	124	1,856,273.30	25	387,144.63
17	Sep-06	829,590,507.97	796,184,611.63	0.530779	475	7,429,569.30	132	2,141,145.63	32	420,781.85
18	Oct-06	796,184,611.63	761,808,757.82	0.507862	541	8,345,401.32	109	1,678,808.57	33	530,527.64
19	Nov-06	761,808,757.82	730,417,582.17	0.486935	509	7,738,253.22	136	2,088,824.06	23	384,808.63
20	Dec-06	730,417,582.17	699,594,684.45	0.466387	643	9,400,125.65	153	2,249,814.82	36	539,996.96
21	Jan-07	699,594,684.45	664,873,319.21	0.443240	510	7,350,904.77	134	1,934,233.92	33	509,272.49
22	Feb-07	664,873,319.21	635,268,562.55	0.423504	432	6,061,789.77	117	1,616,331.08	16	212,567.03
23	Mar-07	635,268,562.55	602,979,068.19	0.401978	499	6,910,689.77	77	950,225.18	13	173,845.90
24	Apr-07	602,979,068.19	572,783,498.00	0.381848	413	5,561,124.69	114	1,526,912.55	15	172,856.58
25	May-07	572,783,498.00	543,036,562.17	0.362017	508	6,547,457.05	104	1,316,709.13	28	389,990.33
26	Jun-07	543,036,562.17	514,604,128.41	0.343063	487	6,221,451.61	109	1,433,473.99	16	178,302.98
27	Jul-07	514,604,128.41	485,370,443.26	0.323574	523	6,276,790.52	120	1,456,291.72	21	273,351.69
28	Aug-07	485,370,443.26	456,820,898.56	0.304541	454	5,319,926.23	124	1,495,207.75	26	302,012.29
29	Sep-07	456,820,898.56	432,065,864.29	0.288038	483	5,660,320.21	132	1,554,557.62	27	296,749.28
30	Oct-07	432,065,864.29	404,989,459.89	0.269988	488	5,469,980.51	121	1,328,416.11	28	340,382.82
31	Nov-07	404,989,459.89	380,830,561.99	0.253882	463	5,039,224.69	116	1,252,594.99	19	201,735.65
32	Dec-07	380,830,561.99	358,987,136.57	0.239320	546	5,531,252.41	141	1,492,313.96	19	194,751.66
33	Jan-08	358,987,136.57	335,349,198.34	0.223562	490	4,908,595.65	136	1,397,618.11	24	228,500.44
34	Feb-08	335,349,198.34	313,734,112.46	0.209152	414	4,023,599.24	112	1,151,008.44	15	145,521.44
35	Mar-08	313,734,112.46	291,385,073.14	0.194253	456	4,183,055.01	101	1,013,430.87	15	169,134.05
36	Apr-08	291,385,073.14	270,494,972.42	0.180326	425	3,826,150.19	103	953,112.10	15	159,691.56
37	May-08	270,494,972.42	250,072,139.89	0.166711	486	3,991,569.82	111	1,049,470.38	10	82,390.00
38	Jun-08	250,072,139.89	230,191,231.36	0.153458	406	3,217,612.05	114	1,003,848.00	18	167,836.51
39	Jul-08	230,191,231.36	210,631,519.29	0.140418	478	3,501,583.44	128	1,070,871.59	19	173,878.86
40	Aug-08	210,631,519.29	193,000,758.77	0.128665	500	3,521,565.70	141	1,070,989.88	23	181,086.45
41	Sep-08	193,000,758.77	175,014,621.98	0.116674	487	3,253,649.44	122	880,052.81	18	131,053.45
42	Oct-08	175,014,621.98	158,132,707.51	0.105420	500	3,146,262.32	163	1,074,135.50	20	127,039.62
43	Nov-08	158,132,707.51	143,539,103.70	0.095691	526	3,178,633.35	170	1,088,458.61	38	254,660.29
44	Dec-08	143,539,103.70	127,552,251.55	0.085033	608	3,448,296.01	152	923,520.05	33	243,762.93

Nissan Auto Receivables Owner Trust 2005-B — (Continued)

		Total	Total	Delinquent	Defaulted	Liquidated	Net	Cumulative	Cumulative
Month		Delinquent	Delinquent	% of End	Receivables	Proceeds	Losses	Net Losses	Net Losses	Prepayments
Count	Month	(#)	($)	Balance	($)(2)	($)(3)	($)(4)	($)(4)	(%)(4)	(1-Mo. ABS)(5)

1	May-05	297	5,839,799.82	0.40%	0.00	0.00	0.00	0.00	0.000%	1.08%
2	Jun-05	322	6,071,333.89	0.43%	181,284.47	48,085.12	133,199.35	133,199.35	0.009%	1.19%
3	Jul-05	534	10,304,292.63	0.75%	556,211.05	141,135.51	415,075.54	548,274.89	0.037%	1.06%
4	Aug-05	558	10,189,258.86	0.77%	912,663.54	139,755.67	772,907.87	1,321,182.76	0.088%	1.40%
5	Sep-05	634	11,347,204.70	0.89%	980,531.35	384,175.51	596,355.84	1,917,538.60	0.128%	1.21%
6	Oct-05	772	13,601,829.52	1.11%	821,106.75	413,634.70	407,472.05	2,325,010.65	0.155%	1.23%
7	Nov-05	718	12,818,494.18	1.08%	1,250,567.10	312,240.34	938,326.76	3,263,337.41	0.218%	1.19%
8	Dec-05	875	15,298,614.95	1.34%	1,167,496.54	427,912.09	739,584.45	4,002,921.86	0.267%	1.20%
9	Jan-06	842	13,990,406.14	1.27%	1,285,075.51	477,578.12	807,497.39	4,810,419.25	0.321%	1.35%
10	Feb-06	661	10,704,014.13	1.01%	1,263,850.32	647,032.33	616,817.99	5,427,237.24	0.362%	1.23%
11	Mar-06	651	10,356,792.01	1.02%	824,465.65	828,107.50	(3,641.85)	5,423,595.39	0.362%	1.44%
12	Apr-06	620	9,591,292.96	0.98%	848,730.58	590,885.74	257,844.84	5,681,440.23	0.379%	1.13%
13	May-06	629	9,778,055.52	1.04%	688,719.93	542,200.19	146,519.74	5,827,959.97	0.389%	1.29%
14	Jun-06	554	8,737,804.40	0.97%	633,901.83	490,588.41	143,313.42	5,971,273.39	0.398%	1.19%
15	Jul-06	667	10,611,983.95	1.23%	687,198.06	401,137.57	286,060.49	6,257,333.88	0.417%	1.16%
16	Aug-06	650	10,293,926.94	1.24%	755,110.00	505,085.94	250,024.06	6,507,357.94	0.434%	1.24%
17	Sep-06	639	9,991,496.78	1.25%	629,381.38	472,309.37	157,072.01	6,664,429.95	0.444%	1.08%
18	Oct-06	683	10,554,737.53	1.39%	642,483.70	235,840.91	406,642.79	7,071,072.74	0.471%	1.18%
19	Nov-06	668	10,211,885.91	1.40%	586,071.15	477,492.73	108,578.42	7,179,651.16	0.479%	1.03%
20	Dec-06	832	12,189,937.43	1.74%	680,248.74	386,326.46	293,922.28	7,473,573.44	0.498%	1.03%
21	Jan-07	677	9,794,411.18	1.47%	808,188.04	405,613.92	402,574.12	7,876,147.56	0.525%	1.31%
22	Feb-07	565	7,890,687.88	1.24%	614,200.37	455,102.99	159,097.38	8,035,244.94	0.536%	1.07%
23	Mar-07	589	8,034,760.85	1.33%	441,082.32	577,974.51	(136,892.19)	7,898,352.75	0.527%	1.25%
24	Apr-07	542	7,260,893.82	1.27%	221,566.86	392,824.74	(171,257.88)	7,727,094.87	0.515%	1.20%
25	May-07	640	8,254,156.51	1.52%	390,999.65	374,242.49	16,757.16	7,743,852.03	0.516%	1.22%
26	Jun-07	612	7,833,228.58	1.52%	565,084.79	328,344.03	236,740.76	7,980,592.79	0.532%	1.18%
27	Jul-07	664	8,006,433.93	1.65%	424,365.43	416,764.83	7,600.60	7,988,193.39	0.533%	1.28%
28	Aug-07	604	7,117,146.27	1.56%	558,075.63	379,371.33	178,704.30	8,166,897.69	0.544%	1.28%
29	Sep-07	642	7,511,627.11	1.74%	550,113.63	443,860.94	106,252.69	8,273,150.38	0.552%	1.06%
30	Oct-07	637	7,138,779.44	1.76%	541,891.45	277,289.22	264,602.23	8,537,752.61	0.569%	1.28%
31	Nov-07	598	6,493,555.33	1.71%	612,685.13	407,813.06	204,872.07	8,742,624.68	0.583%	1.12%
32	Dec-07	706	7,218,318.03	2.01%	299,437.15	211,652.42	87,784.73	8,830,409.41	0.589%	0.96%
33	Jan-08	650	6,534,714.20	1.95%	394,279.64	370,108.65	24,170.99	8,854,580.40	0.590%	1.17%
34	Feb-08	541	5,320,129.12	1.70%	296,498.04	350,902.30	(54,404.26)	8,800,176.14	0.587%	1.05%
35	Mar-08	572	5,365,619.93	1.84%	271,869.75	462,147.82	(190,278.07)	8,609,898.07	0.574%	1.17%
36	Apr-08	543	4,938,953.85	1.83%	216,834.89	314,308.88	(97,473.99)	8,512,424.08	0.567%	1.10%
37	May-08	607	5,123,430.20	2.05%	230,404.28	292,291.91	(61,887.63)	8,450,536.45	0.563%	1.11%
38	Jun-08	538	4,389,296.56	1.91%	213,918.01	194,710.64	19,207.37	8,469,743.82	0.565%	1.12%
39	Jul-08	625	4,746,333.89	2.25%	242,905.32	251,163.71	(8,258.39)	8,461,485.43	0.564%	1.15%
40	Aug-08	664	4,773,642.03	2.47%	223,221.97	178,662.46	44,559.51	8,506,044.94	0.567%	1.00%
41	Sep-08	627	4,264,755.70	2.44%	219,964.64	204,622.97	15,341.67	8,521,386.61	0.568%	1.12%
42	Oct-08	683	4,347,437.44	2.75%	174,269.30	230,263.98	(55,994.68)	8,465,391.93	0.564%	1.05%
43	Nov-08	734	4,521,752.25	3.15%	260,562.81	167,384.01	93,178.80	8,558,570.73	0.571%	0.93%
44	Dec-08	793	4,615,578.99	3.62%	203,603.11	173,080.79	30,522.32	8,589,093.05	0.573%	1.20%

Nissan Auto Receivables Owner Trust 2005-C

Historic Pool Performance

		Beginning Pool	Ending Pool		31-60 Day	31-60 Day	61-90 Day	61-90 Day	91-120+ Day	91-120+ Day
Month		Balance	Balance	Pool	Delinquent	Delinquent	Delinquent	Delinquent	Delinquent	Delinquent
Count	Month	($)	($)	Factor	(#)(1)	($)(1)	(#)(1)	($)(1)	(#)(1)	($)(1)

1	Sep-05	1,407,856,567.66	1,365,291,524.85	0.969766	248	5,183,746.66	0	0.00	0	0.00
2	Oct-05	1,365,291,524.85	1,322,620,046.87	0.939457	394	7,498,758.51	50	1,119,515.74	0	0.00
3	Nov-05	1,322,620,046.87	1,281,709,967.77	0.910398	372	7,400,298.76	85	1,664,345.40	14	264,579.00
4	Dec-05	1,281,709,967.77	1,240,073,413.68	0.880824	498	9,292,026.16	101	1,936,235.15	30	641,161.55
5	Jan-06	1,240,073,413.68	1,194,911,622.36	0.848745	436	8,685,794.25	115	1,995,920.46	31	605,806.68
6	Feb-06	1,194,911,622.36	1,154,324,806.86	0.819916	392	7,503,802.27	82	1,556,860.17	28	462,164.83
7	Mar-06	1,154,324,806.86	1,107,544,091.56	0.786688	404	7,306,347.01	75	1,494,997.04	18	337,409.76
8	Apr-06	1,107,544,091.56	1,068,240,586.26	0.758771	392	6,993,889.47	86	1,494,158.46	20	455,735.59
9	May-06	1,068,240,586.26	1,025,137,020.50	0.728154	447	7,702,503.29	80	1,369,949.62	16	237,075.62
10	Jun-06	1,025,137,020.50	984,398,769.80	0.699218	419	6,812,629.35	91	1,495,389.30	19	323,239.33
11	Jul-06	984,398,769.80	945,949,231.85	0.671907	477	8,212,406.80	95	1,450,217.47	19	297,040.72
12	Aug-06	945,949,231.85	909,521,604.68	0.646033	454	7,593,721.55	114	1,941,910.92	25	399,490.19
13	Sep-06	909,521,604.68	874,503,132.67	0.621159	472	8,100,961.31	116	1,806,744.40	22	341,175.76
14	Oct-06	874,503,132.67	840,059,992.92	0.596694	517	9,104,976.36	94	1,476,907.41	21	384,026.85
15	Nov-06	840,059,992.92	808,109,381.93	0.574000	485	8,366,315.58	103	1,736,686.07	20	347,770.05
16	Dec-06	808,109,381.93	777,510,430.22	0.552265	614	10,560,439.32	123	1,962,159.13	31	553,420.21
17	Jan-07	777,510,430.22	742,560,692.12	0.527441	487	7,992,429.30	122	2,031,745.65	26	366,163.39
18	Feb-07	742,560,692.12	712,176,914.26	0.505859	440	7,281,354.54	83	1,369,206.43	22	404,156.37
19	Mar-07	712,176,914.26	678,830,715.74	0.482173	473	7,514,670.54	86	1,418,441.21	16	275,901.82
20	Apr-07	678,830,715.74	646,968,617.72	0.459542	410	6,407,594.50	134	2,138,831.52	12	204,078.64
21	May-07	646,968,617.72	615,605,191.47	0.437264	489	7,349,221.86	118	1,779,066.32	31	529,801.00
22	Jun-07	615,605,191.47	585,438,519.27	0.415837	486	7,248,929.46	121	1,798,958.38	24	418,643.76
23	Jul-07	585,438,519.27	554,572,775.31	0.393913	485	7,097,335.62	98	1,446,779.85	27	433,392.69
24	Aug-07	554,572,775.31	524,509,734.14	0.372559	427	6,092,151.26	105	1,542,200.06	23	298,521.73
25	Sep-07	524,509,734.14	499,752,022.09	0.354974	457	6,317,441.44	138	1,989,177.28	27	399,518.02
26	Oct-07	499,752,022.09	471,004,342.80	0.334554	531	7,204,759.67	88	1,197,401.06	28	386,413.95
27	Nov-07	471,004,342.80	446,146,374.28	0.316898	421	5,338,155.53	133	1,878,332.04	20	248,531.42
28	Dec-07	446,146,374.28	422,408,750.60	0.300037	558	6,945,719.93	132	1,716,174.79	31	450,462.67
29	Jan-08	422,408,750.60	396,601,526.41	0.281706	499	5,979,187.53	120	1,478,061.71	32	442,868.26
30	Feb-08	396,601,526.41	373,661,609.40	0.265412	406	4,666,568.10	103	1,204,260.74	14	142,201.12
31	Mar-08	373,661,609.40	350,375,183.92	0.248871	484	5,434,804.20	91	1,145,022.64	14	164,420.81
32	Apr-08	350,375,183.92	328,102,208.29	0.233051	411	4,473,662.36	110	1,258,195.71	9	119,995.77
33	May-08	328,102,208.29	306,594,717.19	0.217774	495	5,184,377.98	106	1,134,248.62	17	231,046.15
34	Jun-08	306,594,717.19	286,112,848.74	0.203226	442	4,368,216.27	145	1,608,646.20	20	226,517.26
35	Jul-08	286,112,848.74	265,945,474.16	0.188901	444	4,315,708.66	135	1,352,281.20	32	352,719.83
36	Aug-08	265,945,474.16	247,792,925.24	0.176007	512	4,737,219.24	135	1,286,652.55	28	254,024.45
37	Sep-08	247,792,925.24	229,116,811.04	0.162742	477	4,147,905.24	139	1,381,638.02	24	256,756.80
38	Oct-08	229,116,811.04	211,415,037.71	0.150168	510	4,251,376.45	153	1,402,954.79	34	364,734.46
39	Nov-08	211,415,037.71	196,211,899.04	0.139369	529	4,281,289.12	163	1,353,795.53	41	362,366.25
40	Dec-08	196,211,899.04	179,354,526.25	0.127395	572	4,205,968.21	146	1,229,971.96	42	352,503.13

Nissan Auto Receivables Owner Trust 2005-C — (Continued)

		Total	Total	Delinquent	Defaulted	Liquidated	Net	Cumulative	Cumulative
Month		Delinquent	Delinquent	% of End	Receivables	Proceeds	Losses	Net Losses	Net Losses	Prepayments
Count	Month	(#)	($)	Balance	($)(2)	($)(3)	($)(4)	($)(4)	(%)(4)	(1-Mo. ABS)(5)

1	Sep-05	248	5,183,746.66	0.38%	128,282.13	0.00	128,282.13	128,282.13	0.009%	1.11%
2	Oct-05	444	8,618,274.25	0.65%	92,201.53	153.70	92,047.83	220,329.96	0.016%	1.15%
3	Nov-05	471	9,329,223.16	0.73%	395,463.57	2,777.46	392,686.11	613,016.07	0.044%	1.07%
4	Dec-05	629	11,869,422.86	0.96%	599,737.85	106,653.14	493,084.71	1,106,100.78	0.079%	1.15%
5	Jan-06	582	11,287,521.39	0.94%	1,088,895.09	243,671.76	845,223.33	1,951,324.11	0.139%	1.43%
6	Feb-06	502	9,522,827.27	0.82%	825,708.97	402,774.37	422,934.60	2,374,258.71	0.169%	1.20%
7	Mar-06	497	9,138,753.81	0.83%	854,454.93	498,750.89	355,704.04	2,729,962.75	0.194%	1.59%
8	Apr-06	498	8,943,783.52	0.84%	498,413.12	372,070.53	126,342.59	2,856,305.34	0.203%	1.21%
9	May-06	543	9,309,528.53	0.91%	744,552.93	418,019.64	326,533.29	3,182,838.63	0.226%	1.47%
10	Jun-06	529	8,631,257.98	0.88%	604,806.57	392,590.75	212,215.82	3,395,054.45	0.241%	1.42%
11	Jul-06	591	9,959,664.99	1.05%	690,305.94	237,364.91	452,941.03	3,847,995.48	0.273%	1.33%
12	Aug-06	593	9,935,122.66	1.09%	642,317.23	422,428.45	219,888.78	4,067,884.26	0.289%	1.24%
13	Sep-06	610	10,248,881.47	1.17%	800,931.14	409,670.93	391,260.21	4,459,144.47	0.317%	1.20%
14	Oct-06	632	10,965,910.62	1.31%	565,472.66	191,420.68	374,051.98	4,833,196.45	0.343%	1.20%
15	Nov-06	608	10,450,771.70	1.29%	618,310.03	466,455.29	151,854.74	4,985,051.19	0.354%	1.07%
16	Dec-06	768	13,076,018.66	1.68%	649,973.43	435,885.65	214,087.78	5,199,138.97	0.369%	1.01%
17	Jan-07	635	10,390,338.34	1.40%	863,125.89	501,701.89	361,424.00	5,560,562.97	0.395%	1.34%
18	Feb-07	545	9,054,717.34	1.27%	660,550.02	473,115.51	187,434.51	5,747,997.48	0.408%	1.08%
19	Mar-07	575	9,209,013.57	1.36%	585,367.35	600,950.69	(15,583.34)	5,732,414.14	0.407%	1.32%
20	Apr-07	556	8,750,504.66	1.35%	688,206.09	487,070.27	201,135.82	5,933,549.96	0.421%	1.27%
21	May-07	638	9,658,089.18	1.57%	465,494.27	405,653.27	59,841.00	5,993,390.96	0.426%	1.28%
22	Jun-07	631	9,466,531.60	1.62%	657,945.29	383,340.51	274,604.78	6,267,995.74	0.445%	1.25%
23	Jul-07	610	8,977,508.16	1.62%	804,604.35	324,311.82	480,292.53	6,748,288.27	0.479%	1.34%
24	Aug-07	555	7,932,873.05	1.51%	693,706.63	442,748.49	250,958.14	6,999,246.41	0.497%	1.37%
25	Sep-07	622	8,706,136.74	1.74%	503,421.31	479,993.50	23,427.81	7,022,674.22	0.499%	1.04%
26	Oct-07	647	8,788,574.68	1.87%	660,405.91	305,409.66	354,996.25	7,377,670.47	0.524%	1.37%
27	Nov-07	574	7,465,018.99	1.67%	562,936.92	432,516.00	130,420.92	7,508,091.39	0.533%	1.15%
28	Dec-07	721	9,112,357.39	2.16%	532,954.29	302,226.04	230,728.25	7,738,819.64	0.550%	1.10%
29	Jan-08	651	7,900,117.50	1.99%	683,169.60	379,488.73	303,680.87	8,042,500.51	0.571%	1.31%
30	Feb-08	523	6,013,029.96	1.61%	379,651.14	392,808.97	(13,157.83)	8,029,342.68	0.570%	1.14%
31	Mar-08	589	6,744,247.65	1.92%	259,542.18	404,426.09	(144,883.91)	7,884,458.77	0.560%	1.22%
32	Apr-08	530	5,851,853.84	1.78%	243,406.30	307,041.60	(63,635.30)	7,820,823.47	0.556%	1.19%
33	May-08	618	6,549,672.75	2.14%	381,967.04	324,928.28	57,038.76	7,877,862.23	0.560%	1.18%
34	Jun-08	607	6,203,379.73	2.17%	332,211.10	296,798.34	35,412.76	7,913,274.99	0.562%	1.14%
35	Jul-08	611	6,020,709.69	2.26%	275,624.75	278,370.23	(2,745.48)	7,910,529.51	0.562%	1.16%
36	Aug-08	675	6,277,896.24	2.53%	377,116.23	227,130.10	149,986.13	8,060,515.64	0.573%	1.01%
37	Sep-08	640	5,786,300.06	2.53%	343,591.64	208,240.58	135,351.06	8,195,866.70	0.582%	1.12%
38	Oct-08	697	6,019,065.70	2.85%	246,882.79	339,073.53	(92,190.74)	8,103,675.96	0.576%	1.07%
39	Nov-08	733	5,997,450.90	3.06%	422,096.64	206,109.98	215,986.66	8,319,662.62	0.591%	0.89%
40	Dec-08	760	5,788,443.30	3.23%	285,360.47	242,804.17	42,556.30	8,362,218.92	0.594%	1.17%

Nissan Auto Receivables Owner Trust 2006-A

Historic Pool Performance

		Beginning Pool	Ending Pool		31-60 Day	31-60 Day	61-90 Day	61-90 Day	91-120+ Day	91-120+ Day
Month		Balance	Balance	Pool	Delinquent	Delinquent	Delinquent	Delinquent	Delinquent	Delinquent
Count	Month	($)	($)	Factor	(#)(1)	($)(1)	(#)(1)	($)(1)	(#)(1)	($)(1)

1	Jan-06	1,192,205,342.10	1,150,061,857.84	0.964651	245	4,212,384.56	0	0.00	0	0.00
2	Feb-06	1,150,061,857.84	1,111,586,693.02	0.932379	251	4,430,631.05	30	503,115.08	0	0.00
3	Mar-06	1,111,586,693.02	1,066,018,325.35	0.894157	279	4,571,221.08	32	581,912.30	8	171,499.59
4	Apr-06	1,066,018,325.35	1,027,727,640.68	0.862039	295	4,944,333.25	58	1,011,261.39	11	163,951.77
5	May-06	1,027,727,640.68	984,586,827.96	0.825853	324	5,407,948.70	46	772,097.20	17	198,048.45
6	Jun-06	984,586,827.96	943,244,426.79	0.791176	278	4,790,515.58	66	1,111,100.51	10	190,711.41
7	Jul-06	943,244,426.79	904,706,724.56	0.758851	348	5,810,036.52	82	1,496,852.04	20	417,402.54
8	Aug-06	904,706,724.56	865,077,984.15	0.725612	373	6,051,547.37	89	1,623,049.49	19	336,191.90
9	Sep-06	865,077,984.15	830,561,499.31	0.696660	386	6,413,483.47	96	1,620,676.83	22	385,125.51
10	Oct-06	830,561,499.31	794,914,011.65	0.666759	429	6,785,264.68	94	1,357,054.23	22	380,772.35
11	Nov-06	794,914,011.65	764,588,287.64	0.641323	404	6,506,882.82	97	1,439,485.20	23	308,254.52
12	Dec-06	764,588,287.64	735,947,067.95	0.617299	583	9,267,900.88	109	1,832,254.47	30	399,388.93
13	Jan-07	735,947,067.95	705,108,186.62	0.591432	469	7,460,970.88	127	1,950,592.99	22	346,399.50
14	Feb-07	705,108,186.62	678,126,124.54	0.568800	352	5,965,146.25	100	1,611,451.83	20	295,315.78
15	Mar-07	678,126,124.54	647,826,279.08	0.543385	345	5,552,609.35	66	1,182,417.76	16	262,315.94
16	Apr-07	647,826,279.08	619,927,053.61	0.519983	315	5,089,130.81	85	1,290,827.32	16	328,419.94
17	May-07	619,927,053.61	591,452,718.60	0.496100	388	6,149,733.53	79	1,276,940.19	18	316,415.69
18	Jun-07	591,452,718.60	564,066,488.08	0.473129	418	6,586,266.76	87	1,389,370.66	20	322,218.79
19	Jul-07	564,066,488.08	536,330,736.31	0.449864	406	6,198,059.08	117	1,839,083.83	20	295,721.86
20	Aug-07	536,330,736.31	508,693,585.41	0.426683	400	6,000,736.65	92	1,414,950.77	30	532,180.62
21	Sep-07	508,693,585.41	485,089,509.16	0.406884	422	6,226,458.54	105	1,594,052.39	30	523,606.11
22	Oct-07	485,089,509.16	458,141,915.80	0.384281	453	6,562,493.76	83	1,242,743.85	22	367,344.60
23	Nov-07	458,141,915.80	434,734,410.47	0.364647	417	5,785,118.85	111	1,566,353.10	18	276,689.54
24	Dec-07	434,734,410.47	413,381,613.64	0.346737	506	6,752,837.42	115	1,635,972.35	32	446,547.57
25	Jan-08	413,381,613.64	389,404,361.76	0.326625	440	5,810,874.45	108	1,465,508.31	27	402,980.93
26	Feb-08	389,404,361.76	367,823,482.88	0.308524	355	4,592,128.05	94	1,227,731.78	15	203,672.87
27	Mar-08	367,823,482.88	345,584,100.02	0.289870	418	5,161,033.94	55	738,524.30	22	306,611.61
28	Apr-08	345,584,100.02	324,736,343.26	0.272383	364	4,331,980.61	96	1,201,487.82	8	83,083.02
29	May-08	324,736,343.26	304,757,971.56	0.255625	430	4,995,555.71	74	852,919.93	14	148,520.57
30	Jun-08	304,757,971.56	285,453,820.62	0.239433	369	4,232,449.10	100	1,151,324.51	16	212,047.66
31	Jul-08	285,453,820.62	266,571,895.49	0.223596	377	4,151,847.40	110	1,292,207.17	15	152,114.12
32	Aug-08	266,571,895.49	249,624,589.88	0.209381	446	4,508,455.02	121	1,336,347.41	21	235,030.36
33	Sep-08	249,624,589.88	232,545,254.69	0.195055	390	3,899,278.62	111	1,103,092.67	27	270,612.67
34	Oct-08	232,545,254.69	215,962,007.67	0.181145	415	3,882,204.30	101	1,040,873.06	25	242,780.79
35	Nov-08	215,962,007.67	201,943,609.92	0.169387	472	4,381,919.40	125	1,170,259.35	27	243,066.48
36	Dec-08	201,943,609.92	186,412,755.67	0.156360	499	4,363,670.09	146	1,299,848.27	16	127,947.82

Nissan Auto Receivables Owner Trust 2006-A — (Continued)

		Total	Total	Delinquent	Defaulted	Liquidated	Net	Cumulative	Cumulative
Month		Delinquent	Delinquent	% of End	Receivables	Proceeds	Losses	Net Losses	Net Losses	Prepayments
Count	Month	(#)	($)	Balance	($)(2)	($)(3)	($)(4)	($)(4)	(%)(4)	(1-Mo. ABS)(5)

1	Jan-06	245	4,212,384.56	0.37%	0.00	0.00	0.00	0.00	0.000%	1.39%
2	Feb-06	281	4,933,746.13	0.44%	147,305.50	0.00	147,305.50	147,305.50	0.012%	1.23%
3	Mar-06	319	5,324,632.97	0.50%	392,054.80	56,900.00	335,154.80	482,460.30	0.040%	1.69%
4	Apr-06	364	6,119,546.41	0.60%	473,571.16	108,426.42	365,144.74	847,605.04	0.071%	1.31%
5	May-06	387	6,378,094.35	0.65%	486,739.98	256,936.34	229,803.64	1,077,408.68	0.090%	1.64%
6	Jun-06	354	6,092,327.50	0.65%	477,679.55	237,277.34	240,402.21	1,317,810.89	0.111%	1.61%
7	Jul-06	450	7,724,291.10	0.85%	383,627.15	285,494.53	98,132.62	1,415,943.51	0.119%	1.49%
8	Aug-06	481	8,010,788.76	0.93%	955,892.97	256,808.55	699,084.42	2,115,027.93	0.177%	1.60%
9	Sep-06	504	8,419,285.81	1.01%	683,474.34	295,237.14	388,237.20	2,503,265.13	0.210%	1.37%
10	Oct-06	545	8,523,091.26	1.07%	715,199.56	258,192.67	457,006.89	2,960,272.02	0.248%	1.48%
11	Nov-06	524	8,254,622.54	1.08%	737,859.75	316,492.62	421,367.13	3,381,639.15	0.284%	1.17%
12	Dec-06	722	11,499,544.28	1.56%	601,876.54	403,416.72	198,459.82	3,580,098.97	0.300%	1.09%
13	Jan-07	618	9,757,963.37	1.38%	808,804.74	400,765.79	408,038.95	3,988,137.92	0.335%	1.28%
14	Feb-07	472	7,871,913.86	1.16%	585,507.34	468,840.56	116,666.78	4,104,804.70	0.344%	1.03%
15	Mar-07	427	6,997,343.05	1.08%	611,465.01	585,799.73	25,665.28	4,130,469.98	0.346%	1.32%
16	Apr-07	416	6,708,378.07	1.08%	403,754.53	445,330.73	(41,576.20)	4,088,893.78	0.343%	1.19%
17	May-07	485	7,743,089.41	1.31%	440,894.82	246,846.10	194,048.72	4,282,942.50	0.359%	1.27%
18	Jun-07	525	8,297,856.21	1.47%	446,442.02	292,784.54	153,657.48	4,436,599.98	0.372%	1.23%
19	Jul-07	543	8,332,864.77	1.55%	508,600.44	368,515.22	140,085.22	4,576,685.20	0.384%	1.34%
20	Aug-07	522	7,947,868.04	1.56%	599,136.56	292,222.18	306,914.38	4,883,599.58	0.410%	1.37%
21	Sep-07	557	8,344,117.04	1.72%	652,547.13	303,722.49	348,824.64	5,232,424.22	0.439%	1.12%
22	Oct-07	558	8,172,582.21	1.78%	800,728.81	292,392.34	508,336.47	5,740,760.69	0.482%	1.41%
23	Nov-07	546	7,628,161.49	1.75%	576,912.43	340,278.08	236,634.35	5,977,395.04	0.501%	1.20%
24	Dec-07	653	8,835,357.34	2.14%	414,218.76	274,691.45	139,527.31	6,116,922.35	0.513%	1.06%
25	Jan-08	575	7,679,363.69	1.97%	543,566.01	338,449.93	205,116.08	6,322,038.43	0.530%	1.32%
26	Feb-08	464	6,023,532.70	1.64%	503,259.48	461,850.78	41,408.70	6,363,447.13	0.534%	1.18%
27	Mar-08	495	6,206,169.85	1.80%	514,933.56	277,469.19	237,464.37	6,600,911.50	0.554%	1.28%
28	Apr-08	468	5,616,551.45	1.73%	459,135.30	322,875.63	136,259.67	6,737,171.17	0.565%	1.22%
29	May-08	518	5,996,996.21	1.97%	241,691.82	451,448.77	(209,756.95)	6,527,414.22	0.548%	1.19%
30	Jun-08	485	5,595,821.27	1.96%	240,187.57	221,134.50	19,053.07	6,546,467.29	0.549%	1.18%
31	Jul-08	502	5,596,168.69	2.10%	360,297.28	258,755.37	101,541.91	6,648,009.20	0.558%	1.24%
32	Aug-08	588	6,079,832.79	2.44%	420,481.51	179,914.05	240,567.46	6,888,576.66	0.578%	1.10%
33	Sep-08	528	5,272,983.96	2.27%	382,126.41	257,512.47	124,613.94	7,013,190.60	0.588%	1.16%
34	Oct-08	541	5,165,858.15	2.39%	413,219.46	304,344.17	108,875.29	7,122,065.89	0.597%	1.17%
35	Nov-08	624	5,795,245.23	2.87%	280,583.43	254,622.60	25,960.83	7,148,026.72	0.600%	0.88%
36	Dec-08	661	5,791,466.18	3.11%	304,031.92	197,660.94	106,370.98	7,254,397.70	0.608%	1.14%

Nissan Auto Receivables Owner Trust 2006-B

Historic Pool Performance

		Beginning Pool	Ending Pool		31-60 Day	31-60 Day	61-90 Day	61-90 Day	91-120+ Day	91-120+ Day
Month		Balance	Balance	Pool	Delinquent	Delinquent	Delinquent	Delinquent	Delinquent	Delinquent
Count	Month	($)	($)	Factor	(#)(1)	($)(1)	(#)(1)	($)(1)	(#)(1)	($)(1)

1	Apr-06	1,254,578,985.94	1,215,820,724.91	0.969107	189	3,601,419.09	0	0.00	0	0.00
2	May-06	1,215,820,724.91	1,172,754,215.12	0.934779	215	3,777,271.23	34	666,773.93	0	0.00
3	Jun-06	1,172,754,215.12	1,132,232,965.18	0.902480	227	4,241,289.97	41	639,442.87	4	55,109.30
4	Jul-06	1,132,232,965.18	1,092,462,186.71	0.870780	310	5,460,268.75	61	1,000,760.79	11	152,115.09
5	Aug-06	1,092,462,186.71	1,050,764,537.97	0.837544	265	4,898,939.44	70	1,207,311.38	12	153,697.36
6	Sep-06	1,050,764,537.97	1,012,408,132.48	0.806970	284	5,164,090.01	63	1,196,419.55	21	307,113.77
7	Oct-06	1,012,408,132.48	972,079,554.91	0.774825	375	6,372,702.49	65	1,144,802.24	13	297,120.46
8	Nov-06	972,079,554.91	934,719,877.39	0.745047	320	5,312,360.59	76	1,361,492.78	15	213,771.96
9	Dec-06	934,719,877.39	899,570,065.54	0.717029	471	7,541,120.94	86	1,536,353.11	20	337,957.58
10	Jan-07	899,570,065.54	861,003,846.79	0.686289	411	6,733,306.23	79	1,202,752.45	21	362,218.75
11	Feb-07	861,003,846.79	827,291,248.91	0.659417	346	5,407,068.03	75	1,334,801.42	16	174,868.63
12	Mar-07	827,291,248.91	790,760,266.90	0.630299	361	5,643,288.32	65	944,261.99	12	213,176.28
13	Apr-07	790,760,266.90	757,672,279.21	0.603926	315	4,964,346.07	74	1,209,288.23	12	165,073.27
14	May-07	757,672,279.21	725,521,930.35	0.578299	398	6,205,104.05	83	1,197,027.85	19	326,218.82
15	Jun-07	725,521,930.35	693,886,981.90	0.553084	350	5,931,696.56	95	1,347,024.79	17	250,396.76
16	Jul-07	693,886,981.90	661,469,013.54	0.527244	357	5,841,607.31	90	1,560,663.57	25	370,340.55
17	Aug-07	661,469,013.54	629,426,252.30	0.501703	336	5,436,194.18	90	1,455,056.21	10	158,047.82
18	Sep-07	629,426,252.30	603,144,800.47	0.480755	348	5,380,179.79	91	1,497,370.11	27	443,451.48
19	Oct-07	603,144,800.47	572,188,720.55	0.456080	380	5,759,589.25	67	987,608.75	19	322,516.21
20	Nov-07	572,188,720.55	544,187,432.76	0.433761	337	4,877,643.20	96	1,449,189.35	17	272,670.33
21	Dec-07	544,187,432.76	518,828,561.12	0.413548	459	6,511,109.84	106	1,550,676.74	35	494,509.40
22	Jan-08	518,828,561.12	490,668,455.53	0.391102	422	6,016,308.74	107	1,483,355.19	25	388,050.97
23	Feb-08	490,668,455.53	464,655,471.48	0.370368	327	4,620,076.89	84	1,243,045.34	15	192,462.66
24	Mar-08	464,655,471.48	438,217,168.31	0.349294	399	5,353,421.40	58	825,347.65	19	266,209.83
25	Apr-08	438,217,168.31	412,487,902.79	0.328786	352	4,737,973.82	75	1,093,460.75	11	141,574.39
26	May-08	412,487,902.79	388,418,404.41	0.309601	427	5,417,370.38	81	1,122,868.84	14	190,467.50
27	Jun-08	388,418,404.41	365,484,039.26	0.291320	379	4,613,455.45	108	1,323,431.10	14	193,102.49
28	Jul-08	365,484,039.26	342,509,530.26	0.273008	384	4,522,602.21	99	1,235,179.68	23	270,664.32
29	Aug-08	342,509,530.26	321,740,429.68	0.256453	409	4,658,594.90	104	1,309,161.76	20	239,320.15
30	Sep-08	321,740,429.68	301,550,383.02	0.240360	389	4,261,912.36	94	1,173,444.24	23	302,872.65
31	Oct-08	301,550,383.02	282,140,616.31	0.224889	436	4,488,018.51	103	1,196,457.15	18	234,449.82
32	Nov-08	282,140,616.31	266,792,212.40	0.212655	453	4,647,005.83	122	1,390,711.44	30	375,229.69
33	Dec-08	266,792,212.40	249,686,689.54	0.199020	477	4,658,482.13	133	1,408,840.81	31	391,190.45

Nissan Auto Receivables Owner Trust 2006-B — (Continued)

		Total	Total	Delinquent	Defaulted	Liquidated	Net	Cumulative	Cumulative
Month		Delinquent	Delinquent	% of End	Receivables	Proceeds	Losses	Net Losses	Net Losses	Prepayments
Count	Month	(#)	($)	Balance	($)(2)	($)(3)	($)(4)	($)(4)	(%)(4)	(1-Mo. ABS)(5)

1	Apr-06	189	3,601,419.09	0.30%	0.00	0.00	0.00	0.00	0.000%	1.08%
2	May-06	249	4,444,045.16	0.38%	0.00	0.00	0.00	0.00	0.000%	1.43%
3	Jun-06	272	4,935,842.14	0.44%	541,804.74	0.00	541,804.74	541,804.74	0.043%	1.31%
4	Jul-06	382	6,613,144.63	0.61%	308,136.14	138,115.90	170,020.24	711,824.98	0.057%	1.30%
5	Aug-06	347	6,259,948.18	0.60%	637,948.43	200,442.07	437,506.36	1,149,331.34	0.092%	1.46%
6	Sep-06	368	6,667,623.33	0.66%	501,805.51	270,853.47	230,952.04	1,380,283.38	0.110%	1.30%
7	Oct-06	453	7,814,625.19	0.80%	548,630.61	98,541.78	450,088.83	1,830,372.21	0.146%	1.49%
8	Nov-06	411	6,887,625.33	0.74%	805,918.00	281,372.46	524,545.54	2,354,917.75	0.188%	1.35%
9	Dec-06	577	9,415,431.63	1.05%	438,210.33	208,310.30	229,900.03	2,584,817.78	0.206%	1.25%
10	Jan-07	511	8,298,277.43	0.96%	722,923.78	357,254.78	365,669.00	2,950,486.78	0.235%	1.51%
11	Feb-07	437	6,916,738.08	0.84%	505,255.64	325,946.32	179,309.32	3,129,796.10	0.249%	1.28%
12	Mar-07	438	6,800,726.59	0.86%	514,131.96	350,374.32	163,757.64	3,293,553.74	0.263%	1.50%
13	Apr-07	401	6,338,707.57	0.84%	514,712.27	407,151.90	107,560.37	3,401,114.11	0.271%	1.32%
14	May-07	500	7,728,350.72	1.07%	479,925.16	382,061.17	97,863.99	3,498,978.10	0.279%	1.30%
15	Jun-07	462	7,529,118.11	1.09%	592,540.82	414,101.79	178,439.03	3,677,417.13	0.293%	1.31%
16	Jul-07	472	7,772,611.43	1.18%	401,812.37	262,635.79	139,176.58	3,816,593.71	0.304%	1.41%
17	Aug-07	436	7,049,298.21	1.12%	640,767.14	354,531.62	286,235.52	4,102,829.23	0.327%	1.43%
18	Sep-07	466	7,321,001.38	1.21%	370,517.95	205,523.73	164,994.22	4,267,823.45	0.340%	1.05%
19	Oct-07	466	7,069,714.21	1.24%	588,446.11	280,009.77	308,436.34	4,576,259.79	0.365%	1.43%
20	Nov-07	450	6,599,502.88	1.21%	478,790.13	271,424.72	207,365.41	4,783,625.20	0.381%	1.32%
21	Dec-07	600	8,556,295.98	1.65%	336,357.24	167,834.57	168,522.67	4,952,147.87	0.395%	1.16%
22	Jan-08	554	7,887,714.90	1.61%	610,130.96	325,430.37	284,700.59	5,236,848.46	0.417%	1.41%
23	Feb-08	426	6,055,584.89	1.30%	620,050.00	208,754.13	411,295.87	5,648,144.33	0.450%	1.31%
24	Mar-08	476	6,444,978.88	1.47%	372,660.58	381,911.47	(9,250.89)	5,638,893.44	0.449%	1.39%
25	Apr-08	438	5,973,008.96	1.45%	369,018.60	302,435.40	66,583.20	5,705,476.64	0.455%	1.39%
26	May-08	522	6,730,706.72	1.73%	258,478.50	327,666.35	(69,187.85)	5,636,288.79	0.449%	1.32%
27	Jun-08	501	6,129,989.04	1.68%	273,289.71	300,328.68	(27,038.97)	5,609,249.82	0.447%	1.32%
28	Jul-08	506	6,028,446.21	1.76%	347,299.24	251,796.41	95,502.83	5,704,752.65	0.455%	1.37%
29	Aug-08	533	6,207,076.81	1.93%	477,118.97	214,212.53	262,906.44	5,967,659.09	0.476%	1.25%
30	Sep-08	506	5,738,229.25	1.90%	408,679.37	285,358.44	123,320.93	6,090,980.02	0.485%	1.25%
31	Oct-08	557	5,918,925.48	2.10%	406,746.64	230,233.66	176,512.98	6,267,493.00	0.500%	1.23%
32	Nov-08	605	6,412,946.96	2.40%	268,560.09	173,429.09	95,131.00	6,362,624.00	0.507%	0.77%
33	Dec-08	641	6,458,513.39	2.59%	428,659.53	238,333.33	190,326.20	6,552,950.20	0.522%	1.07%

Nissan Auto Receivables Owner Trust 2006-C

Historic Pool Performance

		Beginning Pool	Ending Pool		31-60 Day	31-60 Day	61-90 Day	61-90 Day	91-120+ Day	91-120+ Day
Month		Balance	Balance	Pool	Delinquent	Delinquent	Delinquent	Delinquent	Delinquent	Delinquent
Count	Month	($)	($)	Factor	(#)(1)	($)(1)	(#)(1)	($)(1)	(#)(1)	($)(1)

1	Jul-06	1,128,626,859.66	1,095,149,748.38	0.970338	0	0.00	0	0.00	0	0.00
2	Aug-06	1,095,149,748.38	1,063,680,914.51	0.942456	199	4,154,973.84	0	0.00	0	0.00
3	Sep-06	1,063,680,914.51	1,034,920,928.68	0.916974	226	4,699,143.97	58	1,162,015.47	0	0.00
4	Oct-06	1,034,920,928.68	1,003,533,561.33	0.889163	248	5,149,888.95	42	831,237.88	13	285,265.76
5	Nov-06	1,003,533,561.33	973,948,169.56	0.862950	252	5,299,349.66	68	1,383,985.40	12	194,364.92
6	Dec-06	973,948,169.56	945,229,623.26	0.837504	408	8,045,538.61	75	1,611,473.66	22	516,207.78
7	Jan-07	945,229,623.26	912,421,546.78	0.808435	291	5,759,136.26	82	1,654,996.46	18	361,071.41
8	Feb-07	912,421,546.78	883,872,454.64	0.783140	281	5,609,041.40	66	1,325,389.22	21	389,538.37
9	Mar-07	883,872,454.64	851,849,142.80	0.754766	294	5,677,388.08	57	1,126,381.62	13	273,909.53
10	Apr-07	851,849,142.80	822,146,213.77	0.728448	295	5,737,950.88	56	1,092,640.14	17	305,278.75
11	May-07	822,146,213.77	791,707,421.17	0.701478	343	6,479,175.22	71	1,367,835.14	15	236,525.21
12	Jun-07	791,707,421.17	762,475,606.18	0.675578	319	5,943,077.49	84	1,674,344.09	20	341,028.32
13	Jul-07	762,475,606.18	730,903,231.32	0.647604	353	6,180,501.68	74	1,362,190.21	15	294,331.58
14	Aug-07	730,903,231.32	701,587,270.88	0.621629	362	6,610,837.74	75	1,392,118.74	23	441,019.80
15	Sep-07	701,587,270.88	675,550,383.57	0.598560	410	7,127,468.95	91	1,681,492.64	24	458,123.18
16	Oct-07	675,550,383.57	646,047,324.31	0.572419	396	6,829,114.62	89	1,641,415.75	30	579,201.16
17	Nov-07	646,047,324.31	620,192,508.71	0.549511	379	6,410,561.44	97	1,648,746.49	17	334,189.86
18	Dec-07	620,192,508.71	596,071,876.24	0.528139	489	7,946,402.33	122	2,056,289.57	23	397,126.40
19	Jan-08	596,071,876.24	568,335,809.72	0.503564	416	6,644,300.60	120	1,968,466.32	22	401,677.39
20	Feb-08	568,335,809.72	543,528,132.11	0.481584	380	5,975,457.78	102	1,655,565.82	15	242,435.18
21	Mar-08	543,528,132.11	516,944,286.32	0.458029	396	5,995,902.79	89	1,449,687.53	22	417,583.25
22	Apr-08	516,944,286.32	491,765,390.29	0.435720	410	5,922,665.73	94	1,537,866.35	17	266,378.02
23	May-08	491,765,390.29	467,421,190.56	0.414150	397	5,692,015.60	91	1,424,024.50	20	398,268.93
24	Jun-08	467,421,190.56	443,706,455.21	0.393138	385	5,469,086.28	104	1,568,885.95	25	397,206.91
25	Jul-08	443,706,455.21	420,272,800.57	0.372375	402	5,376,441.49	85	1,167,316.21	28	421,847.04
26	Aug-08	420,272,800.57	399,043,468.67	0.353565	449	5,833,871.59	128	1,718,814.79	25	361,446.33
27	Sep-08	399,043,468.67	377,839,125.25	0.334778	444	5,771,111.45	108	1,393,230.45	32	447,579.51
28	Oct-08	377,839,125.25	357,355,542.93	0.316629	457	5,548,773.74	130	1,728,229.99	22	315,477.73
29	Nov-08	357,355,542.93	340,279,873.26	0.301499	492	5,811,876.09	160	1,994,774.79	39	573,428.13
30	Dec-08	340,279,873.26	320,839,481.73	0.284274	487	5,700,210.42	155	1,918,715.36	39	480,477.40

Nissan Auto Receivables Owner Trust 2006-C — (Continued)

		Total	Total	Delinquent	Defaulted	Liquidated	Net	Cumulative	Cumulative
Month		Delinquent	Delinquent	% of End	Receivables	Proceeds	Losses	Net Losses	Net Losses	Prepayments
Count	Month	(#)	($)	Balance	($)(2)	($)(3)	($)(4)	($)(4)	(%)(4)	(1-Mo. ABS)(5)

1	Jul-06	0	0.00	0.00%	0.00	0.00	0.00	0.00	0.000%	1.24%
2	Aug-06	199	4,154,973.84	0.39%	0.00	0.00	0.00	0.00	0.000%	1.11%
3	Sep-06	284	5,861,159.44	0.57%	0.00	0.00	0.00	0.00	0.000%	0.91%
4	Oct-06	303	6,266,392.59	0.62%	512,190.17	0.00	512,190.17	512,190.17	0.045%	1.15%
5	Nov-06	332	6,877,699.98	0.71%	588,519.34	104,644.53	483,874.81	996,064.98	0.088%	1.04%
6	Dec-06	505	10,173,220.05	1.08%	651,483.40	211,128.59	440,354.81	1,436,419.79	0.127%	0.99%
7	Jan-07	391	7,775,204.13	0.85%	1,106,778.24	269,214.19	837,564.05	2,273,983.84	0.201%	1.36%
8	Feb-07	368	7,323,968.99	0.83%	800,068.48	393,733.62	406,334.86	2,680,318.70	0.237%	1.04%
9	Mar-07	364	7,077,679.23	0.83%	764,278.32	461,664.47	302,613.85	2,982,932.55	0.264%	1.37%
10	Apr-07	368	7,135,869.77	0.87%	594,330.15	499,098.02	95,232.13	3,078,164.68	0.273%	1.22%
11	May-07	429	8,083,535.57	1.02%	631,726.78	455,640.63	176,086.15	3,254,250.83	0.288%	1.31%
12	Jun-07	423	7,958,449.90	1.04%	643,654.88	475,620.71	168,034.17	3,422,285.00	0.303%	1.25%
13	Jul-07	442	7,837,023.47	1.07%	736,725.00	300,348.22	436,376.78	3,858,661.78	0.342%	1.48%
14	Aug-07	460	8,443,976.28	1.20%	654,784.59	433,557.28	221,227.31	4,079,889.09	0.361%	1.39%
15	Sep-07	525	9,267,084.77	1.37%	823,242.37	351,873.58	471,368.79	4,551,257.88	0.403%	1.15%
16	Oct-07	515	9,049,731.53	1.40%	903,628.54	357,014.14	546,614.40	5,097,872.28	0.452%	1.48%
17	Nov-07	493	8,393,497.79	1.35%	992,682.01	386,565.01	606,117.00	5,703,989.28	0.505%	1.22%
18	Dec-07	634	10,399,818.30	1.74%	614,145.72	316,603.12	297,542.60	6,001,531.88	0.532%	1.09%
19	Jan-08	558	9,014,444.31	1.59%	966,194.20	563,861.66	402,332.54	6,403,864.42	0.567%	1.45%
20	Feb-08	497	7,873,458.78	1.45%	858,198.53	702,228.16	155,970.37	6,559,834.79	0.581%	1.25%
21	Mar-08	507	7,863,173.57	1.52%	387,557.09	537,040.94	(149,483.85)	6,410,350.94	0.568%	1.44%
22	Apr-08	521	7,726,910.10	1.57%	646,404.23	434,749.78	211,654.45	6,622,005.39	0.587%	1.38%
23	May-08	508	7,514,309.03	1.61%	399,587.36	361,708.25	37,879.11	6,659,884.50	0.590%	1.35%
24	Jun-08	514	7,435,179.14	1.68%	684,274.88	439,355.76	244,919.12	6,904,803.62	0.612%	1.34%
25	Jul-08	515	6,965,604.74	1.66%	705,114.16	335,531.59	369,582.57	7,274,386.19	0.645%	1.37%
26	Aug-08	602	7,914,132.71	1.98%	619,467.12	359,678.37	259,788.75	7,534,174.94	0.668%	1.26%
27	Sep-08	584	7,611,921.41	2.01%	539,034.87	252,710.31	286,324.56	7,820,499.50	0.693%	1.30%
28	Oct-08	609	7,592,481.46	2.12%	595,416.20	387,451.28	207,964.92	8,028,464.42	0.711%	1.28%
29	Nov-08	691	8,380,079.01	2.46%	517,372.74	283,779.68	233,593.06	8,262,057.48	0.732%	0.93%
30	Dec-08	681	8,099,403.18	2.52%	648,691.79	301,440.44	347,251.35	8,609,308.83	0.763%	1.26%

Nissan Auto Receivables Owner Trust 2007-A

Historic Pool Performance

		Beginning Pool	Ending Pool		31-60 Day	31-60 Day	61-90 Day	61-90 Day	91-120+ Day	91-120+ Day
Month		Balance	Balance	Pool	Delinquent	Delinquent	Delinquent	Delinquent	Delinquent	Delinquent
Count	Month	($)	($)	Factor	(#)(1)	($)(1)	(#)(1)	($)(1)	(#)(1)	($)(1)

1	Feb-07	1,071,049,690.51	1,039,416,786.68	0.970466	125	2,438,229.68	1	18,555.76	0	0.00
2	Mar-07	1,039,416,786.68	1,006,522,754.75	0.939754	179	3,826,930.79	0	0.00	0	0.00
3	Apr-07	1,006,522,754.75	976,062,556.54	0.911314	172	3,317,083.93	36	794,065.91	0	0.00
4	May-07	976,062,556.54	943,990,247.92	0.881369	236	4,418,074.09	47	930,877.56	12	194,782.83
5	Jun-07	943,990,247.92	913,787,787.84	0.853170	274	5,180,887.85	48	935,228.78	13	241,597.18
6	Jul-07	913,787,787.84	881,355,971.00	0.822890	276	5,142,738.67	63	1,178,165.38	10	141,816.49
7	Aug-07	881,355,971.00	850,670,427.81	0.794240	285	5,237,533.85	49	945,182.34	23	351,971.01
8	Sep-07	850,670,427.81	823,799,530.14	0.769152	337	6,157,939.12	80	1,445,827.06	15	320,193.82
9	Oct-07	823,799,530.14	791,937,609.11	0.739403	314	5,623,806.42	90	1,682,841.04	20	332,697.92
10	Nov-07	791,937,609.11	764,548,225.41	0.713831	340	6,036,732.73	73	1,361,870.56	20	344,901.31
11	Dec-07	764,548,225.41	739,179,132.51	0.690145	440	7,963,533.22	97	1,591,585.65	23	489,823.71
12	Jan-08	739,179,132.51	710,501,691.41	0.663369	388	6,873,458.37	107	1,981,237.45	24	390,990.16
13	Feb-08	710,501,691.41	682,687,754.22	0.637401	300	5,247,615.40	94	1,622,452.52	15	251,111.51
14	Mar-08	682,687,754.22	654,022,546.94	0.610637	357	6,143,201.93	63	1,103,652.17	26	471,731.53
15	Apr-08	654,022,546.94	626,505,566.65	0.584945	351	6,017,726.99	84	1,515,413.63	14	233,759.17
16	May-08	626,505,566.65	599,778,398.36	0.559991	416	6,788,248.95	98	1,675,078.46	20	366,632.31
17	Jun-08	599,778,398.36	573,648,107.86	0.535594	398	6,469,264.80	109	1,932,406.69	29	481,252.16
18	Jul-08	573,648,107.86	548,272,122.34	0.511902	366	5,821,838.63	98	1,724,904.84	26	401,615.31
19	Aug-08	548,272,122.34	525,053,048.92	0.490223	458	6,809,190.32	101	1,630,183.42	34	593,452.93
20	Sep-08	525,053,048.92	501,905,452.82	0.468611	445	6,663,879.61	113	1,742,165.80	34	559,305.81
21	Oct-08	501,905,452.82	479,347,910.82	0.447550	534	8,080,113.25	141	2,160,090.10	34	571,947.24
22	Nov-08	479,347,910.82	460,903,128.34	0.430328	539	7,787,200.73	164	2,589,551.46	53	789,657.67
23	Dec-08	460,903,128.34	439,961,161.44	0.410776	563	7,828,893.01	150	2,184,176.25	49	834,543.51

		Total	Total	Delinquent	Defaulted	Liquidated	Net	Cumulative	Cumulative
Month		Delinquent	Delinquent	% of End	Receivables	Proceeds	Losses	Net Losses	Net Losses	Prepayments
Count	Month	(#)	($)	Balance	($)(2)	($)(3)	($)(4)	($)(4)	(%)(4)	(1-Mo. ABS)(5)

1	Feb-07	126	2,456,785.44	0.24%	70,808.80	0.00	70,808.80	70,808.80	0.007%	1.25%
2	Mar-07	179	3,826,930.79	0.38%	0.00	0.00	0.00	70,808.80	0.007%	1.39%
3	Apr-07	208	4,111,149.84	0.42%	57,879.58	0.00	57,879.58	128,688.38	0.012%	1.21%
4	May-07	295	5,543,734.48	0.59%	322,796.47	9,300.00	313,496.47	442,184.85	0.041%	1.39%
5	Jun-07	335	6,357,713.81	0.70%	617,133.31	160,635.59	456,497.72	898,682.57	0.084%	1.26%
6	Jul-07	349	6,462,720.54	0.73%	683,218.05	237,706.39	445,511.66	1,344,194.23	0.126%	1.49%
7	Aug-07	357	6,534,687.20	0.77%	710,521.15	265,583.91	444,937.24	1,789,131.47	0.167%	1.38%
8	Sep-07	432	7,923,960.00	0.96%	527,045.42	351,541.63	175,503.79	1,964,635.26	0.183%	1.12%
9	Oct-07	424	7,639,345.38	0.96%	690,575.42	331,768.86	358,806.56	2,323,441.82	0.217%	1.58%
10	Nov-07	433	7,743,504.60	1.01%	784,054.39	208,743.05	575,311.34	2,898,753.16	0.271%	1.25%
11	Dec-07	560	10,044,942.58	1.36%	665,947.39	272,135.11	393,812.28	3,292,565.44	0.307%	1.10%
12	Jan-08	519	9,245,685.98	1.30%	797,117.46	544,262.99	252,854.47	3,545,419.91	0.331%	1.43%
13	Feb-08	409	7,121,179.43	1.04%	1,121,892.99	324,539.45	797,353.54	4,342,773.45	0.405%	1.39%
14	Mar-08	446	7,718,585.63	1.18%	771,032.73	411,633.22	359,399.51	4,702,172.96	0.439%	1.51%
15	Apr-08	449	7,766,899.79	1.24%	695,714.51	478,260.96	217,453.55	4,919,626.51	0.459%	1.46%
16	May-08	534	8,829,959.72	1.47%	634,495.79	506,479.64	128,016.15	5,047,642.66	0.471%	1.43%
17	Jun-08	536	8,882,923.65	1.55%	767,013.57	344,929.17	422,084.40	5,469,727.06	0.511%	1.43%
18	Jul-08	490	7,948,358.78	1.45%	934,883.43	429,079.69	505,803.74	5,975,530.80	0.558%	1.41%
19	Aug-08	593	9,032,826.67	1.72%	779,455.99	321,577.57	457,878.42	6,433,409.22	0.601%	1.29%
20	Sep-08	592	8,965,351.22	1.79%	990,807.87	438,856.78	551,951.09	6,985,360.31	0.652%	1.32%
21	Oct-08	709	10,812,150.59	2.26%	814,365.94	478,807.95	335,557.99	7,320,918.30	0.684%	1.31%
22	Nov-08	756	11,166,409.86	2.42%	945,748.82	388,044.30	557,704.52	7,878,622.82	0.736%	0.90%
23	Dec-08	762	10,847,612.77	2.47%	1,078,756.49	315,981.06	762,775.43	8,641,398.25	0.807%	1.22%

Nissan Auto Receivables Owner Trust 2007-B

Historic Pool Performance

		Beginning Pool	Ending Pool		31-60 Day	31-60 Day	61-90 Day	61-90 Day	91-120+ Day	91-120+ Day
Month		Balance	Balance	Pool	Delinquent	Delinquent	Delinquent	Delinquent	Delinquent	Delinquent
Count	Month	($)	($)	Factor	(#)(1)	($)(1)	(#)(1)	($)(1)	(#)(1)	($)(1)

1	Oct-07	1,036,576,620.92	1,006,072,428.05	0.970572	0	0.00	0	0.00	0	0.00
2	Nov-07	1,006,072,428.05	980,375,084.64	0.945782	117	2,355,819.98	0	0.00	0	0.00
3	Dec-07	980,375,084.64	955,326,229.42	0.921617	179	3,374,125.53	28	567,747.75	0	0.00
4	Jan-08	955,326,229.42	927,138,796.18	0.894424	153	3,058,273.95	48	910,948.44	9	181,196.59
5	Feb-08	927,138,796.18	900,161,604.02	0.868399	118	2,382,759.40	32	559,672.60	5	105,249.66
6	Mar-08	900,161,604.02	870,765,962.21	0.840040	179	3,482,327.98	36	682,459.70	3	57,369.11
7	Apr-08	870,765,962.21	843,145,309.92	0.813394	164	3,305,285.18	48	994,734.13	14	251,276.61
8	May-08	843,145,309.92	815,084,323.33	0.786323	187	3,609,954.17	59	1,293,815.67	13	248,546.32
9	Jun-08	815,084,323.33	788,507,575.61	0.760684	181	3,453,296.84	60	1,199,397.56	22	538,060.72
10	Jul-08	788,507,575.61	761,018,744.95	0.734165	215	3,914,419.16	59	1,132,424.75	18	407,836.74
11	Aug-08	761,018,744.95	735,047,456.28	0.709111	214	3,875,199.53	68	1,423,127.01	19	346,880.73
12	Sep-08	735,047,456.28	709,008,297.94	0.683990	238	4,202,425.76	55	997,423.70	19	372,509.41
13	Oct-08	709,008,297.94	684,036,380.09	0.659899	276	4,869,178.67	54	940,998.78	14	288,840.69
14	Nov-08	684,036,380.09	662,439,413.84	0.639065	280	4,769,671.67	82	1,482,742.90	16	295,573.40
15	Dec-08	662,439,413.84	638,273,182.90	0.615751	339	5,725,386.94	87	1,442,508.11	27	494,382.19

		Total	Total	Delinquent	Defaulted	Liquidated	Net	Cumulative	Cumulative
Month		Delinquent	Delinquent	% of End	Receivables	Proceeds	Losses	Net Losses	Net Losses	Prepayments
Count	Month	(#)	($)	Balance	($)(2)	($)(3)	($)(4)	($)(4)	(%)(4)	(1-Mo. ABS)(5)

1	Oct-07	0	0.00	0.00%	0.00	0.00	0.00	0.00	0.000%	1.17%
2	Nov-07	117	2,355,819.98	0.24%	0.00	0.00	0.00	0.00	0.000%	0.77%
3	Dec-07	207	3,941,873.28	0.41%	82,484.52	0.00	82,484.52	82,484.52	0.008%	0.73%
4	Jan-08	210	4,150,418.98	0.45%	196,077.52	18,700.00	177,377.52	259,862.04	0.025%	1.04%
5	Feb-08	155	3,047,681.66	0.34%	410,088.45	95,780.04	314,308.41	574,170.45	0.055%	0.96%
6	Mar-08	218	4,222,156.79	0.48%	542,186.76	110,689.47	431,497.29	1,005,667.74	0.097%	1.21%
7	Apr-08	226	4,551,295.92	0.54%	201,297.48	234,470.60	(33,173.12)	972,494.62	0.094%	1.08%
8	May-08	259	5,152,316.16	0.63%	512,841.21	239,199.24	273,641.97	1,246,136.59	0.120%	1.16%
9	Jun-08	263	5,190,755.12	0.66%	578,884.21	132,652.45	446,231.76	1,692,368.35	0.163%	1.05%
10	Jul-08	292	5,454,680.65	0.72%	976,671.15	278,773.23	697,897.92	2,390,266.27	0.231%	1.17%
11	Aug-08	301	5,645,207.27	0.77%	762,495.50	322,558.39	439,937.11	2,830,203.38	0.273%	1.06%
12	Sep-08	312	5,572,358.87	0.79%	671,009.83	338,133.95	332,875.88	3,163,079.26	0.305%	1.15%
13	Oct-08	344	6,099,018.14	0.89%	738,754.21	468,108.40	270,645.81	3,433,725.07	0.331%	1.08%
14	Nov-08	378	6,547,987.97	0.99%	537,729.29	300,293.07	237,436.22	3,671,161.29	0.354%	0.76%
15	Dec-08	453	7,662,277.24	1.20%	556,667.64	184,081.11	372,586.53	4,043,747.82	0.390%	1.06%

Nissan Auto Receivables Owner Trust 2008-A

Historic Pool Performance

		Beginning Pool	Ending Pool		31-60 Day	31-60 Day	61-90 Day	61-90 Day	91-120+ Day	91-120+ Day
Month		Balance	Balance	Pool	Delinquent	Delinquent	Delinquent	Delinquent	Delinquent	Delinquent
Count	Month	($)	($)	Factor	(#)(1)	($)(1)	(#)(1)	($)(1)	(#)(1)	($)(1)

1	Jan-08	1,145,026,660.87	1,108,389,337.48	0.968003	0	0.00	0	0.00	0	0.00
2	Feb-08	1,108,389,337.48	1,077,121,591.98	0.940696	131	2,456,886.90	1	12,698.04	0	0.00
3	Mar-08	1,077,121,591.98	1,043,440,552.19	0.911281	190	3,640,568.69	36	662,608.90	0	0.00
4	Apr-08	1,043,440,552.19	1,010,132,117.46	0.882191	194	3,752,643.41	42	788,628.79	10	246,041.71
5	May-08	1,010,132,117.46	977,930,423.83	0.854068	225	4,195,178.54	47	948,300.35	13	210,993.02
6	Jun-08	977,930,423.83	946,619,729.72	0.826723	233	4,492,138.21	52	984,859.38	19	410,619.71
7	Jul-08	946,619,729.72	914,241,749.67	0.798446	271	5,016,781.58	60	1,182,048.83	17	387,522.77
8	Aug-08	914,241,749.67	885,122,280.74	0.773015	335	6,221,914.67	76	1,405,836.58	24	477,052.67
9	Sep-08	885,122,280.74	854,885,377.97	0.746607	299	5,271,864.55	79	1,401,752.47	16	316,536.72
10	Oct-08	854,885,377.97	824,563,407.26	0.720126	366	6,272,046.30	96	1,698,333.97	18	329,960.51
11	Nov-08	824,563,407.26	799,821,069.92	0.698517	349	5,930,482.51	115	2,116,121.98	33	596,708.54
12	Dec-08	799,821,069.92	770,824,681.88	0.673194	424	7,061,379.31	111	2,006,248.28	31	570,996.90

		Total	Total	Delinquent	Defaulted	Liquidated	Net	Cumulative	Cumulative
Month		Delinquent	Delinquent	% of End	Receivables	Proceeds	Losses	Net Losses	Net Losses	Prepayments
Count	Month	(#)	($)	Balance	($)(2)	($)(3)	($)(4)	($)(4)	(%)(4)	(1-Mo. ABS)(5)

1	Jan-08	0	0.00	0.00%	0.00	0.00	0.00	0.00	0.000%	1.37%
2	Feb-08	132	2,469,584.94	0.23%	0.00	0.00	0.00	0.00	0.000%	0.98%
3	Mar-08	226	4,303,177.59	0.41%	175,755.58	0.00	175,755.58	175,755.58	0.015%	1.21%
4	Apr-08	246	4,787,313.91	0.47%	520,183.45	25,600.00	494,583.45	670,339.03	0.059%	1.21%
5	May-08	285	5,354,471.91	0.55%	749,121.85	171,517.67	577,604.18	1,247,943.21	0.109%	1.16%
6	Jun-08	304	5,887,617.30	0.62%	609,644.11	240,278.50	369,365.61	1,617,308.82	0.141%	1.12%
7	Jul-08	348	6,586,353.18	0.72%	877,599.77	246,910.46	630,689.31	2,247,998.13	0.196%	1.24%
8	Aug-08	435	8,104,803.92	0.92%	808,568.34	372,635.70	435,932.64	2,683,930.77	0.234%	1.00%
9	Sep-08	394	6,990,153.74	0.82%	922,740.27	363,873.82	558,866.45	3,242,797.22	0.283%	1.13%
10	Oct-08	480	8,300,340.78	1.01%	921,982.63	375,906.02	546,076.61	3,788,873.83	0.331%	1.21%
11	Nov-08	497	8,643,313.03	1.08%	932,962.06	346,740.03	586,222.03	4,375,095.86	0.382%	0.74%
12	Dec-08	566	9,638,624.49	1.25%	889,347.17	315,250.52	574,096.65	4,949,192.51	0.432%	1.16%

Nissan Auto Receivables Owner Trust 2008-B

Historic Pool Performance

		Beginning Pool	Ending Pool		31-60 Day	31-60 Day	61-90 Day	61-90 Day	91-120+ Day	91-120+ Day
Month		Balance	Balance	Pool	Delinquent	Delinquent	Delinquent	Delinquent	Delinquent	Delinquent
Count	Month	($)	($)	Factor	(#)(1)	($)(1)	(#)(1)	($)(1)	(#)(1)	($)(1)

1	Jun-08	1,250,478,522.92	1,213,622,540.35	0.970526	0	0.00	0	0.00	0	0.00
2	Jul-08	1,213,622,540.35	1,179,757,797.81	0.943445	176	3,764,113.76	0	0.00	0	0.00
3	Aug-08	1,179,757,797.81	1,147,666,438.63	0.917782	261	5,433,155.61	49	1,152,617.87	0	0.00
4	Sep-08	1,147,666,438.63	1,115,345,151.06	0.891935	251	5,206,026.06	53	1,127,433.80	18	346,615.86
5	Oct-08	1,115,345,151.06	1,083,714,574.06	0.866640	287	5,795,704.76	75	1,595,763.84	14	298,938.37
6	Nov-08	1,083,714,574.06	1,056,240,657.09	0.844669	381	7,809,275.58	103	2,170,558.64	23	491,855.66
7	Dec-08	1,056,240,657.09	1,025,393,569.74	0.820001	423	8,495,893.08	109	2,314,477.49	42	856,305.96

		Total	Total	Delinquent	Defaulted	Liquidated	Net	Cumulative	Cumulative
Month		Delinquent	Delinquent	% of End	Receivables	Proceeds	Losses	Net Losses	Net Losses	Prepayments
Count	Month	(#)	($)	Balance	($)(2)	($)(3)	($)(4)	($)(4)	(%)(4)	(1-Mo. ABS)(5)

1	Jun-08	0	0.00	0.00%	0.00	0.00	0.00	0.00	0.000%	1.21%
2	Jul-08	176	3,764,113.76	0.32%	0.00	0.00	0.00	0.00	0.000%	1.02%
3	Aug-08	310	6,585,773.48	0.57%	417,018.49	0.00	417,018.49	417,018.49	0.033%	0.91%
4	Sep-08	322	6,680,075.72	0.60%	649,674.18	53,521.00	596,153.18	1,013,171.67	0.081%	0.95%
5	Oct-08	376	7,690,406.97	0.71%	842,842.67	335,749.64	507,093.03	1,520,264.70	0.122%	0.93%
6	Nov-08	507	10,471,689.88	0.99%	1,077,364.06	203,774.08	873,589.98	2,393,854.68	0.191%	0.65%
7	Dec-08	574	11,666,676.53	1.14%	1,167,828.98	384,457.63	783,371.35	3,177,226.03	0.254%	0.94%

Nissan Auto Receivables Owner Trust 2008-C

Historic Pool Performance

		Beginning Pool	Ending Pool		31-60 Day	31-60 Day	61-90 Day	61-90 Day	91-120+ Day	91-120+ Day
Month		Balance	Balance	Pool	Delinquent	Delinquent	Delinquent	Delinquent	Delinquent	Delinquent
Count	Month	($)	($)	Factor	(#)(1)	($)(1)	(#)(1)	($)(1)	(#)(1)	($)(1)

1	Dec-08	628,278,834.97	609,777,651.78	0.970553	0	0.00	0	0.00	0	0.00

		Total	Total	Delinquent	Defaulted	Liquidated	Net	Cumulative	Cumulative
Month		Delinquent	Delinquent	% of End	Receivables	Proceeds	Losses	Net Losses	Net Losses	Prepayments
Count	Month	(#)	($)	Balance	($)(2)	($)(3)	($)(4)	($)(4)	(%)(4)	(1-Mo. ABS)(5)

1	Dec-08	0	0.00	0.00%	0.00	0.00	0.00	0.00	0.000%	1.14%

*	Optional clean-up call exercised.

(1)	An account is considered delinquent if 20% or more of the scheduled payment is 15 days past due.

(2)	A “Defaulted Receivable” is (a) a Receivable (other than a Receivable as to which a Warranty Purchase Payment or an Administrative Purchase Payment has been made) which, by its terms, is delinquent 120 days or more, (b) with respect to a Receivable that is delinquent less than 120 days, the Servicer has (i) determined, in accordance with its customary servicing procedures, that eventual payment in full is unlikely or (ii) repossessed the related Financed Vehicle or (c) a Receivable with respect to which the Servicer has received notification that the related Obligor is subject to a Chapter 13 bankruptcy proceeding.

(3)	See “Distribution on the Notes-Calculation of Available Amounts” in this Prospectus Supplement for more information on Net Liquidation Proceeds.

(4)	Net losses generally consist of the net balances of all Liquidated Receivables, less any Net Liquidation Proceeds with respect to such Liquidated Receivables from any Collection Periods.

(5)	The ABS Speed is a measurement of the non-scheduled amortization of the pool of loans and is derived by calculating a monthly single month mortality rate, or SMM, which is the sum of the nonscheduled reduction in the pool of loans, including prepayments and defaults, divided by the beginning of month pool balance less any scheduled payments received. The scheduled principal is calculated assuming the receivables have been aggregated into one pool. The non-scheduled amortization is assumed to be the difference between the beginning pool balance less the scheduled principal minus the actual ending pool balance. The SMM is converted into the ABS Speed by dividing (a) the product of one-hundred and the SMM by (b) the sum of (i) one-hundred and (ii) the SMM multiplied by the age of the pool, in months,minus one. The age of the pool is assumed to be the weighted average age of the pool at cut-off date plus the number of months since the cut-off date.

APPENDIX D
CERTIFICATION AS TO TALF ELIGIBILITY
          The Issuing Entity and the Sponsor (collectively, “we”) hereby certify that:
1.	We have reviewed the terms and conditions of the Term Asset-Backed Securities Loan Facility (“TALF”) provided by the Federal Reserve Bank of New York (“FRBNY”). Terms used below that are defined or explained in such terms and conditions, or in FAQs or other interpretative material issued by the FRBNY, shall have the meanings provided in such terms and conditions, FAQs or other interpretative material (such terms and conditions, FAQs or other interpretative material, the (“TALF Rules”).

2.	After due inquiry by our appropriate officers, agents and representatives, we have determined that the securities offered hereby designated as the (a) Class A-1 Notes, CUSIP #: 65476A AA3, (b) Class A-2a Notes, CUSIP #: 65476A AB1, (c) Class A-2b Notes, CUSIP #: 65476A AC9, (d) Class A-3a Notes, CUSIP #: 65476A AD7, (e) Class A-3b Notes, CUSIP #: 65476A AE5, (f) Class A-4a Notes, CUSIP #: 65476A AF2, (g) Class A-4b Notes, CUSIP #: 65476A AG0, constitute eligible collateral under TALF. In particular:
•	The securities are U.S. dollar-denominated cash (that is, not synthetic) asset-backed securities (“Asset-Backed Securities”) that have (or have been provided on a preliminary basis, expected to be confirmed no later than the closing date) a credit rating in the highest long-term or short-term investment-grade rating category from two or more major nationally recognized statistical rating organizations (NRSROs) and do not have (including on a preliminary basis) a credit rating below the highest investment-grade rating category from a major NRSRO. Such ratings were obtained without the benefit of any third-party guarantee and are not on review or watch for downgrade.

•	All or substantially all (defined as at least 95% of the dollar amount) of the credit exposures underlying the securities are exposures to U.S.-domiciled obligors. The underlying credit exposures are auto loans and do not include exposures that are themselves cash or synthetic Asset-Backed Securities. The expected life is less than or equal to five years.

•	All or substantially all of the credit exposures underlying the securities (except auto dealer floorplan exposures) were originated on or after October 1, 2007. “Substantially all” for purposes of this paragraph means 85% or more of the dollar amount.
3.	Pursuant to the TALF Rules, the independent accounting firm that is performing certain procedures for the benefit of the FRBNY in connection with this offering is required, in certain circumstances where fraud or illegal acts are suspected to have occurred, to make reports to the TALF Compliance fraud hotline. We hereby provide our consent to such accounting firm to make such reports and waive any client confidentiality provisions we would otherwise be entitled to under applicable law, rules of accountant professional responsibility or contract.

4.	We understand that purchasers of the securities offered hereby that are affiliates of either the originators of assets that are securitized in this offering or the Issuing Entity or Sponsor of this offering will not be able to use these securities as TALF collateral.

5.	We hereby undertake that, until the maturity of the securities offered hereby, we will issue a press release and notify the FRBNY and all registered holders of the securities if we determine that the statements set forth in Item 2 above were not correct when made or have ceased to be correct. We will issue such press release and make such notification no later than 9:00 a.m. on the fourth Business Day after we make such determination; provided that we undertake to provide same business-day notice of any change in credit rating issued by any major NRSRO (including any change in the final rating compared to a preliminary rating) that occurs after pricing of this offering and on or prior to the closing date.

6.	We hereby represent and warrant to the FRBNY and TALF LLC that (i) this prospectus supplement and the accompanying prospectus and (ii) this prospectus supplement and the accompanying prospectus, when taken as whole together with all information provided by us or on our behalf to any nationally recognized statistical rating organization in connection with this offering, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

D-1

7.	We acknowledge that the FRBNY and TALF LLC (in accepting the securities offered hereby as collateral), will rely upon this certification and will suffer damages if such certification is incorrect. The Sponsor (and, if required by the terms of the form referred to below, the Sponsor’s direct or indirect ultimate parent) has executed and delivered to the FRBNY an undertaking, in the form prescribed by the FRBNY, under which the Sponsor (and, if applicable, its direct or indirect ultimate parent) has agreed to indemnify FRBNY and TALF LLC and their respective affiliates against losses incurred or suffered by them arising out of any misrepresentation or breach of warranty made or to be performed by us in this certification.

8.	We hereby jointly and severally agree that, should the securities be pledged to the FRBNY under the Master Loan and Security Agreement established under TALF or purchased by TALF LCC and at any time fail to constitute eligible collateral under TALF (provided that, solely for purposes of the foregoing, the only failure to satisfy the ratings eligibility criteria that shall be considered shall be a failure that arises as a result of the final rating on the securities, upon issuance, being lower than the required ratings for TALF eligibility, not any subsequent downgrades) under the TALF Rules as in effect at the time the securities are issued (a “Warranty Breach”), we shall permit (i) the United States Department of the Treasury (“Treasury”) and its agents, consultants, contractors and advisors, (ii) the Special Inspector General of the Troubled Asset Relief Program, and (iii) the Comptroller General of the United States access to personnel and any books, papers, records or other data in our possession, custody or control to the extent relevant to ascertaining the cause and nature of the Warranty Breach, during normal business hours and upon reasonable notice to the Issuing Entity or the Sponsor, as the case may be; provided that prior to disclosing any information pursuant to clause (i), (ii) or (iii), the Treasury, the Special Inspector General of the Troubled Asset Relief Program and the Comptroller General of the United States shall have agreed, with respect to documents obtained under this agreement in furtherance of their respective functions, to follow applicable law and regulation (and the applicable customary policies and procedures, including those for inspectors general) regarding the dissemination of confidential materials, including redacting confidential information from the public version of its reports, as appropriate, and soliciting input from the Sponsor or the Issuing Entity, as applicable, as to information that should be afforded confidentiality. In making this agreement, we understand that Treasury has represented that it has been informed by the Special Inspector General of the Troubled Asset Relief Program and the Comptroller General of the United States that they, before making any request for access or information pursuant to their oversight and audit functions, will establish a protocol to avoid, to the extent reasonably possible, duplicative requests. Nothing in this paragraph shall be construed to limit the authority that the Special Inspector General of the Troubled Asset Relief Program or the Comptroller General of the United States have under law.

Nissan Motor Acceptance Corporation	Nissan Auto Receivables 2009-A Owner Trust

	By:	Nissan Motor Acceptance Corporation,
as Administrator on behalf of the Issuing Entity

By:	By:
Name:	Name:
Title:	Title:

D-2

PROSPECTUS
Nissan Auto Receivables Trusts
Issuing Entities
ASSET BACKED NOTES
Nissan Auto Receivables Corporation II,
Depositor
Nissan Motor Acceptance Corporation,
Servicer/Sponsor
The Issuing Entities:
1.	A new issuing entity will be formed to issue each series of notes.

2.	The property of each issuing entity will consist of:
•	a pool of retail installment contracts secured by new, near-new and used automobiles and light-duty trucks;

•	amounts that may be held in separate trust accounts established and maintained by the servicer with the related trustee pursuant to the related sale and servicing agreement;

•	security interests in the financed vehicles and any related property;

•	the rights to proceeds from claims on physical damage, credit life and disability insurance policies covering the financed vehicles or the obligors;

•	Nissan Motor Acceptance Corporation’s right to receive payments from dealers pursuant to repurchase by the dealers of receivables that do not meet specified representations made by the dealers;

•	the rights of the depositor under, as applicable, a sale and servicing agreement, a purchase agreement, any yield supplement agreement, any currency or interest rate swap agreement and any interest rate cap agreement;

•	the right of the depositor to realize upon any property (including the right to receive future net liquidation proceeds) that secured a receivable;

•	the right of the depositor in rebates of premiums and other amounts relating to insurance policies and other items financed under the receivables in effect as of the related cut-off date; and

•	all proceeds of the foregoing.
The Notes:
1.	will be asset-backed notes sold periodically in one or more series;

2.	will be paid only from the assets of the related issuing entity; and

3.	will be issued as part of a designated series that may include one or more classes.
Before you decide to invest in any of the notes, please read this prospectus and the prospectus supplement that will be attached to this prospectus. There are material risks in investing in the notes. Please review carefully the factors set forth under “Risk Factors” beginning on page 8 of this prospectus and in the accompanying prospectus supplement.
The notes will represent obligations of the related issuing entity only and will not represent obligations of or interests in Nissan Motor Acceptance Corporation, Nissan Auto Receivables Corporation II or any of their respective affiliates.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or determined that this prospectus or the accompanying prospectus supplement is accurate or complete. Any representation to the contrary is a criminal offense.
The amounts, prices and terms of each offering of notes will be determined at the time of sale and will be described in a prospectus supplement that will be attached to this prospectus. This prospectus may be used to offer and sell any series of notes only if accompanied by the prospectus supplement for that series.
The date of this prospectus is March 17, 2008.

i

ii

Important Notice About Information Presented in this
Prospectus and the Accompanying Prospectus Supplement
     We provide information to you about the notes in two separate documents that progressively provide varying levels of detail: this prospectus, which provides general information, some of which may not apply to a particular series of notes, including your series, and the accompanying prospectus supplement, which will describe the specific terms of the offered notes. The information in the prospectus or the accompanying prospectus supplement is only accurate as of the date on their respective covers.
     We have started with several introductory sections describing the issuing entity and the notes in abbreviated form, followed by a more complete description of the terms. The introductory sections are:
     1. Summary of Terms — gives a brief introduction to the notes to be offered; and
     2. Risk Factors — describes briefly some of the risks to investors of a purchase of the notes.
     You can find a listing of the pages where capitalized terms used in this prospectus are defined under the caption “Index of Terms” beginning on page 79 in this prospectus.
     Whenever we use words like “intends,” “anticipates” or “expects,” or similar words in this prospectus, we are making a forward-looking statement, or a projection of what we think will happen in the future. Forward-looking statements are inherently subject to a variety of circumstances, many of which are beyond our control and could cause actual results to differ materially from what we anticipate. Any forward-looking statements in this prospectus speak only as of the date of this prospectus. We do not assume any responsibility to update or review any forward-looking statement contained in this prospectus to reflect any change in our expectation about the subject of that forward-looking statement or to reflect any change in events, conditions or circumstances on which we have based any forward-looking statement.
     The notes are not a suitable investment for any investor that requires a regular or predictable schedule of payments or payment on specific dates. The notes are complex investments. We suggest that only investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment and default risks, the tax consequences of the investment and the interaction of these factors should consider purchasing the notes.
Where You Can Find More Information About Your Notes
     The Issuing Entity — The relevant Owner Trustee will provide to noteholders (which shall be Cede & Co. (“Cede”) as the nominee of DTC unless definitive notes are issued under the limited circumstances described in this prospectus) unaudited monthly and annual reports concerning the receivables and other specified matters. See “Description of the Transfer and Servicing Agreements — Statements to Noteholders” in the accompanying prospectus supplement and “Description of the Transfer and Servicing Agreements — Evidence of Compliance” in this prospectus. Copies of these reports may be obtained at no charge at the offices specified in the accompanying prospectus supplement.
     The Depositor — NARC II, as depositor of the receivables, has filed with the Securities and Exchange Commission (the “SEC”) a Registration Statement that includes this prospectus and certain amendments and exhibits under the Securities Act of 1933, as amended, relating to the offering of the notes described herein. This prospectus does not contain all of the information in the Registration Statement. Annual reports on Form 10-K, distribution reports on Form 10-D, current reports on Form 8-K, and amendments to those reports will be prepared, signed and filed with the SEC by the Depositor or the Servicer on behalf of each Issuing Entity. Copies of these reports and the Registration Statement will be provided free of charge upon written request to Nissan Motor Acceptance Corporation, One Nissan Way, Franklin, Tennessee 37067. The reports and the Registration Statement are available for inspection without charge at the public reference facilities maintained at the SEC’s Public Reference Room, located at 100 F Street N.E., Washington, D.C. 20549. You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at (800) SEC-0330. The SEC also maintains a website (http://www.sec.gov) that contains reports, registration statements, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

SUMMARY OF TERMS
     This summary highlights selected information from this prospectus and may not contain all of the information that you need to consider in making your investment decision. This summary provides an overview of certain information to aid your understanding and is qualified in its entirety by the full description of this information appearing elsewhere in this prospectus and the accompanying prospectus supplement. You should carefully read both documents to understand all of the terms of the offering.

Issuing Entity:	The issuing entity will be a trust to be formed for each series of notes by a trust agreement between the depositor and the trustee of the issuing entity.

Depositor:	Nissan Auto Receivables Corporation II.

Servicer, Sponsor and Administrator:	Nissan Motor Acceptance Corporation.

Owner Trustee:	The owner trustee for each series of notes will be named in the accompanying prospectus supplement for that series.

Indenture Trustee:	The trustee for the indenture pursuant to which the notes will be issued will be named in the accompanying prospectus supplement for that series.

Offered Notes:	Notes of a series may include one or more classes, and will be issued pursuant to an indenture. Some of the notes issued by each issuing entity may not be offered to the public. The accompanying prospectus supplement will specify the class or series of notes that are being offered by it.

The issuing entity will also issue certificates representing fractional undivided interests in the issuing entity. These certificates will not be offered to the public and initially will be retained by the depositor. Other than those certificates, no other series or classes of securities will be backed by the same asset pool or otherwise have claims on the same assets. No noteholder or certificateholder approval is necessary for the issuance of such notes or the certificates.

The terms of each class of notes in a series described in the accompanying prospectus supplement will include the following:

1. the stated principal amount of each class of notes; and

2. the interest rate (which may be fixed, variable, adjustable or some combination of these rates) or method of determining the interest rate.

A class of notes may differ from other classes of notes in one or more aspects, including:

1. timing and priority of payments;

2. seniority;

3. allocation of losses;

4. interest rate or formula;

5. amount of interest or principal payments; and

6. whether interest or principal will be payable to holders of the class if specified events occur.

The notes will be the only securities being offered to you. The depositor will initially retain all of the certificates. Payment on the certificates will be subordinated to payment on one or more classes of notes to the extent described in the accompanying prospectus supplement.

The Receivables:	Purchasers of automobiles and light-duty trucks from Nissan and Infiniti dealers often finance their purchases by entering into retail installment contracts with Nissan and Infiniti dealers who then resell the contracts to Nissan Motor Acceptance Corporation, including its Infiniti Financial Services division. These contracts are referred to as “receivables,” and the underlying vehicles are referred to as the “financed vehicles.” The purchasers of the financed vehicles are referred to as the “obligors.” The terms of the contracts must meet requirements specified by Nissan Motor Acceptance Corporation.

On or before the date the notes of a series are issued, Nissan Motor Acceptance Corporation will sell a specified amount of receivables to the depositor. The depositor will then sell those receivables to the issuing entity. The sale by the depositor to the issuing entity will be documented under a sale and servicing agreement among the depositor, the servicer and the issuing entity. The receivables to be sold by Nissan Motor Acceptance Corporation to the depositor and resold to the issuing entity will be selected based on criteria specified in the sale and servicing agreement. These criteria will be described in the accompanying prospectus supplement.

Property of Each Issuing Entity:	The property of each issuing entity:

1. will be described in the prospectus supplement;

2. will be primarily a pool of receivables secured by new, near-new and used financed vehicles and amounts due or collected under the receivables on or after a specified cut-off date; and

3. will include other related assets such as:

• security interests in the financed vehicles;

• proceeds of any hedge or similar agreement and the rights of the issuing entity under such agreements;

• proceeds from claims on related insurance policies;

• any other enhancement issued with respect to any particular series or class;

• the rights of the depositor in rebates of premiums and other amounts relating to insurance policies and other items financed under the receivables;

• the rights of the depositor in the agreements identified in the prospectus supplement; and

• amounts deposited in specified bank accounts.

You should refer to “The Issuing Entities — Property of the Issuing Entities” in this prospectus and “The Issuing Entity — Property of the Issuing Entity” in the accompanying prospectus supplement for more detailed information regarding assets of the issuing entity.

Credit and Cash Flow Enhancement:	The offering may include features designed to provide protection to one or more classes of notes. These features are referred to as “credit enhancement.” Credit enhancement may include any one or more of the following:

1. subordination of one or more other classes of notes;

2. subordination of the certificates to one or more classes of notes;

3. one or more reserve accounts;

4. overcollateralization;

5. cash collateral guarantees or accounts; or

6. cash deposits.

In addition, the offering may include features designed to ensure the timely payment of amounts owed to noteholders. These features may include any one or more of the following:

1. yield supplement agreements;

2. hedge transactions; or

3. cash deposits.

The specific terms of any enhancement applicable to an issuing entity or to the notes issued by an issuing entity will be described in detail in the accompanying prospectus supplement. See “Material Information Regarding the Notes — Credit Enhancement” in this prospectus for general terms applicable to different forms of credit enhancement that may be used by the issuing entities.

Events of Default:	The indenture governing the terms and conditions of the notes of each series includes a list of adverse events called events of default. Events of default include the following:

1. the issuing entity fails to pay interest on any note within five days of its due date;

2. the issuing entity fails to pay the principal of any note in full on its final scheduled distribution date;

3.   the issuing entity defaults in the observance or performance of any covenant or agreement of the issuing entity made in the indenture and the continuation of the default for a period of 90 days after written notice thereof is given to the issuing entity by the indenture trustee or to the issuing entity and the indenture trustee by the holders of notes holding not less than the 25% of the aggregate principal amount of the notes, voting as a single class;

4.   the issuing entity defaults in the observance of any representation or warranty of the issuing entity made in the indenture or in any certificate or other writing delivered under the indenture that proves to have been inaccurate in any material respect at the time made, and the continuation of that default or inaccuracy for a period of 30 days after written notice thereof is given to the issuing entity by the indenture trustee or to the issuing entity and the indenture trustee by the holders of notes holding not less than the 25% of the aggregate principal amount of the notes, voting as a single class; and

5. certain events of bankruptcy, insolvency, receivership or liquidation of the issuing entity (which, if involuntary, remains unstayed for more than 90 days).

Events of Default Remedies:	If an event of default occurs and is continuing with respect to a series of notes, the related indenture trustee or holders of at least a majority of the outstanding principal amount of that series of notes, voting as a single class, may declare the principal of those notes immediately due and payable. That declaration, under limited circumstances, may be rescinded by the holders of at least a majority of the outstanding principal amount of the notes voting as a single class.

After an event of default and the acceleration of the affected notes, funds on deposit in the collection account and any of the issuing entity’s bank accounts with respect to the affected notes will be applied to pay principal of and interest on those notes in the order and amounts specified in the accompanying prospectus supplement.

If an event of default relates to a failure of the issuing entity to pay interest on the notes when due or principal of the notes on their respective final scheduled distribution dates, the indenture trustee may elect to sell the assets of the issuing entity. For other events of default, the indenture trustee may only sell the assets of the issuing entity if (i) the holders of all outstanding notes of that series consent to the sale, (ii) the proceeds from the sale are sufficient to pay in full the principal of and the accrued and unpaid interest on all outstanding notes of that series and all amounts due to the swap counterparty under the interest rate hedge agreement, or (iii) the indenture trustee determines that the proceeds of the receivables may not be sufficient on an ongoing basis to make all payments on the outstanding notes as those payments would have become due if the obligations had not been declared due and payable, and the indenture trustee obtains the consent of the holders of at least 66 2/3% of the outstanding amount of all notes (or relevant class or classes of notes).

You should refer to “Description of the Indenture — Events of Default” and “Remedies Upon an Event of Default” in this prospectus for more detailed information regarding the events constituting an indenture default and the remedies available following such default.

Servicing/Administration:	Nissan Motor Acceptance Corporation will service the receivables. In that capacity, the servicer will handle all collections, administer defaults and delinquencies and otherwise service the receivables. In addition, Nissan Motor Acceptance Corporation will act as administrator for the issuing entity. The issuing entity will pay Nissan Motor Acceptance Corporation a monthly fee specified in the accompanying prospectus supplement for performing the function of an administrator and servicer of the receivables. The servicer will also receive additional servicing compensation in the form of investment earnings, late fees, prepayment fees and other administrative fees and expenses or similar charges received by the servicer during that month (to the extent described in the accompanying prospectus supplement).

Advances:	The servicer will be obligated to advance to the issuing entity interest on the receivables that is due but unpaid by the obligor to the extent provided in the prospectus supplement. The servicer will not be required to make any advance if it determines that it will not be able to recover an advance from an obligor. The issuing entity will reimburse the servicer for those advances to the extent provided in the prospectus supplement.

You should refer to “Description of the Transfer and Servicing Agreements — Advances” in this prospectus and in the accompanying prospectus supplement for more detailed information on advances and reimbursement of advances.

Optional Purchase:	The servicer may redeem any outstanding notes when the outstanding aggregate principal balance of the receivables declines to or below a specified percentage, set forth in the accompanying prospectus supplement, of the original total principal balance of the receivables as of the cut-off date.

You should refer to “Description of the Transfer and Servicing Agreements — Termination” in this prospectus for more detailed information on the optional purchase of the notes.

Tax Status:	Subject to the important considerations described herein, special federal income tax counsel to the issuing entity will deliver its opinion that the notes of each series will be treated as debt and the issuing entity will not be characterized as an association or a publicly traded partnership taxable as a corporation for federal income tax purposes. A purchaser of the notes will agree to treat the notes as debt for all applicable tax purposes.

You should refer to “Material Federal Income Tax Consequences” in this prospectus and “Material Federal Income Tax Consequences” in the accompanying prospectus supplement for more detailed information on the application of federal and state tax laws.

ERISA Considerations:	If you are a Benefit Plan (as defined in “ERISA Considerations” in this prospectus), you should review the considerations discussed under

“ERISA Considerations” in this prospectus and the accompanying prospectus supplement and consult counsel before investing in the notes. In general, subject to those considerations and conditions described in that section and to the extent specified in the accompanying prospectus supplement, you may purchase notes of any series.

Receivable Repurchase Obligation:	With respect to each series of notes, the depositor will be obligated to repurchase from the pool any receivables that do not meet certain representations and warranties. Following the discovery by or notice to the depositor of a breach of any representation or warranty that materially and adversely affects the interests of the related noteholders in any receivable (the initial determination of a material adverse effect generally being made by the servicer), the depositor, unless the breach is cured, will repurchase that receivable from the issuing entity, and Nissan Motor Acceptance Corporation will purchase that receivable from the depositor. In connection with such repurchase, the depositor will be required to pay the related issuing entity the repurchase payments for that receivable. This repurchase obligation will constitute the sole remedy available to the noteholders or the issuing entity for any uncured breach by the depositor of those representations and warranties (other than remedies that may be available under federal securities laws or other laws). The obligation of the depositor to repurchase a receivable will not be conditioned on performance by Nissan Motor Acceptance Corporation of its obligation to purchase that receivable from the depositor.

With respect to each series of notes, the servicer will be obligated to repurchase any receivables that are materially and adversely affected by any breach by the servicer of its duties and covenants to manage, service, administer and make collections on the receivables and to perform its other obligations with respect to those receivables. Following the discovery of a breach of any of such duties and covenants by the servicer, the servicer, unless the breach is cured, will repurchase the materially and adversely affected receivable from the issuing entity. In connection with such repurchase, the servicer will be required to pay the related issuing entity the repurchase payments for that receivable. This repurchase obligation will constitute the sole remedy available to the noteholders or the issuing entity for any uncured breach by the servicer of those duties and covenants (other than remedies that may be available under federal securities laws or other laws).

RISK FACTORS
     You should consider the following risk factors and the risks described in the section captioned “Risk Factors” in the accompanying prospectus supplement in deciding whether to purchase securities of any class.

The notes are not suitable investments for all investors
The notes are complex investments that are not a suitable investment if you require a regular predictable schedule of payments. The notes should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of such an investment and the interaction of these factors.

You must rely for repayment only upon payments from the issuing entity’s assets which may not be sufficient to make full payments on your notes

The notes represent indebtedness solely of the issuing entity and will not be insured or guaranteed by Nissan Motor Acceptance Corporation (the servicer), the depositor, or any of their respective affiliates, or the related trustee or any other person or entity other than the issuing entity. The only sources of payment on your notes are payments received on the receivables and, if and to the extent available, any credit enhancement for the issuing entity, including amounts on deposit in the reserve account or subordination spread account established for that issuing entity. However, although funds in the reserve account or subordination spread account will be available to cover shortfalls in distributions of interest on and principal of your notes, funds to be deposited in this account are limited. If the funds in this account are exhausted, your notes will be paid solely from current distributions on the receivables. See “Subordination; Reserve Account” in the accompanying prospectus supplement. In limited circumstances, the issuing entity will also have access to the funds in the yield supplement account or have the benefit of overcollateralization to provide limited protection against low-interest receivables. See “Description of the Transfer and Servicing Agreements — Yield Supplement Account; Yield Supplement Agreement” in this prospectus.

The indenture authorizes the indenture trustee to sell the receivables following an acceleration of the maturity dates of the notes if the sale meets requirements set forth in the indenture. However, the amount received by the indenture trustee upon selling the receivables may be less than the aggregate principal amount of the outstanding notes. In that circumstance, the principal amount of the notes will not be paid in full.

You may experience reduced returns on your investment resulting from prepayments, repurchases or early termination of the issuing entity

You may receive payment of principal on your notes earlier than you expected for the reasons set forth below. You may not be able to reinvest the principal paid to you earlier than you expected at a rate of return that is equal to or greater than the rate of return on your notes.

Prepayments on the receivables by the related obligors and purchases of the receivables by the depositor and the servicer will shorten the life of the notes to an extent that cannot be fully predicted.

The depositor will be required to repurchase receivables from the issuing entity if there is a breach of the representations and warranties relating to those receivables that materially adversely affects those receivables. Nissan Motor Acceptance Corporation, as the servicer, also will be required to purchase receivables from the issuing entity if it breaches its servicing obligations with respect to those receivables. The servicer also will be entitled to purchase all remaining receivables from the issuing entity once the aggregate principal balance of the receivables is at or below a specified percentage, set forth in the accompanying prospectus supplement, of the initial aggregate principal balance of the receivables on the related cut-off date.

Further, the receivables included in the issuing entity may be prepaid, in full or in part, voluntarily or as a result of defaults, theft of or damage to the related vehicles or for other reasons. The rate of prepayments on the receivables may be influenced by a variety of economic, social and other factors in addition to those described above. In addition, the servicer is not aware of publicly available industry statistics that detail the prepayment experience for contracts similar to the receivables. For these reasons, the servicer cannot predict the actual prepayment rates for the receivables. You will bear all reinvestment risk resulting from prepayments on the receivables and the corresponding acceleration of payments on the notes.

The final payment of each class of notes is expected to occur prior to its final scheduled distribution date because of the prepayment and purchase considerations described above. If sufficient funds are not available to pay any class of notes in full on its scheduled final payment date, an event of default will occur and final payment of that class of notes may occur later than that date.

Interests of other persons in the receivables and financed vehicles could be superior to the issuing entity’s interest, which may result in reduced payments on your notes

Another person could acquire an interest in a receivable that is superior to the issuing entity’s interest in that receivable because the receivables will not be segregated or marked as belonging to the issuing entity. The depositor will cause financing statements to be filed with the appropriate governmental authorities to perfect the issuing entity’s interest in the receivables. However, except to the extent the contracts are in electronic form, the servicer will continue to hold the physical contracts, if any, evidencing the receivables. If another party purchases (or takes a security interest in) one or more receivables for new value in the ordinary course of business and obtains possession of those receivables without knowledge that doing so violates the rights of the issuing entity because of the failure to segregate or mark those receivables, the new purchaser (or secured party) will acquire an interest in those receivables superior to the interest of the issuing entity.

Receivables that fail to comply with consumer protection or other laws may be unenforceable, which may result in losses on your investment

Many federal and state consumer protection laws regulate consumer contracts such as the receivables. If any of the receivables do not comply with one or more of these laws, the servicer may be prevented from or delayed in collecting amounts due on the receivables.

Each of the depositor and Nissan Motor Acceptance Corporation will make representations and warranties relating to the receivables’ compliance with law and the enforceability of the related contracts. If there is a breach of any of these representations or warranties that materially and adversely affects the interests of the noteholders in the related receivable, the issuing entity’s sole remedy will be to require the depositor and Nissan Motor Acceptance Corporation to repurchase the affected receivable. See “Material Legal Aspects of the Receivables — Consumer Protection Laws” in this prospectus.

Bankruptcy of Nissan Motor Acceptance Corporation or the depositor could result in losses or delays in payments on your notes

If Nissan Motor Acceptance Corporation or the depositor becomes subject to bankruptcy proceedings, you could experience losses or delays in the payments on your notes. Nissan Motor Acceptance Corporation will sell the receivables to the depositor, and the depositor will in turn transfer the receivables to the issuing entity. However, if Nissan Motor Acceptance Corporation or the depositor becomes subject to a bankruptcy proceeding, the court in the bankruptcy proceeding could conclude that Nissan Motor Acceptance Corporation or the depositor still owns the receivables by concluding that the sale to the depositor or the issuing entity was not a “true sale” or, in the case of a bankruptcy of Nissan Motor Acceptance Corporation, that the depositor or the issuing entity should be consolidated with Nissan Motor Acceptance Corporation for bankruptcy purposes. If a court were to reach this conclusion, you could experience losses or delays in payments on the notes as a result of, among other things:

1.   the “automatic stay,” which prevents secured creditors from exercising remedies against a debtor in bankruptcy without permission from the court and provisions of the U.S. Bankruptcy Code that permit substitution for collateral in limited circumstances;

2.   tax or government liens on Nissan Motor Acceptance Corporation’s or the depositor’s property (that arose prior to the transfer of a receivable to the issuing entity) having a prior claim on collections before the collections are used to make payments on your notes; and

3.   the issuing entity not having a perfected security interest in (a) one or more of the financed vehicles securing the receivables or (b) any cash collections held by Nissan Motor Acceptance Corporation at the time Nissan Motor Acceptance Corporation becomes the subject of a bankruptcy proceeding. The depositor will take steps in structuring each transaction described in this prospectus and the accompanying prospectus supplement to minimize the risk that a court would consolidate the depositor with Nissan Motor Acceptance Corporation for bankruptcy purposes or conclude that the sale of receivables to the depositor or the issuing entity was not a “true sale.” See “Material Legal Aspects of the Receivables — Material Bankruptcy Considerations” in this prospectus.

Bankruptcy of the issuing entity could result in losses or delays in payments on your notes

If the issuing entity becomes subject to bankruptcy proceedings, you could experience losses or delays in the payments on your notes as a result of, among other things, the “automatic stay,” which prevents secured creditors from exercising remedies against a debtor in bankruptcy without permission from the court, and provisions of the U.S. Bankruptcy Code that permit substitution for collateral in limited circumstances.

The return on your notes could be reduced by shortfalls due to military action

The effect of any current or future military action by or against the United States, as well as any future terrorist attacks, on the performance of the receivables is unclear, but there may be an adverse effect on general economic conditions, consumer confidence and general market liquidity. Investors should consider the possible effects on delinquency, default and prepayment experience of the receivables.

The Servicemembers Civil Relief Act and similar state legislation provides relief to obligors who enter active military service and to obligors in reserve or national guard status who are called to active duty after they have entered into an obligation, such as a retail installment contract for the purchase of a vehicle. In particular, under such act, members of the military on active duty, including reservists, who have entered into such retail installment contracts before entering into military service, may be entitled to reductions in interest rates to 6% and a stay of foreclosure and similar actions. The Servicemembers Civil Relief Act and similar state legislation also limit the ability of the servicer to repossess the vehicle securing the retail installment contract during the related obligor’s period of active duty and, in some cases, may require the servicer to extend the maturity of the retail installment contract, lower the monthly payments and readjust the payment schedule for a period of time after the completion of the obligor’s military service. As a result, there may be delays in payment and increased losses on the receivables, and you may suffer a loss.

Because the Servicemembers Civil Relief Act and similar state legislation apply to obligors who enter military service after origination, no information can be provided as to the number of receivables that may be affected by the Servicemembers Civil Relief Act or similar state legislation.

If an obligor’s obligation to make payments is reduced, adjusted or extended, the servicer will not be required to advance such amounts. Any resulting shortfalls in interest or principal will reduce the amount available for distribution on the notes and the certificates.

For more information regarding the effect of the Servicemembers Civil Relief Act, you should refer to “Material Legal Aspects of the Receivables — Other Limitations” in this prospectus.

You may suffer losses on your notes if the servicer holds collections and commingles them with its own funds

So long as Nissan Motor Acceptance Corporation is servicer, if each condition to making monthly deposits as may be required by the sale and servicing agreement (including the satisfaction of specified ratings criteria of Nissan Motor Acceptance Corporation and the absence of any servicer default) is satisfied, Nissan Motor Acceptance Corporation, as the servicer, may retain all payments on receivables received from obligors and all proceeds of receivables collected during a collection period until the business day preceding the related distribution date (currently, Nissan Motor Acceptance Corporation does not satisfy these conditions). On or before the business day preceding a date on which payments are due to be made on the notes, the servicer must deposit into the collection account all payments on receivables received from obligors and all proceeds of receivables collected during the related collection period. Before these amounts are required to be deposited into the collection account, the servicer may invest such amounts at its own risk and for its own benefit and need not segregate such amounts from its own funds. If the servicer is unable to pay these amounts to the issuing entity on a distribution date, you might incur a loss on your notes.

Factors affecting our information management systems may increase the risk of loss on your investment

The success of your investment depends upon the ability of the servicer, Nissan Motor Acceptance Corporation, to store, retrieve, process and manage substantial amounts of information. If the servicer experiences any interruptions or loss in its information processing capabilities, its business, financial conditions, results of operations and, ultimately, your notes may suffer.

Adverse events with respect to Nissan Motor Acceptance Corporation or its affiliates may affect the timing of payments on your notes on your notes or have other adverse effects on your notes

Adverse events with respect to Nissan Motor Acceptance Corporation, its affiliates or a third-party provider to whom Nissan Motor Acceptance Corporation outsources its activities may result in servicing disruptions or reduce the market value of your notes. Nissan Motor Acceptance Corporation currently outsources some of its activities as servicer to third-party providers. In the event of a termination and replacement of Nissan Motor Acceptance Corporation as the servicer, or if any of the third-party providers cannot perform its activities, there may be some disruption of the collection activity with respect to delinquent receivables and therefore delinquencies and credit losses could increase. Nissan Motor Acceptance Corporation is required to repurchase certain receivables that do not comply with representations and warranties made by Nissan Motor Acceptance Corporation (for example, representations relating to the compliance of the retail contracts with applicable laws), and in its capacity as servicer, Nissan Motor Acceptance Corporation will be required to repurchase receivables if it breaches its servicing obligations with respect to those receivables. If Nissan Motor Acceptance Corporation becomes unable to repurchase any of such receivables and make the related payment to the issuing entity, investors could suffer losses. In addition, adverse corporate developments with respect to servicers of asset-backed securities or their affiliates have in some cases also resulted in a reduction in the market value of the related asset-backed securities. For example, Nissan Motor Acceptance Corporation is an indirect wholly-owned subsidiary of Nissan Motor Co., Ltd. Although Nissan Motor Co., Ltd. is not guaranteeing the obligations of the issuing entity for any series of notes, if Nissan Motor Co., Ltd. ceased to manufacture vehicles or support the sale of vehicles or if Nissan Motor Co., Ltd. faced financial or operational difficulties, such events may reduce the market value of Nissan or Infiniti vehicles. Any reduction in the market value of Nissan and Infiniti vehicles may result in lower values realized through any foreclosure proceedings held with respect to those vehicles and as a result, reduce amounts available to pay the notes.

You may experience a loss or a delay in receiving payments on the notes if the assets of the issuing entity are liquidated; proceeds from the liquidation may not be sufficient to pay your notes in full; failure to pay principal on your notes will not constitute an event of default or breach until maturity

If so directed by the holders of the requisite percentage of outstanding notes of a series, following an acceleration of the notes upon an event of default, the indenture trustee will liquidate the assets of the related issuing entity only in limited circumstances. If a liquidation occurs close to the date when one or more classes of notes of that series would otherwise be paid in full, repayment of such classes might be delayed while liquidation of the assets is occurring. It is difficult to predict the length of time that will be required for liquidation of the assets of the issuing entity to be completed. However, there is no assurance that the amount received from the liquidation will at any time be equal to or greater than the aggregate principal amount of the notes or the sum of the aggregate principal amount of the notes and the aggregate principal balance of the certificates. Therefore, upon an event of default, there can be no assurance that sufficient funds will be available to repay you in full. In addition, the amount of principal required to be paid to the noteholders will generally be limited to amounts available in the collection account (and the reserve account or subordination spread account, if any). Therefore, the failure to pay principal of your notes generally will not result in the occurrence of an event of default until the final scheduled distribution date for your notes. See “Description of the Indenture — Events of Default” and “Remedies Upon an Event of Default” in this prospectus. Even if liquidation proceeds are sufficient to repay the notes in full, any liquidation that causes the principal of one or more classes of notes to be paid before the related final scheduled distribution date will involve the prepayment risks described under “Risk Factors — You may experience reduced returns on your investment resulting from prepayments, repurchases or early termination of the issuing entity” in this prospectus.

Because the notes are in book-entry form, your rights can only be exercised indirectly

Because the notes will be issued in book-entry form, you will be required to hold your interest in the notes through The Depository Trust Company in the United States, or Clearstream Banking, société anonyme or Euroclear Bank S.A./NV as operator of the Euroclear System in Europe or Asia. Transfers of interests in the notes within The Depository Trust Company, Clearstream Banking, société anonyme or Euroclear Bank/S.A./NV as operator of the Euroclear System must be made in accordance with the usual rules and operating procedures of those systems. So long as the notes are in book-entry form, you will not be entitled to receive a definitive note representing your interest. The notes will remain in book-entry form except in the limited circumstances described under the caption “Material Information Regarding the Notes — Book-Entry Registration” in this prospectus. Unless and until the notes cease to be held in book-entry form, the indenture trustee will not recognize you as a “Noteholder” and the owner trustee will not recognize you as a “Securityholder,” as those terms are used in the indenture, the trust agreement and the sale and servicing agreement. As a result, you will only be able to exercise the rights of Securityholders indirectly through The Depository Trust Company (if in the United States) and its participating organizations, or Clearstream Banking, société anonyme and Euroclear Bank S.A./NV as operator of the Euroclear System (in Europe or Asia) and their participating organizations. Holding the notes in book-entry form could also limit your ability to pledge your notes to persons or entities that do not participate in The Depository Trust Company, Clearstream Banking, société anonyme or Euroclear Bank S.A./NV as operator of the Euroclear System. In addition, having the notes in book-entry form may reduce their liquidity in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical notes.

Interest and principal on the notes will be paid by the issuing entity to The Depository Trust Company as the record holder of the notes while they are held in book-entry form. The Depository Trust Company will credit payments received from the issuing entity to the accounts of its participants which, in turn, will credit those amounts to noteholders either directly or indirectly through indirect participants. This process may delay your receipt of principal and interest payments from the issuing entity.

If the issuing entity enters into a currency or an interest rate swap, payments on the notes will be dependent on payments made under the swap agreement

If the issuing entity enters into a currency swap, interest rate swap or a combined currency and interest rate swap, its ability to protect itself from shortfalls in cash flow caused by currency or interest rate changes will depend to a large extent on the terms of the swap agreement and whether the swap counterparty performs its obligations under the swap. If the issuing entity does not receive the payments it expects from the swap counterparty, the issuing entity may not have adequate funds to make all payments to noteholders when due, if ever.

If the issuing entity issues notes with adjustable interest rates, interest will be due on the notes at adjustable rates, while interest will be earned on the receivables at fixed rates. In this circumstance, the issuing entity may enter into an interest rate swap to reduce its exposure to changes in interest rates. An interest rate swap requires one party to make payments to the other party in an amount calculated by applying an interest rate (for example, a floating rate) to a specified notional amount in exchange for the other party making a payment calculated by applying a different interest rate (for example, a fixed rate) to the same notional amount. For example, if the issuing entity issues $100 million of notes bearing interest at a floating rate based on the London Interbank Offered Rate, it might enter into a swap agreement under which the issuing entity would pay interest to the swap counterparty in an amount equal to an agreed upon fixed rate on $100 million in exchange for receiving interest on $100 million at the floating rate based on the London Interbank Offered Rate. The $100 million would be the “notional” amount because it is used simply to make the calculation. In an interest rate swap, no principal payments are exchanged.

If the issuing entity issues notes denominated in a currency other than U.S. dollars, the issuing entity will need to make payments on the notes in a currency other than U.S. dollars, as described in the related prospectus supplement. Payments collected on the receivables, however, will be made in U.S. dollars. In this circumstance, the issuing entity may enter into a currency swap to reduce its exposure to changes in currency exchange rates. A currency swap requires one party to provide a specified amount of a currency to the other party at specified times in exchange for the other party providing a different currency at a predetermined exchange ratio. For example, if the issuing entity issues notes denominated in Swiss Francs, it might enter into a swap agreement with a swap counterparty under which the issuing entity would use the collections on the receivables to pay U.S. dollars to the swap counterparty in exchange for receiving Swiss Francs at a predetermined exchange rate to make the payments owed on the notes.

The terms of any swap will be described in more detail in the accompanying prospectus supplement.

If the issuing entity enters into an interest rate cap agreement, payments on the notes will be dependent on payments made under the interest rate cap agreement

If the issuing entity enters into an interest rate cap agreement, the amounts available to the issuing entity to pay interest and principal of all classes of the notes will depend in part on the operation of the interest rate cap agreement and the performance by the cap provider of its obligations under the interest rate cap agreement. If the issuing entity does not receive the payments it expects from the cap provider, the issuing entity may not have adequate funds to make all payments to noteholders when due, if ever.

If the issuing entity issues notes with adjustable interest rates, interest will be due on the notes at adjustable rates, while interest will be earned on the receivables at fixed rates. In this circumstance, the issuing entity may enter into an interest rate cap agreement with a cap provider to reduce its exposure to changes in interest rates. An interest rate cap agreement may require that if the specified interest rate related to any payment date exceeds the cap rate specified in the accompanying prospectus supplement, the cap provider will be required to pay to the issuing entity an amount equal to the product of:

1. the specified interest rate for the related payment date minus the cap rate;

2. the notional amount of the cap, which will be equal to the total outstanding principal amount of the relevant notes on the first day of the accrual period related to such payment date; and

3. a fraction, the numerator of which is the actual number of days elapsed from and including the previous payment date, to but excluding the current payment date, or with respect to the first payment date, from and including the closing date, to but excluding the first payment date, and the denominator of which is 360 or 365, as specified in the accompanying prospectus supplement.

During those periods in which the specified interest rate is substantially greater than the cap rate, the issuing entity will be more dependent on receiving payments from the cap provider in order to make payments on the notes. If the cap provider fails to pay the amounts due under the interest rate cap agreement, the amount of credit enhancement available in the current or any future period may be reduced and you may experience delays and/or reductions in the interest and principal payments on your notes.

The terms of any interest rate cap will be described in more detail in the accompanying prospectus supplement.

The rating of a swap counterparty or cap provider may affect the ratings of the notes

If an issuing entity enters into a swap or interest rate cap agreement, the rating agencies that rate the issuing entity’s notes will consider the provisions of the swap agreement or interest rate cap agreement, as applicable, and the rating of the swap counterparty or the cap provider, as applicable, in rating the notes. If a rating agency downgrades the debt rating of the swap counterparty or the cap provider, it is also likely to downgrade the rating of the notes. Any downgrade in the rating of the notes could have severe adverse consequences on their liquidity or market value.

To provide some protection against the adverse consequences of a downgrade, the swap counterparty or cap provider may be permitted, but generally not required, to take the following actions if the rating agencies reduce its debt ratings below certain levels:

1. assign the swap agreement or interest rate cap agreement, as applicable, to another party;

2. obtain a replacement swap agreement or interest rate cap agreement, as applicable, on substantially the same terms as the swap agreement or interest rate cap agreement, as applicable; or

3. establish any other arrangement satisfactory to the rating agencies.

Any swap or interest rate cap involves a high degree of risk. An issuing entity will be exposed to this risk should it use either of these mechanisms. For this reason, only investors capable of understanding these risks should invest in the notes. You are strongly urged to consult with your financial advisors before deciding to invest in the notes if a swap or interest rate cap is involved.

The issuing entity may not have a perfected security interest in receivables evidenced by electronic contracts	As described in “The Receivables — Electronic Contracting” in this prospectus, Nissan Motor Acceptance Corporation has contracted with a third-party to originate and maintain custody of certain of the contracts in electronic form through the third-party custodian’s technology system. The third-party custodian’s technology system is designed to enable Nissan Motor Acceptance Corporation to perfect its security interest in the receivables evidenced by electronic contracts by satisfying the Uniform Commercial Code’s requirements for “control” of electronic chattel paper. In order for Nissan Motor Acceptance Corporation to have “control” of an electronic contract, (a) there must be a “single authoritative copy” of the electronic contract that is readily distinguishable from all other copies and which identifies Nissan Motor Acceptance Corporation as the owner, (b) all other copies of the electronic contract must indicate that they are not the “authoritative copy” of the electronic contract, (c) any revisions to the authoritative copy of the electronic contract must be readily identifiable as either authorized or unauthorized revisions and (d) authorized revisions of the electronic contract cannot be made without Nissan Motor Acceptance Corporation’s participation.

However, another person could acquire an interest in an electronic contract that is superior to Nissan Motor Acceptance Corporation’s interest (and accordingly the issuing entity’s interest) if Nissan Motor Acceptance Corporation ceases to have “control” over the electronic contract that is maintained on behalf of Nissan Motor Acceptance Corporation by the third-party custodian and another party purchases that electronic contract without knowledge that doing so violates Nissan Motor Acceptance Corporation’s rights, or if Nissan Motor Acceptance Corporation transfers “control” over the electronic contract to a third party. Nissan Motor Acceptance Corporation also could lose control over an electronic contract if through fraud, forgery, negligence or error, or as a result of a computer virus or a failure of or weakness in the third-party custodian’s technology system a person other than the Nissan Motor Acceptance Corporation were able to modify or duplicate the authoritative copy of the contract.

Although Nissan Motor Acceptance Corporation will assign its security interest in the electronic contracts to the issuing entity by filing financing statements, the fact that Nissan Motor Acceptance Corporation may not have a security interest in the receivables perfected by control may affect the priority of the issuing entity’s security interest in the receivables. The issuing entity’s interest in the receivables could be junior to another party with a perfected security interest in the inventory of the originating dealer.

There can be no assurances that the third-party’s technology system will perform as represented to the servicer in maintaining the systems and controls required to provide assurance that Nissan Motor Acceptance Corporation maintains control over an electronic contract. In such event, there may be delays in obtaining copies of the electronic contract or confirming ownership and control of the electronic contract.

Nissan Motor Acceptance Corporation and the depositor will represent that Nissan Motor Acceptance Corporation has a perfected security interest in the receivables to the extent evidenced by electronic contracts by means of control and that the security interest has been transferred to the depositor and thereafter to the issuing entity.

From time to time, the receivables evidenced by electronic contracts may be amended, including, without limitation, by extensions of the final maturity date. To the extent any such amendments are evidenced in tangible form, Nissan Motor Acceptance Corporation and the depositor will represent that Nissan Motor Acceptance Corporation has a perfected security interest in the receivables (consisting of the electronic contract and tangible amendment) by possession of the tangible amendment and control of the electronic contract.

However, the law governing perfecting security interests in electronic contracts by control is relatively recent. As a result, there is a risk that the systems employed by the third-party to maintain control of the electronic contracts may not be sufficient as a matter of law to give Nissan Motor Acceptance Corporation (and accordingly, the issuing entity) a perfected security interest in the receivables evidenced by electronic contracts.

Moreover, there is a risk that maintaining control of the electronic contract and possession of all tangible amendments may not be sufficient as a matter of law to give Nissan Motor Acceptance Corporation a perfected security interest in the receivables that are evidenced both by electronic records and tangible records.

Nissan Motor Acceptance Corporation has made the representations described above, in part in reliance on opinions of counsel delivered to Nissan Motor Acceptance Corporation. However, as a result of the foregoing, Nissan Motor Acceptance Corporation (and accordingly, the issuing entity) may not have a perfected security interest in certain receivables or its security interest, although perfected, could be junior to that of another party. The fact that Nissan Motor Acceptance Corporation (and accordingly, the issuing entity) may not have a perfected security interest in the receivables, or may have a perfected security interest that is junior to that of another party, may affect Nissan Motor Acceptance Corporation’s ability on behalf of the issuing entity to repossess and sell the underlying financed vehicles. Therefore, you may be subject to delays in payment on your notes and you may incur losses on your investment in the notes.

The issuing entity will not be identified as the secured party on the related certificate of title

Another person could acquire an interest in a vehicle financed by a receivable that is superior to the issuing entity’s interest in the vehicle because of the failure to identify the issuing entity as the secured party on the related certificate of title. While Nissan Motor Acceptance Corporation, as sponsor, will assign its security interest in the financed vehicles to the depositor, and the depositor will assign to the issuing entity its security interests in the financed vehicles, the servicer will continue to hold the certificates of title or ownership for the vehicles. However, for administrative reasons, the servicer will not endorse or otherwise amend the certificates of title or ownership to identify the issuing entity as the new secured party. Because the issuing entity will not be identified as the secured party on any certificates of title or ownership, the security interest of the issuing entity in the vehicles may be defeated through fraud, forgery, negligence or error. As a result of any of these events, the issuing entity may not have a perfected security interest in the financed vehicles in every state. The possibility that the issuing entity may not have a perfected security interest in the financed vehicles may affect the issuing entity’s ability to repossess and sell the financed vehicles or may limit the amount realized to less than the amount due by the related obligors. Therefore, you may be subject to delays in payment and may incur losses on your investment in the notes as a result of defaults or delinquencies by obligors and because of depreciation in the value of the related financed vehicles. See “Material Legal Aspects of the Receivables — Security Interests” in this prospectus.

Changes to federal or state bankruptcy or debtor relief laws may impede collection efforts or alter timing and amount of collections, which may result in acceleration of or reduction in payment on your notes

If an obligor sought protection under federal or state bankruptcy or debtor relief laws, a court could reduce or discharge completely the obligor’s obligations to repay amounts due on its receivable. As a result, that receivable would be written off as uncollectible. You could suffer a loss if no funds are available from credit enhancement or other sources and finance charge amounts allocated to the notes are insufficient to cover the applicable default amount.

THE ISSUING ENTITIES
Formation
     Nissan Auto Receivables Corporation II (the “Depositor” or “NARC II”) will establish each issuing entity (each, an “Issuing Entity”) pursuant to a Trust Agreement (a “Trust Agreement”).
     The terms of each series of notes (the “Notes”) issued by each Issuing Entity, and additional information concerning the assets of each Issuing Entity and any applicable credit enhancement, will be set forth in a supplement to this Prospectus (a “Prospectus Supplement”).
     The Issuing Entity for each series will not engage in any activity other than:
1.	issuing the Notes and the Certificates;

2.	entering into and performing its obligations under any currency exchange rate or interest rate protection agreement between the related Issuing Entity and a counterparty;

3.	acquiring the Receivables and the other assets of the Issuing Entity from the Depositor in exchange for the Notes and the Certificates;

4.	assigning, granting, transferring, pledging, mortgaging and conveying the Issuing Entity’s property pursuant to the related Indenture;

5.	managing and distributing to the holders of the Certificates any portion of the Issuing Entity’s property released from the lien of the related Indenture;

6.	entering into and performing its obligations under the financing documents;

7.	engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental to or connected with those activities;

8.	engaging in any other activities as may be required, to the extent permitted under the related financing documents, to conserve the Issuing Entity’s property and the making of distributions to the holders of the Notes and Certificates; and

9.	engaging in ancillary or related activities as specified in the accompanying Prospectus Supplement.
Property of the Issuing Entities
     The property of each Issuing Entity will consist of a pool (a “Receivables Pool”) of retail installment contracts (the “Receivables”) originated on or after the date specified in the accompanying Prospectus Supplement, between Nissan and Infiniti dealers (the “Dealers”) and retail purchasers (the “Obligors”), and the other property described below. The Receivables evidence the indirect financing made available by Nissan Motor Acceptance Corporation ( “NMAC”) to the Obligors. The Receivables are secured by new, near-new and used automobiles and light-duty trucks purchased from the Dealers (the “Financed Vehicles”) and all principal and interest payments made on or after the applicable cut-off date (each, a “Cut-off Date”) and other property, all as specified in the accompanying Prospectus Supplement. “Near-new” automobiles and light-duty trucks are pre-owned vehicles that are not greater than three model-years old as of the contract origination year. “New” vehicles may include “demonstration” vehicles, which are not titled in some states and may be classified as new vehicles in those states.
     The Receivables were originated by the Dealers in accordance with NMAC’s requirements under agreements with the Dealers governing the assignment of the Receivables to NMAC, including its Infiniti Financial Services division (the “Dealer Agreements”). NMAC will purchase the Receivables of each Receivables Pool in the ordinary course of business pursuant to the Dealer Agreements.

     NMAC will be appointed to act as the servicer of the Receivables (in that capacity, the “ Servicer”). On or before the date of the initial issuance of any series of Notes (each, a “Closing Date”), NMAC will sell the Receivables comprising the related Receivables Pool to the Depositor, and the Depositor will sell those Receivables to the Issuing Entity, pursuant to the related Sale and Servicing Agreement.
     In addition to the Receivables, the property of each Issuing Entity will also include the following:
1.	amounts that may be held in separate trust accounts established and maintained by the Servicer with the Trustee pursuant to the related Sale and Servicing Agreement;

2.	security interests in the Financed Vehicles and any related property;

3.	the rights to proceeds from claims on physical damage, credit life and disability insurance policies covering the Financed Vehicles or the Obligors;

4.	NMAC’s right to receive payments from the Dealers pursuant to repurchase by the Dealers of Receivables which do not meet specified representations made by the Dealers (“Dealer Recourse”);

5.	the Depositor’s rights under, as applicable, the Sale and Servicing Agreement, the Purchase Agreement, the Yield Supplement Agreement, if any, any currency or interest rate swap agreement and any interest rate cap agreement;

6.	the Depositor’s right to realize upon any property (including the right to receive future net liquidation proceeds) that secured a Receivable;

7.	the Depositor’s right in rebates of premiums and other amounts relating to insurance policies and other items financed under the Receivables in effect as of the related Cut-off Date; and

8.	all proceeds of the foregoing.
     Various forms of credit enhancement may be used to benefit holders of the related Notes, including a Reserve Account (defined below). In limited circumstances, an Issuing Entity will also have access to the funds in the Yield Supplement Account (defined below) or have the benefit of overcollateralization to provide limited protection against low-interest receivables. The property of each Issuing Entity will not include amounts on deposit from time to time in any Reserve Account. The accompanying Prospectus Supplement will specify whether the property of the Issuing Entity will include amounts on deposit from time to time in any Yield Supplement Account.
THE RECEIVABLES
General
     NMAC purchased the Receivables from the Dealers in the ordinary course of business in accordance with NMAC’s underwriting standards described in this Prospectus under "— Underwriting Procedures.” The Receivables to be held by each Issuing Entity will be selected from those automobile and/or light-duty truck retail installment contracts in NMAC’s portfolio that meet several criteria. NMAC attempts to select a pool of Receivables that is a representative sample of its overall portfolio of retail installment contracts, maturing over the life of the transaction. These criteria provide that each Receivable:
1.	was originated in the United States;

2.	provides for level monthly payments which provide interest at the annual percentage rate (“APR”) and fully amortize the amount financed over an original term to maturity no greater than the specified number of months set forth in the accompanying Prospectus Supplement;

3.	is attributable to the purchase of a new, near-new or used automobile or light-duty truck and is secured by that vehicle; and

4.	satisfies the other criteria, if any, set forth in the accompanying Prospectus Supplement.
     The Sale and Servicing Agreement for each Issuing Entity provides that if the Servicer, the Issuing Entity or the Depositor discovers a breach of any representation, warranty or covenant referred to in the preceding paragraph that materially and adversely affects the Issuing Entity’s interest in the related Receivable, which breach is not cured on or before the date specified in the accompanying Prospectus Supplement, the Depositor will, and if necessary, will cause NMAC, to repurchase that Receivable. In connection with this repurchase, the Depositor or NMAC, as applicable, will remit the Warranty Purchase Payment to the related Issuing Entity. This repurchase obligation will constitute the sole remedy available to the Noteholders of the Issuing Entity for any uncured breach of such representations, warranties or covenants.
     All of the Receivables are simple interest contracts. In general, under a simple interest contract, as payments are received they are applied first to pay accrued interest; second, to pay principal until the principal balance is brought current; and third, to reduce any unpaid late charges or associated fees as provided in the Receivable. Any remaining amounts are then applied to reduce the remaining principal balance of the Receivable.
     Because interest accrues daily throughout each payment period, if an Obligor pays the fixed monthly installment in advance of the due date, the portion of the payment allocable to interest for that payment period will be less than it would be if the payment were made on the due date. Similarly, the portion of that monthly payment allocable to principal will be correspondingly greater. Conversely, if the Obligor pays the fixed monthly installment after its due date, the portion of the payment allocable to interest for that payment period will be greater than it would be if the payment were made on the due date, and the portion of the payment allocable to principal will be correspondingly smaller. Accordingly, the timing and amount of prior payments will determine the amount of the scheduled final monthly payment.
Underwriting Procedures
     NMAC purchases automobile and light-duty truck retail installment contracts from the Dealers located throughout the United States. These contracts are underwritten using NMAC’s standard underwriting procedures. The Receivables are originated by the Dealers in accordance with NMAC’s requirements under existing Dealer Agreements and will be purchased in accordance with NMAC’s underwriting procedures and other requirements, as described below. NMAC’s underwriting procedures emphasize, among other factors, the applicant’s willingness and ability to pay and the value of the vehicle to be financed.
     The Depositor requires that retail installment contract applications received from the Dealers be signed by the applicant and contain, among other information, the applicant’s name, address, social security number, residential status, source and amount of monthly income and amount of monthly rent or mortgage payment. Upon receipt of the above information, NMAC obtains a credit report from an independent credit bureau reporting agency. NMAC’s credit decision is influenced by, among other things, the applicant’s credit score as obtained by NMAC from the three national credit bureaus Equifax, Experian and TransUnion.
     A retail installment contract application may be reviewed by the credit officers within NMAC’s consumer credit department. Depending on their level and experience, credit officers may have the authority to approve or deny certain types of retail installment contract applications. For example, newly hired credit analysts are assigned level 1 authority, which allows them to approve applications with a credit score derived from a scoring system created by the Fair Isaac Corporation (“FICO Score”) of 620 and above and amounts up to $35,000 ($50,000 for analysts assigned to Infiniti Financial Services). More senior credit analysts are given level 2 authority, which allows them to approve applications with a FICO Score as low as 500 and amounts up to $75,000. A credit supervisor has level 3 authority, and may approve amounts up to $150,000 for any FICO Score. Finally, level 4 authority is reserved for the regional credit manager, the senior manager of the consumer credit and risk management departments, and the regional financial service managers, all of whom can approve or deny any type of retail installment contract application.

     NMAC makes its final credit decision based upon the degree of credit risk with respect to each retail installment contract applicant. NMAC also uses a repeat customer algorithm to grant pre-approvals to existing retail installment contract customers. From September 1996 through October 2001, NMAC utilized its own statistically derived empirical credit scoring process. The credit scoring process considers credit bureau, application and contract information. The credit scoring process also takes into account debt ratios, such as car payment to income and total debt payments to income, residential status, monthly mortgage or rent payment, bank accounts and other personal information. However, for competitive reasons, NMAC switched to risk models developed by Fair Isaac Corporation beginning October 4, 2001. These FICO Scores allow Dealers to evaluate customers’ credit quality during the hours that NMAC is not open for business.
     NMAC uses risk-based pricing that includes a tiered system of interest rates and advance rates representing the varying degrees of risk assigned to different ranges of credit risk. If NMAC considers an Obligor to be relatively less credit-worthy (and, as a result, a greater risk), NMAC will assign the Obligor a higher interest rate and a lower permissible advance rates.
Electronic Contracting
     Certain of the retail installment contracts may be originated electronically. NMAC has contracted with a third-party to facilitate the process of creating and storing those electronic contracts. The third-party’s technology system permits transmission, storage, access and administration of electronic contracts and is comprised of proprietary and third-party software, hardware, network communications equipment, lines and services, computer servers, data centers, support and maintenance services, security devices and other related technology materials that enable electronic contracting in the automobile retail industry. The third-party’s system allows for the transmission, storage, access and administration of electronic contracts. Through use of the third-party’s system, a Dealer originates electronic retail installment contracts and then transfers these electronic contracts to NMAC.
     The third party system uses a combination of technological and administrative features that are designed to: (i) designate a single copy of the record or records comprising an electronic contract as being the single authoritative copy of the receivable; (ii) manage access to and the expression of the authoritative copy; (iii) identify NMAC as the owner or record of the authoritative copy; and (iv) provide a means for transferring record ownership of, and the exclusive right of access to, the authoritative copy from the current owner of Record to a successor owner of record.
Servicing of the Receivables
     Monthly statements are sent to all Obligors. Monthly payments are received at one of four lockbox locations. In addition, monthly payments are received through NMAC’s automated clearinghouse system. As payments are received, they are electronically transferred to NMAC and processed through NMAC’s retail and lease account payoff processing system. The lockboxes utilize optical character recognition billing statement coupons for automated processing. Payments in excess of $8,000 (usually payoff checks) and exception payments that are improperly identified are outsorted to NMAC’s centralized operations center in Irving, Texas (“NCCD”), for appropriate identification and processing. Important customer information (address change, phone number change) that may be enclosed with a payment is also outsorted to NCCD. Once payments have been identified, they are sent back to the lockbox for processing (unless the account status is approaching a status that would require assessment of a late charge or reporting to the credit bureaus in which case the payment is processed at NCCD). All exception payment processing (payments received via Western Union, recoveries and bankruptcy) is manually posted at NCCD. In general, payments received directly by NCCD amount to approximately 5% of total payments.
     NMAC considers a receivable to be past due when the Obligor fails to make a payment by the due date and delinquent when 20% or more of a scheduled payment is 15 days past due. If a payment is delinquent, NMAC may soon thereafter attempt to initiate telephone contacts and may mail notices requesting payment. Since August 2000, NMAC has utilized behavioral based campaigns in its collection activities. The behavioral based campaigns are comprised of two areas in addressing delinquent Obligors. The first assesses the risk of the delinquent Obligor through a behavioral scoring algorithm. The algorithm prioritizes the Obligor from high to low risk and calling campaigns are structured to target high-risk Obligors. Secondly, based on the score, management determines the best strategy for past due letters. Assessing the score allows the managers to focus resources on higher risk Obligors. Lower risk Obligors may receive no communication from NMAC unless the delinquency becomes more severe.

When an Obligor becomes delinquent by 45 days or more, the account is assigned to the Consumer Collections Unit where the account becomes the responsibility of one person until resolution (repayment, charge-off, etc.). This unit is divided into seven regions spanning the United States and is made up of one Manager, five Supervisors and 86 Senior Customer Account Representatives and Customer Account Representatives. A Customer Account Representative will work with the Obligor, utilizing a collection strategy that incorporates accountability, 3-day follow-up calls and regionalization. If the delinquent receivable cannot be brought current or completely collected within 60 to 90 days, NMAC generally attempts to repossess the vehicle. NMAC holds repossessed vehicles in inventory to comply with any applicable statutory requirements for reinstatement and then sells those vehicles. Any deficiencies remaining after repossession and sale of the vehicle or after the full charge-off of the receivable are pursued by or on behalf of NMAC to the extent practicable and legally permitted. NMAC attempts to contact Obligors and establish and monitor repayment schedules until the deficiencies are either paid in full or become impractical to pursue.
Extensions
     On occasion, NMAC may extend the term of a receivable if the Obligor requests such extension, the extension will result in the Obligor’s payments under the receivable being brought current and the Obligor agrees to continue to make monthly payments (each, a “Term Extension”). NMAC also grants extensions as required by state or federal law. NMAC has established authority levels for approval of Term Extensions. Unless as may be required by state or federal law, Term Extensions are not to exceed three months in a twelve-month period or six months in the life of the receivable. See “Description of the Transfer and Servicing Agreements — Modifications of Receivables” in the accompanying Prospectus Supplement.
USE OF PROCEEDS
     Each Issuing Entity will use the net proceeds from the sale of the Notes of a given series to purchase Receivables from the Depositor. The Depositor will use the net proceeds it receives from any Issuing Entity to purchase Receivables from NMAC.
THE OWNER TRUSTEE
     The trustee for each Issuing Entity (the “Owner Trustee”) or the trustee under any Indenture pursuant to which the Notes are issued (the “Indenture Trustee”) will be specified in the accompanying Prospectus Supplement. The Owner Trustee’s or the Indenture Trustee’s liability in connection with the issuance and sale of the related Notes is limited solely to the express obligations of that Owner Trustee or Indenture Trustee set forth in the related Trust Agreement, Sale and Servicing Agreement or Indenture, as applicable. An Owner Trustee or Indenture Trustee may resign at any time, in which event the Servicer, or its successor, will be obligated to appoint a successor thereto. The Administrator of an Issuing Entity may also remove an Owner Trustee or Indenture Trustee that becomes insolvent or otherwise ceases to be eligible to continue in that capacity under the related Trust Agreement, Sale and Servicing Agreement or Indenture, as applicable. In those circumstances, the Servicer will be obligated to appoint a successor thereto. Any resignation or removal of an Owner Trustee or Indenture Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor.
THE DEPOSITOR
     NARC II, the Depositor, is a wholly-owned subsidiary of NMAC and was incorporated in the State of Delaware on November 9, 2000. The Depositor was organized for limited purposes, which include purchasing receivables from NMAC and transferring those receivables to third parties.
     The certificate of incorporation of the Depositor limits the activities of the Depositor to the following purposes:
1.	acquire rights and interest in and to (including any beneficial interests in and to) receivables or leases arising out of or relating to the sale or lease of vehicles, moneys due under the receivables and the leases, security interests in the related financed or leased vehicles and proceeds from claims on the related insurance policies (collectively, the “Depositor Interests”);

2.	acquire, own and assign the Depositor Interests, the collateral securing the Depositor Interests, related insurance policies, agreements with dealers or obligors or other originators or servicers of the Depositor Interests and any proceeds or rights thereto;

3.	transfer the Depositor Interests to an Issuing Entity pursuant to one or more pooling and servicing agreements, sale and servicing agreements or other agreements (each, a “Sale and Servicing Agreement”) to be entered into by, among others, NARC II, the related trustee and the servicer of the Depositor Interests;

4.	authorize, sell and deliver any class of certificates issued by the issuing entities under the related Sale and Servicing Agreements;

5.	acquire from NMAC the certificates issued by one or more trusts to which NMAC or one of its subsidiaries transferred the Depositor Interests;

6.	issue, sell, authorize and deliver one or more series of notes secured by or collateralized by one or more pools of Depositor Interests or by certificates issued by one or more trusts;

7.	hold and enjoy all rights and privileges of any certificates or notes issued by the issuing entities to NARC II under the related Sale and Servicing Agreements;

8.	loan to affiliates or others or otherwise invest or apply funds received as a result of NARC II’s interest in any of the notes or certificates and any other income;

9.	perform its obligations under the Sale and Servicing Agreements and any indenture (an “Indenture”) or other agreement; and

10.	engage in any activity and exercise any powers permitted to corporations under the laws of the State of Delaware that are related or incidental to the foregoing.
     Since its formation in November 2000, NARC II has been the Depositor in each of NMAC’s retail securitization transactions, and has not participated in or been a party to any other financing transactions. For more information regarding NMAC’s retail securitization program, you should refer to “Nissan Motor Acceptance Corporation — NMAC Responsibilities in Securitization Program — Retail Installment Contracts” in this Prospectus.
     On each Closing Date, the Depositor will convey the Receivables to the Issuing Entity issuing the related series of Notes and Certificates in exchange for those Notes and Certificates. The Depositor will then sell the Notes to the underwriters for that series pursuant to an underwriting agreement.
     The Depositor will initially retain all of the Certificates. As the holder of Certificates, the Depositor will have various rights and obligations under the related Trust Agreement, including (i) removal of the Administrator, (ii) appointment of a successor trustee upon resignation and removal of the Owner Trustee of the related Issuing Entity, and (iii) indemnification of the Owner Trustee of the related Issuing Entity. Notwithstanding the foregoing, the rights of any holder of the Certificates of a series to take any action affecting the related Issuing Entity’s property will be subject to the rights of the Indenture Trustee under the related Indenture. For more information regarding the rights and obligations of the Depositor upon the initial issuance of a series of Notes, you should refer to “Description of the Trust Agreement” in this Prospectus.
     The principal executive offices of NARC II are located at One Nissan Way, Room 5-124, Franklin, Tennessee 37067 and its telephone number is (615) 725-1121.

NISSAN MOTOR ACCEPTANCE CORPORATION
General
     NMAC was incorporated in the state of California in November 1981 and began operations in February 1982. NMAC is a wholly owned subsidiary of Nissan North America, Inc. (“NNA”), the primary distributor of Nissan and Infiniti vehicles in the United States. NNA is a direct wholly owned subsidiary of Nissan Motor Co., Ltd., a Japanese corporation (“Nissan”), which is a worldwide manufacturer and distributor of motor vehicles and industrial equipment.
     NMAC provides indirect retail automobile and light-duty truck installment sale and lease financing by purchasing retail installment contracts and leases from the Dealers and, to a lesser extent other domestic and import franchised Dealers in all 50 states of the United States. NMAC also provides direct wholesale financing to many of those Dealers, by financing inventories and other dealer activities such as business acquisitions, facilities refurbishment, real estate purchases and working capital requirements.
     The retail installment contracts NMAC purchases are sourced from Dealers and are for new, “near-new,” used and certified near-new and used automobiles. A “near-new” vehicle is defined as any make vehicle up to three model years old. NMAC introduced the “near-new” classification in April 1995 principally to distinguish off-lease vehicles from other used vehicles. A used vehicle is defined as any pre-owned Nissan or Infiniti vehicles four or five model years old, and other makes of pre-owned vehicles up to five model years old. Certified vehicles are Nissan and Infiniti vehicles which have been inspected by Dealers and that meet certain published standards. The leases NMAC purchases are for new-vehicle, closed-end lease contracts also sourced from the Dealers. NMAC collects payments and services the leases and sales contracts, employing various collection methods including a behavioral-based collection strategy to minimize risk of loss.
     NMAC extends credit lines to Dealers that operate exclusive Nissan and Infiniti dealerships, to dealers that operate Nissan, Infiniti and non-Nissan and non-Infiniti franchises in one dealership, and also to dealers that operate dealerships franchised by non-Nissan and non-Infiniti manufacturers for their purchase of inventories of new and used Nissan, Infiniti and other vehicles in the normal course of business. Dealers who have non-Nissan and non-Infiniti franchises may use part of NMAC’s financing, pursuant to their related wholesale financing agreement, to finance vehicles purchased from other manufacturers. NMAC also extends term loans and revolving lines of credit to dealers for business acquisitions, facilities refurbishment, real estate purchases, construction and working capital requirements.
     The principal executive offices of NMAC are located at One Nissan Way, Franklin, Tennessee 37067 and its telephone number is (214) 596-4000. NMAC also has a centralized operations center in Irving, Texas which performs underwriting, servicing and collection activities. Certain back office operations, including finance, accounting, legal and human resources, have been reorganized as functional departments under NNA. The effect has been to lower costs, streamline processes and improve communication.
Financing Operations
     Retail Financing
     NMAC primarily purchases new and used vehicles and financing contracts from Nissan and Infiniti franchise Dealers. Contracts that are purchased must comply with NMAC’s underwriting standards and other requirements under existing agreements between NMAC and the Dealers. After purchasing the financing contracts, NMAC has responsibility for contract administration and collection. See “The Receivables — Underwriting Procedures” in this Prospectus.
     The retail installment contracts NMAC acquires from the Dealers are assigned to NMAC. NMAC also takes steps under the relevant laws of the state in which the related financed vehicle is located to perfect its security interest, including, where applicable, having a notation of NMAC’s lien recorded on the related certificate of title and, where permitted by law, obtaining possession of that certificate of title. As a result, NMAC has the right to repossess the assets if customers fail to meet contractual obligations as well as the right to enforce collection actions against the Obligors under the contracts. Upon default and after repossession, NMAC sells the vehicles through auctions. Substantially all of NMAC’s retail financing receivables are non-recourse to the Dealers, which relieves the Dealers from financial responsibility in the event of repossession.
     Wholesale and Other Dealer Financing
     NMAC supports vehicle Dealers by offering wholesale and other dealer financing for a variety of Dealers’ business needs.
     Wholesale Financing.  NMAC provides wholesale financing to vehicle Dealers for their purchase of inventories of new and used Nissan, Infiniti and other vehicles in the normal course of business for their sale to retail buyers and lessees. NMAC acquires a security interest in vehicles financed under wholesale loans, which NMAC perfects through UCC filings. These financings in some cases may be backed by a subordinated security interest in parts inventory, machinery, tools, equipment, fixtures and service accounts of Dealers or real estate owned by a dealer and/or may be guaranteed by a dealer’s parent holding company or affiliate, or personally by the Dealers’ principal.
     NMAC extends credit lines to Nissan and Infiniti Dealers that operate exclusive Nissan or Infiniti dealerships, that operate Nissan, Infiniti and non-Nissan and non-Infiniti franchises in one dealership, and that operate dealerships franchised by non-Nissan and non-Infiniti manufacturers. Dealers who have non-Nissan and non-Infiniti franchises may obtain financing of vehicles from such other manufacturers or may use part of NMAC’s financing, pursuant to their related wholesale financing agreement, to finance vehicles purchased from such other manufacturers. In the case of certain Nissan and Infiniti Dealers, who also are franchised by other manufacturers, NMAC provides wholesale financing for new Nissan and Infiniti vehicles, but not the new vehicles of other manufacturers.
     NMAC extends credit to newly franchised Dealers from time to time based on established credit criteria. NMAC’s credit decisions for new franchised Dealers requesting a new credit line are based on a complete financial review of the dealer, including a review of the dealer’s credit report, tax returns, audited financial statements and occasionally bank references, as well as its marketing capabilities, financial resources and credit requirements. When an existing dealer requests the establishment of a wholesale new vehicle credit line, NMAC typically reviews the Dealers’ credit reports, including the experience of the dealer’s operations and management, including evaluating any factory reference and marketing capabilities.
     Other Dealer Financing.  NMAC extends term loans and revolving lines of credit to Dealers for business acquisitions, facilities refurbishment, real estate purchases, construction, and working capital requirements. The wholesale new vehicle credit lines, mortgage, construction and equipment loans are typically secured with liens on real estate, vehicle inventory, and/or other dealership assets, as appropriate. NMAC requires a personal guarantee from the Dealer and other owners of 10% interests or more in the dealership entity or dealerships, unless waived. NMAC also provides financing to various multi-franchise Dealer organizations, referred to as dealer groups, for wholesale, working capital, real estate, and business acquisitions. The wholesale new vehicle credit lines, mortgage, construction and equipment loans are typically collateralized with liens on real estate, vehicle inventory, and/or other dealership assets, as appropriate. Although the loans are typically collateralized or guaranteed, the value of the underlying collateral or guarantees may not be sufficient to cover NMAC’s exposure under such agreements.
     Lease Financing
     NMAC has established a titling trust that purchases new vehicle, closed-end fixed rate lease contracts originated through the Dealers. All of the Dealers have entered into agreements with NMAC or Infiniti Financial Service, which is a division of NMAC, pursuant to which they have assigned and will assign retail closed-end motor vehicle lease contracts to the titling trust. The titling trust was created in 1998 to avoid the administrative difficulty and expense associated with retitling leased vehicles for the securitization of motor vehicle leases. The titling trust issued to NILT Trust, a subsidiary of NMAC, a beneficial interest in the undivided trust interest representing the entire beneficial interest in unallocated assets of the titling trust.

     Auto lease applications are subject to the same credit policies and procedures at NMAC. You should refer to “The Receivables — Underwriting Procedures” in this Prospectus for more detailed information on the credit policies and procedures used by NMAC.
NMAC Responsibilities in Securitization Program
     The primary funding source for NMAC has been the packaging and sale of retail installment contracts, loans and leases through asset-backed securitization, or “Asset-Backed Securitization,” transactions. Three types of assets are sold through NMAC’s Asset-Backed Securitization program: retail installment contracts, operating leases and floorplan loans to Dealers. As described in more detail below, NMAC’s primary responsibilities with respect to each type of securitized assets consist of (i) acquiring the retail installment contracts and leases from Nissan and Infiniti Dealers and making loans to Dealers, (ii) selling the retail installment contracts, loans and leases to a special purpose entity in connection with an Asset-Backed Securitization transaction, and (iii) servicing the retail installment contracts, loans and leases throughout the life of the Asset-Backed Securitization transaction.
     Retail Installment Contracts
     The retail installment contracts purchased by NMAC (each, a “retail receivable”) are underwritten using NMAC’s standard underwriting procedures, which emphasize, among other factors, the applicant’s willingness and ability to pay and the value of the vehicle to be financed.
     You should refer to “The Receivables” in this Prospectus and in the accompanying Prospectus Supplement for more detailed information regarding the Receivables.
     In connection with each Asset-Backed Securitization transaction involving retail receivables, NMAC will sell its selected portfolio of retail receivables to NARC II. NARC II then re-sells the retail receivables to the related Issuing Entity issuing notes and/or certificates secured by those retail receivables.
     NMAC will act as the servicer and, in that capacity, will handle all collections, administer defaults and delinquencies and otherwise service the retail receivables. You should refer to “Nissan Motor Acceptance Corporation — Servicing” in the accompanying Prospectus Supplement for more detailed information regarding NMAC’s servicing responsibilities.
     NARC II has filed registration statements, including certain amendments and exhibits, under the Securities Act of 1933, as amended (the “Securities Act”) with the SEC in connection with each offering of securities backed by the retail receivables of NMAC. For more information regarding these Asset-Backed Securitization transactions, you should review the registration statements and other reports filed by NARC II with the SEC at http://www.sec.gov.
     Loans to Dealers
     NMAC extends credit to Dealers to finance their inventory of automobiles and light-duty trucks based upon established credit lines. Each Dealer requesting to establish a credit line is evaluated by NMAC’s commercial credit department based on several criteria, including the Dealers’ credit reports, bank references and the Dealer’s current state of operations and management. See “— Financing Operations” above.
     Upon approval, each Dealer enters into an automotive wholesale financing and security agreement with NMAC (each, an “account”) which provides NMAC, among other things, with a first priority security interest in the financed vehicles. The principal and interest payments received on each account are the “floorplan receivables.” In connection with each ABS transaction involving floorplan receivables, NMAC will designate certain accounts and sell the floorplan receivables arising from those accounts to Nissan Wholesale Receivables Corporation II (“NWRC II”), a Delaware corporation and a wholly owned subsidiary of NMAC. NWRC II will then re-sell the floorplan receivables to the Issuing Entity issuing notes secured by those floorplan receivables.

     Each account designated by NMAC is selected based on a number of eligibility criteria including, among others, limitations on the Dealers’ geographic location. Under certain circumstances, NMAC may designate additional accounts and, upon such designation, all new floorplan receivables arising in connection with those additional accounts will be transferred to the Issuing Entity issuing the securities, unless the accounts become ineligible or are subsequently redesignated by NMAC for removal.
     NMAC will service the floorplan receivables in accordance with customary procedures and guidelines that it uses in servicing dealer floorplan receivables that it services for its own account or for others and in accordance with the agreements it has entered into with the Dealers. Servicing activities performed by the servicer include, among others, collecting and recording payments, making any required adjustment to the floorplan receivables, monitoring dealer payments, evaluating increases in credit limits and maintaining internal records with respect to each account. The servicer may also change, in limited circumstances, the terms of the floorplan receivables under the designated accounts. These terms may include the applicable interest rates, payment terms and amount of the dealer’s credit line under the designated account, as well as the underwriting procedures.
     Upon the sale of an NMAC financed vehicle, NMAC is entitled to receive payment in full of the related advance upon the earlier of 10 calendar days from the sale or two business days after the dealership has received payment therefor. Dealers remit payments by check or electronically directly to NMAC. If the financed vehicle is not sold or leased within a year, advances for such vehicle are typically due in the twelfth month after the date funded, but, with NMAC approval, may be repaid in equal monthly installments beginning in the thirteenth month.
     NWRC II has filed a registration statement and certain amendments and exhibits under the Securities Act with the SEC relating to the offering of securities backed by the floorplan receivables of NMAC. For more information regarding these transactions, you should review the registration statement and other reports filed by NWRC II with the SEC at http://www.sec.gov.
     Lease
     In connection with its lease securitization program from time to time, NILT Trust instructs the trustee for the titling trust to establish a special unit of beneficial interest and allocate to the special unit of beneficial interest a separate portfolio of leases, the related vehicles leased under the leases and other associated assets owned by the titling trust. Upon creation of the special unit of beneficial interest, the separate portfolio of leases and the related vehicles and other assets will be transferred from NILT Trust to Nissan Auto Leasing LLC II (“NALL”), a Delaware limited liability company and a wholly owned subsidiary of NMAC, and will no longer constitute assets of the titling trust represented by NILT Trust. NALL then sells the special unit of beneficial interest to the Issuing Entity issuing notes and/or certificates secured by the special unit of beneficial interest.
     NMAC (i) underwrites the leases that will be assigned to the titling trust, (ii) selects the leases and the leased vehicles that will be allocated to each special unit of beneficial interest, and (iii) services the leases and the related vehicles owned by the titling trust. As the servicer for the leases and the related vehicles owned by the titling trust, NMAC will service the leases and the leased vehicles, using the same degree of skill and attention that it exercises with respect to comparable assets that it services for itself or others. NMAC also serves as administrator for each series of notes issued under its auto lease securitization program and, in that capacity, provides notices and perform other administrative obligations required to be performed by the related Issuing Entity or the trustee under the related indenture.
     NALL, the titling trust and NILT Trust have filed a registration statement and certain amendments and exhibits under the Securities Act with the SEC relating to the offering of securities backed by the leases of NMAC. For more information regarding those transactions, you should review the registration statement and other reports filed by NALL, the titling trust and NILT Trust with the SEC at http://www.sec.gov.
DELINQUENCIES, REPOSSESSIONS AND NET LOSSES
     Information concerning NMAC’s experience pertaining to delinquencies, repossessions and net losses on its portfolio of new, near-new and used retail automobile and light-duty truck receivables (including receivables previously sold that NMAC continues to service) will be set forth in each Prospectus Supplement. There can be no assurance that the delinquency, repossession and net loss experience on any Receivables Pool will be comparable to prior experience or to the information in any Prospectus Supplement.
WEIGHTED AVERAGE LIFE OF THE NOTES
     The weighted average life of the Notes of any series will generally be influenced by the rate at which the principal balances of the related Receivables are paid, which payment may be in the form of scheduled amortization or prepayments. For this purpose, the term “prepayments” includes prepayments in full, partial prepayments (including those related to rebates of extended warranty contract costs and insurance premiums), liquidations due to default as well as receipts of proceeds from physical damage, credit life and disability insurance policies. The rate of principal payment of the Notes may also be affected by (1) repurchase by the Servicer or the Depositor for Receivables as to which an uncured breach of specified representations and warranties or specified servicing covenants has occurred and (2) exercise by the Servicer or the Depositor of its right to purchase all of the assets of the Issuing Entity at its option under the circumstances described in this Prospectus, thereby triggering a redemption of the Notes. The term “weighted average life” means the average amount of time during which each dollar of principal of a Receivable is outstanding. All of the Receivables will be prepayable at any time without penalty to the Obligor. The rate of prepayment of automotive receivables is influenced by a variety of economic, social and other factors, including that an Obligor generally may not sell or transfer the Financed Vehicle securing the related Receivable without the consent of the Servicer.
     In light of the above considerations, there can be no assurance as to the amount of principal payments to be made on the Notes of a given series on each Distribution Date, since the amount of principal payments will depend, in part, on the amount of principal collected on the related Receivables Pool during the applicable Collection Period. No prediction can be made as to the actual prepayment experience on the Receivables, and any reinvestment risks resulting from a faster or slower rate of prepayment of Receivables will be borne entirely by the Noteholders of a given series. See “Risk Factors — You may experience reduced returns on your investment resulting from prepayments, repurchases or early termination of the issuing entity” in this Prospectus.
     The accompanying Prospectus Supplement may set forth additional information regarding the maturity and prepayment considerations applicable to the particular Receivables Pool and the related series of Notes.
POOL FACTORS AND TRADING INFORMATION
     The “Note Factor” for each class of Notes will be a seven-digit decimal that the Servicer will compute prior to each payment with respect to that class of Notes. The Note Factor represents the remaining outstanding principal amount of that class of Notes, as of the close of business on the last day of the applicable Collection Period, as a fraction of the initial outstanding principal amount of that class of Notes.
     Each Note Factor will initially be 1.0000000 and thereafter will decline to reflect reductions in the outstanding principal amount of the applicable class of Notes. A Noteholder’s portion of the aggregate outstanding principal amount of the related class of Notes is the product of (1) the original denomination of that Noteholder’s Note and (2) the applicable Note Factor.
     The “Note Pool Factor” for each class of Notes will be a seven-digit decimal figure that the Servicer will compute prior to each payment with respect to that class of Notes indicating the remaining outstanding principal amount of that class of Notes, as of the close of business on the last day of the applicable Collection Period, as a fraction of the Pool Balance as of the related Cut-off Date.
     The Noteholders will receive monthly reports concerning payments received on the Receivables, the Pool Balance, each Note Factor and various other items of information.

THE NOTES
General
     Each Issuing Entity will issue one or more classes (each, a “class”) of Notes pursuant to the terms of an Indenture. A form of the Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Notes and the Indenture.
     Each class of Notes will initially be represented by one or more Notes, in each case registered in the name of the nominee of The Depository Trust Company (“DTC”), except as set forth below. Notes will be available for purchase in the denominations specified in the accompanying Prospectus Supplement in book- entry form only. The Depositor has been informed by DTC that DTC’s nominee will be Cede, unless another nominee is specified in the accompanying Prospectus Supplement. Accordingly, that nominee is expected to be the holder of record of the Notes (a “Noteholder”) of each class. No Noteholder will be entitled to receive a physical certificate representing a Note until Definitive Notes are issued under the limited circumstances described in this Prospectus or in the accompanying Prospectus Supplement. All references in this Prospectus and in the accompanying Prospectus Supplement to actions by Noteholders refer to actions taken by DTC upon instructions from its participating organizations (the “DTC Participants”) and all references in this Prospectus and in the accompanying Prospectus Supplement to payments, notices, reports and statements to Noteholders refer to payments, notices, reports and statements to DTC or its nominee, as the registered holder of the Notes, for distribution to Noteholders in accordance with DTC’s procedures. See “Material Information Regarding the Notes — Book-Entry Registration” and “— Definitive Notes” in this Prospectus.
Principal of and Interest on the Notes
     The accompanying Prospectus Supplement will describe the timing and priority of payment, seniority, allocations of losses, interest rate and amount of or method of determining payments of principal and interest on each class of Notes of a given series. The rights of holders of any class of Notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of Notes of that series. Payments of interest on the Notes will generally be made prior to payments of principal. A series may include one or more classes of Notes (the “Strip Notes”) entitled to (1) principal payments with disproportionate, nominal or no interest payments or (2) interest payments with disproportionate, nominal or no principal payments. Each class of Notes may have a different interest rate, which may be a fixed, variable or adjustable interest rate (and which may be zero for some classes of Strip Notes), or any combination of the foregoing. The accompanying Prospectus Supplement will specify the interest rate for each class of Notes of a given series or the method for determining the interest rate. See also “Material Information Regarding the Notes — Fixed Rate Notes” and “— Floating Rate Notes” in this Prospectus. One or more classes of Notes of a series may be redeemable in whole or in part, including as a result of the Servicer or the Depositor exercising its option to purchase the related Receivables Pool or other early termination of the related Issuing Entity.
     One or more classes of Notes of a given series may have fixed principal payment schedules, in the manner and to the extent set forth in the accompanying Prospectus Supplement. Noteholders of those Notes would be entitled to receive as payments of principal, on any given Distribution Date, the amounts set forth on that schedule with respect to those Notes.
     One or more classes of Notes of a given Issuing Entity may have targeted scheduled Distribution Dates, in the manner and to the extent set forth in the accompanying Prospectus Supplement. Such Notes will be paid in full on their respective targeted scheduled Distribution Dates to the extent the Issuing Entity is able to issue certain variable pay term notes in sufficient principal amounts. The proceeds of issuance of such variable pay term notes, which may be issued publicly or privately, will be applied to pay the specified class of Notes, in the manner set forth in the related Prospectus Supplement, and such variable pay term notes will receive principal payments in the amounts and with the priority specified in the related Prospectus Supplement.
     Payments of interest to Noteholders of all classes within a series will have the same priority. Under some circumstances, on any Distribution Date, the amount available for those payments could be less than the amount of interest payable on the Notes. If this is the case, each class of Noteholders will receive its ratable share (based upon the aggregate amount of interest due to that class of Noteholders) of the aggregate amount of interest available for payment on the Notes. See “Description of the Transfer and Servicing Agreements — Distributions on the Notes and Certificates” and “ — Credit and Cash Flow Enhancement” in this Prospectus.
     If a series of Notes includes two or more classes of Notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination thereof, of each of those classes will be set forth in the accompanying Prospectus Supplement. Payments of principal and interest of any class of Notes will be made on a pro rata basis among all the Noteholders of that class.
THE CERTIFICATES
General
     Each Issuing Entity will issue one or more classes (each, a “class”) of certificates (“Certificates”) pursuant to the terms of a Trust Agreement, a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Certificates and the Trust Agreement.
     The timing and priority of payments, seniority, allocations of losses and amount of or method of determining payments with respect to each class of Certificates will be described in the applicable Prospectus Supplement. Payments on those Certificates will be made on each Distribution Date specified in the accompanying Prospectus Supplement. Payments in respect of the Certificates may be subordinate to payments in respect of the Notes as more fully described in the accompanying Prospectus Supplement.
     If and as provided in the accompanying Prospectus Supplement, amounts remaining on deposit in the Collection Account after all required payments to the Noteholders and payments to any Hedge Counterparty, if any, have been made may be released to the Certificateholders, the Depositor, or NMAC.
MATERIAL INFORMATION REGARDING THE NOTES
Fixed Rate Notes
     Any class of Notes (other than some classes of Strip Notes) may bear interest at a fixed rate per annum (“Fixed Rate Notes”) or at a variable or adjustable rate per annum (“Floating Rate Notes”), as more fully described below and in the accompanying Prospectus Supplement. Each class of Fixed Rate Notes will bear interest at the applicable per annum interest rate or Pass Through Rate, as the case may be, specified in the accompanying Prospectus Supplement. Interest on each class of Fixed Rate Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months. See “The Notes — Principal of and Interest on the Notes” in this Prospectus and “The Notes — Payments of Principal” in the accompanying Prospectus Supplement.
Floating Rate Notes
     Each class of Floating Rate Notes will bear interest during each applicable Interest Period at a rate per annum determined by reference to the London Interbank Offered Rate (“LIBOR”), plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, in each case as specified in the accompanying Prospectus Supplement.
     The “Spread” is the number of basis points to be added to or subtracted from LIBOR for the Floating Rate Notes. The “Spread Multiplier” is the percentage of LIBOR applicable to the Floating Rate Notes by which LIBOR will be multiplied to determine the applicable interest rate on those Floating Rate Notes.
     Each accompanying Prospectus Supplement will specify whether the rate of interest on the related Floating Rate Notes will be reset daily, weekly, monthly, quarterly, semi-annually, annually or some other specified period (each, an “Interest Reset Period”) and the dates on which that interest rate will be reset (each, an “Interest Reset Date”). The Interest Reset Date will be, in the case of Floating Rate Notes which reset:

1.	daily, each Business Day;

2.	weekly, the Wednesday of each week;

3.	monthly, the third Wednesday of each month;

4.	quarterly, the third Wednesday of March, June, September and December of each year;

5.	semi-annually, the third Wednesday of the two months specified in the accompanying Prospectus Supplement; and

6.	annually, the third Wednesday of the month specified in the accompanying Prospectus Supplement.
     Unless otherwise specified in the related Prospectus Supplement, if any Interest Reset Date for any Floating Rate Note would otherwise be a day that is not a Business Day, that Interest Reset Date will be postponed to the next succeeding day that is a London Business Day, except that if that London Business Day falls in the next succeeding calendar month, that Interest Reset Date will be the immediately preceding Business Day.
     Unless otherwise specified in the related Prospectus Supplement, if any Distribution Date for any Floating Rate Note (other than the final Distribution Date) would otherwise be a day that is not a Business Day, that Distribution Date will be the next succeeding day that is a Business Day except that if that Business Day falls in the next succeeding calendar month, that Distribution Date will be the immediately preceding Business Day. If the final Distribution Date of a Floating Rate Note falls on a day that is not a Business Day, the payment of principal, premium, if any, and interest will be made on the next succeeding Business Day, and no interest on that payment shall accrue for the period from and after that final Distribution Date.
     Unless specified otherwise in the accompanying Prospectus Supplement, “Business Day” means a day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York; Minneapolis, Minnesota; Wilmington, Delaware; Irving, Texas; or Nashville, Tennessee are authorized or obligated by law, regulation, executive order or decree to be closed and “London Business Day” means any Business Day on which dealings in deposits are transacted in the London interbank market.
     Each Floating Rate Note will accrue interest on an “Actual/360” basis, an “Actual/Actual” basis or a “30/360” basis, in each case as specified in the accompanying Prospectus Supplement. For Floating Rate Notes calculated on an Actual/360 basis and Actual/Actual basis, accrued interest for each Interest Period will be calculated by multiplying:
1.	the face amount of that Floating Rate Note;

2.	the applicable interest rate; and

3.	the actual number of days in the related Interest Period, and dividing the resulting product by 360 or 365, as applicable (or, with respect to an Actual/Actual basis Floating Rate Note, if any portion of the related Interest Period falls in a leap year, the product of (1) and (2) above will be multiplied by the sum of (x) the actual number of days in that portion of that Interest Period falling in a leap year divided by 366 and (y) the actual number of days in that portion of that Interest Period falling in a non-leap year divided by 365).
     For Floating Rate Notes calculated on a 30/360 basis, accrued interest for an Interest Period will be computed on the basis of a 360-day year consisting of twelve 30-day months, irrespective of how many days are actually in that Interest Period. With respect to any Floating Rate Note that accrues interest on a 30/360 basis, if any Distribution Date, including the related final Distribution Date, falls on a day that is not a Business Day, the related payment of principal or interest will be made on the next succeeding Business Day as if made on the date that payment was due, and no interest will accrue on the amount so payable for the period from and after that

Distribution Date. The “Interest Period” with respect to any class of Floating Rate Notes will be set forth in the accompanying Prospectus Supplement.
     As specified in the accompanying Prospectus Supplement, Floating Rate Notes of a given class may also have either or both of the following (in each case expressed as a rate per annum): (1) a maximum limitation, or ceiling, on the rate at which interest may accrue during any Interest Period and (2) a minimum limitation, or floor, on the rate at which interest may accrue during any Interest Period. In addition to any maximum interest rate that may be applicable to any class of Floating Rate Notes, the interest rate applicable to any class of Floating Rate Notes will in no event be higher than the maximum rate permitted by applicable law, as the same may be modified by United States law of general application.
     Each Issuing Entity with respect to which a class of Floating Rate Notes will be issued will appoint, and enter into agreements with, a calculation agent (each, a “Calculation Agent”) to calculate interest rates on each class of Floating Rate Notes issued with respect thereto. The accompanying Prospectus Supplement will set forth the identity of the Calculation Agent for each class of Floating Rate Notes of a given series, which may be the related Owner Trustee or Indenture Trustee with respect to that series. All determinations of interest by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of Floating Rate Notes of a given class. All percentages resulting from any calculation on Floating Rate Notes will be rounded to the nearest one hundred-thousandth of a percentage point, with five one millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655)), and all dollar amounts used in or resulting from that calculation on Floating Rate Notes will be rounded to the nearest cent (with one-half cent being rounded upwards).
     Unless otherwise specified in the accompanying Prospectus Supplement with respect to LIBOR indexed to the offered rates for U.S. dollar deposits, “LIBOR” for each Interest Reset Period will be determined by the Calculation Agent for that Floating Rate Note as follows:
1.	The London interbank offered rate as calculated by the British Bankers’ Association Service or any successor service for deposits in U.S. dollars having the maturity designated in the accompanying Prospectus Supplement commencing on the second London Business Day immediately following the applicable Interest Determination Date as of 11:00 a.m. London time, on the applicable Interest Determination Date. The “ Interest Determination Date” with respect to an Interest Reset Date for a Floating Rate Note will be the second London Business Day preceding such Interest Reset Date.

2.	With respect to an Interest Determination Date on which the London interbank offered rate is not available from the British Bankers’ Association Service or any successor service as specified above, LIBOR for the applicable Interest Determination Date will be the rate calculated by the Calculation Agent as the arithmetic mean of at least two quotations obtained by the Calculation Agent after requesting the principal London offices of each of four major reference banks in the London interbank market, which may include the Calculation Agent and its affiliates, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for deposits in the U.S. dollars for the period of the maturity designated in the accompanying Prospectus Supplement, commencing on the second London Business Day immediately following the applicable Interest Determination Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on the applicable Interest Determination Date and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time. If at least two such quotations are provided, LIBOR determined on the applicable Interest Determination Date will be the arithmetic mean of the quotations. If fewer than two quotations referred to in this paragraph are provided, LIBOR determined on the applicable Interest Determination Date will be the rate calculated by the Calculation Agent as the arithmetic mean of the rates quoted at approximately 11:00 a.m., or such other time specified in the accompanying Prospectus Supplement, in New York City, on the applicable Interest Determination Date by three major banks, which may include the Calculation Agent and its affiliates, in New York City selected by the Calculation Agent for loans in U.S. dollars to leading European banks, having the maturity designated in the accompanying Prospectus Supplement and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time. If the banks so selected by the Calculation Agent are not quoting as mentioned in this paragraph, LIBOR for the applicable Interest Determination Date will be LIBOR in effect on the applicable Interest Determination Date.

3.	If “LIBOR Bloomberg” is designated in the accompanying Prospectus Supplement, the display on Bloomberg on the page designated in the accompanying Prospectus Supplement (or another page that may replace that designated page on that service for the purpose of displaying London interbank rates of major banks) in U.S. dollars.
Credit Enhancement
     Credit enhancement for your series or class of Notes may be in the form of overcollateralization (which is effectively subordination of a portion of the interest in the related Issuing Entity’s property not allocable to your series or any other series), subordination of one or more classes of Notes, subordination of the Certificates to one or more classes of Notes, a cash collateral guaranty or account, a reserve account, cash deposits or any combination of the above. The Prospectus Supplement for each series of Notes will specify the form, amount and limitations of any credit enhancement available to that series or, if applicable, to particular classes of that series. Any credit enhancement that constitutes a guarantee of the applicable series of Notes will be separately registered under the Securities Act unless exempt from registration under the Securities Act.
     The presence of credit enhancement for the benefit of any class or series of Notes is intended to enhance the likelihood of receipt by the Noteholders of that class or series of the full amount of principal and interest due thereon and to decrease the likelihood that those Noteholders will experience losses. Any form of credit enhancement will have limitations and exclusions from coverage thereunder, which will be described in the accompanying Prospectus Supplement. The credit enhancement for a class or series of notes will not provide protection against all risks of loss and may not guarantee repayment of the entire outstanding principal balance and interest thereon. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, Noteholders may suffer a loss on their investment in those Notes, as described in the accompanying Prospectus Supplement.
     Subordination Between Classes.  If so specified in the accompanying Prospectus Supplement, one or more classes of a series will be subordinated as described in the Prospectus Supplement to the extent necessary to fund payments with respect to the Notes that are more senior within that series. The rights of the holders of the subordinated Notes to receive distributions of principal of and/or interest on any Distribution Date for that series will be subordinate in right and priority to the rights of the holders of Notes within that series that are more senior, but only to the extent set forth in the Prospectus Supplement. If so specified in the Prospectus Supplement, subordination may apply only in the event of specified types of losses or shortfalls not covered by another credit enhancement.
     The accompanying Prospectus Supplement will also set forth information concerning:
1.	the amount of subordination of a class or classes of subordinated Notes within a series;

2.	the circumstances in which that subordination will be applicable;

3.	the manner, if any, in which the amount of subordination will change over time; and

4.	the conditions under which amounts available from payments that would otherwise be made to holders of those subordinated Notes will be distributed to holders of Notes of that series that are more senior.
     Subordination of Certificates to Notes.  The Certificates issued by an Issuing Entity will be in definitive form and initially retained by the Depositor and may be transferred to a Nissan affiliate. Payments on the Certificates will be subordinated to payments on the Notes to the extent described in the accompanying Prospectus Supplement. The Certificates will not bear interest.

     Reserve Account.  If so specified in the Prospectus Supplement, credit enhancement for a series or one or more of the related classes will be provided by the establishment of a segregated trust account, referred to as the reserve account, which will be funded, to the extent provided in the accompanying Prospectus Supplement, through an initial deposit and/or through periodic deposits of available excess cash from the related Issuing Entity property. The reserve account is intended to assist with the payment of interest and/or principal on the Notes of a series or the related classes and other expenses and amounts of that series or classes in the manner specified in the accompanying Prospectus Supplement.
No Cross-Default/Cross-Collateralization
     The occurrence of an event of default with respect to one series of Notes does not automatically result in a default under any other series of Notes or other indebtedness of NMAC. However, the occurrence and continuation of certain events, such as the commencement of bankruptcy proceedings against NMAC, may constitute a servicer default under one or more series of Notes as well as other indebtedness of NMAC. If this occurs, NMAC’s financial condition, cash flow and its ability to service the leases or otherwise satisfy all of its debt obligations may be impaired, and you may suffer a loss in your investment.
Book-Entry Registration
     Each class of Notes offered by this Prospectus and each accompanying Prospectus Supplement will be represented by one or more certificates registered in the name of Cede & Co. (“Cede”), as nominee of DTC. Noteholders may hold beneficial interests in the Notes through the DTC (in the United States) or Clearstream Banking, société anonyme (“Clearstream Banking Luxembourg”) or Euroclear Bank S.A./NV (the “Euroclear Operator”) as operator of the Euroclear System (“Euroclear”) (in Europe or Asia) directly if they are participants of those systems, or indirectly through organizations which are participants in those systems.
     No Noteholder will be entitled to receive a certificate representing that person’s interest in the Notes, except as set forth below. Unless and until Notes of a series are issued in fully registered certificated form under the limited circumstances described below, all references in this Prospectus and the accompanying Prospectus Supplement to actions by Noteholders will refer to actions taken by DTC upon instructions from Direct Participants, and all references in this Prospectus to distributions, notices, reports and statements to Noteholders will refer to distributions, notices, reports and statements to Cede, as the registered holder of the Notes, for distribution to Noteholders in accordance with DTC procedures. Therefore, it is anticipated that the only Noteholder will be Cede, the nominee of DTC. Noteholders will not be recognized by the related Indenture Trustee as Noteholders, as those terms will be used in the relevant agreements, and will only be able to exercise their collective rights as holders of Notes of the related class indirectly through DTC, the Direct Participants and the Indirect Participants, as further described below. In connection with such indirect exercise of rights through the DTC system, Noteholders may experience some delays in their receipt of payments, since distributions on book-entry securities first will be forwarded to Cede. Notwithstanding the foregoing, Noteholders are entitled to all remedies available at law or in equity with respect to any delay in receiving distributions on the securities, including but not limited to remedies set forth in the relevant agreements against parties thereto, whether or not such delay is attributable to the use of DTC’s book-entry system.
     Under a book-entry format, because DTC can only act on behalf of Direct Participants that in turn can only act on behalf of Indirect Participants, the ability of a Noteholder to pledge book-entry securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such book-entry securities, may be limited due to the lack of physical certificates or notes for such book-entry securities. In addition, issuance of the notes in book-entry form may reduce the liquidity of such securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical notes.
     Clearstream Banking Luxembourg and Euroclear will hold omnibus positions on behalf of their participants (referred to herein as “Clearstream Banking Participants” and “Euroclear Participants,” respectively) through customers’ securities accounts in their respective names on the books of their respective depositaries (collectively, the “Depositaries”) which in turn will hold those positions in customers’ securities accounts in the Depositaries’ names on the books of DTC.

     Transfers between Direct Participants will occur in accordance with DTC rules. Transfers between Clearstream Banking Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.
     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Banking Luxembourg or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary. However, each of these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Banking Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.
     Because of time-zone differences, credits of securities received in Clearstream Banking Luxembourg or Euroclear as a result of a transaction with a Direct Participants will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Those credits or any transactions in those securities settled during that processing will be reported to the relevant Euroclear or Clearstream Banking Luxembourg participant on that business day. Cash received in Clearstream Banking Luxembourg or Euroclear as a result of sales of Notes by or through a Clearstream Banking Participant or a Euroclear Participant to a Direct Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Banking Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.
     DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York UCC, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC holds and provides asset servicing for over 2 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments from over 85 countries that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC, in turn, is owned by a number of Direct Participants of DTC and Members of the National Securities Clearing Corporation, Government Securities Clearing Corporation, MBS Clearing Corporation, and Emerging Markets Clearing Corporation, (“NSCC,” “GSCC,” “MBSCC” and “EMCC,” also subsidiaries of DTCC), as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). DTC has Standard & Poor’s, a division of The McGraw Hill Companies, Inc. (“Standard & Poor’s”) highest rating: AAA. The rules applicable to DTC and its Participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.
     Purchases of Notes of one or more series under the DTC system must be made by or through Direct Participants, which will receive a credit for those Notes on DTC’s records. The ownership interest of each actual purchase of each Note (“Beneficial Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmation from DTC providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Notes are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interest in the Notes, except in the event that use of the book-entry system for the Notes is discontinued.

     To facilitate subsequent transfers, all Notes deposited by Direct Participants with DTC will be registered in the name of DTC’s partnership nominee, Cede or such other name as may be requested by an authorized representative of DTC. The deposit of Notes with DTC and their registration in the name of Cede will effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Notes; DTC’s records reflect only the identity of the Direct Participants to whose accounts such Notes are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.
     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.
     Neither DTC nor Cede (nor such other DTC nominee) will consent or vote with respect to the Notes unless authorized by a Direct Participant in accordance with DTC’s Procedures. Under its usual procedures, DTC mails an Omnibus Proxy to the related Indenture Trustee as soon as possible after the record date. The Omnibus Proxy assigns Cede’s consenting or voting rights to those Direct Participants to whose accounts the Notes are credited on the record date (identified in a listing attached to the Omnibus Proxy).
     Redemption proceeds, distributions, and dividend payments on the Notes will be made to Cede, or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts, upon DTC’s receipt of funds and corresponding detail information from the related Indenture Trustee on payable date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC, the related Indenture Trustee, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividend payments to Cede (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the related Indenture Trustee, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.
     DTC may discontinue providing its services as securities depository with respect to the Notes at any time by giving reasonable notice to the related Indenture Trustee. Under such circumstances, in the event that a successor securities depository is not obtained, note certificates are required to be printed and delivered.
     The Depositor, the Owner Trustee of the related Issuing Entity or the Administrator of a series may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, note certificates will be printed and delivered to DTC. See “— Definitive Notes” in this Prospectus.
     Clearstream Banking Luxembourg is incorporated under the laws of Luxembourg as a professional depository. Clearstream Banking Luxembourg holds securities for its participating organizations (“Clearstream Banking Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Banking Participants through electronic book-entry changes in accounts of Clearstream Banking Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream Banking Luxembourg in any of various currencies, including U.S. dollars. Clearstream Banking Luxembourg provides to Clearstream Banking Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Banking Luxembourg interfaces with domestic markets in several countries. As a professional depository, Clearstream Banking Luxembourg is subject to regulation by the Luxembourg Monetary Institute. Clearstream Banking Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations and may include any underwriters, agents or dealers with respect to any class or series of Notes offered by this Prospectus and each accompanying Prospectus Supplement. Indirect access to Clearstream Banking Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Banking Participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for participants of the Euroclear System (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of various currencies, including U.S. dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator” or “Euroclear”), under contract with Euroclear Clearance System S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include any underwriters, agents or dealers with respect to any class or series of Notes offered by this Prospectus and each accompanying Prospectus Supplement. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.
     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawals of securities and cash from the Euroclear System and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.
     Payments with respect to Notes held through Clearstream Banking Luxembourg or Euroclear will be credited to the cash accounts of Clearstream Banking Participants or Euroclear Participants in accordance with the relevant system’s rules and procedures, to the extent received by its Depositary. Those payments will be subject to tax withholding in accordance with relevant United States tax laws and regulations. See “Material Federal Income Tax Consequences” in this Prospectus and in the accompanying Prospectus Supplement. Clearstream Banking Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Noteholder on behalf of a Clearstream Banking Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary’s ability to effect those actions on its behalf through DTC.
     Although DTC, Clearstream Banking Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Notes among participants of DTC, Clearstream Banking Luxembourg and Euroclear, they are under no obligation to perform or continue to perform those procedures and those procedures may be discontinued at any time.
     None of the Servicer, the Depositor, the Administrator, the related Indenture Trustee or Owner Trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Notes held by Cede, DTC, Clearstream Banking Luxembourg or Euroclear, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
Definitive Notes
     The Notes of any series will be issued in fully registered, certificated form (“Definitive Notes”) to Noteholders or their respective nominees, rather than to DTC or its nominee, only if:
1.	DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the Notes of that series and none of the Depositor, the related Owner Trustee of the Issuing Entity and the Administrator are unable to locate a qualified successor (and if the Administrator has made such determination, the Administrator has given written notice thereof to the related Indenture Trustee);

2.	the Depositor, the Indenture Trustee of the related Issuing Entity or the Administrator at its option, to the extent permitted by applicable law, advises each other such party in writing that it elects to terminate the book-entry system through DTC; or

3.	after the occurrence of an Event of Default or Servicer Default with respect to a series, holders representing at least a majority of the outstanding principal amount of the related Notes, voting as a single class, advise the Indenture Trustee through DTC and its Direct Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) with respect to the Notes is no longer in the best interests of the Noteholders.
     Upon the occurrence of any event described in the immediately preceding paragraph, the Indenture Trustee will be required to notify all related Noteholders through DTC’s Direct Participants of the availability of Definitive Notes. Upon surrender by DTC of the definitive certificates representing the corresponding Notes and receipt of instructions for re-registration, the Indenture Trustee will reissue those Notes as Definitive Notes to the Noteholders.
     Payments on the Definitive Notes will be made by the Indenture Trustee directly to the holders of the Definitive Notes in accordance with the procedures set forth in this Prospectus and to be set forth in the Indenture. Interest and principal payments on the Notes on each Distribution Date will be made to the holders in whose names the related Definitive Notes, as applicable, were registered at the close of business on the related Deposit Date. Payments will be made by check mailed to the address of such holders as they appear on the Note register, except that a Noteholder having original denominations aggregating at least $1 million may request payment by wire transfer of funds pursuant to written instructions delivered to the related Indenture Trustee at least five Business Days prior to the Deposit Date. The final payment on any Definitive Notes will be made only upon presentation and surrender of the Definitive Notes at the office or agency specified in the notice of final payment to Noteholders. The related Indenture Trustee or a paying agent will provide such notice to the registered Noteholders not more than 30 days nor less than 10 days prior to the date on which the final payment is expected to occur.
     Definitive Notes will be transferable and exchangeable at the offices of the Indenture Trustee or of a registrar named in a notice delivered to holders of Definitive Notes. No service charge will be imposed for any registration of transfer or exchange, but the related Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.
Restrictions on Ownership and Transfer
     There are no restrictions on ownership or transfer of any Note of a series. However, the Notes of any series are complex investments. Only investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment and default risks, the tax consequences of the investment and the interaction of these factors should consider purchasing any series of Notes. See “Risk Factors — The notes are not suitable investments for all investors” in this Prospectus. In addition, because the Notes of a series will not be listed on any securities exchange, you could be limited in your ability to resell them. See “Risk Factors — You may have difficulty selling your notes and/or obtaining your desired price due to the absence of a secondary market” in the accompanying Prospectus Supplement.
DESCRIPTION OF THE INDENTURE
     The following summary describes material terms of the Indenture pursuant to which the Issuing Entity will issue a series of Notes. A form of the Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Additional provisions of any Indenture for a series of Notes will be described in the accompanying Prospectus Supplement. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Indenture.
Events of Default
     With respect to the Notes of a given series, “Events of Default” under the related Indenture generally will consist of:

1.	a default for five days or more in the payment of any interest on any of those Notes when the same becomes due and payable;

2.	a default in the payment of the principal of any of those Notes on the related final scheduled payment date or on a payment date fixed for redemption of those Notes;

3.	a default in the observance or performance of any covenant or agreement of the applicable Issuing Entity made in the related Indenture and the continuation of the default for a period of 90 days after notice thereof is given to that Issuing Entity by the applicable Indenture Trustee or to that Issuing Entity and that Indenture Trustee by the holders of at least 25% in principal amount of those Notes then outstanding acting together as a single class;

4.	any representation or warranty made by that Issuing Entity in the related Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith having been incorrect in a material respect as of the time made, and the breach not having been cured within 30 days after notice thereof is given to that Issuing Entity by the applicable Indenture Trustee or to that Issuing Entity and that Indenture Trustee by the holders of at least 25% in principal amount of the Notes then outstanding acting together as a single class; and

5.	events of bankruptcy, insolvency, receivership or liquidation of the applicable Issuing Entity (which, if involuntary, remains unstayed for more than 90 days).
     Noteholders holding at least a majority of the aggregate principal amount of a series of Notes outstanding, voting together as a single class, may waive any past default or Event of Default prior to the declaration of the acceleration of the maturity of the Notes or the liquidation or sale of the Issuing Entity property, except a default in the deposit of collections or other required amounts, any required payment from amounts held in any trust account in respect of amounts due on the Notes, payment of principal of or interest on the Notes or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes.
     However, the amount of principal required to be paid to Noteholders of that series under the related Indenture will generally be limited to amounts available to be deposited in the Collection Account. Therefore, the failure to pay any principal on any class of Notes generally will not result in the occurrence of an Event of Default until the final scheduled Distribution Date for that class of Notes. In addition, as described below, following the occurrence of an Event of Default (other than the Events of Default described in (1) and (2) above) and acceleration of the maturity of the Notes, the Indenture Trustee is not required to sell the assets of the Issuing Entity, and the Indenture Trustee may sell the assets of the Issuing Entity only after meeting requirements specified in the Indenture. In that case, even if the maturity of the Notes has been accelerated, there may not be any funds to pay principal of the Notes.
     The Issuing Entity for each series of Notes will be required to give the related Indenture Trustee and each rating agency prompt written notice of each Event of Default, each default on the part of the Servicer or Depositor under the related Sale and Servicing Agreement and each default on the part of NMAC under the related Purchase Agreement and each default under the Hedge Agreement on the part of the Cap Provider or Swap Counterparty, as applicable, under the related Hedge Agreement. In addition, on (i) any Distribution Date on which the Issuing Entity for a series of Notes has not received from the Cap Provider or Swap Counterparty, as applicable, any amount due from the Cap Provider or Swap Counterparty on such Distribution Date, (ii) the Business Day following any such Distribution Date if the Issuing Entity has not yet received such amount due from the Cap Provider or Swap Counterparty, as applicable, or (iii) the Business Day on which such failure to pay by the Cap Provider or Swap Counterparty, as applicable, becomes an event of default under the Hedge Agreement, the Issuing Entity of that series will be required to give immediate notice to the Cap Provider or Swap Counterparty, as applicable, the related Indenture Trustee and each Rating Agency.

Remedies Upon an Event of Default
     If an Event of Default occurs and is continuing with respect to a series of Notes, the related Indenture Trustee or the holders of at least a majority of the aggregate principal amount of such Notes, voting as a single class, may declare the principal of the Notes to be immediately due and payable. This declaration may be rescinded by the holders of at least a majority of the then outstanding aggregate principal amount of the Notes of that series, voting together as a single class, before a judgment or decree for payment of the amount due has been obtained by the related Indenture Trustee if:
1.	the Issuing Entity has deposited with that Indenture Trustee an amount sufficient to pay (1) all interest on and principal of the Notes and all other amounts that would then be due as if the Event of Default giving rise to that declaration had not occurred, (2) all amounts advanced by that Indenture Trustee and its costs and expenses, and (3) all amounts owing to the Swap Counterparty under the applicable Hedge Agreement; and

2.	all Events of Default (other than the nonpayment of principal of the Notes that has become due solely due to that acceleration) have been cured or waived.
     If the Notes of any series are due and payable following an Event of Default with respect thereto, the related Indenture Trustee may institute proceedings to collect amounts due or foreclose on the Issuing Entity’s property, exercise remedies as a secured party, sell the related Receivables or elect to have the applicable Issuing Entity maintain possession of those Receivables and continue to apply collections on those Receivables as if there had been no declaration of acceleration. However, the Indenture Trustee is prohibited from selling the related Receivables following an Event of Default (other than the Events of Default described in (1) and (2) above), unless:
1.	the holders of all outstanding Notes (or relevant class or classes of Notes) consent to the sale;

2.	the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on all outstanding Notes at the date of the sale and all amounts owing to the Swap Counterparty under the applicable Hedge Agreement; or

3.	the Indenture Trustee determines that the proceeds of the Receivables may not be sufficient on an ongoing basis to make all payments on the outstanding Notes as those payments would have become due if the obligations had not been declared due and payable, and the Indenture Trustee obtains the consent of the holders of 66 2/3% of the aggregate outstanding amount of all Notes (or relevant class or classes of Notes).
     An Indenture Trustee may, but is not required to, obtain and rely upon an opinion of an independent accountant or investment banking firm as to the sufficiency of the related Issuing Entity property to pay interest on and principal of the Notes on an ongoing basis.
     Upon an Event of Default, the Noteholders will have the rights set forth in the accompanying Prospectus Supplement under “The Notes — Events of Default; Rights Upon Event of Default.” The Indenture Trustee may sell the Receivables subject to certain conditions set forth in the Indenture following an Event of Default, including a default in the payment of any principal of or a default for five days or more in the payment of any interest on any Note. In the case of an Event of Default not involving any such default in payment, the Indenture Trustee is prohibited from selling the Receivables unless one of the conditions set forth in the accompanying Prospectus Supplement under “The Notes — Events of Default; Rights Upon Event of Default” has been satisfied.
Certain Covenants
     Each Indenture will provide that the related Issuing Entity may not consolidate with or merge into any other entity, unless, among other things:

1.	the entity formed by or surviving the consolidation or merger is organized under the laws of the United States, any state or the District of Columbia;

2.	that entity expressly assumes that Issuing Entity’s obligation to make due and punctual payments upon the Notes of the related series and the performance or observance of every agreement and covenant of that Issuing Entity under the Indenture;

3.	no Event of Default shall have occurred and be continuing immediately after the merger or consolidation;

4.	that the Indenture Trustee and the Owner Trustee have been advised that the rating of the Notes of that series then in effect would not be reduced or withdrawn by the rating agencies then rating the Notes as a result of the merger or consolidation;

5.	that Issuing Entity has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the Issuing Entity or to any related Noteholder;

6.	any action that is necessary to maintain each lien and security interest created by the relevant Trust Agreement, Sale and Servicing Agreement or Indenture shall have been taken; and

7.	the Issuing Entity shall have delivered to the Indenture Trustee an officer’s certificate and an opinion of counsel each stating that such consolidation or merger and any related supplemental indenture complies with the covenants under the related Indenture and that all conditions precedent provided in the Indenture relating to such transaction have been complied with (including any filing required by the Securities Act).
     Each Issuing Entity will not, among other things:
1.	except as expressly permitted by the applicable Indenture, the applicable Sale and Servicing Agreements or other specified documents with respect to that Issuing Entity (collectively, the “Related Documents”), sell, transfer, exchange or otherwise dispose of any of the assets of that Issuing Entity unless directed to do so by the Indenture Trustee;

2.	claim any credit on or make any deduction from the principal of and interest payable on the Notes of the related series (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former holder of those Notes because of the payment of taxes levied or assessed upon that Issuing Entity; and

3.	except as expressly permitted by the Related Documents, (a) dissolve or liquidate in whole or in part, (b) permit the validity or effectiveness of the related Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to those Notes under that Indenture except as may be expressly permitted by that Indenture, (c) permit any lien or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of that Issuing Entity or any part thereof, or any interest in the assets of that Issuing Entity or the proceeds of those assets, (d) permit the lien of the related Indenture not to constitute a valid first priority (other than with respect to any such tax, mechanics or other lien) security interest in the estate of the Issuing Entity, or (e) assume or incur any indebtedness other than the Notes or as expressly contemplated by the related Indenture (in connection with the obligation to reimburse Advances (defined below) from the estate of the Issuing Entity, or to pay expenses from the estate of the Issuing Entity) or by the Basic Documents, as such term is defined in the relevant Indenture, as in effect on the date of the related Indenture.
     No Issuing Entity may engage in any activity other than as specified in this Prospectus or in the accompanying Prospectus Supplement. No Issuing Entity will incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the related Notes and the related Indenture, pursuant to any Advances made to it by the Servicer or otherwise in accordance with the Related Documents.

Replacement of the Indenture Trustee
     The Indenture Trustee for each series of Notes may resign at any time by so notifying the related Issuing Entity. The Administrator for each Issuing Entity will be required to remove the related Indenture Trustee if the Indenture Trustee:
1.	ceases to be eligible to continue as the Indenture Trustee;

2.	is adjudged to be bankrupt or insolvent;

3.	a receiver or other public officer takes charge of the Indenture Trustee or its property; or

4.	otherwise becomes incapable of acting.
     Upon the resignation or removal of the Indenture Trustee for a series of Notes, the Servicer shall promptly appoint a successor Indenture Trustee. All reasonable costs and expenses incurred in connection with removing and replacing the Indenture Trustee for a series of Notes will be paid by the Servicer.
     Any successor Indenture Trustee must at all times satisfy all applicable requirements of the Trust Indenture Act of 1939 (the “TIA”), and in addition, have a combined capital and surplus of at least $50,000,000 and a long-term debt rating of “Baa3” or its equivalent rating or better by Standard & Poor’s, Moody’s Investor Services, Inc. (“Moody’s”) and Fitch, Inc. (“Fitch”) or be otherwise acceptable to each rating agency then rating that series of Notes.
Duties of Indenture Trustee
     Except during the continuance of a Servicer Default, the Indenture Trustee for each series of Notes will:
1.	perform such duties, and only such duties, as are specifically set forth in the related Indenture;

2.	rely, as to the truth of the statements and the correctness of the opinions expressed therein, on certificates or opinions furnished to the Indenture Trustee that conform to the requirements of the related Indentures;

3.	examine any such certificates and opinions that are specifically required to be furnished to an Indenture Trustee to determine whether or not they conform to the requirements of the related Indenture; and

4.	if pursuant to the Sale and Servicing Agreement for a series of Notes, the related Indenture Trustee discovers a representation or warranty with respect to a Receivable is incorrect or that a covenant of the Servicer has been breached with respect to a Receivable, the related Indenture Trustee shall give prompt written notice to the Servicer and Owner Trustee of such incorrectness.
Compensation and Indemnity
     The Servicer for each series of Notes will:
1.	pay the related Indenture Trustee from time to time reasonable compensation for its services;

2.	reimburse the related Indenture Trustee for all reasonable expenses, advances and disbursements reasonably incurred by it in connection with the performance of its duties as Indenture Trustee; and

3.	indemnify the related Indenture Trustee for, and hold it harmless against, any loss, liability or expense, including reasonable attorneys’ fees and expenses, incurred by it in connection with the performance of its duties as Indenture Trustee.

     No Indenture Trustee for any series of Notes will be indemnified by the Servicer against any loss, liability or expense incurred by it through its own willful misfeasance, negligence or bad faith, except that such Indenture Trustee will not be liable for any error of judgment made by it in good faith, unless it is proved that the Indenture Trustee was negligent in performing its duties.
Access to Noteholder Lists
     If the Indenture Trustee for that series of Notes is not the Note registrar, the related Administrator will furnish or cause to be furnished to the Indenture Trustee a list of the names and addresses of the related Noteholders:
1.	as of each record date for that series, within five days after the applicable record date; and

2.	after receipt by the Issuing Entity of a written request for that list.
Annual Compliance Statement
     Each Issuing Entity will be required to file annually with the related Indenture Trustee a written statement as to the fulfillment of its obligations under the related Indenture.
Reports and Documents by Indenture Trustee to Noteholders
     The Indenture Trustee for each series of Notes will be required to mail each year to the related Noteholders of record a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the related Indenture, any amounts advanced by it under the related Indenture, the amount, interest rate and maturity date of certain indebtedness owed by the Issuing Entity to such Indenture Trustee, in its individual capacity, the property and funds physically held by such Indenture Trustee in its capacity as such, and any action taken by it that materially affects the Notes and that has not been previously reported. The Indenture Trustee for each series of Notes will also deliver, at the expense of the related Issuing Entity, to each Noteholder of that series such information as may be required to enable such holder to prepare its federal and state income tax returns.
     The Indenture Trustee for each series of Notes will be required to furnish to any related Noteholder promptly upon receipt of a written request by such Noteholder (at the expense of the requesting Noteholder) duplicates or copies of all reports, notices, requests, demands, certificates and any other documents furnished to the Indenture Trustee under the Basic Documents.
     If required by TIA Section 313(a), within 60 days after each December 31, beginning in the year stated in the accompanying Prospectus Supplement, the Indenture Trustee for each series of Notes will be required to mail to each Noteholder as required by TIA Section 313(c) a brief report dated as of such date that complies with TIA Section 313(a).
Satisfaction and Discharge of Indenture
     The Indenture for a series of Notes will be discharged with respect to the collateral securing those Notes upon the delivery to the related Indenture Trustee for cancellation of all of such Notes or, with specified limitations, upon deposit with the related Indenture Trustee of funds sufficient for the payment in full of those Notes, the related Issuing Entity has paid all sums payable under the related Indenture and has delivered to the related Indenture Trustee an opinion of counsel and an independent certificate from a firm of certified public accountants, each stating that all conditions relating to the satisfaction and discharge of the related Indenture have been met.
Amendment
     If an Issuing Entity has issued Notes pursuant to an Indenture, the Issuing Entity and the Indenture Trustee may, with the consent of the holders of a majority of the outstanding Notes of the related series (or relevant class or classes of Notes of such series) and with prior notice to the Rating Agencies, execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the related Indenture, or modify (except as provided below) in any manner the rights of the related Noteholders.
     Without the consent of the holder of each outstanding affected Note, no supplemental indenture will:
1.	change the due date of any installment of principal of or interest on any Note or reduce the principal amount of any Note, the interest rate for any Note or the redemption price for any Note or change any place of payment where or the coin or currency in which any Note or any interest on any Note is payable;

2.	impair the right to institute suit for the enforcement of specified provisions of the related Indenture regarding payment;

3.	reduce the percentage of the aggregate amount of the outstanding Notes of that series, the consent of the holders of which is required for any supplemental indenture or the consent of the holders of which is required for any waiver of compliance with specified provisions of the related Indenture or of specified defaults and their consequences as provided for in that Indenture;

4.	modify or alter the provisions of the related Indenture regarding the determination of which Notes are deemed outstanding for purposes of determining whether the requisite number of holders has consented under the Indenture;

5.	reduce the percentage of the aggregate outstanding amount of the Notes, the consent of the holders of which is required to direct the related Indenture Trustee to sell or liquidate the Receivables if the proceeds of that sale would be insufficient to pay the principal amount of and accrued but unpaid interest on the outstanding Notes of that series;

6.	reduce the percentage of the aggregate principal amount of the Notes required to amend the sections of the related Indenture that specify the applicable percentage of aggregate principal amount of the Notes of that series necessary to amend that Indenture or other specified agreements; or

7.	permit the creation of any lien ranking prior to or on a parity with the lien of the related Indenture with respect to any of the collateral for those Notes or, except as otherwise permitted or contemplated in that Indenture, terminate the lien of that Indenture on any of the collateral or deprive the holder of any Note of the security afforded by the lien of that Indenture.
     The Issuing Entity and the applicable Indenture Trustee may also enter into supplemental indentures, without obtaining the consent of the Noteholders of the related series, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the related Indenture or of modifying in any manner the rights of those Noteholders; provided that action will not materially and adversely affect the interest of any of those Noteholders. No Indenture amendment or supplemental indenture will be effective which materially and adversely affects the rights of the Swap Counterparty under the applicable Hedge Agreement related thereto without the consent of the Swap Counterparty; provided, that the Swap Counterparty will be deemed to have given its consent to such amendment or supplemental indenture, as applicable, if it does not object in writing within 10 business days after receipt of a written request for its consent to that amendment or supplemental indenture.
DESCRIPTION OF THE TRUST AGREEMENT
     The following summary describes material terms of the Trust Agreement pursuant to which the Issuing Entity of a series will be created and Certificates will be issued. A form of the Trust Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The provisions of any Trust Agreement may differ from those described in this Prospectus and, if so, will be described in the accompanying Prospectus Supplement. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Trust Agreement.

Authority and Duties of the Owner Trustee
     The Owner Trustee for each Issuing Entity will administer the Issuing Entity in the interest of the holders of the Certificates (each, a “Certificateholder”), subject to the lien of the related Indenture, in accordance with the Trust Agreement and the other Basic Documents applicable to that series.
     The Owner Trustee will not be required to perform any of the obligations of the Issuing Entity under the related Trust Agreement or the other Basic Documents that are required to be performed by the Administrator under the Administration Agreement, the Indenture Trustee under the related Indenture or the Servicer under the Sale and Servicing Agreement.
     The Owner Trustee for each Issuing Entity will not manage, control, use, sell, dispose of or otherwise deal with any part of the related Issuing Entity property except in accordance with (i) the powers granted to and the authority conferred upon that Owner Trustee pursuant to the related Trust Agreement, (ii) the other Basic Documents to which the Issuing Entity or the Owner Trustee is a party, and (iii) any document or instruction delivered to that Owner Trustee pursuant to the related Trust Agreement.
Restrictions on Actions by the Owner Trustee
     The Owner Trustee of each Issuing Entity may not:
1.	initiate or settle any claim or lawsuit involving that Issuing Entity (except claims or lawsuits brought in connection with the collection of the Receivables);

2.	file an amendment to the related certificate of trust for an Issuing Entity (unless such amendment is required to be filed under applicable law);

3.	amend the related Indenture in circumstances where the consent of any Noteholder of the related series is required;

4.	amend the related Trust Agreement where Noteholder consent is not required if such amendment materially adversely affects the Certificateholder of the related series;

5.	amend the related Administration Agreement, if such amendment materially adversely affects the interests of the Certificateholder of the related series;

6.	appoint a successor Note Registrar or Certificate Registrar or consent to assignment of their respective obligations under the related Indenture and Trust Agreement, as applicable, by the Note Registrar, Certificate Registrar, Paying Agent or Indenture Trustee; or

7.	amend the Sale and Servicing Agreement where Noteholder consent is required;
unless (1) the Owner Trustee provides prior written notice thereof to the Certificateholder and each Rating Agency and (2) the Certificateholder of that series does not object in writing to any such proposed amendment within 30 days of that notice.
Actions by Certificateholder and Owner Trustee with Respect to Certain Matters
     The Owner Trustee of each Issuing Entity may not, except upon the directions of the Certificateholder, remove or appoint a successor Administrator pursuant to the related Administration Agreement, remove the Servicer pursuant to the related Sale and Servicing Agreement, or sell the Receivables after the termination of the related Indenture, except as expressly provided in the Basic Documents. However, that Owner Trustee will not be required to follow any directions of the Certificateholder if doing so would be contrary to any obligation of the Owner Trustee or the related Issuing Entity. The Owner Trustee of each Issuing Entity may not commence a voluntary proceeding in bankruptcy relating to an Issuing Entity without the unanimous prior approval of all Certificateholders and a delivery to the Owner Trustee of a written certification by each Certificateholder that such Certificateholder reasonably believes that such Issuing Entity is insolvent.
     The right of the Depositor or the Certificateholder of a series to take any action affecting the related Issuing Entity’s property will be subject to, as applicable, the rights of the Indenture Trustee under the related Indenture.
Restrictions on Certificateholder’s Powers
     The Certificateholder of a series will not direct the related Owner Trustee, and the Owner Trustee is not obligated to follow any direction from the Certificateholder, to take or refrain from taking any action if such action or inaction (i) would be contrary to any obligation of the Issuing Entity for that series or the Owner Trustee under the related Trust Agreement or any of the other Basic Documents applicable to that series or (ii) would be contrary to the purpose of the Issuing Entity for that series.
Resignation and Removal of the Owner Trustee
     The Owner Trustee of each Issuing Entity may resign at any time upon written notice to the Servicer, the Depositor and the related Indenture Trustee, whereupon the Servicer will be obligated to appoint a successor Owner Trustee. The Administrator may remove the related Owner Trustee if that Owner Trustee becomes insolvent, ceases to be eligible or becomes legally unable to act. Upon removal of the Owner Trustee, the Servicer will appoint a successor Owner Trustee. The Administrator will be required to deliver notice of such resignation or removal of that Owner Trustee and the appointment of a successor Owner Trustee to each Rating Agency.
     The Owner Trustee of each Issuing Entity and any successor thereto must at all times:
1.	be able to exercise corporate trust powers;

2.	be subject to supervision or examination by federal or state authorities; and

3.	have a combined capital and surplus of at least $50 million.
Termination
     The Trust Agreement for each Issuing Entity will terminate upon (a) the maturity or other liquidation of the last Receivable and the final distribution of all funds or other property or proceeds of the related Issuing Entity property in accordance with the terms of the related Indenture, Sale and Servicing Agreement and the related Trust Agreement and (b) at the option of the Servicer, a purchase of the corpus of the related Issuing Entity if certain conditions specified in the accompanying Prospectus Supplement are satisfied (an “Optional Purchase”). See “Description of the Transfer and Servicing Agreements — Optional Purchase” in the accompanying Prospectus Supplement.
Liabilities and Indemnification
     The Depositor will indemnify the Owner Trustee of each Issuing Entity for any expenses incurred by the Owner Trustee in the performance of that Owner Trustee under the related Trust Agreement. The Depositor will not be entitled to make any claim upon the related Issuing Entity’s property for the payment of any such liabilities or indemnified expenses. The Depositor will not indemnify the Owner Trustee for expenses resulting from the willful misconduct, bad faith or negligence of that Owner Trustee, or for the inaccuracy of any representation or warranty of such Owner Trustee in the related Trust Agreement. The Owner Trustee of each Issuing Entity will not be liable for:
1.	any error in judgment of an officer of that Owner Trustee made in good faith, unless it is proved that such officer was negligent in performing its duties;

2.	any action taken or omitted to be taken in accordance with the instructions of any related Certificateholder, the related Indenture Trustee, if any, the Administrator or the Servicer;

3.	payments on the related series of Notes in accordance with their terms; or

4.	the default or misconduct of the Administrator, the Servicer, the Depositor or the related Indenture Trustee, if any.
     No provision in the Trust Agreement or any other Basic Document will require the Owner Trustee of any Issuing Entity to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers under the related Trust Agreement or under any other Basic Document if the Owner Trustee has reasonable grounds for believing that reimbursement of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it. In addition, the Owner Trustee of each Issuing Entity will not be responsible for or in respect of the validity or sufficiency of the related Trust Agreement or for the due execution thereof by the Depositor or for the form, character, genuineness, sufficiency, value or validity of any of the related Issuing Entity’s property or for or in respect of the validity or sufficiency of the other Basic Documents, other than the execution of and the certificate of authentication of the Certificates of the related series, and the Owner Trustee of each Issuing Entity will in no event be deemed to have assumed or incurred any liability, duty or obligation to any Noteholder, Certificateholder or any third-party dealing with the Issuing Entity or the Issuing Entity’s property, other than as expressly provided for in the related Trust Agreement and the other Basic Documents for that series.
Amendment
     The related Owner Trustee and Depositor may, with the consent of the holders of a majority of the outstanding Notes of the related series (or relevant class or classes of Notes of such series), or if all of the Notes have been paid in full, the holders of a majority of the outstanding Certificates, but with prior notice to the Rating Agencies, amend the related Trust Agreement to add provisions to, change in any manner or eliminate any provisions of, the related Indenture, or modify (except as provided below) in any manner the rights of the related Noteholders; provided that such action shall not, as evidence by an opinion of counsel, adversely affect in any material respect the interests of any Noteholder or Certificateholder.
     Without the consent of the holder of each outstanding affected Note or Certificate, no amendment will:
1.	increase or reduce, or accelerate or delay the timing of, collections of payments on Receivables or distributions made for the benefit of Noteholders or Certificateholders; or

2.	reduce the percentage of the outstanding principal balance of the Notes and Certificate balance required to consent to any such amendment described in clause (1) above.
     The Owner Trustee and the Depositor may amend the related Trust Agreement, without obtaining the consent of the Noteholders or Certificateholders of the related series, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the related Trust Agreement or of modifying in any manner the rights of those Noteholders or the Certificateholders; provided that action will not materially and adversely affect the interests of any of those Noteholders or Certificateholders. No amendment will be effective which materially and adversely affects the rights of the Swap Counterparty under the applicable Hedge Agreement without the consent of the Swap Counterparty, provided, that the Swap Counterparty will be deemed to have given its consent to such amendment, if it does not object in writing within 10 business days after receipt of a written request for its consent to that amendment.
     Each Trust Agreement will require the related Owner Trustee to give the related Certificateholders 30 days’ prior written notice of (a) any proposed amendment or supplement to the related Indenture or the related Sale and Servicing Agreement in circumstances where the consent of any Noteholder is required, or (b) any proposed amendment to the related Administration Agreement and the related Indenture where the consent of any Noteholder is not required, but such amendment materially and adversely affects the interests of the Certificateholders. The Owner Trustee of each Issuing Entity will only effect the proposed amendment if none of the related

Certificateholders have notified the Owner Trustee in writing prior to the 30th day after such notice is given that such Certificateholder has withheld consent or provided alternative direction in writing.
DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS
     The following summary describes material terms of each Sale and Servicing Agreement pursuant to which an Issuing Entity will purchase Receivables from the Depositor and the Servicer will agree to service those Receivables, each Trust Agreement pursuant to which an Issuing Entity will be created and Certificates will be issued, and each Administration Agreement pursuant to which NMAC will undertake specified administrative duties with respect to an Issuing Entity that issues Notes (collectively, the “Transfer and Servicing Agreements”). Pursuant to the provisions of the Transfer and Servicing Agreements, the Servicer may engage third parties to perform a number of its functions, including, but not limited to, engaging a third-party custodian to maintain possession of the related retail installment contracts and any other documents relating to the Receivables. Forms of the Transfer and Servicing Agreements have been filed as exhibits to the registration statement of which this Prospectus forms a part. The provisions of any of the Transfer and Servicing Agreements may differ from those described in this Prospectus and, if so, will be described in the accompanying Prospectus Supplement. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Transfer and Servicing Agreements.
Sale and Assignment of Receivables
     On or prior to the Closing Date specified with respect to any given Issuing Entity in the accompanying Prospectus Supplement, NMAC will sell and assign to the Depositor, without recourse, pursuant to a Purchase Agreement (the “Purchase Agreement”), its entire interest in the Receivables comprising the related Receivables Pool, including the security interests in the Financed Vehicles. On the Closing Date, the Depositor will transfer and assign to the applicable Owner Trustee on behalf of the Issuing Entity, without recourse, pursuant to a Sale and Servicing Agreement, its entire interest in the Receivables comprising the related Receivables Pool, including its security interests in the related Financed Vehicles. Each Receivable will be identified in a schedule appearing as an exhibit to the related Sale and Servicing Agreement
(a “Schedule of Receivables”), but the existence and characteristics of the related Receivables will not be verified by the related Owner Trustee. The applicable Owner Trustee will, concurrently with the transfer and assignment, on behalf of the Issuing Entity, execute and deliver the related Notes and Certificates. The net proceeds received from the sale of the Certificates and the Notes of a given series will be applied to the purchase of the related Receivables from the Depositor and, to the extent specified in the accompanying Prospectus Supplement, to make any required initial deposit into the Reserve Account and the Yield Supplement Account, if any. The Depositor will initially retain the Certificates and may sell them to an affiliate of NMAC.
     NMAC, pursuant to a Purchase Agreement, and the Depositor, pursuant to a Sale and Servicing Agreement, generally will represent and warrant, among other things, as of the Closing Date, that:
1.	the information set forth in the related Schedule of Receivables was true and correct in all material respects as of the related Cut-off Date;

2.	the related Obligor on each Receivable is required to obtain physical damage insurance covering the Financed Vehicle in accordance with NMAC’s normal requirements;

3.	each of the Receivables is or will be secured by a first priority perfected security interest in favor of NMAC in the Financed Vehicle;

4.	the related Receivables are free and clear of all security interests, liens, charges and encumbrances and no offsets, defenses or counterclaims have been asserted;

5.	each related Receivable, at the time it was originated, complied and, as of the Closing Date, complies in all material respects with applicable federal and state laws, including consumer credit, truth-in-lending, equal credit-opportunity and disclosure laws; and

6.	any other representations and warranties that may be set forth in the accompanying Prospectus Supplement.
     As of the last day of the second (or, if the Depositor so elects, the first) Collection Period (defined below) following the discovery by or notice to the Depositor of a breach of any representation or warranty of the Depositor that materially and adversely affects the interests of the related Noteholders in any Receivable (the initial determination of a material adverse effect generally being made by the Servicer), the Depositor, unless the breach is cured, will repurchase that Receivable (a “Warranty Receivable”) from that Issuing Entity and, pursuant to the related Purchase Agreement, NMAC will purchase that Warranty Receivable from the Depositor, at a price equal to the Warranty Purchase Payment for that Receivable. The “Warranty Purchase Payment” will be equal to the amount required to be paid by the related Obligor to prepay the Receivable (including interest accrued on that Receivable through the due date for the Obligor’s payment in the related Collection Period at the applicable APR), after giving effect to the receipt of any monies collected (from whatever source other than Advances) on that Receivable, if any. This repurchase obligation will constitute the sole remedy available to the Noteholders or the Issuing Entity for any uncured breach by the Depositor of those representations and warranties (other than remedies that may be available under federal securities laws or other laws). The obligation of the Depositor to repurchase a Receivable will not be conditioned on performance by NMAC of its obligation to purchase that Receivable from the Depositor pursuant to the related Purchase Agreement.
Custody of Documents Evidencing the Receivables
     Pursuant to each Sale and Servicing Agreement, the Depositor and each Issuing Entity will designate the Servicer as custodian, to directly or indirectly through subservicers maintain (a) physical possession as that Issuing Entity’s agent of the tangible records constituting or forming a part of the related retail installment contracts and any other tangible records relating to the Receivables (including amendments to electronic chattel paper that are evidenced in tangible form), or (b) control as that Issuing Entity’s agent over the electronic records constituting or forming a part of the retail installment contracts and any other electronic records relating to the Receivables. To assure uniform quality in servicing both the Receivables and the Servicer’s own portfolio of automobile and light-duty truck installment contracts, as well as to facilitate servicing and to reduce administrative costs, any documents evidencing the Receivables will not be physically segregated from other automobile and light-duty truck installment contracts of the Servicer, or those which the Servicer services for others, or marked to reflect the transfer to the related Issuing Entity as long as NMAC is servicing the Receivables.
Accounts
     The Servicer will establish and maintain with the related Owner Trustee or the Indenture Trustee one or more accounts (each, a “Collection Account”), in the name of the related Owner Trustee or the Indenture Trustee on behalf of the related Noteholders and the Swap Counterparty under the applicable Hedge Agreement, into which payments made on or with respect to the related Receivables and amounts released from any Yield Supplement Account, Reserve Account or other form of credit enhancement will be deposited for payment to the related Noteholders.
     Any other accounts to be established with respect to an Issuing Entity, including any Yield Supplement Account or any Reserve Account, will be described in the accompanying Prospectus Supplement.
     For any series of Notes, funds in the related Collection Account, any Yield Supplement Account, the Reserve Account and other accounts that may be identified in the accompanying Prospectus Supplement (collectively, the “Accounts”) will be invested as provided in the related Sale and Servicing Agreement in Eligible Investments. “Eligible Investments” are generally limited to investments acceptable to the rating agencies rating those Notes as being consistent with the rating of those Notes (including obligations of the Servicer and its affiliates, to the extent consistent with that rating). Except as described below, Eligible Investments are limited to obligations or securities that mature no later than the business day prior to the next Distribution Date for that series. However, to the extent permitted by the rating agencies, funds in any Account may be invested in obligations or securities that will not mature prior to the date of the next payment with respect to those Notes and, other than investments made with funds from the Collection Account (which, in connection with each Collection Period, will be sold before the next related Distribution Date), will not be sold to meet any shortfalls. Thus, the amount of cash in any Account at any time may be less than the balance of the related Account. If the amount required to be withdrawn from any Reserve Account or Yield Supplement Account to cover shortfalls in collections on the related Receivables (as provided in the accompanying Prospectus Supplement) exceeds the amount of cash in the Reserve Account or the Yield Supplement Account, as the case may be, a temporary shortfall in the amounts paid to the related Noteholders could result, which could, in turn, increase the average life of the Notes of that series. Investment earnings on funds deposited in the Accounts, net of losses and investment expenses, shall be released to the Servicer or the Depositor on each Distribution Date and shall be the property of the Servicer or the Depositor, as the case may be.
     For each Issuing Entity, the Accounts will be maintained with the related Indenture Trustee or the Trustee so long as:
1.	the Indenture Trustee’s or the Owner Trustee’s short-term unsecured debt obligations have a rating of “Prime-1” by Moody’s, a rating of “A-1+” by Standard & Poor’s and a rating of “F-1+” by Fitch and for any account in which deposits in excess of 30 days are to be made, the Indenture Trustee’s or the Owner Trustee’s long-term unsecured debt obligations have a rating of at least “AA-” by Standard & Poor’s (the “Required Deposit Rating”); or

2.	each of those accounts is maintained in a segregated trust account in the trust department of the Indenture Trustee or the Owner Trustee, as the case may be.
     If the short-term unsecured debt obligations of the related Indenture Trustee or the Owner Trustee, as the case may be, do not have the Required Deposit Rating, then the Servicer shall, with the assistance of the Indenture Trustee or the Owner Trustee as may be necessary, cause each Account to be moved to (1) a bank whose short-term unsecured debt obligations have the Required Deposit Rating or (2) the trust department of the related Indenture Trustee or the Owner Trustee.
Servicing Procedures
     The Servicer will, consistent with the related Sale and Servicing Agreement, follow the collection procedures it follows with respect to comparable retail installment contracts it services for itself. Except as described in the accompanying Prospectus Supplement, the Servicer shall not (unless required by state or federal law):
1.	change the amount of a Receivable;

2.	reschedule the due date of any scheduled payment of a Receivable beyond the final scheduled payment date of the latest maturing class of Notes described in the accompanying prospectus supplement;

3.	change the APR of a Receivable;

4.	extend the due date for any payment on a Receivable beyond the final scheduled payment date of the latest maturing class of Notes described in the accompanying prospectus supplement; or

5.	change the material terms of a Receivable.
     In addition, the Servicer will covenant that, except as described in the Prospectus Supplement, as may be required by state or federal law, or as otherwise contemplated in the related agreement (including the provisions in the immediately preceding paragraph):
1.	it will not release any Financed Vehicle from the security interest granted in the related Receivable;

2.	it will do nothing to impair the rights of the Noteholders in the Receivables;

3.	it will not alter the APR of any Receivable;

4.	it will not modify the number of payments under a Receivable;

5.	it will not increase the amount financed under a Receivable; and

6.	it will not (a) forgive any payments, or (b) extend the due date for any payment on a Receivable beyond the final scheduled payment date of the latest maturing class of Notes described in the accompanying prospectus supplement.
     The Servicer or the Trustee shall inform the other party and the Indenture Trustee promptly upon the discovery of any breach by the Servicer of the above obligations that would materially and adversely affect any Receivable. Unless the breach is cured by the last day of the second Collection Period following the discovery (or, if the Servicer so elects, the last day of the first Collection Period following the discovery), the Servicer is required to purchase any Receivable materially and adversely affected by the breach (an “Administrative Receivable”) from the Issuing Entity at a price equal to the Administrative Purchase Payment for that Receivable. The “Administrative Purchase Payment” for a Receivable will be equal to its unpaid Principal Balance as of the beginning of that Collection Period, plus interest accrued through the due date for the Obligor’s payment in that Collection Period at the related APR, after giving effect to the receipt of monies collected (from whatever source other than the Advances) on that Administrative Receivable, if any, in that Collection Period. Upon the purchase of any Administrative Receivable, the Servicer will for all purposes of the related Sale and Servicing Agreement be deemed to have released all claims for the reimbursement of outstanding Advances made in respect of that Administrative Receivable. This purchase obligation will constitute the sole remedy available to the Noteholders or the Owner Trustee for any uncured breach by the Servicer.
     If the Servicer determines that eventual payment in full of a Receivable is unlikely, the Servicer will follow its customary practices and procedures to recover all amounts due upon that Receivable, including repossessing and disposing of the related Financed Vehicle at a public or private sale, or taking any other action permitted by applicable law. See “Material Legal Aspects of the Receivables” in this Prospectus.
Insurance on Financed Vehicles
     Each Receivable requires the related Obligor to maintain specific levels and types of insurance coverage to protect the Financed Vehicle against loss. NMAC requires evidence of insurance coverage by the Obligors at the time of origination of the Receivables, but performs no verification of continued coverage after origination. NMAC will not be obligated to make payments to the Issuing Entity for any loss as to which third-party insurance has not been maintained, except to the extent of its obligations under the related Purchase Agreement.
Collections
     With respect to each Issuing Entity, the Servicer will deposit all payments on Receivables received from Obligors and all proceeds of Receivables collected during the collection period specified in the accompanying Prospectus Supplement (each, a “Collection Period”) into the Collection Account not later than two Business Days after identification. However, so long as NMAC is the servicer, if each condition to making monthly deposits as may be required by the related Sale and Servicing Agreement (including, the satisfaction of specified ratings criteria by NMAC and the absence of any Servicer Default) is satisfied, the Servicer may retain such amounts until the related Distribution Date. Notwithstanding the foregoing, if a subsequent Public ABS Transaction (defined below) calls for different, lesser or no conditions to making monthly deposits to the related collection account, then, if it is acceptable to each Rating Agency then rating the Notes without a reduction in the rating of any class of Notes, the Servicer will no longer be bound by the conditions to making monthly deposits as required by the Sale and Servicing Agreement, and will instead be subject to the conditions to making monthly deposits as required by the subsequent Public ABS Transaction. For purposes of this paragraph, “Public ABS Transaction” means any publicly registered issuance of securities backed by (i) a certificate representing the beneficial interest in a pool of vehicle leases originated in the United States for a lessee with a United States address and the related leased vehicles or (ii) motor vehicle retail installment contracts originated in the United States and, for both clause (i) and clause (ii), for which the Depositor, or any United States Affiliate thereof, acts as a depositor. The Servicer will be entitled to withhold, or to be reimbursed from amounts otherwise payable into or on deposit in the Collection Account, amounts previously deposited in the Collection

Account but later determined to have resulted from mistaken deposits or postings. Except in certain circumstances described in the related Sale and Servicing Agreement, pending deposit into the Collection Account, collections may be employed by the Servicer at its own risk and for its own benefit and will not be segregated from its own funds.
     The Servicer or the Depositor, as the case may be, will remit the aggregate Warranty Purchase Payments and Administrative Purchase Payments of Receivables to be purchased from the Issuing Entity to the Collection Account on the Business Day immediately preceding the related Distribution Date.
     If the Servicer were unable to remit the funds as described above, Noteholders might incur a loss. To the extent set forth in the accompanying Prospectus Supplement, the Servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related Issuing Entity to secure timely remittances of collections on the related Receivables and payment of the aggregate Warranty Purchase Payments and Administrative Purchase Payments with respect to Receivables required to be repurchased by the Depositor or the Servicer, as applicable.
     For purposes of the related Sale and Servicing Agreement, collections on a Receivable made during a Collection Period (including Warranty Purchase Payments and Administrative Purchase Payments) will be applied first to interest accrued to date, second to principal until the principal balance is brought current, third to reduce the unpaid late charges as provided in the Receivable and finally to prepay principal on the Receivable.
Advances
     If payment on a Receivable (other than an Administrative Receivable or a Warranty Receivable) is not received in full by the end of the month in which it is due, the Servicer shall, subject to the limitations set forth below and in the accompanying Prospectus Supplement, advance to the Issuing Entity an amount with respect to that Receivable equal to the product of the Principal Balance of that Receivable as of the first day of the related Collection Period and one-twelfth of its APR minus the amount of interest actually received on that Receivable during the related Collection Period (each, an “Advance”). If that calculation results in a negative number, an amount equal to that negative amount shall be paid to the Servicer in reimbursement of outstanding Advances. In addition, to the extent that any outstanding Advance is a Nonrecoverable Advance, the Servicer may provide to the Owner Trustee and the Indenture Trustee an officer’s certificate setting forth the amount of such Nonrecoverable Advance, and such amount will be withdrawn from the related Collection Account and paid to the Servicer in reimbursement of the outstanding Advances. A “Nonrecoverable Advance” means any outstanding Advance with respect to (i) any Defaulted Receivable, or (ii) any Receivable for which the Servicer determines that any recovery from payments made on or with respect to such Receivable is unlikely. A “Defaulted Receivable” means (a) a Receivable (other than a Receivable for which a Warranty Purchase Payment or an Administrative Purchase Payment has been made) which, by its terms, is delinquent 120 days or more, (b) a Receivable that is delinquent less than 120 days for which the Servicer has (i) determined, in accordance with its customary servicing procedures, that eventual payment is unlikely, or (ii) repossessed the Financed Vehicle or (c) a Receivable with respect to which the Servicer has received notification that the related Obligor is subject to a Chapter 13 bankruptcy proceeding. No advances of principal will be made with respect to Receivables. The Servicer will not be obligated to make an Advance (other than in respect of an interest shortfall arising from the prepayment of a Receivable) to the extent that it determines, in its sole discretion, that that Advance will not be recovered from subsequent collections or recoveries with respect to that Receivable.
     The Servicer will make all Advances by depositing into the related Collection Account an amount equal to the aggregate of the Advances due in respect of a Collection Period on the Business Day immediately preceding the related Distribution Date.
Servicing Compensation
     The Servicer will be entitled to receive a base servicing fee for each Collection Period on the Distribution Date related to that Collection Period in an amount equal to a specified percent per annum (as set forth in the accompanying Prospectus Supplement, the “Servicing Rate”) of the Pool Balance as of the close of business on the last day of the immediately preceding Collection Period (the “Base Servicing Fee”). The Base Servicing Fee (together with any portion of the Base Servicing Fee that remains unpaid from prior Distribution Dates) will be paid solely to the extent of amounts available for that purpose as set forth in the accompanying Prospectus Supplement.

However, the Base Servicing Fee will be paid prior to the payment of available amounts to the Noteholders of the given series.
     The Servicer will also be entitled to collect and retain any late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law with respect to the related Receivables and any interest earned during a Collection Period from the investment of monies in the Collection Account and any Reserve Account as additional servicing compensation (the “Supplemental Servicing Fee” and, together with the Base Servicing Fee, the “Total Servicing Fee”). Payments by or on behalf of Obligors will be allocated to scheduled payments and late fees and other charges in accordance with the Servicer’s normal practices and procedures. In addition, if specified in the accompanying Prospectus Supplement, the Servicer will be entitled to reimbursement from any given Issuing Entity for specified liabilities. The Servicer will be paid the Base Servicing Fee for each Collection Period on the Distribution Date related to that Collection Period prior to the payment of interest on any class of Notes. If each rating agency for a series of Notes confirms that it will not reduce the rating of any class of Notes in that series, as the case may be, the Base Servicing Fee in respect of a Collection Period (together with any portion of the Base Servicing Fee that remains unpaid from the prior Distribution Dates) will be paid at the beginning of that Collection Period out of collections of interest on the related Receivables.
     The Total Servicing Fee will compensate the Servicer for performing the functions of a third-party servicer of motor vehicle receivables as an agent for the beneficial owner of those receivables, including collecting and posting all payments, responding to inquiries of Obligors on the Receivables, investigating delinquencies, sending payment statements to Obligors, reporting tax information to Obligors, paying costs of collections and policing the collateral. The Total Servicing Fee also will compensate the Servicer for administering the particular Receivables Pool, including making Advances, accounting for collections and furnishing monthly statements to the related Owner Trustee and Indenture Trustee with respect to payments. The Total Servicing Fee also will reimburse the Servicer for specified taxes, the fees of the related Owner Trustee and Indenture Trustee, if any, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the applicable Receivables Pool.
     The “Pool Balance” as of the close of business on the last day of a Collection Period will equal the aggregate Principal Balance of the Receivables (excluding Administrative Receivables, Warranty Receivables and Defaulted Receivables) as of the close of business on such day; provided, however, that where the Pool Balance is relevant in determining whether the requisite percentage of or Noteholders (or relevant class or classes of Notes) necessary to effect any consent, waiver, request or demand shall have been obtained, the Pool Balance shall be deemed to be reduced by the amount equal to the portion of the Pool Balance (before giving effect to this provision) represented by the interests evidenced by any applicable Note registered in the name of the Depositor, the Servicer or any person actually known to a trust officer of the Owner Trustee or the Indenture Trustee, as the case may be, to be an affiliate of the Depositor or the Servicer, unless all of the Notes are held or beneficially owned by NMAC, the Depositor or any of their affiliates. The “Principal Balance” of a Receivable as of any date will equal the original financed amount of that Receivable minus the sum of:
1.	all payments actually received on or prior to that date allocable to principal;

2.	any refunded portion of extended warranty protection plan or service contract costs, or of physical damage, credit life or disability insurance premiums included in the original financed amount of the Receivable;

3.	any Warranty Purchase Payment or Administrative Purchase Payment with respect to that Receivable allocable to principal (to the extent not included in clause (1) above);

4.	any net liquidation proceeds from any Defaulted Receivable for which the related Financed Vehicle has been liquidated by the Servicer; and

5.	any prepayments or other payments applied to reduce the unpaid principal balance of that Receivable (to the extent not included in clauses (1) and (3) above).

Yield Supplement Account; Yield Supplement Agreement
     Yield Supplement Account.  A “Yield Supplement Account” may be established with respect to any class or series of Notes. The terms relating to any Yield Supplement Account will be set forth in the accompanying Prospectus Supplement. Each Yield Supplement Account will be designed to hold funds or other receivables or assets (including vehicle lease contracts), not already a part of the relevant Issuing Entity. Such funds or amounts collected under the receivables or assets (including vehicle lease contracts) will be applied by the related Indenture Trustee, or if the Notes are paid in full, by the related Owner Trustee, to provide payments to Noteholders in respect of Receivables that have APRs less than (x) the sum of the interest rate specified in the accompanying Prospectus Supplement plus the Servicing Rate specified in the accompanying Prospectus Supplement plus any additional rate (expressed as a percentage) specified in the accompanying Prospectus Supplement or, in the alternative, (y) a particular rate (expressed as a percentage) specified in the accompanying Prospectus Supplement (in either case, the “Required Rate”). Each Yield Supplement Account will be maintained with the same entity with which the related Collection Account is maintained and will be created on the related Closing Date with an initial cash deposit and/or a pledge of other receivables or assets (including vehicle lease contracts) and by the Depositor or other person specified in the accompanying Prospectus Supplement.
     On each Distribution Date, the related Owner Trustee or Indenture Trustee will transfer to the Collection Account from monies on deposit in the Yield Supplement Account an amount specified in the accompanying Prospectus Supplement (the “Yield Supplement Deposit”) in respect of the Receivables having APRs less than the Required Rate for that Distribution Date. Amounts on deposit on any Distribution Date in the Yield Supplement Account in excess of the “Required Yield Supplement Amount” specified in the accompanying Prospectus Supplement, after giving effect to all payments to be made on that Distribution Date, will be deposited into the Collection Account for distribution by the related Owner Trustee or Indenture Trustee in accordance with the terms of the related Sale and Servicing Agreement. Unless otherwise in the accompanying Prospectus Supplement, the Depositor or other person specified in the accompanying Prospectus Supplement will not have any obligation after the related Closing Date to deposit any cash amounts, receivables or assets (including vehicle lease contracts) into the Yield Supplement Account after the related Closing Date even if the amount and the total balance of any receivables and the value of those assets on deposit in that account is less than the Required Yield Supplement Amount for any Distribution Date. Monies on deposit in the Yield Supplement Account may be invested in Eligible Investments under the circumstances and in the manner described in the Sale and Servicing Agreement. Earnings on investment of funds in the Yield Supplement Account in Eligible Investments will be deposited into the Collection Account as a component of the Yield Supplement Deposit on each Distribution Date. Any monies remaining on deposit in the Yield Supplement Account upon the termination of the Issuing Entity will be released to the Depositor.
     Yield Supplement Agreement.  If a Yield Supplement Account is to be established with respect to a series of Notes, on or prior to the related Closing Date, the Depositor will enter into a “Yield Supplement Agreement” with the Servicer, the Issuing Entity, and the entity with which the account is maintained.
Distributions on the Notes and Certificates
     With respect to each series of Notes, beginning on the distribution dates specified in the accompanying Prospectus Supplement (each, a “Distribution Date”), payments of principal and interest (or, where applicable, of principal or interest only) on each class of those Notes entitled thereto will be made by the applicable Indenture Trustee to the Noteholders. The timing, calculation, allocation, order, source, priorities of and requirements for all payments to each class of Noteholders will be set forth in the accompanying Prospectus Supplement.
     With respect to each Issuing Entity, on each Distribution Date, collections on the related Receivables will be withdrawn from the related Collection Account and will be paid to the Noteholders to the extent provided in the accompanying Prospectus Supplement. Credit enhancement, such as a Reserve Account, will be available to cover any shortfalls in the amount available for payment to the Noteholders on that date to the extent specified in the accompanying Prospectus Supplement. As more fully described in the accompanying Prospectus Supplement:
1.	payments of principal of a class of Notes of a given series will be subordinate to payments of interest on that class;

2.	payments in respect of Certificates of that series may be subordinate to payments in respect of Notes of that series; and

3.	payments in respect of one or more classes of Notes of that series may be subordinate to payments in respect of other classes of Notes of that series.
Credit and Cash Flow Enhancement
     The amounts and types of credit and cash flow enhancement arrangements and the provider thereof, if applicable, with respect to each class of Notes of a given series, if any, will be set forth in the accompanying Prospectus Supplement. If and to the extent provided in the accompanying Prospectus Supplement, credit and cash flow enhancement may be in the form of subordination of one or more classes of Notes, Reserve Accounts, overcollateralization, yield supplement agreements, or cash deposits or any combination of the foregoing. If specified in the accompanying Prospectus Supplement, credit or cash flow enhancement for a class of Notes may cover one or more other classes of Notes of the same series.
     The presence of a Reserve Account and other forms of credit enhancement for the benefit of any class or series of Notes is intended to enhance the likelihood of receipt by the Noteholders of that class or series of the full amount of principal of and interest due on those Notes and to decrease the likelihood that Noteholders will experience losses. The credit enhancement for a class or series of Notes will not provide protection against all risks of loss and will not guarantee repayment of the entire principal of and interest on those Notes. If losses occur that exceed the amount covered by any credit enhancement or that are not covered by any credit enhancement, Noteholders of any class or series will bear their allocable share of deficiencies, as described in the accompanying Prospectus Supplement. In addition, if a form of credit enhancement covers more than one class of Notes, Noteholders of any of that class will be subject to the risk that credit enhancement will be exhausted by the claims of Noteholders of other classes.
     Reserve Account.  If provided in the accompanying Prospectus Supplement, pursuant to the related Sale and Servicing Agreement, the Depositor or a third-party will establish for a series or class of Notes an account, as specified in the accompanying Prospectus Supplement, which may be designated as a “Reserve Account” or a “Subordination Spread Account” (for the purposes of this Prospectus, the “Reserve Account”), that will be maintained with the related Owner Trustee or Indenture Trustee, as applicable. The Reserve Account will be funded by an initial deposit by the Depositor or a third-party on the Closing Date in the amount set forth in the accompanying Prospectus Supplement (the “Reserve Account Initial Deposit”). To the extent provided in the accompanying Prospectus Supplement, the amount on deposit in the Reserve Account will be increased on each Distribution Date thereafter up to the Specified Reserve Account Balance (as defined in the accompanying Prospectus Supplement) by the deposit in the Reserve Account of the amount of collections on the related Receivables remaining on each Distribution Date after all specified payments on that date are made. The accompanying Prospectus Supplement will describe the circumstances and manner under which payments may be made out of the Reserve Account, either to holders of the Notes covered by that Prospectus Supplement or to the Depositor or a third-party. Monies on deposit in the Reserve Account may be invested in Eligible Investments under the circumstances and in the manner described in the related Sale and Servicing Agreement. Earnings on investment of funds in the Reserve Account in Eligible Investments will be paid to the Depositor on each Distribution Date. Any monies remaining on deposit in the Reserve Account upon the termination of the Issuing Entity also will be released to the Depositor.
Net Deposits
     As an administrative convenience, as long as specified conditions are satisfied, the Servicer will be permitted to make the deposit of collections, aggregate Advances and Administrative Purchase Payments for any Issuing Entity for or with respect to the related Collection Period net of payments to be made to the Servicer with respect to that Collection Period. The Servicer may cause to be made a single, net transfer from the Collection Account. The Servicer, however, will account to the Owner Trustee, any Indenture Trustee and the Noteholders with respect to each Issuing Entity as if all deposits, payments and transfers were made individually. If the related Distribution Dates are not the same for all classes of Notes, all distributions, deposits or other remittances made on a Distribution Date will be treated as having been distributed, deposited or remitted on the same Distribution Date for the applicable Collection Period for purposes of determining other amounts required to be distributed, deposited or otherwise remitted on a Distribution Date.
Evidence of Compliance
     So long as the Depositor is filing any reports with respect to the related Issuing Entity under the Securities Exchange Act of 1934, as amended:
•	the Servicer will be required to furnish to the related Issuing Entity and the Indenture Trustee any report or information required to facilitate compliance by the Issuing Entity with Subpart 229.1100 — Asset Backed Securities (Regulation AB), 17 C.F.R. §§ 229.1100-229.1123 (“Regulation AB”), as that regulation may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (January 7, 2005)) or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time; and

•	the Servicer will be required to cause a firm of independent registered public accountants to furnish to the related Issuing Entity and the Indenture Trustee an attestation report detailing the Servicer’s assessment of its compliance with the servicing criteria set forth in the relevant SEC regulations for asset-backed securities transactions, including Item 1122 of Regulation AB, as of and for the period ending the end of each fiscal year of the Issuing Entity, and the Servicer’s assessment report will identify any material instance of noncompliance.
     Each Sale and Servicing Agreement will also provide for delivery to the Indenture Trustee, related Owner Trustee and each Rating Agency, substantially simultaneously with the delivery of the accountants’ attestation report referred to above, a certificate signed by an officer of the Servicer stating that the Servicer has fulfilled its obligations under the Sale and Servicing Agreement throughout the preceding twelve months (or, in the case of the first certificate, from the Closing Date) in all material respects or, if there has been a default in the fulfillment of any obligation, describing each default. The Servicer has agreed to give each Indenture Trustee each Owner Trustee and each Rating Agency notice of specified Servicer Defaults under the related Sale and Servicing Agreement.
     Copies of such statements, certificates and reports may be obtained by the Noteholders by a request in writing addressed to the Indenture Trustee, as the case may be, at the related corporate trust office. So long as the Depositor is filing any reports with respect to the Issuing Entity under the Securities Exchange Act of 1934, as amended, an annual report of Form 10-K will be filed with the SEC within 90 days after the end of each fiscal year of the Issuing Entity. The annual report will contain the statements, certificates and reports disclosed above.
Servicer Resignation and Termination
     The Servicer may not resign from its obligations and duties under the related Sale and Servicing Agreement unless it determines that its duties thereunder are no longer permissible by reason of a change in applicable law. No such resignation will become effective until a successor servicer has assumed the Servicer’s obligations under the related Sale and Servicing Agreement.
     The rights and obligations of the Servicer under the related Sale and Servicing Agreement may be terminated following the occurrence and continuance of a Servicer Default, as described under “— Servicer Default” in this Prospectus.
Material Matters Regarding the Servicer
     Each Sale and Servicing Agreement will provide that NMAC may not resign from its obligations and duties as Servicer under that document, except upon NMAC’s determination that its performance of those duties is no longer permissible under applicable law. No resignation will become effective until the related Indenture Trustee or Owner Trustee, as applicable, or a successor servicer has assumed NMAC’s servicing obligations and duties under the related Sale and Servicing Agreement.

     Indemnification by and Limitation of Liability of the Servicer.  Each Sale and Servicing Agreement will further provide that neither the Servicer nor any of its directors, officers, employees or agents will be under any liability to the related Issuing Entity or the related Noteholders for taking any action or for refraining from taking any action pursuant to the related Sale and Servicing Agreement or for errors in judgment; except that neither the Servicer nor any person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the Servicer’s duties under that document or by reason of reckless disregard of its obligations and duties under that document. In addition, each Sale and Servicing Agreement will provide that the Servicer is not obligated to appear in, prosecute or defend any legal action that is not incidental to the Servicer’s servicing responsibilities under the related Sale and Servicing Agreement and that, in its opinion, may cause it to incur any expense or liability. The Servicer may, however, undertake any reasonable action that it may deem necessary or desirable in respect of the related Sale and Servicing Agreement, the rights and duties of the parties thereto and the interests of the Noteholders under the applicable agreement. In that event, the legal expenses and costs of that action and any liability resulting therefrom will be expenses, costs and liabilities of the Servicer, and the Servicer will not be entitled to be reimbursed therefor.
     The Servicer will indemnify the Owner Trustee and Indenture Trustee and their respective agents for any loss, liability, claim damage or expense that may be incurred by them as a result of any act or omission by the Servicer in connection with the performance of its duties under the Sale and Servicing Agreement, but only to the extent such liability arose out of the Servicer’s negligence, willful misconduct, bad faith or recklessness.
     Merger or Consolidation of Servicer.  Any entity into which the Servicer or the Depositor may be merged or consolidated, or any entity resulting from any merger, conversion or consolidation to which the Servicer or the Depositor, as applicable, is a party, or any entity succeeding to the business of the Servicer or the Depositor, as applicable, or any corporation, more than 50% of the voting stock of which is owned, directly or indirectly, by Nissan, which assumes the obligations of the Servicer or the Depositor, as applicable, will be the successor of the Servicer or the Depositor, as applicable, under each Sale and Servicing Agreement. For as long as NMAC is the Servicer, it may at any time subcontract substantially all of its duties as servicer under any Sale and Servicing Agreement to any corporation more than 50% of the voting stock of which is owned, directly or indirectly, by Nissan, and the Servicer may at any time perform specific duties as servicer through other subcontractors.
Servicer Default
     “Servicer Default” under each Sale and Servicing Agreement will consist of the following:
1.	any failure by the Servicer (or the Depositor, so long as NMAC is the Servicer) to deliver to the applicable Owner Trustee or Indenture Trustee for deposit in any related Account any required payment or to direct the applicable Owner Trustee or Indenture Trustee to make any required distributions from that Account, if that failure continues unremedied for three Business Days after (a) receipt by the Servicer (or the Depositor, so long as NMAC is the Servicer) of written notice of the failure given by the applicable Trustee or Indenture Trustee, (b) receipt by the Servicer (or the Depositor, so long as NMAC is the Servicer) and the applicable Trustee or Indenture Trustee of written notice of the failure given by the holders of Notes or Certificates evidencing not less than 25% in principal amount of those outstanding Notes or Certificates; or (c) discovery of that failure by any officer of the Servicer;

2.	any failure by the Servicer (or the Depositor, as long as NMAC is the Servicer) to duly observe or perform in any material respect any other covenants or agreements of the Servicer (or the Depositor, as long as NMAC is the Servicer) set forth in the related Sale and Servicing Agreement, if that failure materially and adversely affects the rights of the Noteholders of the related series, and when that failure continues unremedied for 90 days after the giving of written notice of the failure to (a) the Servicer (or the Depositor, so long as NMAC is the Servicer) by the applicable Owner Trustee or Indenture Trustee, or (b) the Servicer (or the Depositor, so long as NMAC is the Servicer) and the applicable Owner Trustee and Indenture Trustee by the holders of Notes or Certificates of the related series evidencing not less than 25% in principal amount of those outstanding Notes or Certificates; and

3.	the occurrence of events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings with respect to the Servicer indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations (any of these events with respect to any person being an “Insolvency Event”).
Rights Upon Servicer Default
     Until the Notes are paid in full, for as long as a Servicer Default under a Sale and Servicing Agreement remains unremedied, the related Indenture Trustee or holders of Notes of the related series evidencing a majority of the principal amount of those Notes then outstanding (or relevant class or classes of Notes of such series), acting together as a single class, may terminate all the rights and obligations of the Servicer under that Sale and Servicing Agreement. When this happens, the Indenture Trustee or a successor servicer appointed by that Indenture Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under that Sale and Servicing Agreement and will be entitled to similar compensation arrangements.
     However, if a bankruptcy trustee or similar official has been appointed for the Servicer, and no Servicer Default other than the appointment of a bankruptcy trustee or similar official has occurred, that bankruptcy trustee or official may have the power to prevent that Indenture Trustee or those Noteholders from effecting a transfer of servicing as described above. If that Indenture Trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor servicer with a net worth of at least $100,000,000 and whose regular business includes the servicing of automobile receivables. The related Indenture Trustee, or any person appointed as successor servicer, will be the successor in all respects to the predecessor Servicer under the related Sale and Servicing Agreement and all references in the related Sale and Servicing Agreement to the Servicer shall apply to that successor servicer. The related Indenture Trustee may make arrangements for compensation to be paid, but the compensation for the successor servicer may not be greater than the Base Servicing Fee under the related Sale and Servicing Agreement. Notwithstanding termination, the Servicer will be entitled to payment of specified amounts payable to it prior to the termination for services it rendered prior to the termination.
Waiver of Past Defaults
     The holders of Notes of the related series evidencing a majority of the principal amount of the then outstanding Notes of the related series (or relevant class or classes of Notes of such series), or if a Servicer Default does not adversely affect the related Indenture Trustee or the related Noteholders or arises once the Notes having been paid in full, the holders of Certificates of that series may, on behalf of all those Noteholders or Certificateholders, waive any default by the Servicer in the performance of its obligations under the related Sale and Servicing Agreement and its consequences, except a Servicer Default in making any required deposits to the related Collection Account in accordance with that Sale and Servicing Agreement. No waiver will impair those Noteholders’ or Certificateholders’ rights with respect to subsequent defaults.
Amendment
     A Sale and Servicing Agreement may be amended by the parties thereto, with the consent of the Indenture Trustee if the Notes have not been paid in full, but without the consent of the related Noteholders:
1.	to cure any ambiguity, correct or supplement any provision in the related Sale and Servicing Agreement that may be inconsistent with any other provision in that agreement, or make any other provisions with respect to matters or questions arising under that agreement that are not inconsistent with the provisions of that agreement; provided that (i) the amendment will not materially and adversely affect the interest of any Noteholder, and (ii) the Servicer has delivered an officer’s certificate stating that such amendment will not materially and adversely affect the interest of any Noteholder; and

2.	to (A) change the formula for determining the required amount for the related Reserve Account, if any, or (B) add a supplemental required amount for the related Reserve Account, if any, and amend the Sale and Servicing Agreement to require payments and distributions to the Reserve Account up to an amount equal to the sum of the required amount and such supplemental required amount immediately as described in the Sale and Servicing Agreement upon (i) confirmation from the rating agencies rating the Notes as described in the accompanying Prospectus Supplement, and (ii) delivery by the Servicer to the Indenture Trustee and the Owner Trustee of an officer’s certificate stating that such amendment will not materially and adversely affect the interests of any Noteholder.
     An amendment will be deemed not to materially and adversely affect the interests of any Noteholder of any class if (a) the amendment does not adversely affect the Issuing Entity’s status as a partnership for federal income tax purposes, (b) each rating agency then rating the related Notes confirms that that amendment will not result in a reduction or withdrawal of its rating on the Notes of that class, and (c) the Servicer shall have delivered an officer’s certificate stating that such amendment will not materially and adversely affect the interest of any Noteholder.
     A Sale and Servicing Agreement may also be amended by the parties thereto, with the consent of the Indenture Trustee if the Notes have not been paid in full, and with the consent of:
1.	the holders of Notes evidencing a majority of the principal amount of the then-outstanding Notes, if any, of the related series (or relevant class or classes of Notes of such series); or

2.	in the case of any amendment that does not adversely affect the related Indenture Trustee or the related Noteholders, the holders of the Certificates of that series, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Sale and Servicing Agreement or of modifying in any manner the rights of those Noteholders.
     No amendment, however, shall:
     (x) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the related Receivables or distributions that are required to be made for the benefit of those Noteholders or change the interest rate or the Pass Through Rate or the required amount in the related Reserve Account (except as described above) without the consent of each of the “adversely affected” Noteholders; or
     (y) reduce the aforesaid percentage of the principal amount of the then outstanding Notes of that series which is required to consent to any amendment, without the consent of the holders of all the then outstanding Notes of each affected class.
     An amendment referred to in clause (x) above will be deemed not to “adversely affect” a Noteholder of any class only if each rating agency then rating the related Notes confirms that that amendment will not result in a reduction or withdrawal of its rating on the Notes of that class. In connection with any amendment referred to in clause (x) above, the Servicer shall deliver an officer’s certificate to the Indenture Trustee and the Trustee stating that the Noteholders whose consents were not obtained were not adversely affected by the amendment.
     No amendment will be effective which materially and adversely affects the rights of the Swap Counterparty under the applicable Hedge Agreement without the consent of the Swap Counterparty, provided, that the Swap Counterparty will be deemed to have given its consent to such amendment if it does not object in writing within 10 business days after receipt of a written request for its consent to that amendment.
     No amendment to change the formula for determining the required amount for the related Reserve Account, if any, or to add a supplemental required amount for the related Reserve Account will be effective which materially and adversely affects the rights of any Certificateholder without the consent of each Certificateholder, provided, that the Certificateholder will be deemed to have given its consent to such amendment if it does not object in writing within 10 business days after receipt of a written request for its consent to that amendment.

List of Noteholders
     Three or more holders of the Notes of any class in a series or one or more holders of those Notes of that class evidencing not less than 25% of the aggregate principal amount of those Notes then outstanding may, by written request to the related Indenture Trustee, obtain access to the list of all Noteholders maintained by that Indenture Trustee for the purpose of communicating with other Noteholders with respect to their rights under the related Indenture or under those Notes. If stated in the accompanying Prospectus Supplement, an Indenture Trustee may elect not to afford the requesting Noteholders access to the list of Noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting Noteholders, to all Noteholders of that series.
     The Indenture Trustee or the Owner Trustee, as the case may be, will provide to the Servicer within 15 days after receipt of a written request from the Servicer, a list of the names of all Noteholders, as the case may be, of record as of the most recent applicable record date.
     No Sale and Servicing Agreement will provide for the holding of annual or other meetings of Noteholders.
Insolvency Event
     Each Trust Agreement will provide that the related Owner Trustee does not have the power to commence a voluntary proceeding in bankruptcy with respect to the related Issuing Entity without the prior approval of the Certificateholders of that Issuing Entity and the delivery to that Owner Trustee by the Certificateholders of a certificate certifying that the Certificateholders reasonably believe that the Issuing Entity is insolvent.
Payment of Notes
     Upon the payment in full of all outstanding Notes of a given series and the satisfaction and discharge of the related Indenture, the related Owner Trustee will succeed to all the rights of the Indenture Trustee, and the Certificateholders of that series will succeed to all the rights of the Noteholders of that series, under the related Sale and Servicing Agreement, except as otherwise provided in the Sale and Servicing Agreement.
Termination
     The respective obligations of the Depositor, the Servicer, NMAC (so long as NMAC has rights or obligations under the related Sale and Servicing Agreement), the related Owner Trustee and the related Indenture Trustee, as the case may be, pursuant to a Sale and Servicing Agreement will terminate upon the earliest of:
1.	the maturity or other liquidation of the last Receivable and the disposition of any amounts received upon liquidation of any remaining Receivables; or

2.	the election by the Servicer or the Depositor to purchase the corpus of the Issuing Entity as described below, and the payment to Noteholders and the Swap Counterparty of all amounts required to be paid to them pursuant to the related agreement.
     The relevant Trustee will give written notice of termination to each Noteholder of record. The final distribution to any Noteholder will be made only upon surrender and cancellation of that holder’s Note at any office or agency of the Trustee specified in the notice of termination. Any funds remaining in the Issuing Entity, after the Trustee has taken measures to locate a Noteholder set forth in the related Sale and Servicing Agreement and those measures have failed, will be distributed, subject to applicable law, as provided in the Indenture or the Trust Agreement, as applicable.
     In order to avoid excessive administrative expense, the Servicer will have the option to purchase from each Issuing Entity, as of the end of any applicable Collection Period, if the then-outstanding Pool Balance with respect to the Receivables held by that Issuing Entity is at or below a specified percentage set forth in the accompanying Prospectus Supplement of the Pool Balance as of the related Cut-off Date, the corpus of the Issuing Entity at a price equal to the aggregate Administrative Purchase Payments for the Receivables (including Receivables that became Defaulted Receivables in the Collection Period preceding the Distribution Date on which that purchase is effected) plus the appraised value of any other property held as part of the Issuing Entity (less liquidation expenses); provided, however, that such price will at least be equal to or greater than the sum of the unpaid principal amount of the Notes plus accrued and unpaid interest on those Notes plus all amounts owing to the Swap Counterparty under the related Hedge Agreement. The related Trustee will give written notice of termination to each Noteholder.
     Upon termination of any Issuing Entity, the assets of that Issuing Entity will be liquidated and the proceeds therefrom (and amounts held in related Accounts) will be applied to pay the Notes and the Certificates of the related series in full, to the extent of amounts available.
     As more fully described in the accompanying Prospectus Supplement, any outstanding Notes of the related series will be redeemed concurrently with any of the events specified above, and the subsequent payment to the related Certificateholders of all amounts required to be paid to them pursuant to the applicable Trust Agreement will effect early retirement of the Certificates of that series.
Administration Agreement
     General
     NMAC, in its capacity as administrator for each series of Notes (the “Administrator”), will enter into an agreement (as amended and supplemented from time to time, an “Administration Agreement”) with the related Issuing Entity, the related Owner Trustee and the related Indenture Trustee pursuant to which the Administrator will agree, to the extent provided in that Administration Agreement, to perform the administrative obligations required to be performed by the related Issuing Entity or the relevant Trustee under the Indenture and the Trust Agreement. As compensation for the performance of the Administrator’s obligations under the Administration Agreement and as reimbursement for its expenses related thereto, the Administrator will be entitled to receive a monthly administration fee in an amount that will be set forth in the applicable Prospectus Supplement (the “Administrative Fee”), which fee will be solely an obligation of the Servicer. The Administrator will pay the fees and expenses of the related Indenture Trustee of each related Issuing Entity. The Administration Agreement will be governed by the laws of the State of New York.
     Amendment
     The Administration Agreement may be amended with the written consent of the Owner Trustee but without the consent of the Noteholders or the Certificateholders for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Administration Agreement; provided, that such amendment will not, as evidenced by an opinion of counsel satisfactory to the Indenture Trustee, materially and adversely affect the interest of any Noteholder or Certificateholder. The Administration Agreement may also be amended with the written consent of the Owner Trustee and (a) in the case of any amendment that does not adversely affect the Indenture Trustee or the Noteholders, Certificateholders evidencing at least a majority of the aggregate outstanding principal amount of the Certificates; or (b) Noteholders evidencing at least a majority of the aggregate outstanding principal amount of Notes of the related series voting as a single class, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Administration Agreement or for the purpose of modifying in any manner the rights of Noteholders or Certificateholders that are not covered by the immediately preceding sentence. No amendment will be effective which materially and adversely affects the rights of the Swap Counterparty under the applicable Hedge Agreement without the consent of the Swap Counterparty, provided, that the Swap Counterparty will be deemed to have given its consent to such amendment if it does not object in writing within 10 business days after receipt of a written request for its consent to that amendment.
THE HEDGE AGREEMENT
     An Issuing Entity may enter into a swap agreement or a cap agreement (each a “Hedge Agreement”) with NMAC or an unaffiliated third-party (in the case of a swap, the “Swap Counterparty”) or, in the case of an cap agreement, the “Cap Provider”) in order to reduce its exposure to currency and/or interest rate risks. “Hedge

Counterparty” means either a Swap Counterparty or a Cap Provider. The provisions of the Hedge Agreement will be described in the related Prospectus Supplement.
Payments Under the Hedge Agreement
     In general, in respect of each Hedge Agreement on each Distribution Date, the Issuing Entity will be obligated to pay the Swap Counterparty a per annum fixed rate payment based on a specified fixed rate times the notional amount of such Hedge Agreement and the Swap Counterparty will be obligated to pay a per annum floating rate payment based on LIBOR times the same notional amount. Payments due by each of the Issuing Entity and the Swap Counterparty under the Hedge Agreement (other than swap termination payments) will be exchanged on a net basis and will be aggregated such that the net payments due under the Hedge Agreement for any Distribution Date will result in a single net swap payment or net swap receipt for such Distribution Date.
Defaults Under Hedge Agreement
     Events of default under the Hedge Agreement will include among other things: (i) the failure to make payments due under the Hedge Agreement, (ii) the occurrence of certain bankruptcy events of the Issuing Entity or certain bankruptcy or insolvency events of the Swap Counterparty; and (iii) certain other standard events of default including misrepresentation and merger by the Swap Counterparty without assumption of its obligations under the Hedge Agreement, all as further specified in the related Prospectus Supplement.
Termination Events
     Termination events under the Hedge Agreement may include, among other things, (i) illegality of the transactions contemplated by the Hedge Agreement, (ii) acceleration of the notes, (iii) certain tax events, (iv) a merger or consolidation of the Swap Counterparty into an entity with materially weaker creditworthiness, and (v) failure of the Swap Counterparty to maintain its credit rating at certain levels, all as further specified in the related Prospectus Supplement.
Early Termination of Hedge Agreement
     Upon the occurrence of any event of default or termination event specified in the Hedge Agreement, the non-defaulting or non-affected party may elect to terminate the Hedge Agreement. If a Hedge Agreement is terminated due to an event of default or a termination event, a termination payment under the Hedge Agreement may be due to the Swap Counterparty by the Issuing Entity or may be due to the Issuing Entity by the Swap Counterparty.
MISCELLANEOUS PROVISIONS OF THE BASIC DOCUMENTS
Bankruptcy Provisions
     Each of the parties to the Basic Documents, and each Noteholder, by accepting the Note or a beneficial interest in the related Notes, will covenant and agree that it will not file, or join in the filing of, or cooperate with or encourage others to file against the Depositor and the Issuing Entity of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceeding under any federal or state bankruptcy or similar law.
     The term “Basic Documents” refers to each Indenture, each Trust Agreement, each Purchase Agreement, each Certificate of Trust, each Sale and Servicing Agreement, each Yield Supplement Agreement, each Administration Agreement, each Hedge Agreement (if any), and each Securities Account Control Agreement for the related Issuing Entity.

Notes Owned by the Issuing Entity, the Depositor, the Servicer and their Affiliates
     In general, except as otherwise described in this Prospectus and the Basic Documents, any Notes owned by the Issuing Entity, the Depositor, the Servicer (so long as NMAC or one of its affiliates is the Servicer) or any of their respective affiliates will be entitled to benefits under the Basic Documents equally and proportionately to the benefits afforded other owners of the Notes. See “The Issuing Entities — Formation,” “Description of the Trust Agreement — Restrictions on Actions by the Owner Trustee,” “— Resignation and Removal of the Owner Trustee,” “Description of the Transfer and Servicing Agreements — Servicer Default” and “Miscellaneous Provisions of the Basic Documents” in this Prospectus.
Fees and Expenses
     The Servicer/Administrator.  As more fully described under “Description of the Transfer and Servicing Agreements — Servicing Compensation” in this Prospectus, as compensation for the servicing of the Receivables and administering the distribution of funds in respect thereof, the Servicer will be entitled to receive the Base Servicing Fee on each Distribution Date, together with reimbursement of fees and expenses and any late payment fees now or later in effect or similar charges paid with respect to the Receivables.
     The Servicer will pay all expenses incurred by it in the performance of its duties under the Sale and Servicing Agreement, including fees and disbursements of independent accountants, taxes imposed on the Servicer and expenses incurred in connection with distributions and reports to the Trustees. The Servicer will pay the fees and expenses of the Trustees, and each paying agent.
     The Indenture Trustee.  As more fully described under “Description of the Indenture — Compensation and Indemnity” in this Prospectus, the Servicer will pay the Indenture Trustee compensation for its services and reimburse it for its reasonable expenses relating thereto.
     The Owner Trustee and Paying Agent.  The Servicer will pay the Owner Trustee and each paying agent such fees as have been agreed upon among the Depositor, the Servicer and the Owner Trustee or the paying agent, and will reimburse the Owner Trustee and each paying agent for their reasonable expenses. The Servicer will not be entitled to be reimbursed from the Issuing Entity’s Estate for the payment of such expenses.
MATERIAL LEGAL ASPECTS OF THE RECEIVABLES
General
     The transfer of the Receivables to the applicable trustee, the perfection of the security interests in the Receivables and the enforcement of rights to realize on the Financed Vehicles as collateral for the Receivables are subject to a number of federal and state laws, including the Uniform Commercial Code (the “UCC”) as in effect in various states.
Security Interests
     General.  In states in which retail installment contracts such as the Receivables evidence the credit sale of automobiles or light-duty trucks by dealers to obligors, the contracts also constitute personal property security agreements and include grants of security interests in the vehicles under the applicable UCC. The Receivables are “tangible chattel paper” or “electronic chattel paper,” in each case as defined in the UCC or, in the case of Receivables originally originated as “electronic chattel paper” and modified via “tangible records,” as such term is used in the UCC, consist of a combination of “electronic records” and “tangible records,” as such terms are used in the UCC (such Receivables consisting of a combination of “electronic records” and “tangible records” are herein called “Hybrid Chattel Paper”). Under the UCC, for most purposes, a sale of chattel paper is treated in a manner similar to a transaction creating a security interest in chattel paper.
     Perfection.  The Servicer, the Depositor and the Issuing Entity will take the following actions to perfect the rights of the applicable trustee in the Receivables. Pursuant to each Sale and Servicing Agreement, the Depositor and each Issuing Entity will designate the Servicer as custodian, directly or indirectly through subservicers (a) to maintain possession as that Issuing Entity’s agent tangible records constituting or forming a part of related retail installment contracts and any other tangible records relating to the Receivables (including amendments to electronic chattel paper that are evidenced in tangible form), or (b) control as that Issuing Entity’s agent over the electronic records constituting or forming a part of retail installment contracts and any other electronic records relating to the Receivables. To assure uniform quality in servicing both the Receivables and the Servicer’s own portfolio of automobile and light-duty truck installment contracts, as well as to facilitate servicing and to reduce administrative costs, any documents evidencing the Receivables will not be physically segregated from other automobile and light-duty truck installment contracts of the Servicer, or those which the Servicer services for others, or marked to reflect the transfer to the related Issuing Entity as long as NMAC is servicing the Receivables. However, UCC financing statements reflecting the sale and assignment of the Receivables by NMAC to the Depositor and by the Depositor to the applicable Issuing Entity will be filed, and the respective accounting records and computer files of NMAC and the Depositor will reflect that sale and assignment. Because the Receivables that are evidenced by tangible chattel paper will remain in the Servicer’s possession and will not be stamped or otherwise marked to reflect the assignment to the applicable trustee, if a subsequent purchaser were able to take physical possession of the Receivables without knowledge of the assignment, the Issuing Entity’s interest in the Receivables could be defeated. Similarly, the Issuing Entity’s interest in Receivables that constitute electronic chattel paper could be defeated if a subsequent purchaser were able to obtain control of the Receivables without knowledge of the assignment. In addition, in some cases, the applicable trustee’s security interest in collections that have been received by the Servicer but not yet remitted to the related Collection Account could be defeated.
     Perfection of security interests in financed automobiles and/or light-duty trucks is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In most states, a security interest in an automobile or light-duty truck is perfected by obtaining possession of the certificate of title to the vehicle or notation of the secured party’s lien on the vehicle’s certificate of title.
     The retail installment contracts acquired by NMAC from Dealers will be assigned to NMAC. NMAC also takes all actions necessary under the laws of the state in which the related Financed Vehicle is located to perfect its security interest in that Financed Vehicle, including, where applicable, having a notation of its lien recorded on the related certificate of title or with the Department of Motor Vehicles and, where permitted by law, obtaining possession of that certificate of title. Because NMAC continues to service the contracts as Servicer under the Sale and Servicing Agreement, the Obligors on the contracts will not be notified of the sale from NMAC to the Depositor or the sale from the Depositor to the related Issuing Entity.
     Pursuant to the related Purchase Agreement, NMAC will sell and assign its security interest in the Financed Vehicles to the Depositor and, with respect to each Issuing Entity, pursuant to the related Sale and Servicing Agreement, the Depositor will assign its security interest in the Financed Vehicles to that Issuing Entity. However, because of the administrative burden and expense, none of NMAC, the Depositor or the related trustee will amend any certificate of title to identify that Issuing Entity as the new secured party on that certificate of title relating to a Financed Vehicle. However, UCC financing statements with respect to the transfer to the Depositor of NMAC’s security interest in the Financed Vehicles and the transfer to the applicable trustee of the Depositor’s security interest in the Financed Vehicles will be filed with the appropriate governmental authorities. In addition, as stated above, the Servicer will continue to hold any certificates of title relating to the Financed Vehicles in its possession as custodian for that Issuing Entity pursuant to the related Sale and Servicing Agreement.
     In most states, an assignment of contracts and interests in vehicles such as that under each Purchase Agreement or each Sale and Servicing Agreement is an effective conveyance of a security interest without amendment of any lien noted on a vehicle’s certificate of title, and the assignee succeeds to the assignor’s rights as secured party. Although re-registration of the vehicle is not necessary to convey a perfected security interest in the Financed Vehicles to the Issuing Entity, because the Issuing Entity will not be listed as lienholder on the certificates of title, the security interest of that Issuing Entity in the vehicle could be defeated through fraud or negligence. In those states, in the absence of fraud or forgery by the vehicle owner or the Servicer or administrative error by state or local agencies, the notation of NMAC’s lien on the certificates of title will be sufficient to protect that Issuing Entity against the rights of subsequent purchasers of a Financed Vehicle or subsequent lenders who take a security interest in a Financed Vehicle. In each Purchase Agreement, NMAC will represent and warrant, and in each Sale and Servicing Agreement, the Depositor will represent and warrant, that it has taken all action necessary to obtain a perfected security interest in each Financed Vehicle. If there are any Financed Vehicles for which NMAC failed to obtain and assign to the Depositor a perfected security interest, the security interest of the Depositor would be subordinate to, among others, subsequent purchasers of the Financed Vehicles and holders of perfected security interests in the Financed Vehicles. To the extent that failure has a material and adverse effect on the Issuing Entity’s interest in the related Receivables, however, it would constitute a breach of the warranties of NMAC under the related Purchase Agreement or the Depositor under the related Sale and Servicing Agreement. Accordingly, pursuant to the related Sale and Servicing Agreement, the Depositor would be required to repurchase the related Receivable from the Issuing Entity and, pursuant to the related Purchase Agreement, NMAC would be required to purchase that Receivable from the Depositor, in each case unless the breach was cured. Pursuant to each Sale and Servicing Agreement, the Depositor will assign to the related Issuing Entity its rights to cause NMAC to purchase that Receivable under the related Purchase Agreement. See “Description of the Transfer and Servicing Agreements — Sale and Assignment of Receivables” and “Risk Factors — Interests of other persons in the receivables and financed vehicles could be superior to the issuing entity’s interest, which may result in reduced payments on your notes” in this Prospectus.
     Continuity of Perfection.  Under the laws of most states, the perfected security interest in a vehicle would continue for up to four months after the vehicle is moved to a state that is different from the one in which it is initially registered and the owner thereof re-registers the vehicle in the new state. A majority of states generally require surrender of a certificate of title to re-register a vehicle. In those states (such as California) that require a secured party to hold possession of the certificate of title to maintain perfection of the security interest, the secured party would learn of the re-registration through the request from the obligor under the related installment contract to surrender possession of the certificate of title. In the case of vehicles registered in states providing for the notation of a lien on the certificate of title but not possession by the secured party (such as Texas), the secured party would receive notice of surrender from the state of re-registration if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to re-perfect its security interest in the vehicle in the state of relocation. However, these procedural safeguards will not protect the secured party if through fraud, forgery or administrative error, the debtor somehow procures a new certificate of title that does not list the secured party’s lien. Additionally, in states that do not require a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. In the ordinary course of servicing the Receivables, NMAC will take steps to effect re-perfection upon receipt of notice of re-registration or information from the Obligor as to relocation. Similarly, when an Obligor sells a Financed Vehicle, NMAC must surrender possession of the certificate of title or will receive notice as a result of its lien noted on the certificate of title and accordingly will have an opportunity to require satisfaction of the related Receivable before release of the lien. Under each Sale and Servicing Agreement, the Servicer will be obligated to take appropriate steps, including the monitoring of any third-party engaged to provide title administration services, at the Servicer’s expense, to maintain perfection of security interests in the Financed Vehicles and will be obligated to purchase the related Receivable if it fails to do so and that failure has a material and adverse effect on the Issuing Entity’s interest in the Receivable.
     Priority of Liens Arising by Operation of Law.  Under the laws of most states (including California), liens for repairs performed on a motor vehicle and liens for unpaid taxes take priority over even a perfected security interest in a financed vehicle. The Code also grants priority to specified federal tax liens over the lien of a secured party. The laws of some states and federal law permit the confiscation of vehicles by governmental authorities under some circumstances if used in unlawful activities, which may result in the loss of a secured party’s perfected security interest in the confiscated vehicle. See “— Forfeiture for Drug, RICO and Money Laundering Violations” in this Prospectus. NMAC will represent and warrant to the Depositor in each Purchase Agreement, and the Depositor will represent and warrant to the Issuing Entity in each Sale and Servicing Agreement, that, as of the related Closing Date, each security interest in a Financed Vehicle is prior to all other present liens (other than tax liens and other liens that arise by operation of law) upon and security interests in that Financed Vehicle. However, liens for repairs or taxes could arise, or the confiscation of a Financed Vehicle could occur, at any time during the term of a Receivable. No notice will be given to the Owner Trustee, any Indenture Trustee, any Noteholders in respect of a given Issuing Entity if a lien arises or confiscation occurs that would not give rise to the Depositor’s repurchase obligation under the related Sale and Servicing Agreement or NMAC’s repurchase obligation under the related Purchase Agreement.

Repossession
     In the event of default by an obligor, the holder of the related retail installment contract has all the remedies of a secured party under the UCC, except where specifically limited by other state laws. Among the UCC remedies, the secured party has the right to perform repossession by self-help means, unless it would constitute a breach of the peace or is otherwise limited by applicable state law. Unless a vehicle financed by NMAC is voluntarily surrendered, self-help repossession is the method employed by NMAC in most states and is accomplished simply by retaking possession of the financed vehicle. In cases where an obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and that vehicle must then be recovered in accordance with that order. In some jurisdictions, the secured party is required to notify that obligor of the default and the intent to repossess the collateral and to give that obligor a time period within which to cure the default prior to repossession. In some states, an obligor has the right to reinstate its contract and recover the collateral by paying the delinquent installments and other amounts due.
Notice of Sale; Redemption Rights
     In the event of default by an obligor under a retail installment contract, some jurisdictions require that the obligor be notified of the default and be given a time period within which to cure the default prior to repossession. Generally, this right of cure may only be exercised on a limited number of occasions during the term of the related contract.
     The UCC and other state laws require the secured party to provide an obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. In most states, an obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation, accrued interest on the obligation plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys’ fees. In some states, an obligor has the right to redeem the collateral prior to actual sale by payment of delinquent installments or the unpaid balance.
Deficiency Judgments and Excess Proceeds
     The proceeds of resale of the vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit those judgments. In addition to the notice requirement described above, the UCC requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be “commercially reasonable.” Generally, courts have held that when a sale is not “commercially reasonable,” the secured party loses its right to a deficiency judgment. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or be uncollectible. In addition, the UCC permits the obligor or other interested party to recover for any loss caused by noncompliance with the provisions of the UCC. Also, prior to a sale, the UCC permits the obligor or other interested person to prohibit the secured party from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the “default” provisions under the UCC.
     Occasionally, after resale of a repossessed vehicle and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a subordinate lien with respect to that vehicle or if no lienholder exists, the UCC requires the creditor to remit the surplus to the obligor.
Material Bankruptcy Considerations
     In structuring the transactions contemplated by this Prospectus, the Depositor has taken steps that are intended to make it unlikely that the voluntary or involuntary application for relief by NMAC or its parent, NNA, under the United States Bankruptcy Code or similar applicable state laws (collectively, “Insolvency Laws”) will result in consolidation of the assets and liabilities of the Depositor with those of NMAC or NNA. These steps include the creation of the Depositor as a wholly-owned, limited purpose subsidiary pursuant to articles of incorporation and bylaws containing limitations (including restrictions on the nature of the Depositor’s business and on its ability to commence a voluntary case or proceeding under any Insolvency Law without the unanimous affirmative vote of all of its directors).
     However, delays in payments on a series of Notes and possible reductions in the amount of those payments could occur if:
1.	a court were to conclude that the assets and liabilities of the Depositor should be consolidated with those of NMAC or NNA in the event of the application of applicable Insolvency Laws to NMAC or NNA, as the case may be;

2.	a filing were made under any Insolvency Law by or against the Depositor or the related Issuing Entity; or

3.	an attempt were made to litigate any of the foregoing issues.
     On the Closing Date, Mayer Brown LLP will give an opinion to the effect that, based on a reasoned analysis of analogous case law (although there is no precedent based on directly similar facts), and, subject to facts, assumptions and qualifications specified in the opinion and applying the principles set forth in the opinion, in the event of a voluntary or involuntary bankruptcy case in respect of NMAC under Title 11 of the United States Bankruptcy Code at a time when NMAC was insolvent, the property of the Depositor would not properly be substantively consolidated with the property of the estate of NMAC. Among other things, that opinion will assume that each of the Depositor and NMAC will follow specified procedures in the conduct of its affairs, including maintaining records and books of account separate from those of the other, refraining from commingling its assets with those of the other, and refraining from holding itself out as having agreed to pay, or being liable for, the debts of the other. The Depositor and NMAC intend to follow these and other procedures related to maintaining their separate corporate identities. However, there can be no assurance that a court would not conclude that the assets and liabilities of the Depositor should be consolidated with those of NMAC.
     NMAC will warrant in each Purchase Agreement that the sale of the related Receivables by it to the Depositor is a valid sale. Notwithstanding the foregoing, if NMAC were to become a debtor in a bankruptcy case, a court could take the position that the sale of Receivables to the Depositor should instead be treated as a pledge of those Receivables to secure a borrowing of NMAC. In addition, if the transfer of Receivables to the Depositor is treated as a pledge instead of a sale, a tax or government lien on the property of NMAC arising before the transfer of a Receivable to the Depositor may have priority over the Depositor’s interest in that Receivable. In addition, while NMAC is the Servicer, cash collections on the Receivables may be commingled with the funds of NMAC and, in the event of that bankruptcy of NMAC, the Issuing Entity may not have a perfected interest in those collections.
     NMAC and the Depositor will treat the transactions described in this Prospectus as a sale of the Receivables to the Depositor, so that the automatic stay provisions of the United States Bankruptcy Code should not apply to the Receivables if NMAC were to become a debtor in a bankruptcy case.
Consumer Protection Laws
     Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board’s Regulations B and Z, the Gramm-Leach-Bliley Act, the Servicemembers Civil Relief Act (the “Relief Act”), the Texas Credit Title, state adoptions of the National Consumer Act and of the Uniform Consumer Credit Code, and state motor vehicle retail installment sales acts and other similar laws. Many states have adopted “lemon laws” that provide redress to consumers who purchase a vehicle that remains out of compliance with its manufacturer’s warranty after a specified number of attempts to correct a problem or a specified time period. Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee’s ability to enforce consumer finance contracts such as the Receivables.
     With respect to used vehicles, the Federal Trade Commission’s Rule on Sale of Used Vehicles (the “FTC Rule”) requires all sellers of used vehicles to prepare, complete and display a “Buyers’ Guide” which explains the warranty coverage for such vehicles. The Federal Magnuson-Moss Warranty Act and state lemon laws may impose further obligations on motor vehicle dealers. Holders of the Receivables may have liability or claims and defenses under those statutes, the FTC Rule and similar state statutes.
     The so-called “Holder-in-Due-Course” Rule of the Federal Trade Commission (the “HDC Rule”), the provisions of which are generally duplicated by the Uniform Consumer Credit Code, other statutes or the common law in some states, has the effect of subjecting a seller (and specified creditors and their assignees) in a consumer credit transaction to all claims and defenses that the obligor in the transaction could assert against the seller of the goods. Liability under the HDC Rule is limited to the amounts paid by the obligor under the contract, and the holder of the Receivable may also be unable to collect any balance remaining due under that contract from the obligor.
     Most of the Receivables will be subject to the requirements of the HDC Rule. Accordingly, each Issuing Entity, as holder of the related Receivables, will be subject to any claims or defenses that the purchaser of the applicable Financed Vehicle may assert against the seller of the related Financed Vehicle. For each Obligor, these claims are limited to a maximum liability equal to the amounts paid by the Obligor on the related Receivable. Under most state motor vehicle dealer licensing laws, sellers of motor vehicles are required to be licensed to sell motor vehicles at retail sale. Furthermore, federal odometer regulations promulgated under the Motor Vehicle Information and Cost Savings Act require that all sellers of new and used vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer reading. If the seller is not properly licensed or if a written odometer disclosure statement was not provided to the purchaser of the related Financed Vehicle, an Obligor may be able to assert a defense against the seller of the vehicle. If an Obligor were successful in asserting any of those claims or defenses, that claim or defense would constitute a breach of the Depositor’s representations and warranties under the related Sale and Servicing Agreement and a breach of NMAC’s warranties under the related Purchase Agreement and would, if the breach materially and adversely affects the Receivable or the interests of the Noteholders, create an obligation of the Depositor and NMAC, respectively, to repurchase the Receivable unless the breach is cured. See “Description of the Transfer and Servicing Agreements — Sale and Assignment of Receivables” in this Prospectus.
     Courts have applied general equitable principles to secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.
     In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to borrowers.
     NMAC and the Depositor will represent and warrant under each Purchase Agreement and each Sale and Servicing Agreement that each Receivable complies with all requirements of law in all material respects. Accordingly, if an Obligor has a claim against an Issuing Entity for violation of any law and that claim materially and adversely affects that Issuing Entity’s interest in a Receivable, that violation would constitute a breach of the representations and warranties of NMAC under the Purchase Agreement and the Depositor under the related Sale and Servicing Agreement and would create an obligation of NMAC and the Depositor to repurchase the Receivable unless the breach is cured. See “Description of the Transfer and Servicing Agreements — Sale and Assignment of Receivables” in this Prospectus.

Forfeiture for Drug, RICO and Money Laundering Violations
     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States. The offenses that can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA PATRIOT Act of 2001 and the regulations issued pursuant to that Act and the regulations issued by the U.S. Treasury Department’s Office of Foreign Assets Control, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.
Other Limitations
     In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing a vehicle and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the vehicle at the time of bankruptcy (as determined by the court), leaving the creditor as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.
     Under the terms of the Relief Act, an Obligor who enters the military service (including members of the Army, Navy, Air Force, Marines, National Guard, and officers of the National Oceanic and Atmospheric Administration and U.S. Public Health Service assigned to duty with the military) after the origination of that Obligor’s Receivable (including an Obligor who is a member of the National Guard or is in reserve status at the time of the origination of the Obligor’s Receivable and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of that Obligor’s active duty status after a request for relief by the Obligor. The Relief Act provides for extension of payments during a period of service upon request of the Obligor. Interest at a rate in excess of 6% that would have been incurred but for the Relief Act is forgiven. It is possible that the foregoing could have an effect on the ability of the Servicer to collect the full amount of interest owing on some of the Receivables. In addition, the Relief Act and the laws of some states, including California, New York and New Jersey, impose limitations that would impair the ability of the Servicer to repossess the released Financed Vehicle during the Obligor’s period of active duty status and, under certain circumstances, during an additional period thereafter. Thus, if that Receivable goes into default, there may be delays and losses occasioned by the inability to exercise the Issuing Entity’s rights with respect to the Receivable and the related Financed Vehicle in a timely fashion.
     Any shortfall pursuant to either of the two preceding paragraphs, to the extent not covered by amounts payable to the Noteholders from amounts on deposit in the related Reserve Account or from coverage provided under any other credit enhancement mechanism, could result in losses to the Noteholders.
MATERIAL FEDERAL INCOME TAX CONSEQUENCES
     The following general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Notes of any series, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of tax counsel to each Issuing Entity with respect to the related series on the material matters associated with those consequences, subject to the qualifications set forth in this Prospectus. “Tax Counsel” with respect to each Issuing Entity will be Mayer Brown LLP. The summary does not purport to deal with federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules. For example, it does not discuss the tax treatment of investors that are insurance companies, regulated investment companies or dealers in securities. Moreover, there are no cases or Internal Revenue Service (“IRS”) rulings on similar transactions involving debt interests issued by a Issuing Entity with terms similar to those of the Notes. As a result, the IRS may disagree with all or a part of the discussion below. It is suggested that prospective investors consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Notes.

     The following summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations promulgated under the Code and judicial or ruling authority, all of which are subject to change, which change may be retroactive. Each Issuing Entity will be provided with an opinion of Tax Counsel regarding the federal income tax matters discussed below. An opinion of Tax Counsel, however, is not binding on the IRS or the courts. No ruling on any of the issues discussed below will be sought from the IRS. For purposes of the following summary, references to the Issuing Entity, the Notes, parties and documents shall be deemed to refer to each Issuing Entity and the Notes, parties and documents applicable to that Issuing Entity.
Tax Treatment of Issuing Entity
     Unless disclosed otherwise in the related Prospectus Supplement, Tax Counsel will provide an opinion (based on such assumptions, representations and limitations as are set forth therein) that the Issuing Entity will not be classified as an association or publicly traded partnership taxable as a corporation for federal income tax purposes. As discussed above, any such opinion is not binding on the IRS or the courts. If a court were to determine, contrary to the opinion of Tax Counsel, that an Issuing Entity were taxable as a corporation, such Issuing Entity would be taxable on its net income with the result that its ability to make payments of principal and interest with respect to the Notes could be adversely affected.
Tax Consequences to Owners of the Notes
     Treatment of the Notes as Indebtedness.  The Depositor and any Noteholders will agree, and the beneficial owners of the Notes (the “Note Owners”) will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Tax Counsel will, except as otherwise provided in the related Prospectus Supplement, deliver its opinion that the Notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the Notes is correct.
     Stated Interest.  Unless disclosed otherwise in the related Prospectus Supplement, stated interest on the Notes will be taxable as ordinary income for federal income tax purposes when received or accrued in accordance with a Note Owner’s method of tax accounting.
     Original Issue Discount.  A Note will be treated as issued with original issue discount (“OID”) if the excess of its “stated redemption price at maturity” over its issue price equals or exceeds a de minimis amount equal to 1/4 of 1 percent of its stated redemption price at maturity multiplied by the number of complete years based on the anticipated weighted average life of the Note to its maturity. It is expected that the Notes will be issued with de minimis OID. Generally, the issue price of a Note should be the first price at which a substantial amount of the Notes included in the issue of which the Note is a part is sold to other than bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. The stated redemption price at maturity of a Note is expected to equal the principal amount of the related note. Any amount not treated as OID because it is de minimis OID must be included in income (generally as gain from the sale of such note) as principal payments are received on the related Notes in the proportion that each such payment bears to the original principal amount of such note.
     If the Notes were treated as issued with OID, a Note Owner would be required to include OID in income before the receipt of cash attributable to such income using the constant-yield method. The amount of OID includible in income is the sum of the daily portions of OID with respect to the related Note for each day during the taxable year or portion of the taxable year in which the Note Owner holds such note. The amount of OID includible in income by a Note Owner would be computed by allocating to each day during a taxable year a pro rata portion of the OID that accrued during the relevant Accrual Period.
     Such OID would generally equal the product of the yield to maturity of the related Note (adjusted for the length of the Accrual Period) and its adjusted issue price at the beginning of the Accrual Period, reduced by any payments of “qualified stated interest.” Accrual Periods with respect to a Note may be any set of periods (which may be of varying lengths) selected by the Note Owner as long as (i) no Accrual Period is longer than one year and (ii) each scheduled payment of interest or principal on the Note occurs on either the final or first day of an Accrual Period.

     The adjusted issue price of a Note will be the sum of its issue price plus prior accruals of OID, reduced by the total payments made with respect to such Note in all prior periods, other than “qualified stated interest payments.” Qualified stated interest payments are interest payments on the Notes that are unconditionally payable at least annually at a single fixed rate applied to the outstanding principal amount of the obligation.
     Market Discount.  The Notes, whether or not issued with OID, will be subject to the “market discount rules” of Section 1276 of the Code. In general, these rules provide that if the Note Owner purchases a Note at a market discount (that is, a discount from its stated redemption price at maturity (which is generally the stated principal amount) or if the related Notes were issued with OID, its original issue price (as adjusted for accrued original issue discount, that exceeds a de minimis amount specified in the Code)) and thereafter (a) recognizes gain upon a disposition, or (b) receives payments of principal, the lesser of (i) such gain or principal payment or (ii) the accrued market discount, will be taxed as ordinary interest income. Generally, the accrued market discount will be the total market discount on the related Note multiplied by a fraction, the numerator of which is the number of days the Note Owner held such Note and the denominator of which is the number of days from the date the Note Owner acquired such Note until its maturity date. The Note Owner may elect, however, to determine accrued market discount under the constant-yield method.
     Limitations imposed by the Code which are intended to match deductions with the taxation of income may defer deductions for interest on indebtedness incurred or continued, or short-sale expenses incurred, to purchase or carry a Note with accrued market discount. A Note Owner may elect to include market discount in gross income as it accrues and, if such Note Owner makes such an election, it is exempt from this rule. Any such election will apply to all debt instruments acquired by the taxpayer on or after the first day of the first taxable year to which such election applies. The adjusted basis of a Note subject to such election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a sale or taxable disposition.
     Total Accrual Election.  A Note Owner may elect to include in gross income all interest that accrues on a Note using the constant-yield method described above under the heading “— Original Issue Discount,” with modifications described below. For purposes of this election, interest includes stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium (described below under “— Amortizable Bond Premium”) or acquisition premium.
     In applying the constant-yield method to a Note with respect to which this election has been made, the issue price of the Note will equal the electing Note Owner’s adjusted basis in the Note immediately after its acquisition, the issue date of the Note will be the date of its acquisition by the electing Note Owner, and no payments on the Note will be treated as payments of qualified stated interest. This election will generally apply only to the Note with respect to which it is made and may not be revoked without the consent of the IRS. Note Owners should consult with their own advisers as to the effect in their circumstances of making this election.
     Amortizable Bond Premium.  In general, if a Note Owner purchases a Note at a premium (that is, an amount in excess of the amount payable upon the maturity thereof), such Note Owner will be considered to have purchased such Note with “amortizable bond premium” equal to the amount of such excess. Such Note Owner may elect to amortize such bond premium as an offset to interest income and not as a separate deduction item as it accrues under a constant-yield method over the remaining term of the Note. Such Note Owner’s tax basis in the Note will be reduced by the amount of the amortized bond premium. Any such election shall apply to all debt instruments (other than instruments the interest on which is excludible from gross income) held by the Note Owner at the beginning of the first taxable year for which the election applies or thereafter acquired and is irrevocable without the consent of the IRS. Bond premium on a Note held by a Note Owner who does not elect to amortize the premium will decrease the gain or increase the loss otherwise recognized on the disposition of the Note.
     Short Term Debt.  An owner of a Note, which has a fixed maturity date not more than one year from the issue date, will generally not be required to include OID income on the Note as it accrues. However, the foregoing rule may not apply if such owner holds the instrument as part of a hedging transaction, or as a stripped bond or stripped coupon or if the holder is:
1.	an accrual method taxpayer;

2.	a bank;

3.	a broker or dealer that holds the Note as inventory;

4.	a regulated investment company or common trust fund; or

5.	the beneficial owner of specified pass-through entities specified in the Code.
     An owner of a Note who is not required to include OID income on the Note as it accrues will instead include the OID accrued on the Note in gross income as principal is paid thereon, at maturity and upon a sale or exchange of the Note. Such owner would be required to defer deductions for any interest expense on an obligation incurred to purchase or carry the Note to the extent it exceeds the sum of any interest income and OID accrued on such Note. However, the owner may elect to include OID in income as it accrues on all obligations having a maturity of one year or less held by the owner in that taxable year or thereafter, in which case the deferral rule of the preceding sentence will not apply. For purposes of this paragraph, OID accrues on a Note on a straight-line basis, unless the owner irrevocably elects, under Treasury regulations, to apply a constant interest method, using the owner’s yield to maturity and daily compounding.
     Sale or Other Disposition.  If a Note Owner sells a Note, the Note Owner will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the Note Owner’s adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Note Owner will equal the Note Owner’s cost for the Note, increased by any market discount, acquisition discount, OID and gain previously included in income by that Note Owner with respect to the Note and decreased by the amount of bond premium, if any, previously amortized and by the amount of payments of principal and OID previously received by that Note Owner with respect to the Note. Any gain or loss, and any gain or loss recognized on a prepayment of the Notes, will be capital gain or loss if the Note was held as a capital asset (except for gain representing accrued interest and income), and will be long-term or short-term depending on whether the Note has been owned for the long-term capital gain holding period (currently, more than one year). Capital losses generally may be used only to offset capital gains.
     Foreign Owners.  Interest paid (or accrued) to a Note Owner who is not a U.S. Person (a “Foreign Owner”) generally will be considered “portfolio interest,” and generally will not be subject to United States federal income tax and withholding tax if the interest is not effectively connected with the conduct of a trade or business within the United States by the Foreign Owner and
1.	the Foreign Owner is not actually or constructively a “10 percent shareholder” of the Issuing Entity or the Depositor (including a holder of 10% of the outstanding Certificates) or a “controlled foreign corporation” with respect to which the Issuing Entity or the Depositor is a “related person” within the meaning of the Code;

2.	the Foreign Owner is not a bank receiving interest described in Section 881(c)(3)(A) of the Code;

3.	the interest is not contingent interest described in Section 871(h)(4) of the Code; and

4.	the Foreign Owner does not bear specified relationships to any Certificate Owner.
     To qualify for the exemption from taxation, the Foreign Owner must provide the applicable Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement (on Form W-8BEN or a similar form), signed under penalties of perjury, certifying that the Note Owner is a Foreign Owner and providing the Foreign Owner’s name and address. If a Note is held through a securities clearing organization or other financial institution, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN or substitute form provided by the Foreign Owner and the Foreign Owner must notify the financial institution acting on its behalf of any changes to the information on the Form W-8BEN (or substitute form) within 30 days of that change. If interest paid to a Foreign Owner is not considered portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty. In order to claim the benefit of any applicable tax treaty, the Foreign Owner must provide the applicable Trustee or other person who is required to withhold U.S. tax with respect to the Notes with an appropriate statement (on Form W-8BEN or a similar form), signed under penalties of perjury, certifying that the Foreign Owner is entitled to benefits under the treaty.
     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a Foreign Owner will be exempt from United States federal income and withholding tax, provided that (1) that gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Owner and (2) in the case of an individual Foreign Owner, the Foreign Owner is not present in the United States for 183 days or more during the taxable year of disposition.
     As used in this Prospectus, a “U.S. Person” means:
1.	a citizen or resident of the United States;

2.	a corporation or a partnership organized in or under the laws of the United States or any political subdivision thereof;

3.	an estate, the foreign-source income of which is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

4.	a trust if (a) a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust or (b) such trust is eligible to and has elected to be treated as a domestic trust pursuant to the Code, despite not meeting the requirements described in clause (a).
     Backup Withholding.  Each Note Owner (other than an exempt Note Owner such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate (on Form W-9) providing the Note Owner’s name, address, correct federal taxpayer identification number and a statement that the Note Owner is not subject to backup withholding. Should a nonexempt Note Owner fail to provide the required certification, the related Issuing Entity will be required to withhold 28% of the amount otherwise payable to the Note Owner, and remit the withheld amount to the IRS as a credit against the Note Owner’s federal income tax liability.
     Possible Alternative Treatments of the Notes.  If, contrary to the opinion of Tax Counsel, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the related Issuing Entity. If so treated, the related Issuing Entity might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on Notes recharacterized as equity). Alternatively, and most likely in the view of Tax Counsel, the related Issuing Entity might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet specified qualifying income tests. Nonetheless, treatment of the Notes as equity interests in a publicly traded partnership could have adverse tax consequences to some Note Owners. For example, income to some tax-exempt entities (including pension funds) may be “unrelated business taxable income,” income to Foreign Owners may be subject to U.S. tax and cause Foreign Owners to be subject to U.S. tax return filing and withholding requirements, and individual Note Owners might be subject to some limitations on their ability to deduct their share of trust expenses.
State and Local Tax Considerations
     The above discussion does not address the tax treatment of any Issuing Entity, Notes, or Note Owners under any state or local tax laws. The activities to be undertaken by the Servicer in servicing and collecting the Receivables will take place throughout the United States and, therefore, many different state and local tax regimes potentially apply to different portions of these transactions. Prospective investors are urged to consult with their tax advisors regarding the state and local tax treatment of any Issuing Entity as well as any state and local tax consequences for them of purchasing, holding and disposing of Notes.
     The federal and state tax discussions set forth above are included for general information only and may not be applicable depending upon your particular tax situation. It is suggested that you consult your tax advisor with respect to the tax consequences to you of the purchase, ownership and disposition of Notes and Certificates, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.
ERISA CONSIDERATIONS
     Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Code prohibit pension, profit-sharing or other employee benefit plans, as well as individual retirement accounts, Keogh plans and other plans subject to Section 4975 of the Code, as well as entities deemed to hold “plan assets” of any of the foregoing under the Plan Assets Regulation (each, a “Benefit Plan”) from engaging in certain transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to such Benefit Plan. A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons or the fiduciaries of the Benefit Plan. In addition, Title I of ERISA also requires fiduciaries of a Benefit Plan subject to ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents.
     Certain transactions involving the Issuing Entity might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchased Notes if assets of the Issuing Entity were deemed to be assets of the Benefit Plan. Under a regulation issued by the United States Department of Labor, as modified by Section 3(42) of ERISA (the “Plan Assets Regulation”), the assets of the Issuing Entity would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an “equity interest” in the Issuing Entity and none of the exceptions to plan assets treatment contained in the Plan Assets Regulation would be applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, assuming the Notes constitute debt for local law purposes, the Issuing Entity believes that, at the time of their issuance, the Notes should not be treated as an equity interest in the Issuing Entity for purposes of the Plan Assets Regulation. This determination is based in part upon the traditional debt features of the Notes, including the reasonable expectation of purchasers of Notes that the Notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. The debt treatment of the Notes for ERISA purposes could change if the Issuing Entity incurs losses. This risk of recharacterization is enhanced for Notes that are subordinated to other classes of securities.
     However, without regard to whether the Notes are treated as an equity interest for purposes of the Plan Assets Regulation, the acquisition or holding of Notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the Issuing Entity, the Servicer, the Sponsor, the Administrator, the Owner Trustee, the Depositor, the Indenture Trustee, any Swap Counterparty or Cap Provider or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. Certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of Notes by a Benefit Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire such Notes. Included among these exemptions are: Prohibited Transaction Class Exemption (“PTCE”) 96-23, regarding transactions effected by certain “in-house asset managers”; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts; and PTCE 84-14, regarding transactions effected by independent “qualified professional asset managers.” In addition to the class exemptions listed above, the Pension Protection Act of 2006 provides a statutory exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code for prohibited transactions between a Benefit Plan and a person or entity that is a party in interest to such Benefit Plan solely by reason of providing services to the Benefit Plan (other than a party in interest that is a fiduciary, or its affiliate, that has or exercises discretionary authority or control or renders investment advice with respect to the assets of the Benefit Plan involved in the transaction), provided that there is adequate consideration for the transaction. There can be no assurance that any of these exemptions, or any other exemption, will be available with respect to any particular transaction involving the Notes, and prospective purchasers that are Benefit Plans should consult with their advisors regarding the applicability of any such exemption.
     By acquiring a Note, each purchaser and transferee will be deemed to represent, warrant and covenant that either (i) it is not acquiring the Note (or any interest therein) with the assets of a Benefit Plan or any other employee benefit plan that is subject to a law that is similar to the fiduciary or prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code or (ii) the acquisition, holding and disposition of the Note will not give rise to a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or any similar applicable law.
     Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Governmental plans, however, may be subject to applicable law that is substantially similar to the fiduciary responsibility or prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code.
     A Benefit Plan fiduciary considering the purchase of notes should consult its legal advisors regarding whether the assets of the Issuing Entity would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.
UNDERWRITING
     On the terms and conditions set forth in an underwriting agreement with respect to the Notes of a given series (the “Underwriting Agreement”), the Depositor will agree to cause the related Issuing Entity to sell to the underwriters named in the Underwriting Agreement and in the accompanying Prospectus Supplement, and each of those underwriters will severally agree to purchase, the principal amount of each class of Notes of the related series set forth in the Underwriting Agreement and in the accompanying Prospectus Supplement.
     In the Underwriting Agreement with respect to any given series of Notes, the several underwriters will agree, subject to the terms and conditions set forth in the Underwriting Agreement, to purchase all the Notes described in the Underwriting Agreement which are offered by this Prospectus and by the accompanying Prospectus Supplement if any of those Notes are purchased.
     Each Prospectus Supplement will either (1) set forth the price at which each class of Notes being offered by that Prospectus Supplement will be offered to the public and any concessions that may be offered to some dealers participating in the offering of those Notes or (2) specify that the related Notes are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of that sale. After the initial public offering of those Notes, those public offering prices and those concessions may be changed.
     The Underwriting Agreement will provide that NMAC and the Depositor will indemnify the underwriters against specified civil liabilities, including liabilities under the Securities Act, or contribute to payments the several underwriters may be required to make in respect thereof.
     Each Issuing Entity may, from time to time, invest the funds in its Accounts in Eligible Investments acquired from the underwriters or from the Depositor. Pursuant to the Underwriting Agreement with respect to a given series of Notes, the closing of the sale of any class of Notes subject to that Underwriting Agreement will be conditioned on the closing of the sale of all other classes of Notes of that series.
     The place and time of delivery for the Notes in respect of which this Prospectus is delivered will be set forth in the accompanying Prospectus Supplement.
     One of the underwriters, or its affiliate, may be the Swap Counterparty or the Cap Provider.

LEGAL OPINIONS
     Certain legal matters relating to the Notes of any series and federal income tax and other matters will be passed upon for the related Issuing Entity, the Depositor and the Servicer by the general counsel of the Servicer, Mayer Brown LLP and Richards, Layton & Finger. In addition, certain matters relating to the issuance of the Notes will be passed upon for the Underwriters by Orrick, Herrington & Sutcliffe LLP.

INDEX OF TERMS

10 percent shareholder	74
30/360	33
account	28
Accounts	51
Actual/360	33
Actual/Actual	33
Administration Agreement	63
Administrative Fee	63
Administrative Purchase Payment	53
Administrative Receivable	53
Administrator	63
Advance	54
APR	21
Asset-Backed Securitization	28
banking organization	37
Base Servicing Fee	54
Basic Documents	64
Beneficial Owner	37
Benefit Plan	76
Business Day	33
Calculation Agent	34
Cap Provider	63
Cede	1, 36
Certificateholder	47
Certificates	32
class	31, 32
clearing agency	37
clearing corporation	37
Clearstream Banking Luxembourg	36
Clearstream Banking Participants	38
Closing Date	21
Code	72
Collection Account	51
Collection Period	53
Cooperative	39
Cut-off Date	20
Dealer Agreements	20
Dealer Recourse	21
Dealers	20
Defaulted Receivable	54
Definitive Notes	39
Depositaries	36
Depositor	20
Depositor Interests	25
Direct Participants	37
Distribution Date	56
DTC	31
DTC Participants	31
DTCC	37
Eligible Investments	51
EMCC	37
ERISA	76
Euroclear	36, 39
Euroclear Operator	36, 39
Euroclear Participants	39
Events of Default	40
FICO Score	22
Financed Vehicles	20
Fitch	44
Fixed Rate Notes	32
Floating Rate Notes	32
floorplan receivables	28
Foreign Owner	74
FTC Rule	70
GSCC	37
HDC Rule	70
Hedge Agreement	63
Hedge Counterparty	63
Holder-in-Due-Course	70
Hybrid Chattel Paper	65
Indenture	25
Indenture Trustee	24
Indirect Participants	37
Insolvency Event	60
Insolvency Laws	69
Interest Determination Date	34
Interest Period	34
Interest Reset Date	32
Interest Reset Period	32
IRS	71
Issuing Entity	20
LIBOR	32, 34
LIBOR Bloomberg	35
London Business Day	33
MBSCC	37
Moody’s	44
NALL	29
NARC II	20
NCCD	23
Near-new	20
New	20
Nissan	26
NMAC	20
NNA	26
Nonrecoverable Advance	54
Note Factor	30
Note Owners	72
Note Pool Factor	30
Noteholder	31
Notes	20
NSCC	37
NWRC II	28
Obligors	20
OID	72
Optional Purchase	48
Owner Trustee	24

Plan Assets Regulation	76
Pool Balance	55
portfolio interest	74
prepayments	30
Principal Balance	55
Prospectus Supplement	20
PTCE	76
Public ABS Transaction	53
Purchase Agreement	50
Receivables	20
Receivables Pool	20
Regulation AB	58
Related Documents	43
Relief Act	69
Required Deposit Rating	52
Required Rate	56
Required Yield Supplement Amount	56
Reserve Account	57
Reserve Account Initial Deposit	57
retail receivable	28
Sale and Servicing Agreement	25
Schedule of Receivables	50
SEC	1
Securities Act	28
Servicer	21
Servicer Default	59
Servicing Rate	54
Spread	32
Spread Multiplier	32
Standard & Poor’s	37
Strip Notes	31
Subordination Spread Account	57
Supplemental Servicing Fee	55
Swap Counterparty	63
Tax Counsel	71
Term Extension	24
Terms and Conditions	39
TIA	44
Total Servicing Fee	55
Transfer and Servicing Agreements	50
Trust Agreement	20
U.S. Person	75
UCC	65
Underwriting Agreement	77
Warranty Purchase Payment	51
Warranty Receivable	51
weighted average life	30
Yield Supplement Account	56
Yield Supplement Agreement	56
Yield Supplement Deposit	56

$1,369,522,000
NISSAN AUTO RECEIVABLES
2009-A OWNER TRUST
$357,000,000 Asset-Backed Notes, Class A-1
$323,000,000 Asset-Backed Notes, Class A-2a & Class A-2b
$493,000,000 Asset-Backed Notes, Class A-3a & Class A-3b
$196,522,000 Asset-Backed Notes, Class A-4a & Class A-4b
Nissan Auto Receivables Corporation II,
Depositor
Nissan Motor Acceptance Corporation,
Servicer/Sponsor

PROSPECTUS SUPPLEMENT

Underwriters
Banc of America Securities LLC
J.P. Morgan
Citi
Deutsche Bank Securities
HSBC
RBS Greenwich Capital
Société Générale Corporate & Investment Banking

Dealer Prospectus Delivery Obligation. Until June  , 2009, which is ninety days following the date of this Prospectus Supplement, all dealers that effect transactions in these notes, whether or not participating in the offering, may be required to deliver a Prospectus Supplement and Prospectus, such delivery obligation generally may be satisfied through the filing of the Prospectus Supplement and Prospectus with the Securities and Exchange Commission. This is in addition to the dealers’ obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.